As filed with the Securities and Exchange Commission on May 3, 1994

                                                      Registration No. 33-_____
================================================================================
                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                          FORM S-4
                   Registration Statement Under the Securities Act of 1933

                                FOURTH FINANCIAL CORPORATION
                   (Exact name of registrant as specified in its charter)

                                KANSAS                 48-0761683
               (State or other jurisdiction         (I.R.S. Employer Identi-
                     of incorporation)                  fication Number)

                                            6021
                  (Primary Standard Industrial Classification Code Number)

                                     100 North Broadway
                                    Wichita, Kansas 67202
                                        316/292-5339
                    (Address, Including ZIP Code, and Telephone Number,
              Including Area Code, of Registrant's Principal Executive Offices)

                                      WILLIAM J. RAINEY
                                Fourth Financial Corporation
                            Post Office Box 4, 100 North Broadway
                                    Wichita, Kansas 67201
                                        316/292-5339
                  (Name, Address, Including ZIP Code, and Telephone Number,
                         Including Area Code, of Agent for Service)

                                         COPIES TO:
    BENJAMIN C. LANGEL             WILLIAM P. TRENKLE, JR.
    Foulston & Siefkin             Mangan, Dalton, Trenkle, Rebein & Doll, Chtd.
    700 Fourth Financial Center    208 West Spruce
    Wichita, Kansas 67202          Dodge City, Kansas 67801-4425

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


                               CALCULATION OF REGISTRATION FEE

============================================================================================================
Title of each class         Amount to be        Proposed maximum       Proposed maximum       Amount of reg-
of securities to be         registered (1)      offering price         aggregate offering      istration fee
registered                                      per unit (2)           price (2)
____________________________________________________________________________________________________________
Common Stock,               662,220 shares      $14.56                 $9,639,591.20          $3,324
$5 Par Value

============================================================================================================

(1)  Estimated maximum number of shares to be issued.
(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule
     457(f) based on the book value at December 31, 1993 of the common stock to be received by Registrant in the mergers.

                                             ------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                      FOURTH FINANCIAL CORPORATION
                                          Cross Reference Sheet
                                Required by Item 501(b) of Regulation S-K



Item in                                                         Location or Heading
Form S-4        Caption                                         in Prospectus
- --------        -------                                         -------------------
  1.            Forepart of Registration State-
                ment and Outside Front Cover Page
                of Prospectus   . . . . . . . . . . . . . . .    Cover Page

  2.            Inside Front and Outside Back Cover
                Pages of Prospectus   . . . . . . . . . . . .    Inside Front Cover Page

  3.            Risk Factors, Ratio of Earnings
                to Fixed Charges and Other Infor-
                mation  . . . . . . . . . . . . . . . . . . .    Summary

  4.            Terms of the Transaction  . . . . . . . . . .    The Agreement and Proposed
                                                                 Mergers

  5.            Pro Forma Financial Information . . . . . . .    Pro Forma Financial
                                                                 Statements

  6.            Material Contacts with the Company
                Being Acquired  . . . . . . . . . . . . . . .    The Agreement and Proposed
                                                                 Mergers -- Background of the
                                                                 Mergers, -- Recommendation
                                                                 of the Boards of Directors;
                                                                 Reasons for the Mergers,
                                                                 -- Interests of Mr. Harding
                                                                 in the Mergers, --
                                                                 Management after the Mergers

  7.            Additional Information Required
                for Reoffering by Persons and
                Parties Deemed to be Underwriters . . . . . .    Not Applicable

  8.            Interests of Named Experts and
                Counsel   . . . . . . . . . . . . . . . . . .    Legal Matters; Experts;

  9.            Disclosure of Commission Position on
                Indemnification for Securities Act
                Liabilities   . . . . . . . . . . . . . . . .    Not Applicable

 10.            Information with Respect to S-3
                Registrants   . . . . . . . . . . . . . . . .    Information Concerning
                                                                 Fourth Financial; Financial
                                                                 Statements and Related
                                                                 Information
 11.            Incorporation of Certain Information
                by Reference  . . . . . . . . . . . . . . . .    Information Incorporated by
                                                                 Reference

 12.            Information with Respect to S-2 or
                S-3 Registrants   . . . . . . . . . . . . . .    Not Applicable

 13.            Incorporation of Certain Information
                by Reference  . . . . . . . . . . . . . . . .    Not Applicable

 14.            Information with Respect to
                Registrants Other Than S-3 or S-2
                Registrants   . . . . . . . . . . . . . . . .    Not Applicable

 15.            Information with Respect to S-3
                Companies   . . . . . . . . . . . . . . . . .    Not Applicable

 16.            Information with Respect to S-2
                or S-3 Companies  . . . . . . . . . . . . . .    Not Applicable

 17.            Information with Respect to Companies
                Other than S-3 or S-2 Companies . . . . . . .    Information Concerning First
                                                                 Dodge, First National and
                                                                 MBI; Market Prices of and
                                                                 Dividends on First Dodge
                                                                 Stock, First National Stock,
                                                                 MBI Common Stock, and Fourth
                                                                 Stock; Description of
                                                                 Capital Stock of First
                                                                 Dodge, First National, and
                                                                 MBI; The Special Meetings;
                                                                 Ownership of First Dodge,
                                                                 First National, and MBI
                                                                 Stock; Financial Statements
                                                                 and Related Information

 18.            Information if Proxies, Consents
                or Authorizations are to be
                Solicited . . . . . . . . . . . . . . . . . .    Cover Page; Summary; The
                                                                 Special Meetings;
                                                                 Information Incorporated by
                                                                 Reference; The Agreement and
                                                                 Proposed Mergers --
                                                                 Interests of Mr. Harding in
                                                                 the Mergers, --Appraisal
                                                                 Rights of Dissenting
                                                                 Stockholders, -- Expenses;
                                                                 Ownership of First Dodge,
                                                                 First National, and MBI
                                                                 Stock; Deadline for
                                                                 Submission of Fourth
                                                                 Financial Stockholders'
                                                                 Proposals for the 1995
                                                                 Annual Meeting of
                                                                 Stockholders

 19.            Information if Proxies, Consents
                or Authorizations are not to be
                Solicited or in an Exchange
                Offer   . . . . . . . . . . . . . . . . . . .    Not Applicable





                              First Dodge City Bancshares, Inc.
                                      619 Second Avenue
                                  Dodge City, Kansas 67801



May 16, 1994

Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of First Dodge City Bancshares, Inc. ("First Dodge") to be held at 619 Second Avenue, Dodge City, Kansas, on June 15, 1994, at 9:50 a.m., Central Daylight Savings Time.

        At the meeting, stockholders will be asked to approve and adopt an Agreement and Plan of Reorganization, dated as of February
2, 1994 (the "Agreement"), among First Dodge, First National
Bancshares of Dodge City, Inc., ("FNB"), Metro Bancshares, Inc.
("MBI"), Metro Bank of Broken Arrow, First National Bank and Trust
Company in Dodge City, the stockholders of First Dodge, and Fourth
Financial Corporation ("Fourth Financial"), and a related Agreement of Merger among First Dodge, FNB, MBI, and Fourth Financial (the
"Fourth Merger Agreement").  The Agreement and the Fourth Merger
Agreement provide for, among other things, the merger of First Dodge, FNB, and MBI into Fourth Financial (the "Fourth Merger"), and the conversion of each share of common stock of First Dodge into the right to receive 112.42 shares of common stock, par value $5 per share, of Fourth Financial ("Fourth Stock").

        The Board of Directors of First Dodge has carefully reviewed and considered the terms and conditions of the proposed Agreement and the Fourth Merger Agreement. THE BOARD OF DIRECTORS OF FIRST DODGE
HAS CONCLUDED THAT THE PROPOSED TRANSACTIONS ARE IN THE BEST
INTERESTS OF THE STOCKHOLDERS OF FIRST DODGE AND RECOMMENDS THAT
FIRST DODGE STOCKHOLDERS VOTE "FOR" THE AGREEMENT AND THE FOURTH
MERGER AGREEMENT.

        The accompanying Notice of Special Meeting of Stockholders and
Joint Proxy Statement-Prospectus and the accompanying Form 10-K of
Fourth Financial, contain a detailed description of these transactions and other important information relating to Fourth
Financial, First Dodge, and the combined companies.  If the Fourth
Merger becomes effective, stockholders will be instructed promptly as to the procedures to be followed in exchanging their stock certificates for certificates of Fourth Stock. Please do not send any certificates for your shares at this time.

        We urge you to review the enclosed materials carefully and to date, sign, and return to First Dodge the accompanying Proxy in the enclosed envelope as soon as possible so that your shares will be represented at the Special Meeting. Sending in your proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.


                                                           Sincerely,


                                                           /s/ John V. Harding

                                                           President







Metro Bancshares, Inc.
                                      619 Second Avenue
                                  Dodge City, Kansas 67801



May 16, 1994

Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Metro Bancshares, Inc. ("MBI") to be held at 619
Second Avenue, Dodge City, Kansas on June 15, 1994, at 11:00 a.m.,
Central Daylight Savings Time.

        At the meeting, stockholders will be asked to approve and adopt an Agreement and Plan of Reorganization, dated as of February
2, 1994 (the "Agreement"), among First Dodge City Bancshares,
Inc.("First Dodge"), First National Bancshares of Dodge City, Inc.
("FNB"), MBI, Metro Bank of Broken Arrow, First National Bank and
Trust Company in Dodge City, the stockholders of First Dodge, and
Fourth Financial Corporation ("Fourth Financial"), and a related
Agreement of Merger among First Dodge, FNB, MBI, and Fourth Financial
(the "Fourth Merger Agreement").  The Agreement and the Fourth Merger
Agreement provide for, among other things, the merger of First Dodge, FNB, and MBI into Fourth Financial (the "Fourth Merger"), and the conversion of each share of common stock of MBI not owned by First
Dodge into the right to receive 0.30 shares of common stock, par value $5 per share, of Fourth Financial ("Fourth Stock").

        The Board of Directors of MBI has carefully reviewed and considered the terms and conditions of the proposed Agreement and the Fourth Merger Agreement. THE BOARD OF DIRECTORS OF MBI HAS CONCLUDED
THAT THE PROPOSED TRANSACTIONS ARE IN THE BEST INTERESTS OF THE
STOCKHOLDERS OF MBI AND RECOMMENDS THAT MBI STOCKHOLDERS VOTE "FOR"
THE AGREEMENT AND THE FOURTH MERGER AGREEMENT.

        The accompanying Notice of Special Meeting of Stockholders and
Joint Proxy Statement-Prospectus and the accompanying Form 10-K of
Fourth Financial, contain a detailed description of these transactions and other important information relating to Fourth
Financial, MBI, and the combined companies. If the Fourth Merger becomes effective, stockholders will be instructed promptly as to the procedures to be followed in exchanging their stock certificates for certificates of Fourth Stock. Please do not send any certificates for your shares at this time.

        We urge you to review the enclosed materials carefully and to date, sign, and return to MBI the accompanying Proxy in the enclosed envelope as soon as possible so that your shares will be represented at the Special Meeting. Sending in your proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.


                                                           Sincerely,

                                                           /s/ John V. Harding

                                                           President







First National Bank and Trust Company in Dodge City
                                      619 Second Avenue
                                  Dodge City, Kansas 67801



May 16, 1994

Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of First National Bank and Trust Company in Dodge City
("First National") to be held at 619 Second Avenue, Dodge City,
Kansas, on June 15, 1994, at 10:00 a.m., Central Daylight Savings
Time.

        At the meeting, stockholders will be asked to approve and adopt an Agreement and Plan of Reorganization, dated as of February
2, 1994 (the "Agreement"), among First Dodge City Bancshares, Inc.
("First Dodge"), First National Bancshares of Dodge City, Inc., Metro
Bancshares, Inc., Metro Bank of Broken Arrow, First National, the stockholders of First Dodge, and Fourth Financial Corporation
("Fourth Financial"), and a related Agreement to Merge between First
National and BANK IV Kansas, National Association (the "BANK IV
Kansas Merger Agreement").  The Agreement and the Bank IV Kansas
Merger Agreement provide for, among other things, the merger of First
National into BANK IV Kansas, National Association (the "BANK IV
Kansas Merger"), and the conversion of each share of common stock of First National not owned by First National Bancshares of Dodge City,
Inc. into the right to receive 95.92 shares of common stock, par value $5 per share, of Fourth Financial ("Fourth Stock").

        The Board of Directors of First National has carefully reviewed and considered the terms and conditions of the proposed
Agreement and the BANK IV Kansas Merger Agreement.  THE BOARD OF
DIRECTORS OF FIRST NATIONAL HAS CONCLUDED THAT THE PROPOSED
TRANSACTIONS ARE IN THE BEST INTERESTS OF THE STOCKHOLDERS OF FIRST
NATIONAL AND RECOMMENDS THAT FIRST NATIONAL STOCKHOLDERS VOTE "FOR"
THE AGREEMENT AND THE BANK IV KANSAS MERGER AGREEMENT.

        The accompanying Notice of Special Meeting of Stockholders and
Joint Proxy Statement-Prospectus and the accompanying Form 10-K of
Fourth Financial, contain a detailed description of these transactions and other important information relating to Fourth
Financial, First National, and the combined companies.  If the BANK
IV Kansas Merger becomes effective, stockholders will be instructed promptly as to the procedures to be followed in exchanging their stock certificates for certificates of Fourth Stock. Please do not send any certificates for your shares at this time.

        We urge you to review the enclosed materials carefully and to date, sign, and return to First National the accompanying Proxy in the enclosed envelope as soon as possible so that your shares will be represented at the Special Meeting. Sending in your proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.


                                                           Sincerely,

                                                           /s/ John V. Harding

                                                           Chairman and Chief
                                                           Executive Officer






                              First Dodge City Bancshares, Inc.
                                      619 Second Avenue
                                  Dodge City, Kansas 67801

                          NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  To be Held June 15, 1994

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of First Dodge City Bancshares, Inc., a Kansas corporation ("First Dodge") will be held at 619 Second Avenue, Dodge
City, Kansas on June 15, 1994, at 9:50 a.m., Central Daylight Savings
Time, for the following purposes:

                1. To approve and adopt: an Agreement and Plan of Reorganization, dated as of February 2, 1994, (the
        "Agreement"), among First Dodge, First National Bancshares of
        Dodge City, Inc., ("FNB"), Metro Bancshares, Inc.("MBI"), Metro
        Bank of Broken Arrow, First National Bank and Trust Company in
        Dodge City, the stockholders of First Dodge, and Fourth
        Financial Corporation, a Kansas corporation ("Fourth
        Financial"); a related Agreement of Merger among First Dodge,
        FNB, MBI, and Fourth Financial (the "Fourth Merger Agreement");
        and the transactions contemplated by the Agreement and the Fourth Merger Agreement, all as more fully described below and in the attached Joint Proxy Statement-Prospectus; and

                2. To transact any other business that may properly come before the Special Meeting.

        As more fully described in the Agreement and the attached Joint
Proxy Statement-Prospectus, the Agreement and the Fourth Merger
Agreement, copies of which are attached as Annex I to the attached
Joint Proxy Statement-Prospectus, provide for, among other things,
(i) the merger of First Dodge, FNB, and MBI into Fourth Financial, and (ii) the conversion of each of the presently outstanding shares of common stock of First Dodge into the right to receive 112.42 shares of common stock, par value $5 per share, of Fourth Financial.

        In order to approve the Agreement and the Fourth Merger
Agreement, the affirmative vote of the holders of at least a majority of the issued and outstanding common stock of First Dodge is required.

        Only stockholders of record at the close of business on May 11, 1994, are entitled to notice of and to vote at the meeting.

        TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO
DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED
ENVELOPE AS SOON AS POSSIBLE. Sending in your proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.

        All stockholders are cordially invited to attend the meeting.



Dodge City, Kansas
May 16, 1994
                                        ---------------------------------------
                                         Thomas P. Shirley, Secretary





            PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

Metro Bancshares, Inc.
                                      619 Second Avenue
                                  Dodge City, Kansas 67801

                          NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  To be Held June 15, 1994

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Metro Bancshares, Inc., an Oklahoma corporation
("MBI") will be held at 619 Second Avenue, Dodge City, Kansas, on
June 15, 1994, at 11:00 a.m., Central Daylight Savings Time, for the following purposes:

                1. To approve and adopt: an Agreement and Plan of Reorganization, dated as of February 2, 1994, (the
        "Agreement"), among First Dodge City Bancshares, Inc. ("First
        Dodge"), First National Bancshares of Dodge City, Inc. ("FNB"),
        MBI, Metro Bank of Broken Arrow, First National Bank and Trust
        Company in Dodge City, the stockholders of First Dodge, and Fourth Financial Corporation, a Kansas corporation ("Fourth
        Financial"); a related Agreement of Merger among First Dodge,
        FNB, MBI, and Fourth Financial (the "Fourth Merger Agreement");
        and the transactions contemplated by the Agreement and the Fourth Merger Agreement, all as more fully described below and in the attached Joint Proxy Statement-Prospectus; and

                2. To transact any other business that may properly come before the Special Meeting.

        As more fully described in the Agreement and the attached Joint
Proxy Statement-Prospectus, the Agreement and the Fourth Merger
Agreement, copies of which are attached as Annex I to the attached
Joint Proxy Statement- Prospectus, provide for, among other things,
(i) the merger of First Dodge, FNB, and MBI into Fourth Financial, and (ii) the conversion of each of the presently outstanding shares of common stock of MBI not owned by First Dodge into the right to receive 0.30 shares of common stock, par value $5 per share, of Fourth Financial.

        In order to approve the Agreement and the Fourth Merger
Agreement, the affirmative vote of the holders of at least a majority of the issued and outstanding common stock of MBI is required.

        Only common stockholders of record at the close of business on May 11, 1994, are entitled to notice of and to vote at the meeting.

        TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO
DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED
ENVELOPE AS SOON AS POSSIBLE. Sending in your proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.

        All stockholders are cordially invited to attend the meeting.



Dodge City, Kansas
May 16, 1994
                                        ---------------------------------------
                                         Thomas P. Shirley, Secretary





            PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                     First National Bank and Trust Company in Dodge City
                                      619 Second Avenue
                                  Dodge City, Kansas 67801

                          NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  To be Held June 15, 1994

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of First National Bank and Trust Company in Dodge City, a national banking association ("First National") will be held at 619
Second Avenue, Dodge City, Kansas on June 15, 1994, at 10:00 a.m.,
Central Daylight Savings Time, for the following purposes:

                1. To approve and adopt: an Agreement and Plan of Reorganization, dated as of February 2, 1994, (the
        "Agreement"), among First Dodge City Bancshares, Inc. ("First
        Dodge"), First National Bancshares of Dodge City, Inc.,
        ("FNB"), Metro Bancshares, Inc., Metro Bank of Broken Arrow,
        First National, the stockholders of First Dodge, and Fourth
        Financial Corporation, a Kansas corporation ("Fourth
        Financial"); a related Agreement to Merge between First
        National and BANK IV Kansas, National Association ("BANK IV
        Kansas")(the "BANK IV Kansas Merger Agreement"); and the transactions contemplated by the Agreement and the BANK IV
        Kansas Merger Agreement, all as more fully described below and in the attached Joint Proxy Statement-Prospectus; and

                2. To transact any other business that may properly come before the Special Meeting.

        As more fully described in the Agreement and the attached Joint
Proxy Statement-Prospectus, the Agreement and the BANK IV Kansas
Merger Agreement, copies of which are attached as Annex I to the attached Joint Proxy Statement-Prospectus, provide for, among other things, (i) the merger of First National into BANK IV Kansas, and
(ii) the conversion of each of the presently outstanding shares of common stock of First National not owned by FNB into the right to receive 95.92 shares of common stock, par value $5 per share, of Fourth Financial.

        In order to approve the Agreement and the BANK IV Kansas Merger
Agreement, the affirmative vote of the holders of at least two-thirds of the issued and outstanding common stock of First National is required.

        Only stockholders of record at the close of business on May 11, 1994, are entitled to notice of and to vote at the meeting.

        TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO
DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED
ENVELOPE AS SOON AS POSSIBLE. Sending in your proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.

        All stockholders are cordially invited to attend the meeting.



Dodge City, Kansas
May 16, 1994
                                        ---------------------------------------
                                         Anna M. Schilling, Secretary





            PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                                         PROSPECTUS
                                       662,220 SHARES
                                FOURTH FINANCIAL CORPORATION
                                 Common Stock, $5 Par Value
                                    ____________________

                              FIRST DODGE CITY BANCSHARES, INC.
                                   METRO BANCSHARES, INC.
                     FIRST NATIONAL BANK AND TRUST COMPANY IN DODGE CITY
                                    JOINT PROXY STATEMENT

                This Joint Proxy Statement-Prospectus is being furnished in connection with the solicitation of proxies by the Boards of Directors of First Dodge City Bancshares, Inc., a Kansas corporation ("First
Dodge"), Metro Bancshares, Inc., an Oklahoma corporation ("MBI"), and
First National Bank and Trust Company in Dodge City, a national banking association ("First National"), in connection with special meetings of stockholders of First Dodge, MBI, and First National (collectively the
"Special Meetings") to be held on June 15, 1994, and all adjournments or postponements thereof.

                At the Special Meetings, the respective stockholders of First Dodge, MBI, and First National will be asked to consider and vote upon proposals to approve and adopt an Agreement and Plan of Reorganization, dated as of February 2, 1994, among First Dodge, MBI,
First National, First National Bancshares of Dodge City, Inc. ("FNB"),
Metro Bank of Broken Arrow, the stockholders of First Dodge, and Fourth
Financial Corporation, a Kansas corporation ("Fourth Financial") (as it may be amended, supplemented, or otherwise modified from time to time, the "Agreement"). The stockholders of First Dodge and MBI will also vote on a related merger agreement (the "Fourth Merger Agreement") pursuant to which First Dodge, FNB, and MBI would be merged into Fourth
Financial (the "Fourth Merger"), and the stockholders of First National will also vote on a related merger agreement (the "BANK IV Kansas
Merger Agreement") pursuant to which First National would be merged into BANK IV Kansas, National Association.

                A copy of the Agreement with Exhibits "A", "B", "C", "E", and "G" is attached to this Joint Proxy Statement-Prospectus as Annex
I. A copy of the BANK IV Kansas Merger Agreement is attached to the Agreement as Exhibit "A", and a copy of the Fourth Merger Agreement is attached to the Agreement as Exhibit "C".

                This Joint Proxy Statement-Prospectus also pertains to the aggregate of 662,220 shares of common stock, par value $5 per share
("Fourth Stock"), of Fourth Financial expected to be issued in connection with the Fourth Merger and the BANK IV Kansas Merger.

                Fourth Financial has filed a Registration Statement on Form
S-4 (including all exhibits and amendments thereto, the "Registration
Statement") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended, covering the shares of Fourth Stock to be issued in connection with the Fourth Merger and the BANK IV Kansas Merger. This Joint Proxy Statement-Prospectus constitutes both the Joint Proxy Statement of First Dodge, MBI, and
First National relating to the solicitation of proxies for use at the Special Meetings and the Fourth Financial Prospectus filed as part of the Registration Statement. All information contained herein with respect to Fourth Financial and its subsidiaries has been provided by Fourth Financial and all information herein with respect to First Dodge and its subsidiaries has been provided by First Dodge. See "Available
Information". This Joint Proxy Statement-Prospectus is first being sent to stockholders of First Dodge, MBI, and First National on or about May 16, 1994.

                The last reported sale price of Fourth Stock as reported on the NASDAQ National Market System on May 11, 1994, was $____ per share.
There is no reported trading market for the common stock of First
Dodge, MBI, or First National.

 THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT-
PROSPECTUS
HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED
 UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS.
 ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Joint Proxy Statement-Prospectus is May 12, 1994.



                No person is authorized to give any information or to make any representation not contained in this Joint Proxy
Statement-Prospectus in connection with the matters contained in this Joint Proxy Statement-Prospectus, and, if given or made, such information should not be relied upon. This Joint Proxy
Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Fourth
Stock offered hereby. This Joint Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby, or the solicitation of a proxy, in any jurisdiction to or from any person to or from whom it is unlawful to make such offer, or solicitation of an offer, or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy
Statement-Prospectus nor any distribution of the securities offered pursuant to this Joint Proxy Statement-Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Fourth Financial, First Dodge, MBI, or First National since the date of this Joint Proxy Statement-Prospectus.


                                     ------------------
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- -------------------------------------------------------------------------------------------
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
The Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
The Agreement and Proposed Mergers. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Pro Forma Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Information Concerning Fourth Financial . . . . . . . . . . . . . . . . . . . . . . . . .34
Information Concerning First Dodge, MBI, and First National . . . . . . . . . . . . . . .35
Description of Capital Stock of First Dodge, First National,
  and MBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Ownership of First Dodge, First National, and MBI Common Stock. . . . . . . . . . . . . .39
Market Prices of and Dividends on First Dodge Stock, First
  National Stock, MBI Common Stock, and Fourth Stock. . . . . . . . . . . . . . . . . . .41
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
Information Incorporated by Reference . . . . . . . . . . . . . . . . . . . . . . . . . .45
Deadline for Submission of Stockholders' Proposals for the 1995
  Annual Meeting of Stockholders of Fourth Financial. . . . . . . . . . . . . . . . . . .46
Index to Financial Statements and Related Information . . . . . . . . . . . . . . . . . F-1

Annex I   -     Agreement and Plan of Reorganization, dated as of February
                2, 1994 with Exhibits "A", "B", "C", "E", and "G" attached
Annex II  -     Section 1091 of the Oklahoma General Corporation Act
Annex III -     12 U.S.C. Section 251a (b), (c), and (d)



Available Information

        This Joint Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto which Fourth Financial has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made. Fourth Financial is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements, and other information with the Commission.
The Registration Statement, including the exhibits thereto, as well as such reports, proxy statements, and other information filed by Fourth Financial can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New
York 10048 and at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 except that copies of the exhibits may not be available at certain of the Regional Offices. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

        THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST. COPIES OF THESE DOCUMENTS RELATING TO FOURTH FINANCIAL (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE) WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A JOINT PROXY STATEMENT-PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF WILLIAM J. RAINEY, SECRETARY, FOURTH FINANCIAL CORPORATION, P.O. BOX 4, 100 NORTH BROADWAY, WICHITA, KANSAS 67201 (TELEPHONE NUMBER
(316) 292-5339). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 8, 1994.

                                           SUMMARY


The following is a brief summary of certain information with respect to matters to be considered at the Special Meetings. This summary is necessarily incomplete and is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Joint Proxy Statement-Prospectus and in the Annexes, the documents accompanying this Joint Proxy Statement-Prospectus hereto, and the documents referred to herein, to which reference is made for a complete statement of the matters discussed below.


                                        The Companies

FOURTH FINANCIAL

        Fourth Financial Corporation ("Fourth Financial") is a bank holding company incorporated under the laws of the State of Kansas. Fourth Financial, headquartered in Wichita, Kansas, offers a broad range of bank and bank-related services through its subsidiaries, BANK IV Kansas, National Association ("BANK IV Kansas") and BANK IV Oklahoma, National Association ("BANK IV Oklahoma"). Fourth Financial is the largest bank holding company headquartered in Kansas. BANK IV Kansas is the largest bank in Kansas and BANK IV Oklahoma is the third-largest bank in Oklahoma. Fourth Financial's principal executive offices are located at 100 North Broadway, P.O. Box 4, Wichita, Kansas 67201; its telephone number is (316) 292-5339.


FIRST DODGE

        First Dodge City Bancshares, Inc ("First Dodge") is a bank holding company incorporated under the laws of the State of Kansas.
Its principal assets are its ownership interests in First National Bancshares of Dodge City, Inc. ("FNB"), Metro Bancshares, Inc. ("MBI"), Metro Bank of Broken Arrow ("Metro Bank"), and First National Bank and Trust Company in Dodge City ("First National"). First Dodge owns all of the issued and outstanding capital stock of FNB. First Dodge owns all of MBI's preferred stock and 99.56% of its issued and outstanding common stock. First Dodge's executive offices are located at 619 Second Avenue, P.O. Box 59, Dodge City, Kansas 67801. Its telephone number is (316) 227-8500.


MBI

        Metro Bancshares, Inc., an Oklahoma corporation ("MBI"), is a bank holding company which owns all of the issued and outstanding capital stock of Metro Bank. MBI's principal executive offices are located at 619 Second Avenue, P.O. Box 59, Dodge City, Kansas 67801. Its telephone number is (316) 227-8500.


FIRST NATIONAL

      First National Bank and Trust Company in Dodge City, a national banking association ("First National"), is the largest of the three banks in Dodge City, Kansas. FNB owns 87.78% of the issued and outstanding capital stock of First National. First National's principal executive offices are located at 619 Second Avenue, P.O. Box 59, Dodge City, Kansas 67801. Its telephone number is (316) 227-8500.


                                    The Special Meetings


Times, Date, and Place

        The Special Meeting of Stockholders of First Dodge (the "First Dodge Special Meeting") will be held on June 15, 1994, at 9:50 a.m., Central Daylight Savings Time, at 619 Second Avenue, Dodge City,
Kansas.  See "The Special Meetings."

        The Special Meeting of Stockholders of First National (the "First National Special Meeting") will be held on June 15, 1994, at 10:00 a.m., Central Daylight Savings Time, at 619 Second Avenue, Dodge City, Kansas. See "The Special Meetings."

        The Special Meeting of Stockholders of MBI (the "MBI Special Meeting") will be held on June 15, 1994, at 11:00 a.m., Central
Daylight Savings Time, at 619 Second Avenue, Dodge City, Kansas. See "The Special Meetings."


Purpose of the Special Meetings

        First Dodge Special Meeting. The First Dodge Special Meeting has been called to consider and vote upon an Agreement and Plan of Reorganization, dated as of February 2, 1994 (the "Agreement"), among First Dodge, FNB, First National, MBI, Metro Bank, the stockholders of First Dodge, and Fourth Financial and the related Agreement of Merger among First Dodge, FNB, MBI, and Fourth Financial (the "Fourth Merger Agreement"), which provide for the merger of First Dodge, FNB, and MBI into Fourth Financial (the "Fourth Merger").

        MBI Special Meeting. The MBI Special Meeting has also been called to consider and vote upon the Agreement and the Fourth Merger Agreement. The Agreement also provides for the merger of Metro Bank into BANK IV Oklahoma (the "BANK IV Oklahoma Merger") pursuant to a related Agreement to Merge (the "BANK IV Oklahoma Merger Agreement").

        First National Special Meeting. The First National Special Meeting has been called to consider and vote upon the Agreement and a related Agreement to Merge between First National and BANK IV Kansas (the "BANK IV Kansas Merger Agreement") pursuant to which First National would be merged into BANK IV Kansas (the "BANK IV Kansas Merger").

        The BANK IV Kansas Merger and the BANK IV Oklahoma Merger are sometimes collectively referred to herein as the "Bank Mergers"; the Bank Mergers and the Fourth Merger are sometimes collectively referred to herein as the "Mergers"; and the Fourth Merger Agreement, the BANK IV Kansas Merger Agreement, and the BANK IV Oklahoma Merger Agreement are sometimes collectively referred to as the "Merger Agreements."

Vote Required for the Mergers

        First Dodge. The affirmative vote of the holders of at least a majority of the outstanding First Dodge common stock, par value $1.00 per share ("First Dodge Stock"), is required to approve the Agreement and the Fourth Merger Agreement. All of the three stockholders of First Dodge ("First Dodge Stockholders") have executed the Agreement and have agreed to vote all of their shares of First Dodge Stock in favor of the Agreement and the Fourth Merger Agreement, so approval of the Agreement and the Fourth Merger Agreement at the First Dodge Special Meeting is assured.

        MBI. The affirmative vote of the holders of at least a majority of the issued and outstanding MBI common stock, par value $.10 per share ("MBI Common Stock") is required to approve the Agreement and the Fourth Merger Agreement. First Dodge, which owns 99.56% of the issued and outstanding MBI Common Stock and all of MBI's outstanding preferred stock, has agreed to vote all of the MBI Common Stock owned by it in favor of the Agreement and the Fourth Merger Agreement, so approval of the Agreement and the Fourth Merger Agreement at the MBI Special
Meeting is assured. The holder of MBI's preferred stock does not have the right to vote at the Special Meetings.

        First National. The affirmative vote of the holders of at least two-thirds of the issued and outstanding First National common stock, par value $100 per share ("First National Stock") is required to approve the Agreement and the BANK IV Kansas Merger Agreement. FNB, which owns 87.78% of the issued and outstanding First National Stock, has agreed to vote all of such stock in favor of the Agreement and the BANK IV Kansas Merger Agreement, so approval of the Agreement and the BANK IV Kansas Merger Agreement at the First National Special Meeting is assured. As of the date hereof, the executive officers and directors of First National and their affiliates beneficially own an aggregate of 115 shares or 1.92% of the issued and outstanding First National Stock in addition to the shares held by FNB, which they also beneficially own.

        No executive officer or director of Fourth Financial or any of their affiliates beneficially owns any First Dodge Stock, MBI Common Stock, or First National Stock.


Appraisal Rights

        The stockholders of MBI and First National have the right to dissent from the Mergers and have their shares of stock appraised and to receive cash payment for the fair value of such shares. The dissenters' rights normally available to stockholders under Kansas law are not available to the First Dodge Stockholders because they have executed the Agreement and have thereby agreed to vote their shares in favor of the Agreement and the Fourth Merger Agreement. See "The Agreement and Proposed Mergers -- Appraisal Rights of Dissenting Stockholders".


                                         The Mergers


        The basic purpose of the Agreement is to provide a means for Fourth Financial to acquire 100% of the issued and outstanding capital stock of First National and Metro Bank. The parties have concluded that the most feasible way of accomplishing that objective in a manner that would afford favorable income tax treatment to stockholders of First Dodge, MBI, and First National as to the shares of Fourth Stock they would receive in the acquisition is to provide for the merger of First Dodge, FNB, and MBI into Fourth Financial and the concurrent mergers of First National into BANK IV Kansas and of Metro Bank into BANK IV Oklahoma. None of such mergers will be effected unless all three are effected.


Terms of the Mergers

        First Dodge. In the Fourth Merger, each issued and outstanding share of First Dodge Stock will be converted into the right to receive
112.42 shares of Fourth Stock.

        MBI. In the Fourth Merger, each issued and outstanding share of MBI Common Stock not owned by First Dodge will be converted into the right to receive 0.30 shares of Fourth Stock.

        First National. In the BANK IV Kansas Merger, each issued and outstanding share of First National Stock not owned by FNB will be converted into the right to receive 95.92 shares of Fourth Stock.


Federal Income Tax Consequences

        Stockholders of First Dodge, MBI, and First National will not realize gain or loss for federal income tax purposes upon consummation of the Mergers except to the extent they receive cash payments as a consequence of the Mergers in lieu of receipt of fractional shares. Neither First Dodge, MBI, First National, nor Fourth Financial has requested a ruling from the Internal Revenue Service as to the tax consequences of the Mergers. See "The Agreement and Proposed Mergers
- -- Federal Income Tax Consequences".


Regulatory Approvals

        An application for the required approval of the Comptroller of the Currency has been filed. It is expected that such approval will be granted on about May 27, 1994, and that the statutory 30-day waiting period for antitrust review by the United States Department of Justice will expire on about June 26, 1994. An application has also been made with the Board of Governors of the Federal Reserve System for a waiver from the filing requirements under the federal Bank Holding Company Act. It is anticipated that such waiver will be granted on May 12, 1994.


Recommendation of Boards of Directors of First Dodge, MBI, and First
National

        The respective Boards of Directors of First Dodge, MBI, and First National have each unanimously concluded that the Mergers are in the best interests of their respective stockholders and recommend that First Dodge, MBI, and First National stockholders vote FOR approval of the Agreement and the Merger Agreements. See "The Agreement and
Proposed Mergers -- Recommendations of the Boards of Directors; Reasons for the Mergers".


Accounting Treatment

        It is anticipated that the issuance of Fourth Stock to First Dodge Stockholders will be treated as a "pooling of interests" for accounting and financial reporting purposes. The issuance of Fourth Stock to acquire the minority interests of MBI and First National not owned by First Dodge or its subsidiary, FNB, will be accounted for as purchases as of the date of acquisition.


Pending Acquisitions

        In addition to the proposed acquisitions of First National and Metro Bank, Fourth Financial has entered into agreements to acquire a Missouri savings association, a bank headquartered in Hutchinson, Kansas, and a savings association located in Oklahoma City, Oklahoma. In addition, it has agreements in principle to acquire a savings association located in Stillwater, Oklahoma and a bank located in Blackwell, Oklahoma. See "Information Concerning Fourth Financial-Pending Acquisitions."


Interim Earnings

        Fourth Financial's unaudited net income for the first quarter of 1994 was $20.2 million compared to $24.2 million in the first quarter of 1993 when the cumulative effect of adopting a new principle for accounting for income taxes added $10.5 million to net income. Income before the cumulative effect of the change in accounting principle for the first quarter of 1994 was $20.2 million, 47.6% higher than the $13.7 million recorded in the same quarter of 1993. Fully diluted earnings per share on income before the cumulative effect of the change in accounting principle were $.68 and $.46 for the first quarters of 1994 and 1993, respectively. Fully diluted earnings per share on net income were $.68 and $.81 for the comparable quarters.

        The following table shows the unaudited results of operations for the quarter ended March 31, 1994 and 1993 for First Dodge, MBI, and
First National:

                                    First Dodge             MBI            First National
                                -------------------   ---------------    -----------------
                                  1994       1993      1994     1993      1994       1993
                                -------     -------   ------   ------    ------     ------
                                (Dollars in thousands except per share amounts)
Net income (loss)              $ (1,672)    $  367    $(637)     $113     $  194    $  377
Earnings  (loss) per share      (318.20)     69.84     (.70)      .12      32.33     62.84

        Included in the results of operations for the first three monthsof 1994 are nonoperating charges for severance payments, data processing contract settlements and conversions, the write down of duplicate or obsolete facilities, and other similar charges and a charge of $1,100,000 at First Dodge and $571,000 (net of a $24,000 tax benefit) at MBI to accelerate the amortization of intangible assets. The amounts of these nonoperating charges by company are detailed int he following table.


                                First Dodge    MBI     First National
                                -----------  ------    --------------
                          (Dollars in thousand except per share amounts)

Nonoperating charge
  Included in net
  income (loss)                 $2,603         $  911       $  314
Tax benefit                        586            129          120
                                ------          -----        -----
Net nonoperating
  charge                        $2,017         $  782       $  194
                                 =====          =====        =====
Nonoperating charge
  effect on earnings
  (loss) per share               $383.86        $  .86       $32.33


                                              SELECTED FINANCIAL DATA

                                           Fourth Financial Corporation


                                                                           Year Ended
                                                                            December 31,
                                       ------------------------------------------------------------------------------
                                                   1993         1992         1991          1990         1989
                                                   ----         ----         ----          ----         ----
                                                         (In thousands, except per share data)
                                                   (1)           (1)          (1)          (1)           (1)
Interest income. . . . . . . . . . . . . . .  $  433,467    $  427,119   $  479,568    $  471,191   $  402,947
Net interest income. . . . . . . . . . . . .     257,966       234,722      208,359       178,536      159,712
Provision for credit losses. . . . . . . . .       7,056        21,343       43,665        49,000       27,397
Net income . . . . . . . . . . . . . . . . .      75,691        63,306       32,109         9,092       21,425
Net income applicable to common and
 common-equivalent shares. . . . . . . . . .      68,691        57,355       32,109         9,092       21,425
Period-end assets. . . . . . . . . . . . . .   6,742,873     6,568,782    5,627,798     5,763,227    4,664,372
Period-end long-term debt. . . . . . . . . .      13,989        29,340       47,105        18,798       28,207
Per common share data:
  Primary earnings per common share:
    Before extraordinary items and cumulative
     effect of change in accounting principle       2.26          2.17         1.26           .23         1.00
    Extraordinary items and cumulative effect
     of a change in accounting principle . .         .41           .10          .06           .18           --
    Applicable to common and
     common-equivalent shares. . . . . . . .        2.67          2.27         1.32           .41         1.00
  Fully diluted earnings per common share:
    Before extraordinary items and cumulative
     effect of change in accounting principle       2.19          2.11         1.23           .23         1.00
    Extraordinary items and cumulative effect
     of a change in accounting principle . .         .35           .08          .05           .17           --
    Net income . . . . . . . . . . . . . . .        2.54          2.19         1.28           .40         1.00
  Common dividend (2). . . . . . . . . . . .         .98           .88          .88           .88          .82
  Book value at period-end . . . . . . . . .       18.83         16.74        15.39         14.80        15.47

- ------------

(1)   Notes 2 and 3 of the Notes to the Fourth Financial 1993 and 1992 Consolidated Financial Statements describe the business combinations and deposit assumption transactions completed during 1993, 1992, and 1991.  Prior year financial statements have been restated to reflect poolings of interests consummated in 1993.  During
      1990, Fourth Financial assumed core deposits totaling $937.1 million and purchased loans totaling $244.8 million.

(2)   Historical dividends declared without adjustment for poolings of interests.

Market value of Common Stock
on day preceding announcement
of proposed merger
(November 17, 1993). . . . .      $27.00 per share


                                         SELECTED FINANCIAL DATA (Cont'd.)

                                         First Dodge City Bancshares, Inc.


                                                                  Year Ended
                                                                  December 31,
                          ------------------------------------------------------------------------------------
                                   1993           1992         1991(2)        1990(1)            1989
                                   -----         -----         -----          -----             -----
                                                   (In thousands, except per share data)
Interest income. . . . . . .     $ 10,602       $ 11,961        $ 12,468       $ 11,002        $ 11,133
Net interest income. . . . .        6,476          6,697           5,396          4,587           4,597
Provision (benefit)
 for credit losses . . . . .          (92)            15             261            527             929
Net income (loss). . . . . .        1,601          1,894           1,054            112             (32)
Period-end assets. . . . . .      151,349        153,259         162,757        135,961         118,650
Period-end long-term debt. .        6,295          6,732           6,243          5,089           4,530
Per common share data:
  Earnings (loss)
   per common share:
    Before extraordinary item and
     cumulative effect of a change
     in accounting principle       290.80         335.71          200.59          21.32           (6.09)
    Extraordinary item and
     cumulative effect of a change
     in accounting principle        13.89          24.74              --             --              --
    Net income . . . . . . .       304.69         360.45          200.59          21.32           (6.09)
  Common dividend. . . . . .       132.08         142.73           19.03          14.27           31.16
  Book value at period-end .     1,618.42       1,445.81        1,241.41       1,080.22        1,073.37

- ------------

(1)  During 1990, First National assumed core deposits totaling $13,768,000 in the purchase of a failed savings and loan.

(2)  During 1991, Metro Bank assumed core deposits totaling $18,459,000 and loans totaling $10,921,000 in the purchase of a failed savings and loan.

Market value of Common Stock
on day preceding announcement
of proposed merger
(November 17, 1993)

Historical . . . . . . . . .        No quoted market price
Equivalent . . . . . . . . .        $3,035.34 per share



                                         SELECTED FINANCIAL DATA (Cont'd.)

                                              Metro Bancshares, Inc.



                                                                       Year Ended
                                                                       December 31,
                                --------------------------------------------------------------------------------
                                          1993          1992         1991(1)        1990          1989
                                          -----        -----         -------        -----        -----
                                                    (In thousands, except per share data)
Interest income. . . . . . . . . .     $  3,206       $  3,606      $  2,735      $  1,588       $  1,665
Net interest income. . . . . . . .        2,060          2,247         1,255           702            647
Provision for credit losses. . . .           30            160           141           234            569
Net income (loss). . . . . . . . .          510            678           137          (407)          (769)
Net income (loss) applicable
 to common stock . . . . . . . . .           --            328           137          (407)          (769)
Period-end assets. . . . . . . . .       45,306         36,883        38,721        19,566         19,664
Period-end long-term debt. . . . .           44             44            44            44             44
Per common share data:
  Earnings (loss) per common share:
    Before extraordinary item. . .           --            .22           .15          (.45)          (.85)
    Extraordinary item . . . . . .           --            .14            --            --             --
    Net income . . . . . . . . . .           --            .36           .15          (.45)          (.85)
  Common dividend. . . . . . . . .           --             --            --            --             --
  Book value at period-end . . . .         3.10           3.10          2.73          2.57           2.52

- -------------

(1)   During 1991, Metro Bank assumed core deposits totaling $18,459,000 and loans totaling $10,921,000 in the purchase of a failed savings and loan.

Market value of Common Stock
on day preceding announcement
of proposed merger
(November 17, 1993)

Historical . . . . . . . . .        No quoted market price
Equivalent . . . . . . . . .        $8.10 per share



                                         SELECTED FINANCIAL DATA (Cont'd.)

                                First National Bank and Trust Company in Dodge City




                                                                       Year Ended
                                                                       December 31,
                                -------------------------------------------------------------------------------
                                          1993          1992            1991        1990(1)       1989
                                          ----         ----             ----        -------       ----
                                                    (In thousands, except per share data)
Interest income. . . . . . . . . .     $  7,372       $  8,327      $  9,710      $  9,393       $  9,446
Net interest income. . . . . . . .        4,807          4,845         4,635         4,347          4,443
Provision (benefit) for credit losses      (122)         (145)           120            89            360
Net income . . . . . . . . . . . .        1,632          1,672         1,503         1,356          1,347
Period-end assets. . . . . . . . .      104,790        115,020       122,548       114,854         97,855
Period-end long-term debt. . . . .           --             --           138           262            373
Per common share data:
  Earnings per common share:
    Before cumulative effect of a
     change in accounting principle      259.83         278.67        250.50        226.00         224.50
    Cumulative effect of a change
     in accounting principle . . .        12.17             --            --            --             --
    Net income . . . . . . . . . .       272.00         278.67        250.50        226.00         224.50
  Common dividend. . . . . . . . .       255.83         216.67        234.17        210.83         204.17
  Book value at period-end . . . .     1,532.00       1,515.83      1,453.83      1,437.50       1,422.33

- -----------

(1)   During 1990, First National assumed core deposits totaling $13,768,000 in the purchase of a failed savings and loan.

Market value of Common Stock
on day preceding announcement
of proposed merger
(November 17, 1993)

Historical . . . . . . . . .        No quoted market price
Equivalent . . . . . . . . .        $2,589.84 per share


                                            COMPARATIVE PER SHARE DATA
                                      APPLICABLE TO FIRST DODGE SHAREHOLDERS

                                    Pro Forma Fourth Financial and First Dodge



                                                                  Year Ended December 31,
                                                         ---------------------------------------
                                                           1993              1992           1991
                                                         -------           -------        -------
Primary earnings before extraordinary item
 and a change in accounting principle:
    Fourth Financial historical. . . . . . . . . . .  $     2.26          $  2.17        $  1.26
    Fourth Financial pro forma (1) . . . . . . . . .        2.27             2.19           1.27
    First Dodge historical . . . . . . . . . . . . .      290.80           335.71         200.59
    First Dodge pro forma (2). . . . . . . . . . . .      255.19           246.20         142.77

Fully diluted earnings before extraordinary
 item and a change in accounting principle:
    Fourth Financial historical. . . . . . . . . . .  $     2.19          $  2.11        $  1.23
    Fourth Financial pro forma (1) . . . . . . . . .        2.20             2.13           1.24
    First Dodge historical . . . . . . . . . . . . .      290.80           335.71         200.59
    First Dodge pro forma (2). . . . . . . . . . . .      247.32           239.45         139.40

Common dividend:
    Fourth Financial historical  . . . . . . . . . .  $      .98          $   .88        $   .88
    First Dodge historical . . . . . . . . . . . . .      132.08           142.73          19.03
    Historical pro forma equivalent (3). . . . . . .      110.17            98.93          98.93

Book value per share of common stock:
    Fourth Financial historical. . . . . . . . . . .   $   18.83
    Fourth Financial pro forma (1) . . . . . . . . .       18.76
    First Dodge historical . . . . . . . . . . . . .    1,618.42
    First Dodge pro forma (2). . . . . . . . . . . .    2,109.00

__________________



(1)    Pro forma data includes the combination of Fourth Financial and First Dodge.

(2)    Pro forma data multiplied by the number of shares of Fourth Stock expected to be received for each share of First Dodge Stock.

(3)    Fourth Financial historical dividends multiplied by the number of shares of Fourth Stock expected to be received for each share of First Dodge Stock.


                                            COMPARATIVE PER SHARE DATA
                                       APPLICABLE TO MBI COMMON SHAREHOLDERS

                                    Pro Forma Fourth Financial and First Dodge



                                                                  Year Ended December 31,
                                                         ----------------------------------------
                                                           1993              1992           1991
                                                         -------           -------        -------
Primary earnings before extraordinary item
 and a change in accounting principle:
    Fourth Financial historical. . . . . . . . . . .     $  2.26          $  2.17        $  1.26
    Fourth Financial pro forma (1) . . . . . . . . .        2.27             2.19           1.27
    MBI historical . . . . . . . . . . . . . . . . .          --              .22            .15
    MBI pro forma (2). . . . . . . . . . . . . . . .         .68              .66            .38

Fully diluted earnings before extraordinary
 item and a change in accounting principle:
    Fourth Financial historical. . . . . . . . . . .     $  2.19          $  2.11        $  1.23
    Fourth Financial pro forma (1) . . . . . . . . .        2.20             2.13           1.24
    MBI historical . . . . . . . . . . . . . . . . .          --              .22            .15
    MBI pro forma (2). . . . . . . . . . . . . . . .         .66              .64            .37

Common dividend:
    Fourth Financial historical  . . . . . . . . . .     $   .98          $   .88        $   .88
    MBI historical . . . . . . . . . . . . . . . . .          --               --             --
    Historical pro forma equivalent (3). . . . . . .         .29              .26            .26

Book value per share of common stock:
    Fourth Financial historical. . . . . . . . . . .     $ 18.83
    Fourth Financial pro forma (1) . . . . . . . . .       18.76
    MBI historical . . . . . . . . . . . . . . . . .        3.10
    MBI pro forma (2). . . . . . . . . . . . . . . .        5.63

__________________



(1)    Pro forma data includes the combination of Fourth Financial and First Dodge.

(2)    Pro forma data multiplied by the number of shares of Fourth Stock expected to be received for each share of MBI Common Stock.

(3)    Fourth Financial historical dividends multiplied by the number of shares of Fourth Stock expected to be received for each MBI Common Stock.

                                            COMPARATIVE PER SHARE DATA
                                     APPLICABLE TO FIRST NATIONAL SHAREHOLDERS

                                    Pro Forma Fourth Financial and First Dodge



                                                                  Year Ended December 31,
                                                         ---------------------------------------
                                                           1993              1992           1991
                                                         -------           -------        -------
Primary earnings before extraordinary item
 and a change in accounting principle:
    Fourth Financial historical. . . . . . . . . . .  $     2.26          $  2.17        $  1.26
    Fourth Financial pro forma (1) . . . . . . . . .        2.27             2.19           1.27
    First National historical  . . . . . . . . . . .      259.83           278.67         250.50
    First National pro forma (2) . . . . . . . . . .      217.74           210.06         121.82

Fully diluted earnings before extraordinary
 item and a change in accounting principle:
    Fourth Financial historical. . . . . . . . . . .  $     2.19          $  2.11        $  1.23
    Fourth Financial pro forma (1) . . . . . . . . .        2.20             2.13           1.24
    First National historical  . . . . . . . . . . .      259.83           278.67         250.50
    First National pro forma (2) . . . . . . . . . .      211.02           204.31         118.94

Common dividend:
    Fourth Financial historical  . . . . . . . . . .  $      .98          $   .88        $   .88
    First National historical  . . . . . . . . . . .      255.83           216.67         234.17
    Historical pro forma equivalent (3). . . . . . .       94.00            84.41          84.41

Book value per share of common stock:
    Fourth Financial historical. . . . . . . . . . .   $   18.83
    Fourth Financial pro forma (1) . . . . . . . . .       18.76
    First National historical  . . . . . . . . . . .    1,532.00
    First National pro forma (2) . . . . . . . . . .    1,799.46

__________________



(1)    Pro forma data includes the combination of Fourth Financial and First Dodge.

(2)    Pro forma data multiplied by the number of shares of Fourth Stock expected to be received for each share of First National Stock.

(3)    Fourth Financial historical dividends multiplied by the number of shares of Fourth Stock expected to be received for each share of First National Stock.


                                            COMPARATIVE PER SHARE DATA
                                      APPLICABLE TO FIRST DODGE SHAREHOLDERS

                         Pro Forma Fourth Financial, First Dodge, and Pending Acquisitions



                                                                     Year Ended December 31,
                                               --------------------------------------------------------------------
                                                     Emprise     Emprise, Equity,
                                                   and Equity         and GSB           GSB              GSB
                                                  Transactions     Transactions     Transaction      Transaction
                                                      1993             1993             1992             1991
                                                  ------------     ------------     ------------     ------------
Primary earnings before extraordinary item
 and a change in accounting principle:
    Fourth Financial historical. . . . . . . . .     $  2.26       $    2.26          $  2.17          $  1.26
    Fourth Financial pro forma (1) . . . . . . .        2.35            2.32             2.12             1.26
    First Dodge historical . . . . . . . . . . .      290.80          290.80           335.71           200.59
    First Dodge pro forma (2). . . . . . . . . .      264.19          260.81           238.33           141.65

Fully diluted earnings before extraordinary
 item and a change in accounting principle:
    Fourth Financial historical. . . . . . . . .     $  2.19       $    2.19          $  2.11             1.23
    Fourth Financial pro forma (1) . . . . . . .        2.27            2.25             2.07             1.23
    First Dodge historical . . . . . . . . . . .      290.80          290.80           335.71           200.59
    First Dodge pro forma (2). . . . . . . . . .      255.19          252.95           232.71           138.28

Common dividend:
    Fourth Financial historical  . . . . . . . .     $   .98      $      .98          $   .88          $   .88
    First Dodge historical . . . . . . . . . . .      132.08          132.08           142.73            19.03
    Historical pro forma equivalent (3). . . . .      110.17          110.17            98.93            98.93

Book value per share of common stock:
    Fourth Financial historical. . . . . . . . .     $ 18.83       $   18.83
    Fourth Financial pro forma (1) . . . . . . .       18.76           19.00
    First Dodge historical . . . . . . . . . . .    1,618.42        1,618.42
    First Dodge pro forma (2). . . . . . . . . .    2,109.00        2,135.98

__________________



(1)    Pro forma data includes the combination of Fourth Financial and the pending acquisitions of First Dodge,
       Emprise Bank, National Association ("Emprise"), Equity Bank for Savings, F.A. ("Equity"), and Great
       Southern Bancorp, Inc. ("GSB").

(2)    Pro forma data multiplied by the number of shares of Fourth Stock expected to be received for each share of
       First Dodge Stock.

(3)    Fourth Financial historical dividends multiplied by the number of shares of Fourth Stock expected to be received for each share of First Dodge Stock.


                                            COMPARATIVE PER SHARE DATA
                                       APPLICABLE TO MBI COMMON SHAREHOLDERS

                         Pro Forma Fourth Financial, First Dodge, and Pending Acquisitions



                                                                     Year Ended December 31,
                                                -------------------------------------------------------------------
                                                     Emprise     Emprise, Equity,
                                                   and Equity         and GSB           GSB              GSB
                                                  Transactions     Transactions     Transaction      Transaction
                                                      1993             1993             1992             1991
                                                  ------------     ------------     ------------     ------------
Primary earnings before extraordinary item
 and a change in accounting principle:
    Fourth Financial historical. . . . . . . . .     $  2.26         $  2.26          $  2.17          $  1.26
    Fourth Financial pro forma (1) . . . . . . .        2.35            2.32             2.12             1.26
    MBI historical . . . . . . . . . . . . . . .          --              --              .22              .15
    MBI pro forma (2). . . . . . . . . . . . . .         .71             .70              .64              .38

Fully diluted earnings before extraordinary
 item and a change in accounting principle:
    Fourth Financial historical. . . . . . . . .     $  2.19         $  2.19          $  2.11          $  1.23
    Fourth Financial pro forma (1) . . . . . . .        2.27            2.25             2.07             1.23
    MBI  . . . . . . . . . . . . . . . . . . . .          --              --              .22              .15
    MBI pro forma (2). . . . . . . . . . . . . .         .68             .68              .62              .37

Common dividend:
    Fourth Financial historical  . . . . . . . .     $   .98         $   .98          $   .88          $   .88
    MBI historical . . . . . . . . . . . . . . .          --              --               --               --
    Historical pro forma equivalent (3). . . . .         .29             .29              .26              .26

Book value per share of common stock:
    Fourth Financial historical. . . . . . . . .     $ 18.83         $ 18.83
    Fourth Financial pro forma (1) . . . . . . .       18.76           19.00
    MBI historical . . . . . . . . . . . . . . .        3.10            3.10
    MBI pro forma (2). . . . . . . . . . . . . .        5.63            5.70

__________________



(1)    Pro forma data includes the combination of Fourth Financial and the pending acquisitions of First Dodge,
       Emprise, Equity, and GSB.

(2)    Pro forma data multiplied by the number of shares of Fourth Stock expected to be received for each share of
       MBI Common Stock.

(3)    Fourth Financial historical dividends multiplied by the number of shares of Fourth Stock expected to be received for each share of MBI Common Stock.

                                            COMPARATIVE PER SHARE DATA
                                     APPLICABLE TO FIRST NATIONAL SHAREHOLDERS

                         Pro Forma Fourth Financial, First Dodge, and Pending Acquisitions



                                                                     Year Ended December 31,
                                                -------------------------------------------------------------------
                                                     Emprise     Emprise, Equity,
                                                   and Equity         and GSB           GSB              GSB
                                                  Transactions     Transactions     Transaction      Transaction
                                                      1993             1993             1992             1991
                                                  ------------     ------------     ------------     ------------
Primary earnings before extraordinary item
 and a change in accounting principle:
    Fourth Financial historical. . . . . . . . .   $    2.26       $    2.26          $  2.17          $  1.26
    Fourth Financial pro forma (1) . . . . . . .        2.35            2.32             2.12             1.26
    First National historical  . . . . . . . . .      259.83          259.83           278.67           250.50
    First National pro forma (2) . . . . . . . .      225.41          222.53           203.35           120.86

Fully diluted earnings before extraordinary
 item and a change in accounting principle:
    Fourth Financial historical. . . . . . . . .   $    2.19       $    2.19          $  2.11          $  1.23
    Fourth Financial pro forma (1) . . . . . . .        2.27            2.25             2.07             1.23
    First National historical  . . . . . . . . .      259.83          259.83           278.67           250.50
    First National pro forma (2) . . . . . . . .      217.74          215.82           198.55           117.98

Common dividend:
    Fourth Financial historical  . . . . . . . .  $      .98      $      .98          $   .88          $   .88
    First National historical  . . . . . . . . .      255.83          255.83           216.67           234.17
    Historical pro forma equivalent (3). . . . .       94.00           94.00            84.41            84.41

Book value per share of common stock:
    Fourth Financial historical. . . . . . . . .   $   18.83       $   18.83
    Fourth Financial pro forma (1) . . . . . . .       18.76           19.00
    First National historical  . . . . . . . . .    1,532.00        1,532.00
    First National pro forma (2) . . . . . . . .    1,799.46        1,822.48

__________________



(1)    Pro forma data includes the combination of Fourth Financial and the pending acquisitions of First Dodge,
       Emprise, Equity, and GSB.

(2)    Pro forma data multiplied by the number of shares of Fourth Stock expected to be received for each share of
       First National Stock.

(3)    Fourth Financial historical dividends multiplied by the number of shares of Fourth Stock expected to be received for each First National Stock.









                                    THE SPECIAL MEETINGS


General

        This Joint Proxy Statement-Prospectus is being furnished to holders of First Dodge Stock, MBI Common Stock, and First National Stock in connection with the solicitation of proxies by the First Dodge, MBI, and First National Boards of Directors for use at the Special Meetings, to be held on June 15, 1994, and any adjournments or postponements thereof, to consider and vote upon the approval and adoption of the Agreement and the related Merger Agreements and the transactions contemplated thereby, and to transact such other business as may properly come before the Special Meetings or any adjournments or postponements thereof.


Voting and Revocation of Proxies

        Only First Dodge, MBI, and First National stockholders of record at the close of business on May 11, 1994, will be entitled to notice of or to vote at the Special Meetings. At the close of business on such date, there were 5,254.5 shares of First Dodge Stock, 904,795 shares of MBI Common Stock, and 6,000 shares of First National Stock outstanding and entitled to be voted at the meeting. The preferred stock of MBI is not entitled to be voted at the MBI Special Meeting.

        As of May 1, 1994, there were three record holders of First Dodge Stock, two record holders of MBI Common Stock, and 25 record holders of First National Stock. The holders of First Dodge Stock, MBI Common Stock, and First National Stock are all entitled to one vote per share at the Special Meetings.

        The affirmative votes by the holders of at least a majority of the issued and outstanding First Dodge Stock and of at least a majority of the issued and outstanding MBI Common Stock are required to approve the Agreement and the Fourth Merger Agreement. The affirmative vote of the holders of at least two-thirds of the issued and outstanding First National Stock is required to approve the Agreement and the BANK IV Kansas Merger Agreement. Approval and adoption of the Agreement and the related Fourth Merger Agreement or BANK IV Kansas Merger Agreement and the related transactions are being submitted as a single proposal at each of the Special Meetings and may not be voted upon other than as a single proposal. The required approval of the Agreement and the Fourth Merger Agreement by the sole stockholder of FNB, First Dodge, has already been obtained.

        All of the stockholders of First Dodge have executed the Agreement and have agreed to vote all of their shares of First Dodge Stock in favor of the Agreement and the Fourth Merger Agreement. First Dodge has agreed to vote all of the shares of MBI Common Stock owned by it (99.56% of the outstanding shares) in favor of the Agreement and the Fourth Merger Agreement, and FNB has agreed to vote all of the shares of First National Stock owned by it (87.78% of the outstanding shares) in favor of the Agreement and the BANK IV Kansas Merger Agreement. Accordingly, approval of the Agreement and all of the Merger Agreements at all three of the Special Meetings is assured.

        Shares represented by properly executed proxies will, unless such proxies have been revoked, be voted at the Special Meetings in accordance with the instructions indicated on such proxies. In the absence of instructions to the contrary, such shares will be voted FOR approval and adoption of the Agreement and the related Merger
Agreement, and in the discretion of the proxy holders as to any other matter which may properly come before the Special Meetings. None of First Dodge, MBI, nor First National anticipates that any other matters will come before the Special Meetings.

        A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by giving written notice of revocation, giving a duly executed proxy bearing a later date to the Secretary of First Dodge, MBI, or First National, as the case may be, or revoking the proxy and voting in person at the Special Meeting. Attendance at a Special Meeting will not in and of itself constitute a revocation of a proxy.


                             THE AGREEMENT AND PROPOSED MERGERS


General

        The descriptions of the Agreement and the Merger Agreements contained in this Joint Proxy Statement-Prospectus are qualified in their entirety by reference to such agreements, the full texts of which are contained in Annex I to this Joint Proxy Statement-Prospectus and are incorporated herein by reference.

        The Agreement and the Merger Agreements have been approved by the Boards of Directors of Fourth Financial, First Dodge, FNB, MBI, and
First National. Although approval of the Agreement and the Merger Agreements by the stockholders of First Dodge, FNB, MBI, and First National is required, Fourth Financial does not need to obtain approval of its stockholders to consummate the Agreement and the Merger
Agreements. The Bank Merger Agreements have been approved by the Boards of Directors and stockholders of BANK IV Kansas, BANK IV
Oklahoma, and Metro Bank and by the Board of Directors of First
National.

        The Agreement provides for three simultaneous mergers (the "Mergers"): the merger of First Dodge, FNB, and MBI into Fourth Financial; the merger of First National into BANK IV Kansas; and the merger of Metro Bank into BANK IV Oklahoma. Upon consummation of the three Mergers, First Dodge, FNB, MBI, First National, and Metro Bank will all cease to exist separately. The time and date on which the Mergers will be consummated is referred to herein and in the Agreement as the "Effective Time".

Background of the Mergers

        Senior management officials of Fourth Financial and First Dodge first began discussing the possible acquisition of First Dodge and its subsidiaries by Fourth Financial in July of 1993. Following various negotiations, a letter of intent was executed and delivered by First Dodge and Fourth Financial on November 17, 1993 and, after further negotiations on several matters, the Agreement was executed and delivered on February 2, 1994.


Recommendation of the Boards of Directors; Reasons for the Mergers

        In deciding to enter into the Agreement, the First Dodge Stockholders and the Boards of Directors of First Dodge, MBI, and First National, after consultation with legal counsel and considering various alternatives and the outlook for independent banks in southwest Kansas and in Oklahoma, concluded that the Agreement was in the best interests of First Dodge, MBI, and First National and their respective stockholders because it will permit stockholders to exchange on favorable terms their ownership interests in First Dodge, MBI, and First National for participation in the ownership of a substantially larger enterprise operating a multistate banking system whose shares are publicly traded. See "The Agreement and Proposed Mergers-- Interests of Mr. Harding in the Mergers" for more information concerning the interests of John V. Harding, Chairman of the Board of First Dodge and First National and President and a director of MBI, in the Mergers.

        Among the factors considered by the First Dodge Stockholders and the Boards of Directors of First Dodge, MBI, and First National in deciding to approve and recommend the terms of the Agreement were the respective earnings and dividend records, financial conditions, historical stock prices, managements, and assets and liabilities of First Dodge, MBI, and First National, on the one hand, and of Fourth Financial, on the other hand, and the outlook for each in their respective markets.

        The foregoing discussion of the information and factors considered and given weight by the First Dodge, MBI, and First National Boards of Directors and the First Dodge Stockholders is not intended to be exhaustive but is believed to include all material factors considered by the Boards of Directors and the First Dodge Stockholders. In reaching a determination to approve and recommend the Agreement and the Merger Agreements, the First Dodge Stockholders and the First Dodge, MBI, and First National Boards did not expressly assign any relative or specific weights to any of the foregoing factors and individual directors or individual First Dodge Stockholders may have given differing weights to different factors. The First Dodge, MBI, and First National Boards of Directors are, however, unanimous in their respective recommendations to the holders of First Dodge Stock, MBI Common Stock, and First National Stock that the Agreement and the Merger Agreements be approved.

        The Boards of Directors of First Dodge, MBI, and First National have each unanimously approved the Agreement and the transactions contemplated thereby and recommend that First Dodge, MBI, and First National stockholders vote FOR approval and adoption of the Agreement and the related Merger Agreements.

        The Board of Directors of Fourth Financial approved the Agreement because it concluded that the expansion of Fourth Financial's operations into Dodge City and Broken Arrow was desirable and in the best interests of Fourth Financial's stockholders.


Exchange Ratios

        Fourth Merger. Upon consummation of the Fourth Merger, all of the shares of First Dodge Stock and MBI Common Stock outstanding at the time the Fourth Merger is effected will cease to exist, and each share of First Dodge Stock will automatically be converted into the right to receive 112.42 shares of Fourth Stock, and each share of MBI Common Stock not owned by First Dodge will automatically be converted into the right to receive 0.30 shares of Fourth Stock.

        BANK IV Kansas Merger. Upon consummation of the BANK IV Kansas Merger, all of the shares of First National Stock outstanding at the time of the BANK IV Kansas Merger is effected will cease to exist, and each share of First National Stock not owned by FNB will automatically be converted into the right to receive 95.92 shares of Fourth Stock.


Interests of Mr. Harding in the Mergers

        In considering the recommendations of First Dodge's, MBI's, and First National's Boards of Directors, First Dodge, MBI, and First National stockholders should be aware that John V. Harding, Chairman of the Board of First Dodge and First National and President and a director of MBI and a director of Metro Bank, has certain interests in the Mergers that are in addition to the interests of stockholders generally and which may create potential conflicts of interest.

        The Agreement provides that, prior to the consummation of the Mergers, First National and Mr. Harding will execute a consulting and marketing agreement pursuant to which Mr. Harding will perform specified consulting and marketing services for BANK IV Kansas for a period of five years in consideration of which he will receive $155,000 per year. The agreement also provides that Mr. Harding will not compete with BANK IV Oklahoma within Tulsa or Wagoner Counties in Oklahoma or with BANK IV Kansas within 100 miles of Dodge City, Kansas during such five year period. Upon consummation of the Mergers, Mr. Harding will receive the automobile then being furnished to him by First National. A copy of the consulting and marketing agreement is attached as Exhibit "E" to the Agreement, Annex I hereto.


 Conditions to and Abandonment of the Mergers; Amendment

        The respective obligations of Fourth Financial, First Dodge, MBI, and First National to effect the Mergers are subject to the satisfaction and continuance in effect as of the Effective Time of a number of conditions, among which are the following: (i) the representations and warranties made by each party shall be true in all material respects at the Effective Time; (ii) the requisite approvals of the stockholders of First Dodge, FNB, MBI, First National, and Metro Bank shall have been obtained; (iii) all necessary governmental approvals shall have been obtained; (iv) absence of litigation or judicial decree or order preventing the Mergers; (v) receipt of certain legal opinions and certificates; (vi) receipt of certain agreements from "affiliates" of First Dodge, MBI, and First National concerning future sales of the Fourth Stock to be received by them in the Mergers;
(vii) the performance by the parties of their respective covenants contained in the Agreement; (viii) the stockholder's equity of Metro
Bank and the consolidated stockholders' equity of First National, calculated in accordance with generally accepted accounting principles, as of the end of the month immediately preceding the Effective Time being not less than $3,500,000 and $9,000,000, respectively; (ix) receipt of satisfactory environmental assessment reports covering all of the real property of First Dodge and its subsidiaries; (x) the number of shares of First Dodge Stock, MBI Common Stock, and First National Stock with respect to which dissenters' appraisal rights are perfected, shall not, in the aggregate, be convertible in the Mergers to more than 5% of the total amount of Fourth Stock issuable in the Mergers; (xi) Mr. Harding having executed and delivered the consulting and marketing agreement described above; (xii) Fourth Financial having received a letter from its independent public accountants that the Fourth Merger will qualify for accounting purposes as a "pooling of interests; and (xiii) absence of any material adverse change in the condition (financial or otherwise), business, liabilities, properties, or assets of First Dodge or any of its subsidiaries or of Fourth Financial.

        It is contemplated that all of the closing conditions will be satisfied prior to consummation of the Mergers, but the Agreement specifically permits any party to waive occurrence of any of such conditions other than those required by law, such as obtaining stockholder and governmental approvals. No waiver of a condition will be made that would be materially adverse to First Dodge, MBI, or First National stockholders.

        The Agreement may only be amended by written instrument.


Termination

        The Agreement may be terminated and the Mergers abandoned at any time prior to the Effective Time, before or after approval of the Agreement by the stockholders of First Dodge, FNB, MBI, First National, and Metro Bank either by mutual consent of the parties or by either Fourth Financial or First Dodge in the event of a material breach of a covenant or representation or warranty by the other which is not remedied within 30 days of delivery of written notice thereof. Unless extended by written agreement of the parties, the Agreement will terminate automatically if the conditions to closing have not occurred on or before June 30, 1994.

        The Agreement and Merger Agreements may also be terminated by either First Dodge or by Fourth Financial, if, without fault on the part of the party terminating the Agreement, the Agreement is not approved by the First Dodge, MBI, or First National stockholders or if there had been a denial of a required approval or the granting of a required approval contingent upon compliance with terms reasonably deemed onerous by Fourth Financial.


Effective Time

        The Agreement provides that, unless otherwise agreed, the Effective Time will be on a date no later than the last day of the month in which the last required regulatory approval is received and the latest legally required waiting period expires. The parties have agreed to exert their best efforts to cause the Effective Time to be on or before June 30, 1994. It is presently anticipated that the Effective Time will be on June 30, 1994.


Covenants

        The Agreement contains certain covenants to which First Dodge, FNB, MBI, Metro Bank, and First National and Fourth Financial have agreed. Among those covenants are agreements that neither First Dodge or any of its subsidiaries will: amend any of its charter documents; issue any capital stock; dispose of any of its assets other than in the usual course of business; enter into any material contract not in the ordinary course of business; or enter into any transaction or take any other action which would constitute a breach of any of the representations, warranties, or covenants contained in the Agreement. First Dodge and its subsidiaries are also to conduct their business in the ordinary course as previously conducted, to take all necessary actions to assist in obtaining governmental approvals and to cause the Mergers to be consummated in accordance with the Agreement, to cooperate with Fourth Financial in obtaining current title evidence, "Phase I" environmental reports, and surveys covering all of their real property. Fourth Financial also agreed that BANK IV Kansas would refinance First Dodge's existing credit facility with an unaffiliated bank in the principal amount of $6,063,000 on no less favorable terms.


Certain Agreements of the First Dodge Stockholders

        The First Dodge Stockholders have agreed, among other things, to vote their shares in favor of the Agreement and the Merger Agreements at the Special Meetings; not to dispose of or pledge their shares of First Dodge Stock prior to the Effective Time; not to enter into any negotiations with anyone concerning a sale of a controlling interest in First Dodge or any of its subsidiaries; to sign, if requested, an "affiliate's agreement" as described below; and to severally indemnify Fourth Financial, BANK IV Kansas, and BANK IV Oklahoma against any loss in excess of an aggregate of $240,000 (net of any tax effect) sustained by them by reason of a breach by the First Dodge Stockholders of any representations, warranties, or covenants contained in the Agreement, subject to limitations set forth in the Agreement.


Indemnification of Directors and Officers and Insurance

        Fourth Financial has agreed either to maintain directors' and officers' liability insurance for the officers and directors of First Dodge and its subsidiaries which is substantially similar to that insurance currently in effect for two years from the Effective Time or to add such persons to Fourth Financial's insurance policy.


Dividends

        The Agreement provides that First Dodge, MBI, and First National shall each declare and pay cash dividends prior to the Effective Time, in an aggregate amount equal to the product of (i) the cash dividends paid on a shares of Fourth Stock to Fourth Financial stockholders of record between November 15, 1993 and the Effective Time multiplied by
(ii) the number of shares of Fourth Stock to be issued per share of First Dodge Stock, MBI Common Stock, and First National Stock, respectively, so that First Dodge, MBI, and First National stockholders will receive cash dividends prior to the Effective Time equivalent to that they would have received had the Mergers been effected on November 15, 1993. The following table shows the dividends paid on First Dodge Stock, MBI Common Stock, and First National Stock on the dates indicated:


                                       Dividends Paid

                                Per Share                      Paid
                                ---------                      ----
        First Dodge             $29.229                 December 15, 1993
                                 29.229                 March 16, 1994
        MBI                        .078                 February 15, 1994
                                   .078                 March 23, 1994
        First National           24.939                 January 12, 1994
                                 24.939                 April 16, 1994

It is not anticipated that any additional dividends will be declared or paid prior to the Effective Time by First Dodge, MBI, or First
National.


Exchange of Certificates; Fractional Shares

        As soon as practicable following the consummation of the Mergers, First Dodge, MBI, and First National stockholders will be notified by Fourth Financial of the procedure to be followed to exchange their stock certificates for certificates of Fourth Stock.

        Until surrendered for exchange, each currently outstanding First Dodge, MBI, or First National stock certificate will be deemed to represent the right to receive the Fourth Stock into which such stock has been converted in the Mergers. No dividends or other form of distribution declared by Fourth Financial will be paid to former First Dodge, MBI, or First National stockholders until the First Dodge, MBI, or First National stock certificates are surrendered and exchanged for Fourth Stock certificates. Upon surrender and exchange of such stock certificates, there will be paid to the record holders of the Fourth Stock certificates issued in the exchange the amount, without interest thereon, of dividends and other distributions, if any, which would otherwise have become payable on or after the Effective Time with respect to the number of full shares of Fourth Stock represented thereby.

        No fractional shares of Fourth Stock will be issued in the Mergers. Each person otherwise entitled to a fractional share will be paid the cash value for such fractional share, without interest, based on the closing sales price for Fourth Stock in the NASDAQ National Market System two trading days preceding the Effective Time as reported in the Southwest Edition of The Wall Street Journal.


Management After the Mergers

        The Agreement provides that the current officers and directors of Fourth Financial will continue to be the officers and directors of Fourth Financial after the Mergers. Information concerning the executive officers of Fourth Financial is contained in Item 1 of the Form 10-K of Fourth Financial for the year ended December 31, 1993 ("Fourth 10-K") under the caption "Executive Officers of Registrant" and information concerning the directors of Fourth Financial is contained in the proxy proxy statement for Fourth Financial's annual meeting of stockholders held on April 21, 1994, (the "Fourth Proxy Statement") under the caption "Election of Directors", both of which descriptions are hereby incorporated by reference.


Accounting Treatment

        Fourth Financial anticipates that the issuance of Fourth Stock to First Dodge Stockholders will be treated as a "pooling of interests" for accounting and financial reporting purposes. Consequently, Fourth Financial anticipates that it will, in accordance with generally accepted accounting principles, restate its consolidated financial statements to include the assets, liabilities, stockholders' equity, and results of operations of First Dodge and its subsidiaries as reflected in First Dodge's historical consolidated financial statements, subject to appropriate adjustments, if any, to conform the accounting principles of the companies. The issuance of Fourth Stock to acquire the minority interests of MBI and First National not owned by First Dodge will be accounted for as purchases as of the date of the acquisition.


Federal Income Tax Consequences

In General
- ----------
        The following discussion summarizes some of the federal income tax considerations which may be relevant to a stockholder of First Dodge, MBI, or First National (the "Merging Corporations") considering the terms of the Agreement and transactions contemplated thereby. No discussion of state or local tax considerations is provided. It is impractical to set forth in this discussion all aspects of tax law which may have consequences with respect to a stockholder's participation in the Mergers. Accordingly, the following discussion is not intended to be an exhaustive discussion of all tax considerations concerning the exchange of stock in a Merging Corporation for Fourth Stock pursuant to the Agreement and the Merger Agreements.

        The Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, and administrative interpretations, including revenue rulings, are subject to change at any time and, in some circumstances, with retroactive effect. Any material change in any of these authorities after the date of this Joint Proxy Statement-Prospectus could result in a change in the tax consequences described below.

        None of Fourth Financial, First Dodge, MBI, or First National has requested an advance ruling from the Internal Revenue Service as to the tax consequences of the Mergers.


Taxation of Mergers
- -------------------
        For federal income tax purposes:

        1.      The Mergers will constitute tax-free reorganizations;

        2. No gain or loss will be recognized by holders of stock in a Merging Corporation to the extent such stockholders receive solely Fourth Stock in the Mergers in exchange for shares of stock which they hold;

        3. The payment of cash in lieu of fractional share interests in Fourth Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Fourth
Financial. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed, resulting in the recognition of gain or loss;

        4. The holding period of Fourth Stock received in the Mergers will include the holding period of the stock for which it is exchanged, assuming the shares of such stock were capital assets in the hands of the holder thereof at the Effective Time; and

        5. The basis of Fourth Stock received in the Mergers, including fractional share interests deemed to have been received, will be the same as the basis of the stock exchanged for Fourth Stock in the Mergers increased by the amount of gain recognized and decreased by the amount of cash received by such stockholder pursuant to the Mergers in lieu of receipt of fractional shares of Fourth Stock.

        For the Mergers to constitute tax-free reorganizations (and the foregoing consequences be applicable to the First Dodge, MBI, and First National stockholders), each Merger must satisfy what is known as the "continuity of interest" test. The "continuity of interest" test requires that there be a continuing interest through stock ownership in Fourth Financial on the part of the historic First Dodge, MBI, and First National stockholders. In order for a Merging Corporation's stockholder to meet the continuity of interest test, there must be no plan or intention by the Merging Corporation's stockholders to sell, exchange, or otherwise dispose of a number of shares of Fourth Stock received in the Mergers that would reduce the Merging Corporation's stockholders' ownership of Fourth Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the value of the formerly outstanding stock as of the same date. For purposes of the continuity of interest test, an amount of Fourth Stock equal to the sum of (i) the value of stock surrendered by persons exercising dissenters' rights, (ii) the value of stock surrendered for cash in lieu of fractional shares of Fourth Stock, (iii) the value of shares of Fourth Stock held by stockholders prior to the Mergers and otherwise sold, redeemed, or disposed of immediately prior to the Effective Time, (iv) the aggregate cash dividends paid by the Merging Corporation as permitted by the Agreement, and (v) the value of shares of stock sold, redeemed, pledged, or disposed of between November 15, 1993 and the Effective Time, may be deemed received by stockholders in the Mergers and sold, exchanged, or disposed of immediately thereafter.


Taxation of Cash Received in the Mergers
- ----------------------------------------
        The receipt of cash by stockholders of a Merging Corporation in lieu of receipt of a fractional share of Fourth Stock pursuant to the Mergers will be taxable to such stockholder for federal income tax purposes, and should result in such stockholder's being accorded capital gain or loss treatment, provided that the stock exchanged therefor was held by such stockholder as a capital asset at the Effective Time. The amount of gain or loss recognized on the exchange by a stockholder who receives cash in lieu of a fractional share will be equal to the difference between the cash received and such stockholder's adjusted basis in the fractional share deemed exchanged.


Miscellaneous
- -------------
        Under federal backup withholding rules, unless an exemption applies under the applicable law and regulations, Fourth Financial or the exchange agent engaged by it will be required to withhold 31% of all cash payments unless the First Dodge, MBI, or First National stockholder or other payee provides his or her taxpayer identification number (social security number in the case of an individual, employer identification number in the case of other taxpayers) and certifies that such number is correct. Each First Dodge, MBI, or First National stockholder and, if applicable, each other payee should complete and sign the Substitute W-9 form that will be included as part of the letter of transmittal mailed to stockholders after the Effective Time so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Fourth Financial.

        The Code, judicial decisions, and administrative interpretations, including revenue rulings, are subject to change at any time and, in some circumstances, with retroactive effect. Any material change in any of these authorities made after the date of this Joint Proxy Statement-Prospectus could result in a change in the tax consequences described above. No assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth above or that the legal conclusions described above would be upheld in a court of law.

        The federal income tax discussion set forth above is included for general information only and does not purport to constitute a complete discussion of all federal income tax consequences applicable in all circumstances to the Mergers. It may not be applicable to foreign stockholders, mutual funds, insurance companies, tax-exempt organizations, broker-dealers, persons who are not United States residents, or to stockholders who have acquired shares as compensation.

        First Dodge, MBI, and First National stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Mergers, including tax return reporting requirements and the applicability and effect of existing and proposed federal, state, local, and other tax laws.


Resales of Fourth Stock Issued in the Mergers; Affiliates

        Shares of Fourth Stock received by persons who are deemed to be "affiliates", as such term is defined in the rules of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of First Dodge, MBI, and First National prior to the Mergers may be resold by them during the two years after the Effective Time only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. The Agreement provides that First Dodge will furnish Fourth Financial a list of the affiliates of First Dodge, MBI, and First National and such persons are required to execute and deliver a written agreement to the effect that they will not offer or sell shares of Fourth Stock received in the Mergers in violation of the Securities Act or the rules and regulations of the Commission promulgated thereunder. In addition, such agreement will provide that such persons will not sell or otherwise dispose of any shares received in the Mergers until financial results (including combined revenues and net income) covering at least 30 days of Fourth Financial's consolidated operations following the Mergers have been published. If, as is anticipated at the time of the mailing of this Joint Proxy Statement-Prospectus to stockholders, the Effective Time is June 30, 1994, affiliates would be permitted to dispose of shares received in the Mergers, subject to the provisions of Rule 145, after Fourth Financial's release of its financial results for the third quarter of 1994. Fourth Financial's expectation is that such a release would be made approximately October 20, 1994.

        All certificates evidencing Fourth Stock issued in the Mergers to affiliates of First Dodge, MBI, or First National will bear a legend restricting transfer of such shares as described above.


Expenses

        Each party to the Agreement is to pay its own expenses incurred in connection therewith and in connection with the consummation of the Mergers whether or not the Mergers are effected. It is anticipated that the combined expenses of First Dodge, MBI, and First National will be approximately $125,000, and that Fourth Financial's expenses will be approximately $110,000. In addition to the solicitation of proxies by use of the mail, First Dodge, MBI, and First National may utilize the services of their officers and directors, who will receive no additional compensation, to solicit proxies personally and by telephone from stockholders.


Appraisal Rights of Dissenting Stockholders

        First Dodge Stockholders. Because all three of the First Dodge stockholders have executed the Agreement and have agreed to vote all of their shares of First Dodge Stock in favor of the Agreement and the Fourth Merger Agreement, the rights normally afforded stockholders of Kansas corporations to dissent from a merger and receive the fair value of their shares will not be available to them.

        MBI Common Stockholders. Set forth below is a discussion of appraisal rights generally available to stockholders of Oklahoma corporations. A stockholder of MBI who desires to dissent from the Agreement and the Fourth Merger Agreement pursuant to Section 1091 of the Oklahoma General Corporation Act and receive cash payment for his or her shares must comply with both of the following conditions and requirements:

            1. Such stockholder must deliver to MBI before the taking of the vote on the Agreement and the Fourth Merger Agreement a written demand for appraisal of such stockholder's shares. Such demand should be delivered or mailed in time to arrive before the vote at the MBI Special Meeting to Metro Bancshares, Inc., 619 Second Avenue, Dodge City, Kansas 67801, Attention: Secretary. Such a written demand must be made in addition to, and separate from, any proxy or vote against adoption and approval of the Agreement. Neither a proxy vote against, nor a vote at the meeting against, nor a failure to vote for, nor abstaining from voting on the Fourth Merger will constitute the required written demand. Unless a stockholder files the written demand as provided above, he or she will not have any rights as a dissenting stockholder.

            2. Such stockholder must not vote by proxy or in person in favor of adoption and approval of the Agreement and the Fourth Merger Agreement. A stockholder who executes and returns an unmarked proxy will have his or her shares of MBI Common Stock voted in favor of the Agreement and the Fourth Merger Agreement and as a consequence thereof will be foreclosed from exercising any rights as a dissenting stockholder. A stockholder who abstains from voting by marking a proxy "Abstain" or by otherwise not voting will not thereby be foreclosed from exercising dissenters' rights. The failure of a stockholder to vote at the MBI Special Meeting will not constitute a waiver of his or her rights as a dissenting stockholder.

Within ten days from the Effective Time, Fourth Financial must mail to any stockholder who has complied with the two conditions described above (a "Dissenting Stockholder") written notice that the Fourth
Merger has become effective.

        Within 120 days after the Effective Time, either Fourth Financial or any Dissenting Stockholder may file a petition with the district court demanding a determination of the value of the stock of all Dissenting Stockholders. Any Dissenting Stockholder may, at any time within 60 days after the Effective Time, withdraw the demand of the stockholder and accept the terms of the Fourth Merger Agreement. Dissenting Stockholders are entitled to receive from Fourth Financial a statement setting forth the aggregate number of shares not voted in favor of the Fourth Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. If no appraisal proceeding is commenced within such 120-day period, the rights of all Dissenting Stockholders to appraisal shall cease.

        If such an action is commenced, Fourth Financial would be required to file with the court a verified list containing the names and addresses of all Dissenting Stockholders. If so ordered by the court, the clerk of the court would then give notice of the time and place fixed for the hearing on the petition by registered or certified mail to Fourth Financial and to all Dissenting Stockholders. Such notice would also be published in a newspaper of general circulation in Oklahoma City, Oklahoma, or such other publication as the court deems advisable.

        At the hearing, the court would determine the stockholders who have perfected their dissenters' rights and may require all such persons to submit their MBI stock certificates to the court for notation thereon of the pendency of the appraisal proceedings, and may dismiss the proceedings with respect to any Dissenting Stockholder who fails to comply with that order. The court would then, taking into account all relevant factors, determine the fair value of the MBI Common Stock of all of the Dissenting Stockholders exclusive of any element of value arising from the accomplishment or expectation of the merger, and order its payment to the Dissenting Stockholders, together with interest, if any, to be paid upon such amount. Discovery and other pretrial proceedings would be conducted to the extent permitted by the court in its discretion. Interest may be simple or compound as the court may direct. Court costs would be taxed upon the parties as the court directs. Upon application of any Dissenting Stockholder, the court may order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceedings, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against all of the shares entitled to an appraisal.

        Any stockholder who has duly demanded appraisal in compliance with Section 1091 of the Oklahoma General Corporation Act will not, after the Effective Time, be entitled to vote for any purpose the shares of MBI Common Stock subject to such demand or to receive payment of dividends or other distributions with respect to the shares held by such holder, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time of the Fourth Merger.

        MBI stockholders who have elected to dissent are bound by their election unless they withdraw their demand within 60 days after the Effective Time and may not thereafter withdraw their election and receive Fourth Stock without the written consent of Fourth Financial.

        The foregoing discussion of dissenters' rights is a summary only and is qualified in its entirety by reference to Annex II to this Joint Proxy Statement-Prospectus.

        First National Stockholders.  Under the provisions of 12 U.S.C.
Section 215a, stockholders of First National have the right to dissent from the BANK IV Kansas Merger and to have their shares of First
National Stock appraised and purchased for cash. In order to be eligible for such a purchase, a First National stockholder must comply with both of the following conditions and requirements:

            1. Such stockholder must either vote his or her shares against the approval and adoption of the Agreement and the BANK IV Kansas Merger Agreement or give notice prior to the First National
        Special Meeting to the presiding officer that such stockholder dissents from the plan of merger. Such notice should be mailed or delivered in time to be received prior to the commencement of the First National Meeting to First National Bank and Trust
        Company in Dodge City, 619 Second Avenue, P.O. Box 59, Dodge
        City, Kansas 67801, Attention: Chairman of the Board. A First National stockholder who executes and returns an unmarked proxy will have his or her shares voted in favor of the Agreement and the BANK IV Kansas Merger and unless he or she has given written notice that he or she dissents from the plan of merger, he or she will be foreclosed from any rights as a dissenting stockholder.

            2. Such stockholder must then make a written request for payment of the value of his or her shares. The notice described in the preceding paragraph will not suffice to meet this requirement. Such request must be made to BANK IV Kansas before thirty days after the Effective Time and must be accompanied by the stock certificates representing the First National Stock as to which such dissenters' rights are being exercised. Such written request should be mailed or delivered to BANK IV Kansas, National Association, P.O. Box 4, 100 North Broadway, Wichita, Kansas 67201, Attention: Chairman of the Board. All First National stockholders who have complied with the notice requirements described in (1) above will be promptly notified of the Effective Time.

        If there are any dissenting First National stockholders, the value of their shares shall be ascertained, as of the Effective Time, by a committee of three persons, composed of one person selected by the holders of the majority of the stock, the owners of which are exercising their appraisal rights, one selected by the directors of BANK IV Kansas, and the third selected by the other two appraisers.
The value selected by any two of the three appraisers shall govern, but if the value so selected is not satisfactory to any dissenting stockholder, that stockholder may, within five days after being notified of the appraised value of the stockholder's shares, appeal to the Comptroller of the Currency (the "Comptroller") who shall cause a reappraisal to be made, which shall be final and binding as to the value of the shares of the stockholder making the appeal.

        If, within 90 days of the Effective Time, either one or more of the appraisers is not appointed or the appraisers fail to determine the value of the shares, any interested party may make written request to the Comptroller for the Comptroller to cause an appraisal to be made. Any appraisal so made by the Comptroller is final and binding on all parties.

        The expenses of the Comptroller in making such an appraisal or reappraisal are to be paid by BANK IV Kansas. The value of the shares of First National Stock ascertained in the manner described above is to be paid promptly to dissenting stockholders.

        First National stockholders who have elected to dissent are bound by their election and may not thereafter withdraw their election and receive Fourth Stock without the written consent of Fourth Financial.

        The foregoing explanation of dissenters' rights applicable to the BANK IV Kansas Merger is a summary only and is qualified in its entirety by reference to Annex III to this Joint Proxy Statement-
Prospectus.


        Information Applicable to Both MBI and First National Stockholders. A demand for appraisal must be made by or for and in the name of the stockholder of record, fully and correctly, as such stockholder's name appears on the stockholder's stock certificates. Such demand cannot be made by the beneficial owner if the stockholder does not also hold the shares of record. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners.
An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner.

        A record owner, such as a broker, who holds stock as a nominee for others, may exercise the right of appraisal with respect to the shares held for all or less than all beneficial owners of shares held by the record owner. In such case, the written demand must set forth the number of shares as to which appraisal is sought. If the number of shares as to which appraisal is sought is not expressly mentioned, the demand will be presumed to cover all shares of stock outstanding in the name of such record owner. Persons whose shares are held by brokers or other nominees and who desire to exercise dissenters' rights of appraisal should consider either (a) arranging to have their shares transferred into their own names of record and making the necessary written demand for appraisal or (b) arranging to have their broker or other nominee, as the case may be, take all of the steps necessary to comply with the applicable statute.


Comparative Rights of Stockholders

        The rights of the stockholders of First Dodge, MBI, and First National are different from the rights of stockholders of Fourth
Financial with respect to several significant matters:

        1. The Board of Directors of Fourth Financial is classified into three classes and only one-third of its members are elected annually, thereby reducing the benefits of cumulative voting. All members of the First Dodge, MBI, and First National boards of directors are elected annually. Cumulative voting is in effect in the election of Fourth Financial directors. First Dodge, MBI, and First National also have cumulative voting for election of directors. Cumulative voting means that each stockholder is entitled, in voting for directors, to as many votes as equals the number of shares of stock held by him or her on the record date multiplied by the number of directors to be elected, and such votes may all be cast for a single candidate or may be distributed among several or all of the candidates as the stockholder sees fit.

        2. In the event of a proposed merger, sale of substantially all of the assets, or other business combination of First Dodge, MBI, or First National, the affirmative vote of only a majority (two-thirds in the case of First National) of the shares of stock entitled to vote on the matter may approve such transaction. An 80% vote is required by Fourth Financial stockholders to approve such actions in certain circumstances.

        The foregoing discussion of certain similarities and material differences between the rights of First Dodge, MBI, and First National stockholders and Fourth Financial stockholders under their respective charter documents and state and federal laws is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the General Corporation Law of Oklahoma, the General Corporation Code of Kansas, and the federal National Banking Act, the common law under such statutes, and the full texts of the Articles of Incorporation of First Dodge, the Amended and Restated Certificate of Incorporation of MBI, the Amended Articles of Association of First National, the Restated Articles of Incorporation of Fourth Financial, the respective Bylaws of First Dodge, MBI, First National, and Fourth Financial, and all amendments thereto.















                         PRO FORMA FINANCIAL STATEMENTS


                               FOURTH FINANCIAL CORPORATION AND
                    FIRST DODGE CITY BANCSHARES, INC. (Pending Acquisition)



     The following unaudited pro forma condensed consolidated statement of condition as of December 31, 1993 combines (1) the amounts shown in the historical consolidated statement of condition of Fourth Financial and (2) the amounts shown in the historical consolidated statement of condition of First Dodge all as of December 31, 1993. The combination of First Dodge is based on the pooling-of-interest method of accounting. The pro forma condensed consolidated statement of condition is not necessarily indicative of the combined financial position as it may be in the future or as it might have been had the acquisition been consummated on December 31, 1993. The following notes describe the assumptions used in this pro forma condensed consolidated statement of condition. This pro forma condensed consolidated statement should be read in conjunction with the other pro forma and historical financial statements and notes thereto appearing elsewhere herein.


                    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONDITION
                                       December 31, 1993
                                          (Unaudited)
                       (Dollars in thousands, except per share amounts)



                                            Fourth          First                  Pro Forma
                                                                          ---------------------------
                                           Financial        Dodge         Adjustments       Combined
                                          -----------     ---------      ------------     ------------
ASSETS:
  Cash and due from banks. . . . . . . .$   313,799      $   6,893       $    (120) A    $   320,572
  Interest-bearing deposits in other
   financial institutions. . . . . . . .      2,232            793              --             3,025
  Investment securities. . . . . . . . .  2,929,543         33,095              --         2,962,638
  Trading account securities . . . . . .        474             --              --               474
  Federal funds sold and securities pur-
   chased under agreements to resell . .      4,575          9,095          (2,300) A          4,913
                                                                            (6,457) D
  Loans and leases . . . . . . . . . . .  3,257,787         94,292              --         3,352,079
  Allowance for credit losses. . . . . .    (66,368)        (1,249)             --           (67,617)
                                         ----------       --------       ---------        ----------
    Net loans and leases . . . . . . . .  3,191,419         93,043              --         3,284,462
  Bank premises and equipment. . . . . .    142,972          2,692              --           145,664
  Income receivable and other assets . .     94,061          3,206              --            97,267
  Intangible assets, net . . . . . . . .     63,798          2,532             956  C         67,286
                                         ----------       --------       ---------        ----------
            Total assets . . . . . . . . $6,742,873       $151,349        $ (7,921)       $6,886,301
                                         ==========       ========       =========        ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
  Deposits. . . . . .  . . . . . . . . . $5,307,736       $129,168       $    (120) A     $5,436,784
  Other borrowings . . . . . . . . . . .    766,929          5,307          (2,300) A        769,936
  Accrued interest, taxes,
   and other liabilities . . . . . . . .     55,874            940            (162) D         56,652
  Long-term debt . . . . . . . . . . . .     13,989          6,295          (6,295) D         13,989
  Minority interest. . . . . . . . . .           --          1,135          (1,135) C             --
                                         ----------       --------        --------         ---------
     Total liabilities . . . . . . . . .  6,144,528        142,845         (10,012)        6,277,361
                                         ----------       --------        --------         ---------
  STOCKHOLDERS' EQUITY:
  Preferred stock. . . . . . . . . . . .    100,000             --              --           100,000
  Common stock . . . . . . . . . . . . .    132,876              5           2,948  B        135,829
  Capital surplus. . . . . . . . . . . .    105,905          3,145          (2,948) B        106,101
                                                                                (1) C
  Retained earnings. . . . . . . . . . .    239,456          5,354              --           244,810
  Less: Stock option loans . . . . . . .     (1,795)            --              --            (1,795)
        Treasury stock . . . . . . . . .     (3,245)            --           2,092  C         (1,153)
  Unrealized gains on available-
   for-sale securities . . . . . . . . .     25,148             --              --            25,148
                                         ----------       --------        --------        ----------
           Total stockholders' equity. .    598,345          8,504           2,091           608,940
                                         ----------       --------        --------        ----------
            Total liabilities and
             stockholders' equity. . . . $6,742,873       $151,349        $ (7,921)       $6,886,301
                                         ==========       ========        ========        ==========
  Book value per share of
   common stock. . . . . . . . . . . . .     $18.83                                           $18.76
                                             ======                                           ======
  Risk-based capital ratios:
      Tier I (regulatory minimum 4%) . .      12.97%                                           13.47%
      Total (regulatory minimum 8%)  . .      14.22                                            14.72
  Leverage capital ratio
   (regulatory minimum 3%) . . . . . . .       7.61                                             7.92


     Pro forma adjustments and notes to the condensed consolidated statement of condition are as follows:


     (A)      To eliminate intercompany balances (dollars in thousands).

               Cash and due from banks/deposits. . . . . . . . .      120
               Federal funds sold/federal funds purchased           2,300

     (B) To record the issuance of 590,711 shares of Fourth Financial stock in exchange for all of the 5,254.5 shares of First Dodge in a transaction accounted for as a pooling of interests.

     (C) Fourth Financial also will issue 70,309 shares and 1,200 shares of Fourth Financial stock from treasury in exchange for the minority interests of First Dodge's subsidiaries:
              First National (733 shares) and MBI (4,000 shares), respectively, in transactions to be accounted for as purchases. The 71,509 Fourth Financial shares to be issued in the purchase transactions were valued for purposes of this pro forma condensed consolidated statement of condition at $29.25 per share, the closing sales price of Fourth Financial Stock on December 31, 1993. Cost in excess of net assets acquired is being amortized using the straight-line method over 20 years.

     (D) To record Fourth Financial's repayment of debt and accrued interest of First Dodge.


     Pro forma book value per share of common stock is based on the 26,463,733 outstanding shares of common stock of Fourth Financial at December 31, 1993 and the 662,220 shares anticipated to be issued in the pending First Dodge acquisition.




                                PRO FORMA FINANCIAL STATEMENTS

                               FOURTH FINANCIAL CORPORATION, AND
                    FIRST DODGE CITY BANCSHARES, INC. (Pending Acquisition)



     The following unaudited pro forma condensed consolidated statements of income for the years ended December 31, 1993, 1992, and 1991 combine (1) the amounts shown in the historical consolidated statements of income of Fourth Financial and (2) the amounts shown in the historical consolidated statements of income of First Dodge. The combination of First Dodge is based on the pooling-of-interests method of accounting assuming the acquisition had been consummated at the beginning of the three-year period presented and other assumptions also described in the following notes. The pro forma results for the year ended December 31, 1993 are not necessarily indicative of the results as they may be in the future. The pro forma condensed consolidated statements of income should be read in conjunction with the other pro forma and historical financial statements and notes thereto appearing elsewhere herein.


                     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                          (Unaudited)
                           (In thousands, except per share amounts)




                                                              Year Ended December 31,
                                                       -------------------------------------
                                                          1993          1992         1991
                                                       ----------    ----------   ----------
Interest income:
  Interest and fees on loans . . . . . . . . . . . .     $262,905     $269,391      $314,771
  Interest on short-term investments . . . . . . . .        2,165        4,756        14,760
  Interest and dividends on
   investment securities . . . . . . . . . . . . . .      178,812      164,679       161,821
  Interest and dividends on trading
   account securities. . . . . . . . . . . . . . . .          136          222           594
                                                         --------     --------      --------
    Total interest income. . . . . . . . . . . . . .      444,018      439,048       491,946
                                                         --------     --------      --------
Interest expense:
  Interest on deposits . . . . . . . . . . . . . . .      158,195      183,523       260,320
  Interest on other borrowings . . . . . . . . . . .       19,095       10,342        13,188
  Interest on long-term debt . . . . . . . . . . . .        2,286        3,764         4,683
                                                         --------     --------      --------
    Total interest expense . . . . . . . . . . . . .      179,576      197,629       278,191
                                                         --------     --------      --------
Net interest income. . . . . . . . . . . . . . . . .      264,442      241,419       213,755
Provision for credit losses. . . . . . . . . . . . .        6,964       21,358        43,926
                                                         --------     --------      --------
Net interest income after provision
 for credit losses . . . . . . . . . . . . . . . . .      257,478      220,061       169,829
Noninterest income . . . . . . . . . . . . . . . . .       90,735       84,656        87,373
Noninterest expense. . . . . . . . . . . . . . . . .      258,685      222,274       215,207
                                                         --------     --------      --------
Income before income taxes, minority interest,
 and extraordinary item. . . . . . . . . . . . . . .       89,528       82,443        41,995
  Income taxes . . . . . . . . . . . . . . . . . . .       22,667       19,540        10,041
                                                         --------     --------      --------
Income before minority interest and
 extraordinary item. . . . . . . . . . . . . . . . .       66,861       62,903        31,954
Minority interest. . . . . . . . . . . . . . . . . .           --         (206)         (188)
                                                         --------     --------      --------
Income before extraordinary item . . . . . . . . . .     $ 66,861    $  62,697      $ 31,766
                                                         ========     ========      ========
Income before extraordinary item applicable to
 common and common-equivalent shares . . . . . . . .     $ 59,861    $  56,746      $ 31,766
                                                         ========     ========      ========

 Earnings before extraordinary item
 per common share:
  Primary. . . . . . . . . . . . . . . . . . . . . .        $2.27        $2.19         $1.27
                                                            =====        =====         =====
  Fully diluted. . . . . . . . . . . . . . . . . . .        $2.20        $2.13         $1.24
                                                            =====        =====         =====


                             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                         Year Ended December 31, 1993
                                                  (Unaudited)
                                   (In thousands, except per share amounts)



                                                           Fourth        First              Pro Forma
                                                                                  ----------------------------
                                                          Financial      Dodge      Adjustments    Combined
                                                         -----------    -------     -----------   ----------
Interest income:
  Interest and fees on loans . . . . . . . . . . . .      $254,730   $   8,175     $      --      $262,905
  Interest on short-term investments . . . . . . . .         1,937         279           (51) A      2,165
  Interest and dividends on
   investment securities . . . . . . . . . . . . . .       176,664       2,148            --       178,812
  Interest and dividends on trading
   account securities. . . . . . . . . . . . . . . .           136          --            --           136
                                                          --------   ---------     ---------      --------
    Total interest income. . . . . . . . . . . . . .       433,467      10,602           (51)      444,018
                                                          --------   ---------     ---------      --------
Interest expense:
  Interest on deposits . . . . . . . . . . . . . . .       154,725       3,470            --       158,195
  Interest on other borrowings . . . . . . . . . . .        18,909         237           (51) A     19,095
  Interest on long-term debt . . . . . . . . . . . .         1,867         419            --         2,286
                                                          --------   ---------     ---------      --------
    Total interest expense . . . . . . . . . . . . .       175,501       4,126           (51)      179,576
                                                          --------   ---------     ---------      --------
Net interest income. . . . . . . . . . . . . . . . .       257,966       6,476            --       264,442
Provision (benefit) for credit losses. . . . . . . .         7,056         (92)           --         6,964
                                                          --------   ---------     ---------      --------
Net interest income after provision
 for credit losses . . . . . . . . . . . . . . . . .       250,910       6,568            --       257,478
Noninterest income . . . . . . . . . . . . . . . . .        89,103       1,632            --        90,735
Noninterest expense. . . . . . . . . . . . . . . . .       252,986       5,651            48  B    258,685
                                                          --------   ---------     ---------      --------
Income before income taxes, minority interest,
 and extraordinary item. . . . . . . . . . . . . . .        87,027       2,549           (48)       89,528
  Income taxes . . . . . . . . . . . . . . . . . . .        21,845         822            --        22,667
                                                          --------   ---------     ---------      --------
Income before minority interest
 and extraordinary item. . . . . . . . . . . . . . .        65,182       1,727           (48)       66,861
Minority interest. . . . . . . . . . . . . . . . . .            --        (199)          199  B         --
                                                          --------   ---------     ---------      --------
Income before extraordinary item . . . . . . . . . .     $  65,182   $   1,528      $    151      $ 66,861
                                                          ========   =========     =========      ========
Income before extraordinary item applicable to
 common and common-equivalent shares . . . . . . . .     $  58,182                                $ 59,861
                                                          ========                                ========

Earnings before extraordinary item
 per common share:
  Primary. . . . . . . . . . . . . . . . . . . . . .         $2.26                                   $2.27
                                                             =====                                   =====
  Fully diluted. . . . . . . . . . . . . . . . . . .         $2.19                                   $2.20
                                                             =====                                   =====


                             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                         Year Ended December 31, 1992
                                                  (Unaudited)
                                   (In thousands, except per share amounts)



                                                           Fourth        First              Pro Forma
                                                                                  ----------------------------
                                                          Financial      Dodge      Adjustments    Combined
                                                         -----------    -------     -----------   ----------

Interest income:
  Interest and fees on loans . . . . . . . . . . . .      $260,741    $  8,650      $     --      $269,391
  Interest on short-term investments . . . . . . . .         4,336         452           (32) A      4,756
  Interest and dividends on
   investment securities . . . . . . . . . . . . . .       161,820       2,859            --       164,679
  Interest and dividends on trading
   account securities. . . . . . . . . . . . . . . .           222          --            --           222
                                                          --------    --------      --------      --------
    Total interest income. . . . . . . . . . . . . .       427,119      11,961           (32)      439,048
                                                          --------    --------      --------      --------
Interest expense:
  Interest on deposits . . . . . . . . . . . . . . .       179,013       4,510            --       183,523
  Interest on other borrowings . . . . . . . . . . .        10,060         314           (32) A     10,342
  Interest on long-term debt . . . . . . . . . . . .         3,324         440            --         3,764
                                                          --------    --------      --------      --------
    Total interest expense . . . . . . . . . . . . .       192,397       5,264           (32)      197,629
                                                          --------    --------      --------      --------
Net interest income. . . . . . . . . . . . . . . . .       234,722       6,697            --       241,419
Provision for credit losses. . . . . . . . . . . . .        21,343          15            --        21,358
                                                          --------    --------      --------      --------
Net interest income after provision
 for credit losses . . . . . . . . . . . . . . . . .       213,379       6,682            --       220,061
Noninterest income . . . . . . . . . . . . . . . . .        83,014       1,642            --        84,656
Noninterest expense. . . . . . . . . . . . . . . . .       216,926       5,348            --       222,274
                                                          --------    --------      --------      --------
Income before income taxes, minority interest,
 and extraordinary item. . . . . . . . . . . . . . .        79,467       2,976            --        82,443
  Income taxes . . . . . . . . . . . . . . . . . . .        18,534       1,006            --        19,540
                                                          --------    --------      --------      --------
Income before minority interest
 and extraordinary item. . . . . . . . . . . . . . .        60,933       1,970            --        62,903
Minority interest. . . . . . . . . . . . . . . . . .            --        (206)           --          (206)
                                                          --------    --------      --------      --------
Income before extraordinary item . . . . . . . . . .      $ 60,933     $ 1,764      $     --      $ 62,697
                                                          ========    ========      ========      ========
Income before extraordinary item applicable to
 common and common-equivalent shares . . . . . . . .      $ 54,982                                $ 56,746
                                                          ========                                ========

Earnings before extraordinary
 item per common share:
  Primary. . . . . . . . . . . . . . . . . . . . . .         $2.17                                   $2.19

                                                             =====                                   =====
  Fully diluted. . . . . . . . . . . . . . . . . . .         $2.11                                   $2.13
                                                             =====                                   =====

                               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                           Year Ended December 31, 1991
                                                    (Unaudited)
                                     (In thousands, except per share amounts)



                                             Fourth         First                Pro Forma
                                                                       ----------------------------
                                            Financial       Dodge        Adjustments    Combined
                                           -----------     -------       -----------   ----------
Interest income:
  Interest and fees on loans . . . . . .    $305,778      $  8,993       $     --      $314,771
  Interest on short-term investments . .      13,724         1,126            (90) A     14,760
  Interest and dividends on
   investment securities . . . . . . . .     159,472         2,349             --       161,821
  Interest and dividends on trading
   account securities. . . . . . . . . .         594            --             --           594
                                            --------      --------       --------      --------
    Total interest income. . . . . . . .     479,568        12,468            (90)      491,946
                                            --------      --------       --------      --------
Interest expense:
  Interest on deposits . . . . . . . . .     254,005         6,315             --       260,320
  Interest on other borrowings . . . . .      13,070           208            (90) A     13,188
  Interest on long-term debt . . . . . .       4,134           549             --         4,683
                                            --------      --------       --------      --------
    Total interest expense . . . . . . .     271,209         7,072            (90)      278,191
                                            --------      --------       --------      --------
Net interest income. . . . . . . . . . .     208,359         5,396             --       213,755
Provision for credit losses. . . . . . .      43,665           261             --        43,926
                                            --------      --------       --------      --------
Net interest income after provision
 for credit losses . . . . . . . . . . .     164,694         5,135             --       169,829
Noninterest income . . . . . . . . . . .      85,896         1,477             --        87,373
Noninterest expense. . . . . . . . . . .     210,341         4,866             --       215,207
                                            --------      --------       --------      --------
Income before income taxes, minority
 interest, and extraordinary item. . . .      40,249         1,746             --        41,995
  Income taxes . . . . . . . . . . . . .       9,537           504             --        10,041
                                            --------      --------       --------      --------
Income before minority interest and
 extraordinary item. . . . . . . . . . .      30,712         1,242             --        31,954
Minority interest. . . . . . . . . . . .          --          (188)            --          (188)
                                            --------      --------       --------      --------
Income before extraordinary item . . . .    $ 30,712      $  1,054       $     --      $ 31,766
                                            ========      ========       ========      ========
Income before extraordinary item
 applicable to common and
 common-equivalent shares. . . . . . . .    $ 30,712                                   $ 31,766
                                            ========                                   ========

Earnings before extraordinary
 item per common share:
  Primary. . . . . . . . . . . . . . . .       $1.26                                      $1.27
                                               =====                                      =====
  Fully diluted. . . . . . . . . . . . .       $1.23                                      $1.24
                                               =====                                      =====


    Pro forma adjustments and notes to the condensed consolidated statements of income are as follows:

                                                                              Year Ended December 31,
                                                                      -------------------------------------
                                                                        1993         1992          1991
                                                                      ---------    ---------     ----------
                                                                                         (In thousands)
    (A)  To eliminate intercompany income/expense:
           Interest on short-term investments/
             interest on short-term borrowings . . . . . . . . . . .         51            32            90

    (B)  To reflect adjustments resulting from the purchase method of accounting in connection with the acquisition of the minority interests of First Dodge's subsidiaries: First National
         and MBI:
           Noninterest expense (amortization of cost in
            excess of net assets acquired) . . . . . . . . . . . . .         48            --            --
           To eliminate minority interest in earnings. . . . . . . .        199            --            --


    Not included in these condensed consolidated statements of income are $2,017,000 (net of a $586,000 tax benefit) of nonoperating charges associated with the acquisition of First Dodge. These nonoperating charges include severance payments, data processing contract settlements and conversions, the write down of duplicate or obsolete facilities, and other similar charges and a charge of $1,100,000 (net of a $24,000 tax benefit) to accelerate the amortization of intangible assets currently recorded by First Dodge. Other adjustments to conform the accounting policies of First Dodge to the accounting policies of Fourth Financial are immaterial.

    Pro forma earnings before extraordinary item per common share are based on the following weighted average number of shares outstanding:

                                                                              Year Ended December 31,
                                                                      -------------------------------------
                                                                        1993         1992          1991
                                                                      ---------    ---------    -----------
    Primary. . . . . . . . . . . . . . . . . . . . . . . . . . . .   26,396,058    25,901,186    25,007,717
    Fully diluted. . . . . . . . . . . . . . . . . . . . . . . . .   30,426,772    29,488,679    25,793,239

    Primary earnings before extraordinary item per common share were computed by dividing net income applicable to common and common-equivalent shares by the weighted average common and common-equivalent shares outstanding during the period. Fully diluted earnings per common share were computed by adjusting net income for interest expense (net of income taxes) associated with convertible debt. The adjusted net income was then divided by the weighted average of common and common-equivalent shares outstanding plus the number of shares which would have been outstanding during the year had convertible securities been converted in accordance with their respective governing instruments. Note 17 to the Fourth Financial 1993 Consolidated Financial Statements more fully describes Fourth Financial's common stock equivalents and convertible securities.


    The adjustment of net income for convertible debt interest expense (net of income taxes) was as follows:

                                                                              Year Ended December 31,
                                                                      -------------------------------------
                                                                        1993         1992          1991
                                                                      ----------   ----------   -----------
                                                                                         (In thousands)
    Interest expense adjustment. . . . . . . . . . . . . . . . . . .    $  4          $ 85           $264


                           INFORMATION CONCERNING FOURTH FINANCIAL

General

        Fourth Financial is the largest bank holding company headquartered in Kansas, based on both assets and deposits, and, at December 31, 1993, had total assets of $6.7 billion, total deposits of $5.3 billion, and stockholders' equity of $598.3 million. Fourth Financial offers a broad range of bank and bank-related services through its subsidiaries, BANK IV Kansas and BANK IV Oklahoma. Bank IV Kansas, whose predecessor was originally organized in 1887, is the largest commercial bank in Kansas and, at December 31, 1993, had approximately 11% of all insured deposits in Kansas. Bank IV Kansas, the only major statewide bank in Kansas, has 76 offices in 31 communities. BANK IV Oklahoma has 36 offices in eleven Oklahoma communities.

        Additional information concerning recent and pending acquisitions by Fourth Financial, information concerning Fourth Financial's business, and information concerning the principal holders of Fourth Stock, the directors and executive officers of Fourth Financial, executive compensation, and certain relationships and related transactions is contained in the Fourth 10-K and in the Fourth Proxy Statement. All of such information is hereby incorporated into this Joint Proxy Statement-Prospectus by reference.


Pending Acquisitions

        Information about various pending acquisitions is contained in
Item 1 of the Fourth 10-K under the caption "Pending Acquisitions." The following discussion is intended to supplement the information contained in the Fourth 10-K.

        On March 23, 1994 Fourth Financial entered into an agreement in principle to acquire Blackwell Security Bancshares, Inc., the owner of Security Bank and Trust Co., Blackwell, Oklahoma, for a purchase price of approximately $7.6 million. Consummation of the proposed transaction is contingent upon the satisfaction of various conditions among which are negotiation and execution of a definitive agreement, Fourth Financial being satisfied as to the results of its due diligence investigation, and the obtaining of regulatory approvals. Security Bank and Trust Co. had assets of approximately $49.6 million and deposits of approximately $43.5 million as of December 31, 1993.

        On April 19, 1994, Fourth Financial entered into an agreement in principle to acquire Stillwater Savings Bank in exchange for shares of Fourth Stock having an estimated aggregate market value of approximately $10 million. Stillwater Savings Bank had assets of approximately $97 million and deposits of approximately $89 million at December 31, 1993. The Stillwater agreement is subject to various conditions, among which are negotiation and execution of a definitive agreement, Fourth Financial being satisfied as to the results of its due diligence investigation, and obtaining requisite governmental and shareholder approvals.

        Fourth Financial continues to be engaged in an active acquisition program. Pursuant to that program, Fourth Financial is presently considering or participating in discussions concerning additional acquisitions. However, except for the pending transactions described above and in the Fourth 10-K, as of the date of this Joint Proxy
Statement-Prospectus, Fourth Financial had no binding commitments, agreements, or understandings to acquire any additional financial institutions, but additional acquisition agreements may be negotiated or entered into at any time.


                 INFORMATION CONCERNING FIRST DODGE, FIRST NATIONAL, AND MBI

                                         First Dodge

        First Dodge was founded in 1981 for the purpose of acquiring FNB. Its principal assets are ownership of all of the issued and outstanding capital stock of FNB and all of MBI's preferred stock and 99.56% of the issued and outstanding MBI Common Stock. First Dodge has no other operations and has no employees. Its directors are John V. Harding, Thomas P. Shirley, and Vida Ebener.

        The officers of First Dodge are:

        Name                                           Office
        ----                                           ------
        John V. Harding . . . . . . . . . . . .        President
        Thomas P. Shirley . . . . . . . . . . .        Vice President
        Thomas P. Shirley . . . . . . . . . . .        Secretary-Treasurer


                                       First National

General
- -------
        First National Bank and Trust Company in Dodge City ("First National") was organized on December 17, 1900. First National opened for business on January 5, 1901, and operated under a state charter until June 1, 1904 when it was granted a national charter. First National was purchased by First National Bancshares of Dodge City, Inc. ("FNB") in February 1977. FNB presently owns 87.78% of the outstanding stock of First National.

        First National is the largest of the three banks located in Dodge City, Kansas, and of the seven banks in Ford County.

        First National's primary offices are located in downtown Dodge City at 619 Second Avenue. First National also has two branch locations in Dodge City at 819 South Second Avenue and 2307 Central. The metropolitan statistical area of Dodge City has a population of approximately 27,000, according to the 1990 U.S. Census.

        First National provides traditional bank services to businesses and financial institutions in a target geographic market of a 50-mile radius surrounding Dodge City. First National provides a full range of banking services including checking and savings accounts, certificates of deposit, individual retirement accounts, agricultural, commercial, real estate, and consumer loans, safe deposit boxes, cash management, retail securities brokerage, and trust services.

        As of December 31, 1993, First National had total assets of $104,790, total deposits of $89,687, and net loans outstanding of $68,265. First National's loan portfolio consists primarily of agricultural, commercial, industrial, and real estate loans.

Bank Facilities
- ---------------
        First National owns its main banking location, containing approximately 40,356 square feet of office and lobby space and a drive-in facility located at Second and Spruce, Dodge City, Kansas. The top four floors of the main bank are rental offices. Both of First National's branch facilities are owned, with one building containing approximately 2,435 square feet, and the other facility containing approximately 1,821 square feet. First National has two remote ATM's located on owned premises. Additionally, First National utilizes owned facilities at Third and Spruce for loan activities (6,147 square feet).

Management
- ----------
        The executive officers and directors of First National are as follows;

        Name                         Position
        ----                         --------
        John V. Harding              Chairman of the Board and Chief
                                     Executive Officer
        Larry R. Heyka               President and Chief Operating Officer
        Anna M. Schilling            Senior Vice President and Cashier,
                                     Operations; and Secretary, Board of
                                     Directors
        Vida Ebener                  Director
        George Herrmann              Director
        Thomas P. Shirley            Director
        H.M. Skaggs, Jr.             Director
        J. David Wagner              Director
        Byron Winans                 Director
        Dean R. Young                Director
        Brian Shirley                Advisory Director

Employees
- ---------
        On December 31, 1993, First National had 53 full-time equivalent employees. First National is not a party to any collective bargaining agreement and its employee relations are considered to be good by First National's management.

Competition
- -----------
        First National has chosen not to attempt to be the low-cost provider in the market, but rather to emphasize those products and services with acceptable margins and expanding market opportunities. A significant portion of First National's earning capacity is derived from its interest margin, i.e., the net difference between interest income and interest expense. Pricing is also a principal competitive factor in the market for deposits, loans, trust services, securities brokerage, and other fee-generating activities.

Recent Operating History
- ------------------------
        First National has had average earnings of $1.5 million for each of the last five years. Total assets for the past five years have averaged $106.5 million. Average deposits the past five years have been $92.6 million with non-interest bearing deposits maintaining a 16.16% level for the same period. Loans have averaged $59 million, or 63.26% of deposits, for the five year period. In 1993, loans averaged 66.53% of deposits.

        First National's provision for loan losses is deemed by it to be adequate at year end 1993 at $889,000 or 1.31% of loans. Other real estate owned is at a minimum as of December 31, 1993, at $85,000.
Dividends paid to shareholders over the past five years amounted to $6.7 million.

Financial Information
- ---------------------
        Financial information, including audited financial information and management's discussion and analysis of financial condition and results of operations of First National and subsidiaries, is included in the financial statements appearing elsewhere in this Joint Proxy Statement-Prospectus.




                                             MBI

General
- -------
        Metro Bancshares, Inc. ("MBI") was organized in 1983 as an Oklahoma corporation, with its principal office located at 619 Second Avenue, Dodge City, Kansas. MBI owns 100% of the capital stock of Metro Bank. MBI has no employees or operations other than its ownership of Metro Bank. The directors of MBI are:

        John V. Harding
        Thomas P. Shirley
        Vida Ebener

        The officers of MBI are:

        Name                            Office
        ----                            ------
        John V. Harding                 President
        Thomas P. Shirley               Vice President
        Thomas P. Shirley               Secretary/Treasurer

        Metro Bank's primary offices are located in Broken Arrow, Oklahoma at 1800 South Elm Place. The metropolitan statistical area of Broken Arrow has a population of approximately 70,000, according to the 1990 U.S. Census.

        Metro Bank provides traditional bank services to businesses and financial institutions in a target geographic market which includes Broken Arrow and Coweta. Metro Bank provides a full range of banking services including checking and savings accounts, certificates of deposit, individual retirement accounts, agricultural, commercial, real estate and consumer loans, safe deposit boxes, and cash management.

        As of December 31, 1993, Metro Bank had total assets of $45.3 million, total deposits of $40.2 million, and net loans outstanding of $26 million. Metro Bank's loan portfolio consists primarily of commercial, industrial, and real estate loans.

Bank Facilities
- ---------------
        Metro Bank owns its main banking location, containing approximately 11,307 square feet of office, lobby and a drive-in space located at 1800 South Elm Place in Broken Arrow, Oklahoma.

Management
- ----------
        The executive officers and directors of Metro Bank are as follows:

        Name                            Position
        ----                            --------
        Paul Anderson                   President
        John V. Harding                 Director
        Richard Mudge                   Director
        Thomas P. Shirley               Director
        Bruce Switzer                   Director

Employees
- ---------
        On December 31, 1993, Metro Bank had 23 full-time equivalent employees. Metro Bank is not a party to any collective bargaining agreement and its employee relations are considered to be good by management.

Competition
- -----------
        Competition for bank loans and services in Broken Arrow and the surrounding area served by Metro Bank is First National Bank of Broken Arrow, Arkansas Valley State Bank of Broken Arrow, a branch of State Bank of Tulsa, a branch of Liberty Bank of Tulsa, and two branches of Bank of Oklahoma.

        Metro Bank has chosen not to attempt to be the low-cost provider in the market, but rather to emphasize those products and services with acceptable margins and expanding market opportunities. A significant portion of Metro Bank's earning capacity is derived from its interest margin, i.e., the net difference between interest income and interest expense. Pricing is also a principal competitive factor in the market for deposits, loans, and other fee-generating activities.

Recent Operating History
- ------------------------
        Metro Bank has had aggregate earnings for the past three years of $1.3 million. Total assets for the same period have averaged $37.6 million. Average deposits for the past three years amounts to $32.8 million with noninterest bearing deposits maintaining a 13.98% level and, for the same period, loans have averaged $23.4 million, or 62.23% of deposits.

        Metro Bank's provision for loan losses is deemed to be adequate at year end 1993 at $360,000 or 1.38% of loans. Other real estate owned is at a minimum as of December 31, 1993 or $35,000.

        Dividends paid to MBI preferred stock shareholders the past two years amounted to $860,000.

Financial Information
- ---------------------
        Financial information, including audited financial information and management's discussion and analysis of financial condition and results of operations of MBI and its wholly owned subsidiary, is included in the financial statements appearing elsewhere in this Joint Proxy Statement-Prospectus.


            DESCRIPTION OF CAPITAL STOCK OF FIRST DODGE, FIRST NATIONAL, AND MBI

First Dodge
- -----------
        First Dodge is authorized to issue 100,000 shares of common stock, par value $1.00 per share. Each holder of First Dodge Stock is entitled to one vote for each share held, except in the case of election of directors where holders are allowed to accumulate their votes. The holders of First Dodge Stock have no preemptive rights to purchase or subscribe for any additional stock First Dodge may hereafter issue. All shares of First Dodge Stock are fully paid and non-assessable. Holders of First Dodge Stock are entitled to receive dividends as and when declared by the board of directors.

First National
- --------------
        First National has the authority to issue 6,000 shares of common stock, $100.00 par value per share. Each holder of First National
Stock is entitled to one vote for each share held, except in the case of election of directors where holders are allowed to accumulate their votes. The holders of First National Stock have no preemptive rights to purchase or subscribe for any stock First National may hereafter issue. All shares of First National Stock are fully paid and nonassessable. Holders of First National Stock are entitled to receive dividends as and when declared by the board of directors. See "Market Prices of and Dividends on First Dodge Stock, First National Stock, MBI Common Stock, and Fourth Stock" for a description of restrictions on the ability of First National to pay dividends.

MBI
- ---
        MBI has the authority to issue 3,000,000 shares of preferred stock, $1.00 par value per share, of which 1,915,333 shares have been issued. All of MBI's preferred stock is owned by First Dodge.

        MBI has the authority to issue 1,000,000 shares of common stock, $.10 par value per share, of which 905,000 shares have been issued, 904,795 are issued and outstanding, and 205 are held as treasury shares. All voting rights are vested exclusively in MBI Common Stock. Each holder of MBI Common Stock is entitled to one vote for each share held, except in the case of election of directors where holders are allowed to accumulate their votes. The holders of MBI Common Stock have no preemptive rights to purchase or subscribe for any stock MBI may hereafter issue. All shares of MBI Common Stock are fully paid and nonassessable.

        MBI owns all of the issued and outstanding capital stock of MBI's subsidiary, Metro Bank of Broken Arrow.


                   OWNERSHIP OF FIRST DODGE, FIRST NATIONAL, AND MBI STOCK

First Dodge
- -----------
        The following three stockholders own all of the issued and outstanding capital stock of First Dodge:

                                  Number of Shares
        Name and Address          Beneficially Owned    Percent of Class
        ----------------          ------------------    ----------------
        Thomas P. Shirley (1)           2,102.75              40%
        2000 Country Club Drive
        Dodge City, KS 67801

        Vida Ebener Revocable           2,102.75              40
          Trust
        C/O First National Bank
        P.O. Box 59
        Dodge City, KS 67801

        John V. Harding (1)             1,049.00              20
        1819 LaMesa Dr.
        Dodge City, KS 67801

__________
(1)     Is also an officer and director of First Dodge.


First National
- --------------
        Set forth below is the name and address of the only entity or person who beneficially owned, as of March 31, 1994, 5% or more of the issued and outstanding shares of First National Stock.


                                       Number of Shares      Percent
Name and Address                       Beneficially Owned    of Class
- ----------------                        -----------------    --------
First Dodge City Bancshares, Inc.
(through its wholly owned
subsidiary, First National
Bancshares of Dodge City, Inc.)
P.O. Box 59
Dodge City, Kansas 67801                     5,267            87.78%

_____________


        Set forth in the following table is certain information as of March 31, 1994, as to the number of shares of First National Stock beneficially owned (i) by each director of First National (ii) each executive officer of First National, and (iii) by the executive officers and directors of First
National as a group.

                                       Number of Shares      Percent
Name and Address                       Beneficially Owned    of Class
- ----------------                        -----------------    --------
Vida Ebener                              10 (1)                 .17%
John V. Harding                          10 (1)                 .17
George Herrmann                          10                     .17
Larry R. Heyka                           10                     .17
Anna M. or Larry J.
  Schilling                              25                     .42
Thomas P. Shirley                        10 (1)                 .17
H.M. Skaggs, Jr.                         10                     .17
J. David Wagner                          10                     .17
Byron Winans                             10                     .17
Dean R. Young                            10                     .17
All executive officers and
  directors as a group (10 persons)     115                    1.92
_____________

(1) Does not include the 5,267 shares beneficially owned by First Dodge of which Mr. Harding and Mr. Shirley are officers, and Mr. Harding, Mr. Shirley, and Mrs. Ebener are directors, and substantial stockholders.



MBI
- ---
        As of the date of this Joint Proxy Statement-Prospectus, the only beneficial owner of 5% or more of any class of equity security issued by MBI is First Dodge City Bancshares, Inc., P.O. Box 59, Dodge City, Kansas 67801, which owns 1,915,333 shares, or 100% of the issued and outstanding shares of MBI's preferred stock, and 900,795 shares, or 99.56% of the issued and outstanding MBI Common Stock. As of such date no officer or director of MBI beneficially owned any shares of any class of MBI's capital stock.


Shares of Fourth Stock to be Received in Mergers
- ------------------------------------------------
        Set forth below, as to each director and executive officer of First Dodge, First National, and MBI and each known beneficial owner of 5% or more of First Dodge Stock, First National Stock, and MBI Common Stock, and all executive officers and directors of First Dodge, First National, and MBI as a group, is information as of March 31, 1994, as to the number of share of Fourth Stock anticipated to be received by such persons or groups in the Mergers and their estimated percentage ownership of Fourth Stock immediately upon consummation of the Mergers, both if all the other pending acquisitions by Fourth Financial described elsewhere herein are effected and if none is effected.


                                                       Percentage
                        Number of shares           Ownership if GSB
                        of Fourth Stock            pending acquisition
                        to be                   Is not       Is
Name                    beneficially owned      effected     effected (1)
- ----                    ------------------      --------     ------------
Vida Ebener                     237,350            0.88%         0.80%
John V. Harding                 118,887            0.44          0.40
George Herrmann                     959             (2)           (2)
Larry R. Heyka                      959             (2)           (2)
Anna M. or Larry J.
  Schilling                       2,398            0.01          0.01
Thomas P. Shirley               237,350            0.88          0.80
H.M. Skaggs, Jr.                    959             (2)           (2)
Jon David Wagner                    959             (2)           (2)
Byron Winans                        959             (2)           (2)
Dean R. Young                       959             (2)           (2)
All directors and executive
  officers of First Dodge,
  as a group (3 persons)        593,587            2.19          1.99
All directors and executive
  officers of First National,
  as a group (10 persons)           115             (2)           (2)
All directors and executive
  officers of MBI, as a
  group (0 persons)                   0             (2)           (2)
All directors and executive
  officers of all three
  Merging Corporations
  as a group (13 persons)       593,702            2.19          1.99
________________

(1) Assumes the issuance of 2,798,813 shares of Fourth Stock in other pending transactions.
(2)     Less than one-hundredth of one percent.



        MARKET PRICES OF AND DIVIDENDS ON FIRST DODGE STOCK,
      FIRST NATIONAL STOCK, MBI COMMON STOCK, AND FOURTH STOCK


First Dodge Stock
- -----------------
        Dividends
        ---------
        The following table outlines the per share dividend payments for the past five years:


        Year                         Dividends per share
        ----                         -----------------------
        1993                         $132.00
        1992                          142.73
        1991                           19.03
        1990                           14.27
        1989                           31.16


        Market Prices and Recent Transactions
        -------------------------------------
        There have been no transactions in First Dodge Stock since the corporation was originally organized in 1981.


First National Stock
- --------------------
        Dividends
        ---------
        The following table outlines the per share dividend payments on First National Stock for the past five years:

        Year                         Dividends paid
        ----                         --------------
        1993                         $225.83
        1992                          216.66
        1991                          234.16
        1990                          210.83
        1989                          204.16

        The ability of a national bank such as First National, to pay dividends is limited by federal law. A national bank may only pay dividends in any year of an amount equal to the bank's net profits for that year plus the profits for the two preceding years retained by the bank, without obtaining regulatory approval.

        Market Prices and Recent Transactions
        -------------------------------------
        There is no established trading market for First National Stock.

        The most recent transaction involving First National Stock for which First National has stock price information, occurred on January 9, 1991, in which 10 shares of stock were sold as director's qualifying stock. The share of common stock in that transaction were valued at $1,437.58 per share, which was the per share tangible book value of First National as of January 8, 1991.

        As of March 31, 1994, there were 25 record holders of First National Stock.

                                      MBI Common Stock
                                      ----------------
        Dividends
        ---------
        There have been no dividend payments on MBI Common Stock during the last five years.


        Market Prices and Recent Transactions
        -------------------------------------
        There is no established trading market for MBI's Common Stock.

        The most recent transactions involving MBI Common Stock for which MBI has stock price information occurred on May 10, 1988, when First Dodge purchased 400 shares for a total cost of $4,400 or $16.00 per share, and on October 1, 1991, when First Dodge acquired 30,039 shares of MBI Common Stock by assuming $99,624.20 of indebtedness owed by an MBI stockholder to FNB.

        As of March 31, 1994, there were two record holders of MBI Common Stock, and one record holder of MBI preferred stock.


                                        Fourth Stock
                                        ------------
         Fourth Stock is traded in the over-the-counter market and is reported under the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System symbol FRTH.

        The following table sets forth the high and low closing sales prices of Fourth Stock as reported on the NASDAQ National Market System and the cash dividends paid per share of common stock for the periods indicated.

      Period                   High           Low             Dividends
      ------                   ----           ---             ---------
      1991:
        First Quarter           21 1/4         16 1/2           .22
        Second Quarter          20 1/2         18               .22
        Third Quarter           21 1/4         18 1/4           .22
        Fourth Quarter          24 1/2         19 1/4           .22

       1992:
        First Quarter           26 1/4         22 1/2           .22
        Second Quarter          28 1/2         24 1/2           .22
        Third Quarter           27 1/4         24               .22
        Fourth Quarter          31 1/2         25               .22

       1993:
        First Quarter           26 1/4         22 1/2           .22
        Second Quarter          30 7/8         26 7/8           .24
        Third Quarter           31 1/4         28 1/2           .24
        Fourth Quarter          30 3/8         26               .26

       1994:
        First Quarter           29             25 3/8           .26
        Second Quarter
          (through May __)                                      .26(1)


 ________________
(1) Payable June 1 to stockholders of record May 1.

        A public announcement of the Agreement was made on November 18, 1993. The reported closing sales price of Fourth Stock on November 17, 1993, was $27.00.

        Information concerning a recent reported price of Fourth Stock is set forth on the cover page of this Joint Proxy Statement-Prospectus.

        Holders of Fourth Stock are entitled to receive dividends thereon when, as, and if declared by the Board of Directors out of funds legally available for such purpose, and, upon liquidation, to share ratably in any assets available for distribution after payment of liabilities. Information about restrictions on the ability of Fourth Financial to pay dividends is contained in Item 1 of the Fourth 10-K, under the caption "Regulation and Supervision".

        Holders of First Dodge Stock, MBI Common Stock, and First National Stock are entitled to receive dividends thereon when, as, and if declared by the Boards of Directors out of funds legally available for such purpose, and, upon liquidation, to share ratably in any assets available for distribution after payment of liabilities. First Dodge and MBI are both dependent on receiving dividends from their subsidiary banks in order to be able to pay dividends. Information about restrictions on the ability of First National and Metro Bank to pay dividends to their parents is contained in the Notes to Financial Statements appearing elsewhere in this Joint Proxy Statement-Prospectus under the caption "Regulatory Matters."

        Neither Fourth Financial nor any of its executive officers or directors or their associates owned any shares of capital stock of First Dodge, MBI, or First National on the date of this Joint Proxy Statement-Prospectus and none of First Dodge, MBI, or First National nor any of their executive officers or directors beneficially owned any shares of Fourth Stock on such date except Larry R. Heyka, President of First National, owns 100 shares of Fourth Stock and Dean Young, a director of First National, owns 545 shares of Fourth Stock.


                                           EXPERTS


        The consolidated financial statements of Fourth Financial Corporation appearing in Fourth Financial Corporation's Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, as to the year 1992 are based in part on the reports of Arthur Andersen & Co., Sartain Fischbein & Co., and GRA, Thompson, White & Co., P.A., independent auditors, as to the year 1991 are based in part on the reports of Arthur Andersen & Co., Sartain Fischbein & Co., Grant Thornton, and Deloitte & Touche, independent auditors. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements of First Dodge at December 31, 1993, and for the period ended December 31, 1993, included in this Joint Proxy Statement-Prospectus have been audited by Smoll, Banning and Neier, Chartered, independent public accountants, whose report appears elsewhere herein and in the Registration Statement, and have been so included in reliance upon such report given upon the authority
of the firm as experts in auditing and accounting.   Smoll, Banning and
Neier, Chartered, compiled the consolidated financial statements of First Dodge at December 31, 1992 and for each of the two years in the period ended December 31, 1992, that have been included in this Joint Proxy Statement-Prospectus.

        The consolidated financial statements of First National at December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, included in this Joint Proxy Statement-Prospectus have been audited by Smoll, Banning and Neier, Chartered, independent public accountants, whose report appears elsewhere herein and in the Registration Statement, and have been so included in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

        The consolidated financial statements of MBI at December 31, 1993, and for the period ended December 31, 1993, included in this Joint Proxy Statement-Prospectus have been audited by Smoll, Banning and Neier, Chartered, independent public accountants, whose report appears elsewhere herein and in the Registration Statement, and have been so included in reliance upon such report given upon the authority of the firm as experts in auditing and accounting. Smoll, Banning and Neier, Chartered, compiled the consolidated financial statements of MBI at December 31, 1992 and for each of the two years in the period ended December 31, 1992, that have been included in this Joint Proxy Statement-Prospectus.

        The consolidated financial statements of Great Southern Bancorp, Inc. for the year ended June 30, 1993 included in this Joint Proxy Statement-Prospectus have been audited by Baird, Kurtz & Dobson, independent auditors, whose report appears elsewhere herein and in the Registration Statement, and have been so included in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.


                                        LEGAL MATTERS


        The legality of the Fourth Stock to be issued in the Mergers is being passed upon for Fourth Financial by Foulston & Siefkin, Wichita, Kansas. As of May 1, 1994, two of the partners in such law firm participating in the Mergers for Foulston & Siefkin beneficially owned an aggregate of 13,368 shares of Fourth Stock. Certain legal matters in connection with the Mergers will be passed upon for First Dodge, MBI, First National, and the First Dodge Stockholders by Mangan, Dalton, Trenkle, Rebein & Doll Chartered, Dodge City, Kansas.


                            INFORMATION INCORPORATED BY REFERENCE


        The following documents previously filed with the Securities and Exchange Commission by Fourth Financial (File No. 0-4170) are incorporated herein by reference:

        1. The annual report of Fourth Financial on Form 10-K for the year ended December 31, 1993.

        2. The description of the capital stock of Fourth Financial contained in its quarterly report on Form 10-Q for the quarter ended June 30, 1992.

        3. The revised definitive proxy statement of Fourth Financial used in connection with its 1994 Annual Meeting of Stockholders, held on April 21, 1994.

        4. All documents filed by Fourth Financial pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date hereof and before the date of the Special Meetings shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Joint Proxy Statement-Prospectus except as so modified or superseded.

        The Annual Report of Fourth Financial on Form 10-K for the year ended December 31, 1993, accompanies this Joint Proxy
Statement-Prospectus.





                          DEADLINE FOR SUBMISSION OF STOCKHOLDERS'
                                       PROPOSALS FOR
                 THE 1995 ANNUAL MEETING OF STOCKHOLDERS OF FOURTH FINANCIAL



        Any proposals to be submitted by Fourth Financial stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission, other than proposed nominees for election as directors, at Fourth Financial's 1995 Annual Meeting of Stockholders must be received by Fourth Financial at its principal executive offices at 100 North Broadway, Post Office Box 4, Wichita, Kansas 67201, by November 21, 1994, for inclusion in Fourth Financial's proxy statement and form of proxy. If the date of the 1995 Annual Meeting is changed to a date more than thirty days earlier or later than April 21, 1995, Fourth Financial shall, in a timely manner, inform its stockholders of such change and the date by which proposals of stockholders must be received for such inclusion.

        Fourth Financial's Bylaws provide that nominations for directors, together with certain information specified by the Bylaws, must be submitted in writing not later than fourteen days nor earlier than fifty days prior to the date of the Annual Meeting of Stockholders, except that if fewer than twenty-one days' written notice of the meeting is given to stockholders, such nominations may be made during the seven days following the date the notice was made.














               INDEX TO FINANCIAL STATEMENTS AND RELATED INFORMATION




First Dodge City Bancshares, Inc. and Subsidiaries                          Page


  Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . .   F-

  Consolidated Statements of Condition as of December 31, 1993 (audited)
     and 1992 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . F-

  Consolidated Statements of Income for the years ended
     December 31, 1993 (audited), 1992, and 1991 (both unaudited) . . . . . F-

  Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1993 (audited), 1992, and 1991 (both unaudited) . . F-

  Consolidated Statements of Cash Flows for the years ended
     December 31, 1993 (audited), 1992, and 1991 (both unaudited) . . . . . F-

  Notes to Consolidated Financial Statements for the years ended
     December 31, 1993 (audited), 1992, and 1991 (both unaudited) . . . . . F-

  Report of Audit Committee . . . . . . . . . . . . . . . . . . . . . . . . F-

  Report of Management. . . . . . . . . . . . . . . . . . . . . . . . . . . F-

  Selected Consolidated Financial Data. . . . . . . . . . . . . . . . . . . F-

  Management's Discussion and Analysis of Financial Condition
     and Results of Operations. . . . . . . . . . . . . . . . . . . . . . . F-

  Quarterly Financial Data (Unaudited). . . . . . . . . . . . . . . . . . . F-

                         INDEX TO FINANCIAL STATEMENTS AND RELATED INFORMATION





Metro Bancshares, Inc. and Subsidiaries                                     Page


  Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . . . F-

  Consolidated Statements of Condition as of December 31, 1993 (audited)
     and 1992 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . F-

  Consolidated Statements of Income for the years ended
     December 31, 1993 (audited), 1992, and 1991 (both unaudited) . . . . . F-

  Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1993 (audited), 1992, and 1991 (both unaudited) . . F-

  Consolidated Statements of Cash Flows for the years ended
     December 31, 1993 (audited), 1992, and 1991 (both unaudited) . . . . . F-

  Notes to Consolidated Financial Statements for the years ended
     December 31, 1993 (audited), 1992, and 1991 (both unaudited) . . . . . F-

  Report of Audit Committee . . . . . . . . . . . . . . . . . . . . . . . . F-

  Report of Management. . . . . . . . . . . . . . . . . . . . . . . . . . . F-

  Selected Consolidated Financial Data. . . . . . . . . . . . . . . . . . . F-

  Management's Discussion and Analysis of Financial Condition
     and Results of Operations. . . . . . . . . . . . . . . . . . . . . . . F-

  Quarterly Financial Data (Unaudited). . . . . . . . . . . . . . . . . . . F-


                INDEX TO FINANCIAL STATEMENTS AND RELATED INFORMATION (Cont'd)




First National Bank and Trust Company in Dodge City and Subsidiaries        Page


  Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . . . F-

  Consolidated Statements of Condition as of December 31, 1993
     and 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-

  Consolidated Statements of Income for the years ended
     December 31, 1993, 1992, and 1991. . . . . . . . . . . . . . . . . . . F-

  Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1993, 1992, and 1991. . . . . . . . . . . . . . . . F-

  Consolidated Statements of Cash Flows for the years ended
     December 31, 1993, 1992, and 1991. . . . . . . . . . . . . . . . . . . F-

  Notes to Consolidated Financial Statements for the years ended
     December 31, 1993, 1992, and 1991. . . . . . . . . . . . . . . . . . . F-

  Report of Audit Committee . . . . . . . . . . . . . . . . . . . . . . . . F-

  Report of Management. . . . . . . . . . . . . . . . . . . . . . . . . . . F-

  Selected Consolidated Financial Data. . . . . . . . . . . . . . . . . . . F-

  Management's Discussion and Analysis of Financial Condition
     and Results of Operations. . . . . . . . . . . . . . . . . . . . . . . F-

  Quarterly Financial Data (Unaudited). . . . . . . . . . . . . . . . . . . F-


               INDEX TO FINANCIAL STATEMENTS AND RELATED INFORMATION (Cont'd)




Fourth Financial Corporation, First Dodge City Bancshares, Inc.,
 Emprise Bank National Association, and Equity Bank for Savings, F. A.,
 and Great Southern Bancorp, Inc. (Pending Acquisitions)                    Page


  Pro forma Condensed Consolidated Statement of Condition
     as of December 31, 1993 (unaudited). . . . . . . . . . . . . . . . . . F-

  Pro forma Condensed Consolidated Statements of Income for the years ended December 31, 1993, 1992, and 1991 (unaudited). . . . . . . F-

  Pro forma Condensed Consolidated Statement of Income for the year ended December 31, 1993 (unaudited) . . . . . . . . . . . . . . . F-

  Pro forma Condensed Consolidated Statement of Income for the year ended December 31, 1992 (unaudited) . . . . . . . . . . . . . . . F-

  Pro forma Condensed Consolidated Statement of Income for the year ended December 31, 1991 (unaudited) . . . . . . . . . . . . . . . F-



               INDEX TO FINANCIAL STATEMENTS AND RELATED INFORMATION (Cont'd)




Great Southern Bancorp, Inc. and Subsidiaries                              Page


  Independent Accountants' Report . . . . . . . . . . . . . . . . . . . . . F-

  Consolidated Statements of Financial Condition
     as of June 30, 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . F-

  Consolidated Statements of Income for the three years
     ended June 30, 1993. . . . . . . . . . . . . . . . . . . . . . . . . . F-

  Consolidated Statements of Changes in Stockholders'
     Equity for the three years ended June 30, 1993 . . . . . . . . . . . . F-

  Consolidated Statements of Cash Flows for the three
     years ended June 30, 1993. . . . . . . . . . . . . . . . . . . . . . . F-

  Notes to Consolidated Financial Statements for the years
     ended June 30, 1993, 1992, and 1991. . . . . . . . . . . . . . . . . . F-

  Consolidated Statements of Financial Condition as of
     December 31, 1993 and June 30, 1993 (unaudited). . . . . . . . . . . . F-

  Consolidated Statements of Income for the three months and the six months ended December 31, 1993 and 1992 (unaudited). . . . . . . . F-

  Consolidated Statemetns of Cash Flows for the six months
     ended December 31, 1993 and 1992 (unaudited) . . . . . . . . . . . . . F-

  Notes to Consolidated Financial Statements for the six months ended December 31, 1993 and 1992 (unaudited) . . . . . . . . . . . . . F-

















FIRST DODGE CITY BANCSHARES, INC.
AND SUBSIDIARIES

                                 INDEPENDENT AUDITORS' REPORT
                                 ----------------------------


The Board of Directors
First Dodge City Bancshares, Inc.
 and Subsidiaries
Dodge City, Kansas 67801

We have audited the accompanying consolidated statement of condition of First Dodge City Bancshares, Inc. as of December 31, 1993, and the related consolidated statement of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Dodge City Bancshares, Inc. and Subsidiaries as of December 31, 1993, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 15 to the consolidated financial statements, on February 25, 1994, the Company entered into an Agreement and Plan of Reorganization with Fourth Financial Corporation.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for deferred income taxes effective with the beginning of the year ended December 31, 1993.

We have compiled the accompanying consolidated statement of condition of First Dodge City Bancshares, Inc. as of December 31, 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1992 and 1991, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.


The Board of Directors
First Dodge City Bancshares, Inc.
Page 2



A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying consolidated financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


                                           /s/ Smoll, Banning and Neier, Chtd.



January 21, 1994, except for Note 15,
 as to which the date is February 25,
 1994, and except for the compiled
 financial statements referred to in
 this report, as to which the date is
 March 30, 1994

                               FIRST DODGE CITY BANCSHARES, INC.
                                       AND SUBSIDIARIES

                             CONSOLIDATED STATEMENTS OF CONDITION

                                                                     December 31,
                                                                -----------------------
                                                                  1993                1992
                                                                --------            ---------
                                                                 Audited            Unaudited
                                                                --------            ---------
                                                                    (In thousands)
                       ASSETS
                       ------
Cash and cash equivalents:
   Cash and due from depository institutions                    $  6,893            $  12,913
   Federal funds sold                                              9,095                5,025
                                                                --------            ---------

Total cash and cash equivalents                                   15,988               17,938
                                                                --------            ---------
Interest-bearing deposits in depository
 institutions                                                        793                1,682
                                                                --------            ---------

Investment securities (market value
 of $33,491 in 1993 and $43,713 in 1992)                          33,095               43,132
                                                                --------            ---------

Loans                                                             94,292               81,946
Less-allowance for loan losses                                     1,249                1,340
                                                                --------            ---------

Net loans                                                         93,043               80,606
                                                                --------            ---------

Bank premises and equipment                                        2,692                2,737
                                                                --------            ---------

Other real estate owned                                              120                1,221
                                                                --------            ---------

Goodwill                                                           2,532                2,200
                                                                --------            ---------

Other assets                                                       3,086                3,743
                                                                --------            ---------

Total assets                                                    $151,349            $ 153,259
                                                                ========            =========

        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------

Deposits:
   Demand                                                       $ 25,613            $  25,755
   NOW and money market accounts                                  31,536               34,719
   Savings                                                         7,508                7,064
   Time, $100,000 and over                                        13,489                8,206
   Other time                                                     51,022               53,177
                                                                --------            ---------

Total deposits                                                   129,168              128,921
                                                                --------            ---------

Securities sold under agreements to repurchase                     5,307                7,769
                                                                --------            ---------

Federal funds purchased                                                                   207
                                                                --------            ---------

Borrowed funds                                                     6,295                6,732
                                                                --------            ---------

Other liabilities                                                    940                  899
                                                                --------            ---------

Minority interest                                                  1,135                1,134
                                                                --------            ---------

Stockholders' equity:
   Common stock; $1.00 par value; 100,000
    shares authorized; 5,254.5 shares
    issued and outstanding                                             5                    5
   Surplus                                                         3,145                3,145
   Retained earnings                                               5,354                4,447
                                                                --------            ---------

Total stockholders' equity                                         8,504                7,597
                                                                --------            ---------

Commitments and contingencies

Total liabilities and stockholders' equity                      $151,349            $ 153,259
                                                                ========            =========

                  See Accompanying Notes to Consolidated Financial Statements

                               FIRST DODGE CITY BANCSHARES, INC.
                                       AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF INCOME

                                                             Year ended December 31,
                                                           ---------------------------

                                                             1993          1992         1991
                                                           --------      --------     -------

                                                            Audited          Unaudited
                                                           --------      -----------------

                                                           (Dollars in thousands,
                                                           except per share amounts)
Interest income:
   Interest and fees on loans                              $  8,175      $  8,650     $  8,993
   Interest on Federal funds sold                               219           243          516
   Interest from depository institutions                         60           209          610
   Interest on investment securities:
     U.S. Treasury and government agencies                    1,675         2,650        1,941
     States and political subdivisions                          473           209          408
                                                           --------      --------     --------

Total interest income                                        10,602        11,961       12,468
                                                           --------      --------     --------

Less interest expense on:
   Deposits                                                   3,470         4,510        6,315
   Securities sold under agreements
    to repurchase                                               237           314          208
   Borrowed funds                                               419           440          549
                                                           --------      --------     --------

Total interest expense                                        4,126         5,264        7,072
                                                           --------      --------     --------

Net interest income                                           6,476         6,697        5,396

Provision (benefit) for loan losses                         (    92)           15          261
                                                           --------      --------     --------

Net interest income after provision
 (benefit) for loan losses                                    6,568         6,682        5,135

Non-interest income:
   Service charges on deposit accounts                          844           807          826
   Trust department                                             267           201          219
   Net investment securities gains                              174           384
   Other                                                        347           250          432
                                                           --------      --------     --------

Net interest and non-interest income                          8,200         8,324        6,612
                                                           --------      --------     --------

Non-interest expenses:
   Salaries and employee benefits                             2,716         2,518        2,297
   Net occupancy expense                                        548           550          567
   Other operating expenses                                   2,387         2,280        2,002
                                                           --------      --------     --------

Total non-interest expenses                                   5,651         5,348        4,866
                                                           --------      --------     --------

Income before income taxes                                    2,549         2,976        1,746
Income taxes                                                    822         1,006          504
                                                           --------      --------     --------

Income before minority interest,
 extraordinary item, and cumulative
 effect of change in accounting principle                     1,727         1,970        1,242

Minority interest in income of
 subsidiaries                                                   199           206          188
                                                           --------      --------     --------

Income before extraordinary item and
 cumulative effect of change in
 accounting principle                                         1,528         1,764        1,054

Extraordinary item - tax benefit from
 net operating loss carryforward                                              130

Cumulative effect of change in
 accounting for income taxes                                     73
                                                           --------      --------     --------

Net income                                                 $  1,601      $  1,894     $  1,054
                                                           ========      ========     ========

                               FIRST DODGE CITY BANCSHARES, INC.
                                       AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF INCOME-CONTINUED


                                                             Year ended December 31,
                                                           ---------------------------

                                                             1993          1992         1991
                                                           --------      --------     -------

                                                            Audited          Unaudited
                                                           --------      -----------------

                                                           (Dollars in thousands,
                                                           except per share amounts)
Earnings per common share:
   Income before extraordinary
    item and cumulative effect                             $ 290.80      $ 335.71     $ 200.59
   Extraordinary item                                                       24.74
   Cumulative effect of change in
    accounting principle                                      13.89
                                                           --------      --------     --------

Net income per share                                       $ 304.69      $ 360.45     $ 200.59
                                                           ========      ========     ========

                  See Accompanying Notes to Consolidated Financial Statements

                                         FIRST DODGE CITY BANCSHARES, INC.
                                                 AND SUBSIDIARIES

                            CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                              Common                     Retained
                                               stock        Surplus      earnings       Total
                                             --------      --------      --------     --------
                                                         (In thousands)
Balance (Unaudited),
 December 31, 1990                           $      5      $  3,145      $  2,528     $  5,678

Net income                                                                  1,054        1,054

Dividends paid-common                                                     (   100)     (   100)

Dividends paid-preferred*                                                 (   109)     (   109)
                                             --------      --------      --------     --------

Balance (Unaudited),
 December 31, 1991                                  5         3,145         3,373        6,523

Net income                                                                  1,894        1,894

Dividends paid-common                                                     (   750)     (   750)

Dividends paid-preferred*                                                 (    70)     (    70)
                                             --------      --------      --------     --------

Balance (Unaudited),
 December 31, 1992                                  5         3,145         4,447        7,597

Net income                                                                  1,601        1,601

Dividends paid                                                               (694)        (694)
                                             --------      --------      --------     --------

Balance (Audited),
 December 31, 1993                           $      5      $  3,145      $  5,354     $  8,504
                                             ========      ========      ========     ========


*Limited life preferred stock dividends on First National Bancshares, Inc.

                            See Accompanying Notes to Consolidated Financial Statements

                                         FIRST DODGE CITY BANCSHARES, INC.
                                                 AND SUBSIDIARIES

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Year ended December 31,
                                                           ----------------------------
                                                             1993          1992         1991
                                                           --------      --------     --------
                                                            Audited          Unaudited
                                                           --------      ------------------
                                                                  (In thousands)
Increase (decrease) in cash and
 cash equivalents:

Cash flows from operating activities:
   Net income                                              $  1,601      $  1,894     $  1,054
   Adjustments to reconcile net income to
    net cash provided by operating activities:
    Cumulative effect of change in
     accounting for income taxes                            (    73)
    Minority interest in income of
     subsidiaries                                               199           206          124
    Depreciation                                                307           238          222
    Loss (gain) on sale of assets                                 6             6      (     1)
    Provision (benefit) for loan losses                     (    92)           15          261
    Accretion of loan discounts                             (   272)      (   440)     (   180)
    Amortization of goodwill                                     85            85           84
    Loss on sale and write-down of
     other real estate owned                                    341           198           64
    Write-down of other assets owned                             16
    Deferred income taxes                                        86           113            7
    Net investment securities gains                         (   174)      (   384)
    Discount accretion on investment
     securities                                             (    53)      (    20)     (    21)
    Premium amortization on
     investment securities                                      262           199           95
    Amortization of core deposit intangible                     157           149          107
    Decrease (increase) in interest
     receivable                                                  56           269      (    86)
    Decrease in interest payable                            (    44)      (   293)     (   102)
    (Decrease) increase in accrued
     income taxes                                               118       (   479)         104
    Other, net                                              (    43)          116      (    67)
                                                           --------      --------     --------

Net cash provided by operating activities                     2,483         1,872        1,665
                                                           --------      --------     --------

Cash flows from investing activities:
   Net decrease in interest-bearing
    deposits in depository institutions                         889         4,851        2,179
   Purchases of investment securities                       (14,783)      (27,798)     (21,509)
   Proceeds from sales and maturities
    of investment securities                                 24,786        18,664       10,840
   Net decrease (increase) in loans                         (12,058)        3,982      (10,335)
   Additions to bank premises and equipment                 (   255)      ( 1,278)     (   231)
   Additions to other assets                                (    27)      (    49)           1
   Additions to other real estate owned                                   (    77)     (   250)
   Excess of cash over net liabilities
    assumed of acquired savings and loan
    institution                                                                        (   750)
   Proceeds from sale of bank premises
    and equipment                                                 8            29            3
   Proceeds from sale of other assets
    and other real estate owned                                 747           423          950
   Investment in subsidiaries                                             ( 1,035)     (    19)
                                                           --------      --------     --------

Net cash used in investing activities                       (   693)      ( 2,288)     (19,121)
                                                           --------      --------     --------

                                         FIRST DODGE CITY BANCSHARES, INC.
                                                 AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF CASH FLOWS-CONTINUED

                                                              Year ended December 31,
                                                           ----------------------------
                                                             1993          1992         1991
                                                           --------      --------     --------
                                                            Audited          Unaudited
                                                           --------      ------------------
                                                                  (In thousands)
Cash flows from financing activities:
   Net increase (decrease) in demand
    and savings deposits                                    ( 2,880)        2,686        6,691
   Net increase (decrease) in time
    deposits                                                  3,127       ( 5,572)       3,529
   Net increase (decrease) in securities
    sold under agreements to repurchase                     ( 2,463)      ( 6,756)      14,525
   Net increase (decrease) in federal
    funds purchased                                         (   207)          207
   Proceeds from borrowed funds                                             1,027        1,452
   Repayments of borrowed funds                             (   437)      (   538)     (   298)
   Dividends paid to minority stockholders                  (   187)      (   197)     (   134)
   Dividends paid-common stockholders                       (   693)      (   750)     (   100)
   Dividends paid-preferred stockholders                                  (    70)     (   109)
                                                           --------      --------     --------

Net cash provided by (used in)
 financing activities                                       ( 3,740)      ( 9,963)      25,556
                                                           --------      --------     --------

Increase (decrease) in cash
 and cash equivalents                                       ( 1,950)      (10,379)       8,100

Cash and cash equivalents, beginning
 of year                                                     17,938        28,317       20,217
                                                           --------      --------     --------

Cash and cash equivalents, end of year                     $ 15,988      $ 17,938     $ 28,317
                                                           ========      ========     ========

Supplemental disclosures of cash flow information:

   Cash paid during the year for:

   Interest                                                $  4,083      $  4,971     $  6,970
                                                           ========      ========     ========

   Income taxes                                            $    940      $    464     $    608
                                                           ========      ========     ========


                            See Accompanying Notes to Consolidated Financial Statements


 1.  Summary of significant accounting policies
     ------------------------------------------

     General
     -------

     The accounting and reporting policies of the consolidated group conform to generally accepted accounting principles and to general practice within the banking industry. In accordance with the usual practice of banks, assets and liabilities of individual trust funds are not included in these consolidated financial statements.

     Principles of consolidation
     ---------------------------

     The consolidated financial statements include the accounts of First Dodge City Bancshares, Inc. and its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

     Cash and due from banks
     -----------------------

     Cash and due from banks includes all non-interest bearing deposits with other banks. At December 31, 1993, the Federal Reserve required the Company to maintain an average balance of approximately $865,000.

     Investment securities
     ---------------------

     Investment securities are those securities which the Company has the ability and intent to hold to maturity. These securities are stated at cost adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income. Gains or losses on the sale of investment securities are recognized on the completed transaction basis.

     Effective for the first quarter of 1994, the Company's subsidiary banks adopted a policy of classifying certain United States Treasury securities and obligations of United States government corporations and agencies as "available for sale" in accordance with the guidelines of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

     Loans
     -----

     Loans are carried at principal amounts outstanding less unearned discount. Unearned discount is being recognized over the life of the respective loans as a credit to interest income. Loan losses are charged and recoveries are credited to the allowance for loan losses. The allowance for loan losses is based on management's judgement as to potential losses, after consideration of such factors as recent loan losses and current economic conditions.

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

     The Company's subsidiary banks grant agribusiness, commercial, real estate and personal loans to customers in the respective Bank's market area.

 1.  Summary of significant accounting policies-continued
     ----------------------------------------------------

     Bank premises and equipment
     ---------------------------

     Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Gains and losses on dispositions are credited or charged to income. Maintenance and repairs are charged to expense as incurred. Bank premises and equipment are being depreciated over the following estimated useful lives:

     Category                                                     Years
     --------                                                     -----

     Building premises                                             15-40
     Furniture, fixtures and equipment                              3-10

     Other real estate owned
     -----------------------

     Other real estate owned consists of properties acquired through foreclosure or loan settlement. Individual properties are stated at the lower of fair market value or the carrying amount of the loan at the time of acquisition. Gains or losses on dispositions are credited or charged to income.

     Goodwill
     --------

     Goodwill represents the excess of the cost of acquired companies over the fair market value of their net assets at the date of acquisition. Amortization expense is computed on the straight-line method over periods from 20 to 40 years and amounted to $85,338 for 1993, $85,337 for 1992, and $84,351 for 1991.

     Income taxes
     ------------

     Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of income taxes currently due plus deferred income taxes. The deferred income taxes represent the future income tax return consequences of temporary differences in the recognition of income and expense for tax and financial statement purposes.

     Deferred taxes are computed as prescribed in Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". SFAS No. 109 requires deferred tax balances to be adjusted to reflect the tax rates in effect when those amounts are expected to become payable or refundable. SFAS No. 109 is effective for fiscal years beginning after December 15, 1992 and the Company adopted SFAS No. 109 in the first quarter of 1993. The cumulative effect of the change in accounting principle was $72,761 and resulted in an increase to the deferred tax asset.

     Off-balance-sheet financial instruments
     ---------------------------------------

     In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they become payable.


 1.  Summary of significant accounting policies-continued
     ----------------------------------------------------

     Statement of cash flows
     -----------------------

     For purposes of the statement of cash flows, the Company has defined cash and cash equivalents as those amounts included in the consolidated balance sheet captions "Cash and due from depository institutions" and "Federal funds sold".

     Fair values of financial instruments
     ------------------------------------

     The following methods and assumptions were used by the Company in estimating its fair value disclosures in accordance with Statement of Financial Accounting Standard (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments". Because there is no market for many of these financial instruments, the Company has no basis to determine whether these estimated fair values would be indicative of the value that could be obtained in an arms-length sale.

          Cash and due from depository institutions
          -----------------------------------------

          The carrying amounts reported in the consolidated statements of condition for cash and due from depository institutions approximate those assets' fair values.

          Interest-bearing deposits in depository institutions
          ----------------------------------------------------

          The carrying amounts of interest bearing deposits in depository institutions approximate their fair market value. The maturities of these investments are generally six months or less.

          Investment securities
          ---------------------

          Fair values for investment securities were based on quoted market prices, where available. If quoted market prices were not available, fair values were based on quoted market prices of comparable instruments.

          Federal funds sold
          ------------------

          The carrying amounts of Federal funds sold approximate their fair values.

          Loans and leases
          ----------------

          For variable-rate loans that reprice in accordance with indices, fair values were estimated to be equal to carrying values. A significant portion of a credit card portfolio's value results from the ongoing cardholder relationship that generates receivables and fees over time. This relationship value is not defined as a financial instrument and therefore not disclosed under SFAS No. 107. The carrying values of the credit card receivables approximate their fair values. The fair values for fixed-rate loans were estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms. Because the allowance for credit losses provides for the credit risk inherent in the loan and lease portfolio, neither the cash flows nor discount rates were adjusted to reflect changes in credit risk subsequent to when loans were originated. Non-performing loans have not been discounted.



 1.  Summary of significant accounting policies-continued
     ----------------------------------------------------

     Fair values of financial instruments-continued
     ----------------------------------------------

          Off-balance-sheet instruments
          -----------------------------

          No premium or discount was ascribed to loan commitments because when funded virtually all funding will be at current market rates.

          Deposit liabilities
          -------------------

          For deposits with no defined maturities, demand deposits, interest-bearing checking deposits, and savings deposits, SFAS No. 107 defines fair value as the amount payable on demand at the reporting date (i.e., their carrying amounts). Included in "Other assets" was $625,494 (net of accumulated amortization) representing the value of core deposits used in deposit assumption transactions. The value of the core deposit relationships built by the Company over time is neither considered in the fair value amounts nor is it recorded as an intangible asset in the statements of condition. The carrying amounts for certificates of deposit approximate the fair market value with the maturities of the certificates generally twelve months or less.

          Securities sold under agreements to repurchase
          ----------------------------------------------

          The carrying amounts of borrowings under repurchase agreements approximate their fair values.

          Long-term borrowings
          --------------------

          The carrying amounts of the Company's long-term debt approximate their fair values with the variable rate debt repriced in accordance with indices.


2.   Investment securities
     ---------------------

     Investment securities with an amortized cost of $12,572,262 were pledged to secure U.S. Government deposits, other public funds and trust deposits at December 31, 1993.

     The amortized cost and approximate market value of investment securities follows:

     December 31, 1993 (Audited):
                                                  Gross            Gross           Estimated
                              Amortized         unrealized       unrealized          market
                                 cost             gains            losses            value
                             -----------       -----------      -----------       -----------
                                                      (In thousands)
     U.S. Treasury
      securities and
      obligations of
      U.S. government
      corporations
      and agencies           $    18,715       $       197      $(        6)      $    18,906

     Obligations of
      states and
      political
      subdivisions                12,088               267       (       20)           12,335

     Mortgage-backed
      securities                   2,218                 6       (       48)            2,176

     Other                            74                                                   74
                             -----------       -----------      -----------       -----------

     Total                   $    33,095       $       470      $(       74)      $    33,491
                             ===========       ===========      ===========       ===========

     December 31, 1992 (Unaudited):
                                                  Gross            Gross           Estimated
                              Amortized         unrealized       unrealized          market
                                 cost             gains            losses            value
                             -----------       -----------      -----------       -----------
                                                      (In thousands)
     U.S. Treasury
      securities and
      obligations of
      U.S. government
      corporations
      and agencies           $    29,694       $       590      $(        8)      $    30,276

     Obligations of
      states and
      political
      subdivisions                 6,864                36       (       79)            6,821

     Mortgage-backed
      securities                   6,500                92       (       50)            6,542

     Other                            74                                                   74
                             -----------       -----------      -----------       -----------

     Total                   $    43,132       $       718      $(      137)      $    43,713
                             ===========       ===========      ===========       ===========

2.   Investment securities-continued
     -------------------------------

     The amortized cost and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                   Estimated
                                                                 Amortized           market
                                                                    cost             value

                                                                -----------       -----------
                                                                     (In thousands)
     Due in one year or less                                    $     8,018       $     8,105
     Due after one year through five years                           18,656            18,860
     Due after five years through ten years                           4,129             4,276
     Due after ten years                                                 74                74
                                                                -----------       -----------
                                                                     30,877            31,315
     Mortgage backed securities                                       2,218             2,176
                                                                -----------       -----------

     Total                                                      $    33,095       $    33,491
                                                                ===========       ===========

     Proceeds from sales and maturities of investment securities were $24,785,860, $18,664,930, and $10,840,440 in 1993, 1992, and 1991,
     respectively. Gross gains of $174,530 and $383,506 were realized on those sales in 1993 and 1992, respectively. Gross losses of $36 were realized on sales in 1991.

 3.  Loans and allowance for loan losses
     -----------------------------------

     A distribution of loans follows:

                                 December 31, 1993                  December 31, 1992
                             ------------------------           ------------------------
                                Amount           Percent           Amount           Percent
                             -----------       -----------      -----------       -----------
                                      Audited                           Unaudited
                             ------------------------           ------------------------
                                                (Dollars in thousands)
     Loans to farmers        $    31,361              33.3%     $    26,359              32.2%
     Commercial and
      industrial
      loans                       20,762              22.0           15,438              18.8
     Real estate
      loans                       31,720              33.6           28,409              34.7
     Loans to
      individuals                 10,161              10.8           11,217              13.7
     Loans to states
      and political
      subdivisions                    34                                 41
     All other loans                 254                .3              482                .6
                             -----------       -----------      -----------       -----------

     Total loans             $    94,292             100.0%     $    81,946             100.0%
                             ===========       ===========      ===========       ===========

     Total loans-estimated fair value at December 31, 1993                        $95,516,069
                                                                                  ===========

     The unaccreted balance of discounts on purchased loans amounted to $1,154,036 and $1,433,129 at December 31, 1993 and 1992,
     respectively. Accretion included in interest income amounted to approximately $270,000 for 1993, $440,000 for 1992, and $180,000
     for 1991.

     Loans on which the accrual of interest has been discounted or reduced amounted to $207,000 and $397,000 at December 31, 1993 and 1992, respectively. If interest on those loans had been accrued, such income would have approximated $21,039 for 1993, $32,783 for 1992, and $64,677 for 1991.

 3.  Loans and allowance for loan losses-continued
     ---------------------------------------------

     At December 31, 1993, fixed rate loans amounted to approximately $42 million and the variable rate loans amounted to approximately $51 million.

     Changes in the allowance for loan losses were as follows:

                                                   1993             1992              1991
                                               -----------      -----------       -----------
                                                 Audited                Unaudited
                                               -----------      ------------------------
                                                           (In thousands)
     Balance at January 1                      $     1,340      $     1,334       $     1,344
     Net provision (benefit)
      charged (credited)
      to income                                 (       92)              15               261
     Recoveries                                         66              354                30
                                               -----------      -----------       -----------
                                                     1,314            1,703             1,635
     Less-loans charged off                             65              363               301
                                               -----------      -----------       -----------

     Balance at December 31                    $     1,249      $     1,340             1,334
                                               ===========      ===========       ===========

 4.  Bank premises and equipment
     ---------------------------

     A summary of bank premises and equipment follows:

                                                                    1993              1992
                                                                -----------       -----------
                                                                  Audited          Unaudited
                                                                -----------       -----------
                                                                     (In thousands)
     Land, buildings and components                             $     3,747       $     3,749
     Furniture, fixtures and equipment                                1,528             1,489
                                                                -----------       -----------
                                                                      5,275             5,238
     Less-accumulated depreciation                                    2,583             2,501
                                                                -----------       -----------

     Net bank premises and equipment                            $     2,692       $     2,737
                                                                ===========       ===========

     Depreciation expense amounted to $306,695 in 1993, $237,470 in 1992, and $213,792 in 1991. Depreciation expense is included in net occupancy expense in the consolidated statements of income.

 5.  Core deposit intangibles
     ------------------------

     The amortized balance of a core deposit intangible of $116,238 and $170,504 at December 31, 1993 and 1992, respectively, is included in other assets and represents the excess of liabilities assumed over assets acquired from the Dodge City branch of Valley Savings in 1990. The intangible is being amortized over a period of six years based on a study of the deposits acquired. Amortization expense amounted to $54,266 in 1993 and 1992, and $63,310 in 1991.

     The amortized balance of a core deposit intangible of $509,256 and $611,773 at December 31, 1993 and 1992, respectively, is included in other assets and represents the excess of liabilities assumed over assets acquired from Broken Arrow Savings, F.A. in 1991. The intangible is being amortized over a period of eight years based on a study of the deposits acquired. Amortization expense amounted to $102,518 in 1993, $94,951 in 1992, and $43,276 in 1991.

 6.  Securities sold under agreements to repurchase
     ----------------------------------------------

     The Company has agreements to sell and repurchase certain marketable securities. Due to the agreements to repurchase, the sales of these securities are not recorded. Instead, the liabilities to repurchase securities sold under these agreements are reported as liabilities and the investments acquired with the funds received from the securities sold are included in cash and cash equivalents and/or investment securities.

 7.  Borrowed funds
     --------------

     A summary of borrowed funds follows:

                                                                    1993              1992
                                                                -----------       -----------
                                                                  Audited          Unaudited
                                                                -----------       -----------
                                                                     (In thousands)
     Variable rate (currently 6%)
      note payable to Commerce
      Bank of Kansas City, N.A.,
      due and payable in full on
      August 1, 1994.
      Collateralized by pledge of
      all stock, whether common
      or preferred, of First
      National Bancshares of
      Dodge City, Inc. and Metro
      Bancshares, Inc. and
      guaranteed by subsidiaries
      and stockholders of the
      Company.                                                  $     6,063       $     6,500

     Variable rate (currently 6%)
      subordinated debenture
      No. 3 to registered owner,
      Thomas P. Shirley (a
      stockholder of the Company),
      due on or before
      July 31, 1994.                                                     94                94

     Variable rate (currently 6%)
      subordinated debenture
      No. 4 to registered owner,
      Vida Ebener (a stockholder
      of the Company), due on or
      before July 31, 1994.                                              94                94

     8% subordinated debenture
      to Louie L. Kirk, Jr., on
      4,000 shares of Metro
      Bancshares, Inc. stock,
      due on April 28, 1997.                                             44                44
                                                                -----------       -----------

     Total borrowed funds                                       $     6,295       $     6,732
                                                                ===========       ===========

     In general, the debentures are subordinated to the Company's indebtedness to Commerce Bank of Kansas City, and any renewal, extension or refinancing of such indebtedness.

7.   Borrowed funds-continued
     ------------------------

     Borrowed funds are scheduled to mature in each of the years subsequent to December 31, 1993, as follows:

     Year                           Audited
     ____                         -----------
                                 (In thousands)

     1994                         $     6,251
     1995
     1996
     1997                                  44
                                   ----------
     Total                        $     6,295
                                   ==========

 8.  Income taxes
     ------------

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities, as of December 31, 1993, were as follows:

                                                                                      1993
                                                                                  -----------
                                                                                    Audited
                                                                                  -----------
                                                                                  (In thousands)
     Deferred tax assets:
          Provision for credit losses                                             $        80
          Write-down of other real estate owned                                            21
          Core deposit amortization                                                         3
          Other, net                                                                       12
                                                                                  -----------

     Total deferred tax assets                                                            116
                                                                                  -----------

     Deferred tax liabilities:
          Depreciation expense                                                     (       73)
                                                                                  -----------

     Total deferred tax liabilities                                                (       73)
                                                                                  -----------

     Net deferred tax asset                                                       $        43
                                                                                  ===========

     The consolidated provision for income taxes consisted of the following:

                                                   1993             1992             1991
                                               -----------      -----------       ----------
                                                 Audited               Unaudited
                                               -----------      -----------------------
                                                           (In thousands)
     Current income tax expense:
      Federal                                  $       661      $       803       $       461
      State                                             75                                 43
                                               -----------      -----------       -----------
                                                       736              803               504
     Deferred income tax expense                        86               73
                                               -----------      -----------       -----------

     Total                                     $       822      $       876       $       504
                                               ===========      ===========       ===========

8.   Income taxes-continued
     ----------------------

     The consolidated provision for income taxes is less than that computed by applying the federal statutory rate of 34%, as indicated in the following analysis:

                                                   1993             1992              1991
                                               -----------      ------------      ------------
                                                 Audited                Unaudited
                                               -----------      -----------------------
                                                           (In thousands)
     Tax based on statutory rate               $       867      $     1,012       $       594
     State income tax, net of
      federal benefit                                   49                                 27
     Tax effect of permanent
      differences                               (       95)      (        4)       (      118)
     Net operating loss
      carryforward                                               (      130)
     Other, net                                          1       (        2)                1
                                               -----------      -----------       -----------

     Total                                     $       822      $       876       $       504
                                               ===========      ===========       ===========

 9.  Earnings per common share
     -------------------------

     Earnings per common share are based on the number of shares outstanding of 5,254.5 for 1993, 1992 and 1991.

10.  Profit sharing plan
     -------------------

     First National Bank and Trust Company of Dodge City, a subsidiary bank, has a noncontributory profit sharing plan covering substantially all employees. Employees must meet certain criteria to become eligible to participate in the profit sharing plan. They must complete 1,000 hours of service during twelve consecutive months measured from the first day of employment and upon meeting the requirements may enter the plan on the next entry date (January 1 or July 1). There are no age requirements and employees may make
     voluntary contributions.   Discretionary employer contributions are
     approved by the Board of Directors. Employer contributions were $160,402 in 1993, $149,205 in 1992 and $142,654 in 1991.

     Metro Bank of Broken Arrow is a subsidiary bank of Metro Bancshares, Inc., a subsidiary of First Dodge City Bancshares, Inc., has established a 401(k) and a noncontributory profit sharing plan covering substantially all employees on January 1, 1992. Employees must meet certain criteria to become eligible to participate in the 401(k) plan. They must complete 1,000 hours of service during twelve consecutive months measured from the first day of employment and have attained the age of 21. Upon meeting these requirements, the employee may enter the plan on the next entry date (January 1 or July 1). The plan also contains a deferred-salary arrangement under Internal Revenue Code Section 401(k) which is partially matched by employer contributions. Discretionary contributions are approved by the Board of Directors. Qualified Nonelective Contributions are made in order to satisfy certain plan antidiscrimination requirements. Employer contributions were $12,589 in 1993 and $11,332 in 1992.

11.  Commitments and contingencies
     -----------------------------

     In the normal course of business, First Dodge makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying consolidated financial statements. The commitments and contingent liabilities include unused commitments on lines of credit and commitments to extend standby letters of credit. Since some of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. At December 31, 1993, unused commitments on lines of credit and commitments under standby letters of credit were approximately $24,468,000 and $388,100, respectively. The Company does not anticipate any material losses as a result of the commitments and contingent liabilities.

12.  Related parties
     ---------------

     In the normal course of business, the Company makes loans and enters into other transactions with its officers and directors and their affiliates. The Company's policy relative to officer and director related loans is to provide terms and conditions identical to terms and conditions prevailing at the same time for comparable transactions with other customers. An analysis of aggregate loan activity with this group follows:

                                             1993
                                         ------------
                                            Audited
                                         ------------
                                        (In thousands)
     Loans outstanding at January 1      $      1,409
          New loans                             6,547
          Repayments                      (     6,341)
          Other                                    13
                                         ------------

     Loans outstanding at December 31    $      1,628
                                         ============

     Other changes include loans outstanding at December 31, 1992, to officers who terminated employment in 1993, and changes in related individuals extended lines of credit during 1993.

     The bank held demand and other deposits for related parties of approximately $6,271,000 and $6,397,000, as of December 31, 1993 and 1992, respectively.

13.  Regulatory matters
     ------------------

     The Company and its subsidiaries are subject to certain restrictions set forth by various regulatory agencies. These restrictions include, among other things, a limitation on the amount of dividends declared and requirements to maintain minimum amounts of capital.


14.  Condensed financial information of parent corporation
     -----------------------------------------------------

     In the following condensed financial information of First Dodge City Bancshares, Inc. (parent only), investments in subsidiaries are recorded using the equity method of accounting.

     First Dodge City Bancshares, Inc. (parent only)

     Condensed statement of condition (unaudited):
     --------------------------------------------

                                                                       December 31,
                                                                ------------------------
                                                                    1993              1992
                                                                -----------       -----------

                                                                     (In thousands)
     Assets:
          Cash in subsidiary banks                              $        10       $        10
          Investments in bank subsidiaries                           14,672            14,252
          Other assets (including receivables
           from  subsidiaries of $72 in
           1993 and $20 in 1992)                                         74                30
          Cost in excess of net assets acquired                         232               246
                                                                -----------       -----------

     Total assets                                               $    14,988       $    14,538
                                                                ===========       ===========

     Liabilities and stockholders equity:
          Notes payable                                         $     6,134       $     6,585
          Subordinated debentures                                       188               188
          Other liabilities (including amounts
           owed to subsidiaries of $-0- in 1993
           and $11 in 1992)                                             162               168
                                                                -----------       -----------

          Total liabilities                                           6,484             6,941

          Stockholders' equity                                        8,504             7,597
                                                                -----------       -----------


     Total liabilities and stockholders' equity                 $    14,988       $    14,538
                                                                ===========       ===========

     Condensed statements of income (unaudited):
     ------------------------------------------

                                                      Year ended December 31,
                                               -------------------------------------
                                                   1993             1992              1991
                                               -----------      -----------       -----------
                                                           (In thousands)
     Dividends from subsidiaries               $     1,500      $     1,380       $     1,055
                                               -----------      -----------       -----------

          Total income                               1,500            1,380             1,055
                                               -----------      -----------       -----------
     Directors fees                                     14               14                14
     Insurance expense                                  30               20                13
     Interest expense                                  415              422               519
     Amortization of cost in excess
      of net assets acquired                            15               15                14
     Other expenses                                     10                9                83
                                               -----------      -----------       -----------
          Total expenses                               484              480               643
                                               -----------      -----------       -----------


     Income before income taxes                      1,016              900               412
     Income tax benefit                                165              253               267
     Net income of subsidiaries
      in excess of dividends
      received                                         420              741               375
                                               -----------      -----------       -----------

                                               $     1,601      $     1,894       $     1,054
                                               ===========      ===========       ===========

14.  Condensed financial information of parent corporation-continued
     ---------------------------------------------------------------

     Condensed statements of cash flows (unaudited):
     ----------------------------------------------

                                                      Year ended December 31,
                                               -------------------------------------
                                                   1993             1992              1991
                                               -----------      -----------       -----------
                                                           (In thousands)
     Increase (decrease) in cash and
      cash equivalents:
     Cash flows from operating
      activities:
          Net income                           $     1,601      $     1,894       $     1,054
          Adjustments to reconcile
           net cash provided by
           operating activities:
              Amortization                              14               15                14
              Net income of
               subsidiaries in
               excess of dividends
               received                         (      420)      (      741)       (      375)

     Changes in assets and
      liabilities:
          Other assets                          (       44)              14                47
          Other liabilities                     (        7)      (       60)       (       47)
                                               -----------      -----------       -----------

     Net cash provided by
      operating activities                           1,144            1,122               693
                                               -----------      -----------       -----------

     Cash flows from investing
      activities:
          Investment in subsidiaries                             (    1,035)       (    1,866)
                                               -----------      -----------       -----------

     Net cash used in
      investment activities                                      (    1,035)       (    1,866)
                                               -----------      -----------       -----------

     Cash flows from financing
      activities:
          Proceeds from purchased
           funds and short-term
           other borrowings                                                               375
          Proceeds from issuance of
           long-term debt                                             1,027             1,131
          Repayment of long-
           term debt                            (      451)      (      416)       (      175)
          Dividends on common stock             (      693)      (      750)       (      100)
                                               -----------      -----------       -----------


     Net cash used in financing
      activities                                (    1,144)      (      139)            1,231
                                               -----------      -----------       -----------

     Increase (decrease) in cash
      and cash equivalents                                       (       52)               58
     Cash and cash equivalents at
      beginning of year                                 10               62                 4
                                               -----------      -----------       -----------

     Cash and cash equivalents at
      end of year                              $        10      $        10       $        62
                                               ===========      ===========       ===========

     Cash payments for:
          Interest                             $       411      $       493       $       508
                                               ===========      ===========       ===========

15.  Subsequent event
     ----------------

     On February 25, 1994, First Dodge entered into an Agreement and Plan of Reorganization ("Agreement") with Fourth Financial Corporation ("Fourth Financial"). The Agreement provides for the simultaneous mergers of First Dodge City Bancshares, Inc. ("Bancshares"), First National Bancshares of Dodge City, Inc. ("FNB"), and Metro Bancshares, Inc. ("MBI") into Fourth Financial, the merger of Metro Bank of Broken Arrow, Broken Arrow, Oklahoma ("Metro Bank") into BANK IV Oklahoma, National Association, and the merger of First National Bank and Trust Company in Dodge City, Dodge City, Kansas ("First National") into BANK IV Kansas, National Association. Consummation of the agreement is conditioned upon several things, including (i) all governmental approvals being obtained and continuing in effect, and (ii) receipt by Fourth Financial of "affiliate agreements" from all persons identified by it as being "affiliates" within the meaning of Securities and Exchange Commission rules. In the agreement, all outstanding capital stock of Bancshares would be converted into an aggregate of 590,711 shares of Fourth Financial Common Stock ("Fourth Stock").

     The shares of capital stock of MBI (other than the shares owned by Bancshares) and all of the capital stock of First National not owned by FNB would be converted as set out in the Agreement. For purposes of convenience, cash will be paid in lieu of fractional shares of Fourth Stock.

     The Agreement includes a provision which limits the amount of dividends that the Company can declare prior to the merger transaction.


                                   REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is composed of two directors. The members of the Audit Committee at December 31, 1993 were John V. Harding and Thomas P. Shirley. This committee held quarterly meetings during the year ended December 31, 1993.

        The Audit Committee has the responsibility to assist the Board of Directors in performing its fiduciary duty to the existing and potential stockholders of First Dodge and to the investment community relating to the accounting and reporting practices and the integrity of the financial reports of First Dodge. The committee recommended to the Board of Directors, subject to stockholder approval, the selection of First Dodge's independent auditors, Smoll, Banning and Neier,
Chartered.

        The Audit Committee has discussed with the independent auditors and the internal auditor the overall scope and specific plans for their respective audits, First Dodge's consolidated financial statements, and its internal controls. The committee met regularly with First Dodge's internal auditor and independent auditors, without management present, to discuss the results of their audits, First Dodge's internal controls, and the overall quality of its financial reporting. The committee has also reviewed the reports of bank regulatory agencies. The committee was available to discuss, in private, any matter desired by the internal auditor or the independent auditors.

                                     REPORT OF MANAGEMENT

        Management is responsible for the content of the financial statements and related financial information included in this report. Management believes that the financial statements have been prepared in conformity with generally accepted accounting principles appropriate in the circumstances to reflect, in all material respects, the substances of events and transactions that should be included. The financial statements reflect management's judgments and estimates as to the effects of events and transactions that are accounted for or disclosed.

        Management has long recognized the importance of First Dodge's maintaining and reinforcing the highest possible standards of conduct in all of its actions, including the preparation and dissemination of statements fairly presenting the financial condition of First Dodge.
In this regard, it has developed a system of internal accounting controls which plays an important role in assisting management in fulfilling its responsibilities in preparing First Dodge's financial statements. First Dodge's system of internal accounting controls is designed to provide reasonable assurance that assets are safeguarded and that transactions are executed in accordance with management's policies. This system is augmented by a code of ethics which is monitored and enforced, by written policies and procedures, and by an independent internal audit staff which reports to the Audit Committee of the Board of Directors. A description of the Audit Committee's responsibilities and activities is presented in the accompanying report of the Audit Committee. Management recognized that because of cost-benefit considerations and other inherent limitations on the effectiveness of any internal accounting control system, some errors and other irregularities may occur. However, management believes that First Dodge's internal accounting control system provides reasonable assurance that errors or irregularities that could be material to the financial statements are prevented or would be detected on a timely basis and corrected in the normal course of business.

        The independent auditors are engaged, in their annual audit function, to express an opinion on First Dodge's financial statements, which opinion is to be based on their performance of an audit in accordance with generally accepted auditing standards.

<CAPTION

                                         FIRST DODGE CITY BANCSHARES, INC.
                                       SELECTED CONSOLIDATED FINANCIAL DATA

                                                             Year Ended December 31,
                                               ---------------------------------------------------
                                                 1993       1992       1991(2)   1990(1)    1989
                                               --------   --------    --------  --------  --------
                                                  (Dollars in thousands, except per share data)
Summary income statement information:
  Interest income. . . . . . . . . . . . . . . $ 10,602   $ 11,961    $ 12,468  $ 11,002  $ 11,133
  Interest expense . . . . . . . . . . . . . .    4,126      5,264       7,072     6,415     6,536
  Net interest income. . . . . . . . . . . . .    6,476      6,697       5,396     4,587     4,597
  Net interest income (tax equivalent) (3) . .    6,720      6,805       5,606     4,742     4,796
  Provision (benefit) for credit losses. . . .      (92)        15         261       527       929
  Noninterest income . . . . . . . . . . . . .    1,632      1,642       1,477     1,189     1,014
  Noninterest expense. . . . . . . . . . . . .    5,651      5,348       4,866     4,622     4,267
  Net income (loss) before cumulative effect of
   change in accounting principle. . . . . . .    1,528      1,894       1,054       112       (32)
  Cumulative effect of change in
   accounting principle. . . . . . . . . . . .       73         --          --        --        --
  Net income (loss). . . . . . . . . . . . . .    1,601      1,894       1,054       112       (32)
  Net income (loss) applicable to common stock    1,601      1,894       1,054       112       (32)
Per common share data:
  Earnings per common share:
    Income before extraordinary item and
     cumulative effect of change in
     accounting principle. . . . . . . . . . . $ 290.80   $ 335.71    $ 200.59  $  21.32  $  (6.09)
    Extraordinary item . . . . . . . . . . . .       --      24.74          --        --        --
    Cumulative effect of change in
     accounting principle. . . . . . . . . . .    13.89         --          --        --        --
    Primary. . . . . . . . . . . . . . . . . .   304.69     360.45      200.59     21.32     (6.09)
    Cash dividend. . . . . . . . . . . . . . .   132.08     142.73       19.03     14.27     31.16
    Book value per common share. . . . . . . . 1,618.42   1,445.81    1,241.41  1,080.22  1,073.37
    Average common shares outstanding (000s) .   5.2545     5.2545      5.2545    5.2545    5.2545
    Year-end common shares outstanding (000s).   5.2545     5.2545      5.2545    5.2545    5.2545
Earnings performance ratios (4):
  Return on assets . . . . . . . . . . . . . .     1.08%      1.20%        .63%      .09%     (.03)%
  Return on total stockholders' equity . . . .    19.45      21.89       13.16      1.02      (.31)
  Return on common stockholders' equity. . . .    19.45      21.89       13.16      1.02      (.31)
Summary statement of condition information:
  Year-end assets. . . . . . . . . . . . . . . $151,349   $153,259    $162,757  $135,961  $118,650
  Year-end loans and leases. . . . . . . . . .   94,292     81,946      86,316    76,227    72,903
  Year-end allowance for credit losses . . . .    1,249      1,340       1,334     1,344     1,363
  Year-end long-term debt. . . . . . . . . . .    6,295      6,732       6,243     5,089     4,530
  Year-end common stockholders' equity . . . .    8,504      7,597       6,523     5,676     5,640
  Year-end stockholders' equity. . . . . . . .    8,504      7,597       6,523     5,676     5,640
  Average assets . . . . . . . . . . . . . . .  148,509    151,872     149,975   124,717   116,409
  Average loans and leases . . . . . . . . . .   84,851     81,822      81,288    69,382    69,445
  Average investment securities. . . . . . . .   39,390     38,521      29,742    19,560    15,333
  Average deposits . . . . . . . . . . . . . .  124,958    126,079     129,323   113,343   103,315
  Average common stockholders' equity. . . . .    8,233      8,333       7,181     5,669     5,732
  Average stockholders' equity . . . . . . . .    8,233      8,333       7,181     5,669     5,732
Asset quality ratios:
  Allowance for credit losses/year-end
   loans and leases. . . . . . . . . . . . . .     1.32%      1.64%       1.55%     1.76%     1.87%
  Nonperforming assets/year-end loans plus
   other real estate and nonperforming assets.      .35       1.95        1.50      2.19      3.68
  Allowance for credit losses/year-end
   nonperforming loans . . . . . . . . . . . .   603.38     337.53      368.51    132.02     67.44
  Net charge-offs/average loans and leases . .       --        .01         .33       .49      1.25
Capital ratios:
  Stockholders' equity/assets (4). . . . . . .     5.54%      5.49%       4.79%     4.55%     4.92%
  Leverage ratio (5):
    First National Bank and Trust Co., Inc.. .     8.46       8.03          --        --        --
    Metro Bank of Broken Arrow . . . . . . . .     7.85       7.87          --        --        --
  Tier I risk-based capital (6):
    First National Bank and Trust Co., Inc.. .    12.10      13.35          --        --        --
    Metro Bank of Broken Arrow . . . . . . . .    11.74      12.22          --        --        --
  Total risk-based capital (6):
    First National Bank and Trust Co., Inc.. .    13.28      14.83          --        --        --
    Metro Bank of Broken Arrow . . . . . . . .    13.15      13.71          --        --        --
  Common dividend payout ratio (7) . . . . . .    43.35      39.60        9.49     66.93   (511.66)

- -------------
(1) During 1990, First Dodge assumed core deposits totaling $13,768,000 in the purchase of Valley
    Savings.
(2) During 1991, First Dodge assumed core deposits totaling $18,459,000 and loans totaling $10,921,000 in the purchase of Broken Arrow Savings, F.A.
(3) Stated on a tax-equivalent basis assuming a marginal tax rate of 34%.
(4) Based on averages of the quarter end statement of condition items.
(5) Tier I capital/average assets less certain intangibles.
(6) Tier I capital is composed of common stockholders' equity less certain intangibles.  Total capital is Tier I capital plus the allowance for credit losses (using 1993 regulatory guidelines).  Both capital amounts are divided by risk-weighted assets.
(7) Common dividend per share divided by primary earnings per share.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Performance Summary
- -------------------

        Net income for 1993 was $1,601,000 compared to $1,894,000 in 1992 and $1,054,000 in 1991.  Earnings per share were $304.69, $360.45, and
$200.59 for 1993, 1992, and 1991, respectively. For 1993 return on assets and return on common equity were 1.08% and 19.45%, respectively. Return on assets was 1.20% for 1992 and .63% for 1991; return on common equity was 21.89% and 13.16% for the respective prior periods.

        Net income for each of the last three years included extraordinary gains and nonoperating charges. A new accounting standard, Financial Accounting Standard ("FAS") No. 109 - Accounting for Income Taxes, was implemented effective January 1, 1993 and resulted in an addition to income of $73,000 ($13.83 per share).

        An operating charge of $157,000 ($29.88 per share) was taken during 1993 to record and amortize core deposit intangibles, associated with purchase of deposits through the RTC of the Dodge City Valley Savings Association and deposits and loans of Broken Arrow Savings, F.A. Both 1992 and 1991 financial results also reflected operating charges related to the purchase of Valley Savings' deposits and Broken Arrow Savings deposits and loans. These operating charges were $149,000 ($28.36 per share) in 1992 and $107,000 ($20.36 per share) in
1991.

        Net interest income in 1993 decreased by $221,000 to total $6,476,000 for 1993 as compared to $6,697,000 for last year. Total average interest-earning assets were $133 million for 1993 and $131 million for 1992. Comparing 1993 and 1992, average loans increased $3.4 million, while average investment securities increased $.9 million.

        First Dodge actually received a credit for loan losses of $92,000 in 1993. The provision reflects net recoveries of loan losses for the year and improved asset quality in the loan portfolio plus a strong
allowance for loan losses.   At December 31, 1993, nonperforming assets
were $327,000, down from $1,618,000 at December 31, 1992.  Net
(recoveries) charge-offs were $1,000 and $9,000, respectively, in 1993 and 1992. The allowance for credit losses was $1,249,000 at December
31, 1993, compared to $1,340,000 for 1992.

        Noninterest income was $1,632,000 in 1993, a $10,000 decrease over the 1992 noninterest income of $1,642,000. Service charges on deposit accounts increased $37,000; brokerage sales commissions increased $82,000 in 1993; and trust fees increased $67,000.

        Noninterest expenses increased 5.7% to total $5,651,000 in 1993.

        Net income decreased $293,000 between 1992 and 1993. The increased net income of $840,000 reflected in a comparison of results of operations for 1992 and 1991 can be attributed to increased net interest income and a decreased provision for credit losses. The $1,301,000 increase in net interest income between 1992 and 1991 was due to an increased widening of spreads between the yields on earning assets and the rates paid on interest-bearing liabilities. The $15,000 provision for credit losses for 1992 was $246,000 less than the 1991 provision for credit losses. The 1991 provision for credit losses was $261,000.

Net Interest Income
- -------------------

        For 1993, net interest income amounted to $6,476,000, representing a decrease of $221,000 or 3.30% under the $6,697,000 earned during 1992. On a fully tax-equivalent basis, net interest income decreased 1.2% from $6,805,000 in 1992 to total $6,720,000 in 1993. On a fully tax-equivalent basis, the yield on earning assets decreased to 5.06% in 1993 compared to 5.20% in 1992.

        Net interest income of $6,697,000 for 1992 represented an increase of $1,199,000 over the $5,396,000 earned during 1991. As interest rates declined during 1992, interest-bearing liabilities repriced faster than interest-earning assets, causing the net yield on earning assets, on a fully tax-equivalent basis, to widen to 5.20% in 1992 from 4.30% in 1991.

        The following table summarizes the changes in net interest income on a fully tax-equivalent basis, by major category of interest-earning assets and interest-bearing liabilities, identifying changes related to volumes, rates, and changes related to both volumes and rates.
Nonaccrual loans are included in the loan volumes used to calculate the following analysis of net interest income; however, interest collected on such loans is usually recorded as a reduction in loans outstanding and is excluded from interest income.

                                                                       1993 vs 1992
                                                       ---------------------------------------------
                                                                               Change
                                                         Total             Attributable to
                                                                 -----------------------------------
                                                        Change    Volume    Yield/Rate   Combination
                                                       --------  --------   ----------   -----------
                                                                          (In thousands)

Increase (decrease) in:
  Interest income:
    Loans and leases(1). . . . . . . . . . . . . . . . $   (475) $    320  $     (769) $      (26)
    Interest-bearing deposits in
     other financial institutions. . . . . . . . . . .     (149)     (149)         (1)          1
    Federal funds sold and securities
     purchased under agreements to resell. . . . . . .      (24)       18         (39)         (3)
    Taxable investment securities. . . . . . . . . . .     (975)     (441)       (641)        107
    Tax-preferred investment securities(1) . . . . . .      400       603         (70)       (133)
                                                       --------  --------  ----------  ----------

      Total interest income change . . . . . . . . . .   (1,223)      351      (1,520)        (54)
                                                       --------  --------  ----------  ----------

  Interest expense:
    Savings and interest checking. . . . . . . . . . .     (275)    1,127          (7)     (1,395)
    Time deposits. . . . . . . . . . . . . . . . . . .     (765)      (86)       (701)         22
    Federal funds purchased and securities
     sold under agreements to repurchase . . . . . . .      (77)      (34)        (49)          6
    Debt . . . . . . . . . . . . . . . . . . . . . . .      (21)        1         (22)         --
                                                       --------  --------  ----------  ----------

      Total interest expense change. . . . . . . . . .   (1,138)    1,008        (779)     (1,367)
                                                       --------  --------  ----------  ----------

  Decrease in net interest income (1). . . . . . . . .      (85)

  Decrease in taxable equivalent adjustment. . . . . .     (136)
                                                       --------

  Net interest income change . . . . . . . . . . . . . $   (221)
                                                       ========

                                                                       1992 vs 1991
                                                       ---------------------------------------------
                                                                               Change
                                                         Total            Attributable to
                                                                 -----------------------------------
                                                        Change    Volume    Yield/Rate   Combination
                                                       --------  --------  ------------  -----------
                                                                          (In thousands)
Increase (decrease) in:
  Interest income:
    Loans and leases(1). . . . . . . . . . . . . . . . $   (343) $     59  $     (398) $       (4)
    Interest-bearing deposits in
     other financial institutions. . . . . . . . . . .     (401)     (350)       (118)         67
    Federal funds sold and securities
     purchased under agreements to resell. . . . . . .     (273)     (181)       (142)         50
    Taxable investment securities. . . . . . . . . . .      709       603          80          26
    Tax-preferred investment securities(1) . . . . . .     (301)       98        (345)        (54)
                                                       --------  --------  ----------  ----------

      Total interest income change . . . . . . . . . .     (609)      229        (923)         85
                                                       --------  --------  ----------  ----------

  Interest expense:
    Savings and interest checking. . . . . . . . . . .     (593)       51        (629)        (15)
    Time deposits. . . . . . . . . . . . . . . . . . .   (1,212)     (367)       (922)         77
    Federal funds purchased and securities
     sold under agreements to repurchase . . . . . . .      106       281         (75)       (100)
    Debt . . . . . . . . . . . . . . . . . . . . . . .     (109)       80        (165)        (24)
                                                       --------  --------  ----------  ----------

      Total interest expense change. . . . . . . . . .   (1,808)       45      (1,791)        (62)
                                                       --------  --------  ----------  -----------

  Increase in net interest income (1). . . . . . . . .    1,199

  Increase in taxable equivalent adjustment. . . . . .      102
                                                       --------

  Net interest income change . . . . . . . . . . . . . $  1,301
                                                       ========

- --------

 (1)  Computed on a tax-equivalent basis assuming a marginal tax rate of 34%.

    The following table presents an analysis of average rates and yields on a fully tax-equivalent basis for 1993, 1992 and 1991.

                                                     1993                       1992                        1991
                                         --------------------------  -------------------------  --------------------------
                                          Average   Income/  Yield/   Average   Income/ Yield/   Average   Income/  Yield/
                                          Balance   Expense   Rate    Balance   Expense  Rate    Balance   Expense   Rate
                                         --------  --------  ------  --------  -------- ------  --------  --------  ------
                                                                       (Dollars in thousands)
Assets:
  Interest-Earning Assets:
    Loans and leases(2). . . . . . . . . $ 84,851  $  8,175    9.63% $ 81,822  $  8,650  10.57% $ 81,288  $  8,993   11.06%
    Unearned income-loans. . . . . . . .      (37)       --     N/A       (42)       --    N/A       (49)       --     N/A
    Interest-bearing deposits in other
     financial institutions. . . . . . .    1,036        60    5.79     3,593       209   5.82     8,443       610    7.22
    Federal funds sold and securities
     purchased under agreements to resell   7,458       219    2.94     6,942       243   3.50    10,687       516    4.83
    Investment securities:
      Taxable. . . . . . . . . . . . . .   29,174     1,675    5.74    35,002     2,650   7.57    26,703     1,941    7.27
      Tax-preferred(1) . . . . . . . . .   10,216       717    7.02     3,519       317   9.01     3,039       618   20.34
                                         --------  --------          --------  --------         --------  --------

      Total interest-earning
       assets(1) . . . . . . . . . . . .  132,698    10,846    8.17   130,836    12,069   9.22   130,111    12,678    9.74
                                                   --------                    --------                   --------
    Cash and due from banks. . . . . . .    7,642                       8,873                      8,541
    Bank premises and equipment. . . . .    2,794                       1,904                      1,743
    Income receivable and other assets .    3,625                       8,526                      8,018
    Intangible assets, net . . . . . . .    3,070                       3,100                      2,920
    Allowance for credit losses. . . . .   (1,320)                     (1,367)                    (1,358)
                                         --------                    --------                   --------

Total assets . . . . . . . . . . . . . . $148,509                    $151,872                   $149,975
                                         ========                    ========                   ========

Liabilities And Stockholders' Equity:
  Interest-Bearing Liabilities:
    Interest-bearing deposits:
      Interest checking. . . . . . . . . $ 32,500  $    757    2.33% $ 34,551  $  1,000   2.89% $ 33,872  $  1,504    4.44%
      Savings. . . . . . . . . . . . . .    7,443       180    2.42     7,142       212   2.97     6,679       301    4.51
      Time under $100,000. . . . . . . .   48,406     2,020    4.17    50,616     2,648   5.23    53,942     3,531    6.55
      Time over $100,000 . . . . . . . .   13,634       513    3.76    13,076       650   4.97    15,389       979    6.36
                                         --------  --------          --------  --------         --------  --------

    Total interest-bearing deposits. . .  101,983     3,470    3.40   105,385     4,510   4.28   109,882     6,315    5.75
  Debt   . . . . . . . . . . . . . . . .    6,592       419    6.36     6,580       440   6.69     5,740       549    9.56
  Federal funds purchased and agreements
   to repurchase . . . . . . . . . . . .    7,762       237    3.05     8,692       314   3.61     3,696       208    5.63
                                         --------  --------          --------  --------         --------  --------

    Total interest-bearing liabilities .  116,337     4,126    3.55   120,657     5,264   4.36   119,318     7,072    5.93
                                                   --------                    --------
  Noninterest-bearing deposits . . . . .   22,975                      20,694                     19,441
  Accrued interest, taxes, and
   other liabilities . . . . . . . . . .      964                       2,188                      4,035
                                         --------                    --------                   --------

    Total liabilities. . . . . . . . . .  140,276                     143,539                    142,794
                                         --------                    --------                   --------

  Preferred stockholders' equity . . . .       --                          --                         --
  Common stockholders' equity. . . . . .    8,233                       8,333                      7,181
                                         --------                    --------                   --------

    Total stockholders' equity . . . . .    8,233                       8,333                      7,181
                                         --------                    --------                   --------

Total liabilities and
 stockholders' equity. . . . . . . . . . $148,509                    $151,872                   $149,975
                                         ========                    ========                   ========

Net interest income. . . . . . . . . . .           $  6,720                    $  6,805                   $  5,606
                                                   ========                    ========                   ========

Rate analysis:
  Interest income/interest-earning assets                      8.17%                      9.22%                       9.74%
  Interest expense/interest-earning
   assets. . . . . . . . . . . . . . . .                       3.11                       4.02                        5.44
                                                             ------                     ------                      ------

    Net yield on earning assets. . . . .                       5.06%                      5.20%                       4.30%
                                                             ======                     ======                      ======

- ------------

(1) Income and rates are stated on a tax-equivalent basis assuming a marginal tax rate of 34%

(2) Nonaccrual loans are included in loans and leases.


Provision (Benefit) for Credit Losses
- -------------------------------------

        The provisions (benefits) for credit losses were $92,000, $15,000, and $261,000 for 1993, 1992, and 1991, respectively. The lower provision for credit losses in 1993 and 1992 reflects the continued improvement in credit quality as demonstrated by a lower level of nonperforming loans and lower net charge-offs and the strong allowance for credit losses. Net recoveries for 1993 totaled $1,000 as compared to net charge-offs of $9,000 for 1992 and net charge-offs of $271,000 for 1991. Nonperforming loans at December 31, 1993 were $207,000, down from $397,000 at year-end 1992 and $362,000 at year-end
1991. The allowance for credit losses was $1,249,000, $1,340,000, and $1,334,000 at December 31, 1993, 1992, and 1991, respectively. The ratio of allowance for credit losses to nonperforming loans decreased to 1.32% at December 31, 1993, compared with 1.64% at December 31, 1992 and 1.55% at December 31, 1991.

Noninterest Income
- ------------------

        Total noninterest income was $1,632,000 for 1993, representing a decrease of $10,000 or .6% over the $1,642,000 recorded in 1992. Included in 1993 noninterest income were $174,000 of investment securities gains, compared to $384,000 of similar gains realized in 1992.

        The most significant changes in noninterest income between 1993 and 1992 occurred in service charges on deposit accounts, brokerage sales commissions, and trust fees. The $37,000 or 4.6% increase in service charges was attributable to both consumer and commercial customers. These increased revenues were due to a reduction in waived fees and an increase in service charges. The $96,000 increase in other fees was primarily attributed to brokerage sales fees for new sales and products, particularly in the sale of mutual funds. These products are now available and the low interest rates on deposits continue to make them more attractive to certain customers as alternative investments to interest-bearing deposits. Trust fees increased $67,000 to a total of $267,000 in 1993. The increased fees were principally attributable to the addition of trust accounts established at the bank.

        Total noninterest income was $1,642,000 for 1992, as compared to $1,477,000 for 1991.

        The following table provides an analysis of noninterest income segregated between fees collected in the normal course of business and other revenues for the past three years.

                                                                                   Percent Change
                                                                                  ---------------
                                                       Year Ended December 31,     1992-   1991-
                                                    ----------------------------
                                                      1993      1992      1991     1993     1992
                                                    --------  --------  --------  ------   ------
                                                          (Dollars in thousands)
Fee income:
  Trust fees . . . . . . . . . . . . . . . . . . . .$    267  $    201  $    219    33.3%    (8.2)%
  Service charges on deposit accounts. . . . . . . .     844       807       826     4.6     (2.3)
  Other. . . . . . . . . . . . . . . . . . . . . . .     330       234       371    40.6    (36.9)
                                                    --------  --------  --------

    Total fee income . . . . . . . . . . . . . . . .   1,441     1,242     1,416    16.0    (12.3)
                                                    --------  --------  --------

Other revenues:
  Investment securities gains. . . . . . . . . . . .     174       384        --   (54.7)     N/A
  Other. . . . . . . . . . . . . . . . . . . . . . .      17        16        61     6.3    (73.8)
                                                    --------  --------  --------

    Total other revenues . . . . . . . . . . . . . .     191       400        61   (52.3)   555.7
                                                    --------  --------  --------

Total non-interest income. . . . . . . . . . . . . .$  1,632  $  1,642  $  1,477     (.6)    11.2
                                                    ========  ========  ========

  Fee income/average assets. . . . . . . . . . . . .     .97%      .82%      .94%
  Noninterest income/average assets. . . . . . . . .    1.10%     1.08%      .98%


Noninterest Expense
- --------------------

        Noninterest expense amounted to $5,651,000, $5,348,000, and $4,866,000 for 1993, 1992, and 1991, respectively. Noninterest expense for each of these years includes certain nonoperating items such as net costs of operation of other real estate and nonperforming assets.

        Net costs of operation of other real estate and nonperforming assets were $353,000 in 1993, $92,000 in 1992, and $29,000 in 1991.
The increased net costs of nonperforming asset properties in 1993 were principally attributable to write-downs.

        Operating expense increased $42,000 or .8% to total $5,298,000 for 1993.

        Between 1992 and 1991 operating expense increased $419,000 or 8.7%. This increase reflected a $221,000 increase in salary and employee benefits.

        The following table presents an analysis of noninterest expense for the past three years.

                                                                                   Percent Change
                                                                                  ---------------
                                                       Year Ended December 31,     1992-    1991-
                                                    ----------------------------
                                                      1993      1992      1991     1993     1992
                                                    --------  --------  --------  ------   ------
                                                         (Dollars in thousands)
Salaries and employee benefits . . . . . . . . . . .$  2,716  $  2,518  $  2,297     7.9%     9.6%
Net occupancy. . . . . . . . . . . . . . . . . . . .     548       550       567     (.4)    (3.0)
FDIC insurance . . . . . . . . . . . . . . . . . . .     277       290       248    (4.5)    16.9
Professional fees. . . . . . . . . . . . . . . . . .     133       187       130   (28.9)    43.8
Advertising and public relations . . . . . . . . . .     119       113       125     5.3     (9.6)
Data processing. . . . . . . . . . . . . . . . . . .     193       183       217     5.5    (15.7)
Supplies and postage . . . . . . . . . . . . . . . .     176       198       166   (11.1)    19.3
Amortization of core deposit intangible. . . . . . .     157       149       107     5.4     39.3
Other. . . . . . . . . . . . . . . . . . . . . . . .     979     1,068       980    (8.3)     9.0
                                                    --------  --------  --------

  Total operating expense. . . . . . . . . . . . . .   5,298     5,256     4,837      .8      8.7
Net costs of operation of other real estate and
 nonperforming assets. . . . . . . . . . . . . . . .     353        92        29   283.7    217.2
                                                    --------  --------  --------

  Total noninterest expense. . . . . . . . . . . . .$  5,651  $  5,348  $  4,866     5.7      9.9
                                                    ========  ========  ========

Noninterest expense/average assets . . . . . . . . .    3.81%     3.52%     3.24%
Noninterest expense less noninterest
 income/average assets . . . . . . . . . . . . . . .    2.71%     2.44%     2.26%
Operating expense less fee
 income/average assets . . . . . . . . . . . . . . .    2.60%     2.64%     2.28%
Operating expense/fee income plus tax-equivalent
  net interest income. . . . . . . . . . . . . . . .   64.92%    65.32%    68.88%

Income Taxes
- ------------

        Effective January 1, 1993, First Dodge changed its method of accounting for income taxes from the deferred method to the liability method required by Financial Accounting Standard ("FAS") No. 109, "Accounting for Income Taxes". As permitted under the new rules, prior years' financial statements have not been restated. The cumulative effect of adopting FAS No. 109 as of January 1, 1993 was to increase net income by $73,000.

        Income tax expense amounted to $822,000, $876,000, and $504,000 for 1993, 1992, and 1991, respectively.

Statements of Condition
- -----------------------

        Total assets amounted to $151.3 million, $153.3 million, and $162.8 million at December 31, 1993, 1992 and 1991, respectively.

Loans
- -----

        Period-end loans increased $12.3 million or 15.1% to total $94.3 million at December 31, 1993. Increases were realized in various commercial and retail categories. The consumer portfolio declined $105.6,000 or 9.4%.

        Loans to farmers increased $5.0 millon in 1993 which represents a 19.0% increase and reflects a strong agricultural economy in the marketplace. Commercial loans increased $5.3 million in 1993 which is a 34.5% increase over 1992.

        Between December 31, 1991 and 1992 total loans decreased $4.4 million representing 5.1% and loans increased $10.1 million representing 13.23% between 1990 and 1991. Total loans increased by $3.3 million or 4.6% from December 31, 1989 to 1990.

        The following table shows the composition of loans and leases for the past five years.

                                                                   December 31,
                                                ------------------------------------------------
                                                  1993      1992      1991      1990      1989
                                                --------  --------  --------  --------  --------
                                                                 (In thousands)
Commercial and industrial. . . . . . . . . . . .$ 20,762  $ 15,438  $ 16,059  $ 16,014  $ 18,093
Real estate, less unearned discount:
   Construction. . . . . . . . . . . . . . . . .   3,834     3,088     1,976       978     1,512
   Secured by 1-4 family residences. . . . . . .  13,561    11,715    14,725     8,313     8,251
   Permanent commercial real estate and other. .  14,325    13,606    12,607    13,273    13,053
Loans to individuals . . . . . . . . . . . . . .   8,716     9,875    10,098     6,798     5,069
Credit card. . . . . . . . . . . . . . . . . . .   1,445     1,342     1,213       815        --
Agriculture. . . . . . . . . . . . . . . . . . .  31,361    26,359    28,973    25,963    26,509
Other  . . . . . . . . . . . . . . . . . . . . .     288       523       665     4,073       416
                                                --------  --------  --------  --------  --------

      Total loans and leases . . . . . . . . . .$ 94,292  $ 81,946  $ 86,316  $ 76,227  $ 72,903
                                                ========  ========  ========  ========  ========

        Commercial and Industrial: First Dodge's commercial and industrial loans generally are made to middle market and small businesses. There are no highly leveraged transactions.

        Agriculture: Loans secured by grain, cattle and farm operating expenses accounted for the majority of the agriculture portfolio at December 31, 1993. The remainder of the agriculture portfolio is secured by equipment and other farm assets.

        Real Estate: Most of the construction loans are for 1-4 family residential construction and development.

        The 1-4 family residence portfolio consists of loans secured by residences located primarily in Dodge City, Kansas, Southwest Kansas, Broken Arrow, Oklahoma, and Coweta, Oklahoma, and is principally permanent first mortgage loans with the remainder consisting of home equity loans.

        Permanent commercial real estate loans include loans in First Dodge's market for small office buildings/parks; neighborhood strip shopping centers; small manufacturing machine shop buildings; office warehouse properties; medical offices; and loans for purposes other than funding the acquisition of the collateral properties and in which cash flows from the properties are not the principal source of repayment. Also included in this portfolio are loans for the financing of agricultural farm real estate which represent $7.4 million on December 31, 1993.


Maturity Distribution and Interest Sensitivity of Loans
- -------------------------------------------------------

        The maturity distribution of loans outstanding as of December 31, 1993 (excluding consumer, credit card, educational, and lease financing) by type and sensitivity to changes in interest rates are shown in the table below. The current portion as well as the long-term portion of the loan is included in the maturity group applying to the loan.

                                                                    Remaining Maturity
                                                          ---------------------------------------
                                                                    Over One
                                                                      Year      Over
                                                          One Year  Through     Five
                                                           or Less    Five      Years     Total
                                                          --------  --------  --------  ---------
                                                                      (In thousands)
Loans with fixed interest rates:
  Commercial and industrial. . . . . . . . . . . . . . . .$  5,944  $  5,990  $    426  $ 12,360
  Real estate. . . . . . . . . . . . . . . . . . . . . . .   2,673     5,173     5,198    13,044
  Agriculture. . . . . . . . . . . . . . . . . . . . . . .     827     4,657       120     5,604
  Other. . . . . . . . . . . . . . . . . . . . . . . . . .   2,744     3,788       183     6,715
                                                          --------  --------  --------  --------

Total loans with fixed interest rates. . . . . . . . . . .$ 12,188  $ 19,608  $  5,927  $ 37,723
                                                          ========  ========  ========  ========

                                                                    Repricing Frequency
                                                          ---------------------------------------
                                                                    Less Freq   Every
                                                                      Than    Five Years
                                                          One Year    Every    Or More
                                                           or Less    Five      Freq      Total
                                                          --------  --------  --------  ---------
                                                                      (In thousands)
Loans with floating interest rates:
  Commercial and industrial. . . . . . . . . . . . . . . .$  8,626  $    154  $    111  $  8,891
  Real estate. . . . . . . . . . . . . . . . . . . . . . .  12,637       259       381    13,277
  Agriculture. . . . . . . . . . . . . . . . . . . . . . .  25,666        --        --    25,666
  Other. . . . . . . . . . . . . . . . . . . . . . . . . .   4,465        11        73     4,549
                                                          --------  --------  --------  --------

Total loans with floating interest rates . . . . . . . . .$ 51,394  $    424  $    565  $ 52,383
                                                          ========  ========  ========  ========

Real estate loans include construction, permanent commercial, and other real estate.

Nonperforming Assets
- --------------------

        Nonperforming assets consist of nonaccrual loans, troubled debt restructurings, and other real estate and nonperforming assets. A loan is placed on nonaccrual status when principal or interest is due and has remained unpaid for 90 days or more unless the loan is both well secured and in the process of collection. A currently performing loan also may be placed on nonaccrual status when there is reasonable doubt as to the ability of the borrower to continue to pay principal or interest. Nonaccrual loans at December 31, 1993 included $207,000 of these "performing/nonperforming" loans. Other real estate and nonperforming assets include assets acquired from loan settlements and foreclosures.

        During 1993, banking regulators issued guidance confirming that the loss recognition on collateral dependent loans should be based on the fair value of the collateral, but that such loans need not be reported as "Other real estate" unless possession of the underlying collateral has been obtained.

        Generally, principal and interest payments received on nonaccrual loans are applied as reductions of principal. For this reason and because of charge-offs, the book value of such loans understates the remaining contractual obligation of the borrowers. As of December 31, 1993, the carrying value of nonaccrual loans had been charged down to 39.3% of the customers' contractual principal obligations. Also, the carrying values of other real estate and nonperforming assets had been written down to current estimates of their fair values less a reserve for the estimated costs to sell the properties.

        The following table presents nonperforming assets and those loans which are contractually past due 90 days or more as to principal or interest payments at December 31 for the past five years.

                                                                   December 31,
                                                ------------------------------------------------
                                                  1993      1992      1991      1990      1989
                                                --------  --------  --------  --------  --------
                                                              (Dollars in thousands)
Nonaccrual loans . . . . . . . . . . . . . . . .$    207  $    397  $    362  $  1,018  $  2,021
Troubled debt restructurings . . . . . . . . . .      --        --        --        --        --
                                                --------  --------  --------  --------  --------

  Total nonperforming loans. . . . . . . . . . .     207       397       362     1,018     2,021

Other real estate and nonperforming assets
 (including substantive repossessions), net. . .     120     1,221       946       664       684
                                                --------  --------  --------  --------  --------

  Total nonperforming assets . . . . . . . . . .$    327  $  1,618  $  1,308  $  1,682  $  2,705
                                                ========  ========  ========  ========  ========

Past due loans (90 days or more) . . . . . . . .$     36  $    330  $    552  $    738  $  1,223
                                                ========  ========  ========  ========  ========

Nonperforming assets/year-end loans plus
 other real estate and nonperforming assets. . .     .35%     1.95%     1.50%     2.19%     3.68%

Nonperforming assets/year-end assets . . . . . .     .22%     1.06%      .80%     1.24%     2.28%

        Nonperforming assets decreased $1.3 million or 79.8% from December 31, 1992 to total $327,000 at the end of 1993. At December 31, 1993, total nonperforming assets represented .35% of total loans plus other real estate owned and nonperforming assets and .22% of total assets as compared to 1.95% and 1.06%, respectively, at December 31, 1992.

        Management continues to focus on asset quality. An emphasis is placed on pro-active management of problem credits, early detection of potential problems, and timely charge-offs. A separate work-out plan is developed for the resolution and collection of problem assets. An analysis of nonperforming loans by type is provided in the following table. There are no significant concentrations of nonperforming assets in any one market or industry.

                                                                  December 31,
                                                ------------------------------------------------
                                                  1993      1992      1991      1990      1989
                                                --------  --------  --------  --------  --------
                                                                 (In thousands)
Commercial and industrial. . . . . . . . . . . .$     94  $    136  $    309  $    800  $  1,336
Real estate. . . . . . . . . . . . . . . . . . .      73       260        46       218       663
Consumer . . . . . . . . . . . . . . . . . . . .      40         1         7        --        22
Credit card. . . . . . . . . . . . . . . . . . .      --        --        --        --        --
Lease financing. . . . . . . . . . . . . . . . .      --        --        --        --        --
                                                --------  --------  --------  --------  --------

  Total nonperforming loans. . . . . . . . . . .$    207  $    397  $    362  $  1,018  $  2,021
                                                ========  ========  ========  ========  ========

Potential Problem Loans
- -----------------------

        Certain loans classified for regulatory purposes as doubtful, substandard, or special mention are included in the nonperforming loan table.

Allowance for Credit Losses
- ---------------------------

        The allowance for credit losses is the amount deemed by management to be reasonably necessary to provide for possible losses on loans that may become uncollectible. Additions to the allowance are charged to expense as the provision for credit losses. Loan losses and recoveries are charged or credited directly to the allowance. It is First Dodge's policy to charge off any loan or portion of that loan when it is deemed to be uncollectible in the ordinary course of business.

        An evaluation of the overall quality of the portfolio is performed to determine the necessary level of the allowance for credit losses. This evaluation takes into consideration the classification of loans and the application of loss estimates to these classifications. It is the responsibility of management to classify its loans as pass, special mention, substandard, doubtful, or loss. The classification criteria are established by the loan discount committee of First Dodge and are intended to be consistent with the criteria applied by federal banking system examiners. These classifications take into consideration all sources of repayment, underlying collateral, the value of such collateral, and current and anticipated economic conditions, trends, and uncertainties. First Dodge has an independent loan review function which periodically reviews the loans and the classifications.

        Loss factors are developed by loan type and classification using historical loss data and statistical modeling techniques. The application of these loss factors to the portfolio classifications combined with analyses of general economic conditions, trends in portfolio volume, maturity, and composition, and estimates of potential future losses on specific large loans and those loans requiring special attention provide management with data essential to identify and estimate the credit risk inherent in the portfolio. The allowance for credit losses reflects the result of these estimates, and is deemed to be adequate at each balance sheet date.

        As of December 31, 1993, the allowance for credit losses equaled $1,249,000 or 1.32% of total loans and leases and 603.38% of nonperforming loans. Comparatively, the allowance for credit losses amounted to $1,340,000 or 1.64% of total loans and 337.53% of nonperforming loans at December 31, 1992. The increased level of net recoveries in 1993 and 1992 and the sound coverage ratio of the allowance for credit losses to nonperforming loans at December 31, 1993 reflected the continuing emphasis management is placing on resolving problem loans, reducing the risk profile of First Dodge, and prudently reserving for identifiable risks.

        The allowance for credit losses has been allocated by loan category. It should be recognized that such allocations are not necessarily indicative of future loan losses and that all of such allowance is available to absorb losses on loans for any category. The allocation of the allowance for credit losses by loan type is as follows:

                                                                  December 31,
                                                ------------------------------------------------
                                                  1993      1992      1991      1990      1989
                                                --------  --------  --------  --------  --------
                                                             (Dollars in thousands)
Commercial and industrial. . . . . . . . . . . .$    267  $    288  $    288  $    379  $    429
Real estate:
  Construction . . . . . . . . . . . . . . . . .      45        34        26        23        36
  Secured by 1-4 family residences . . . . . . .     204       177       196       133       147
  Permanent commercial real estate . . . . . . .     180       181       158       175       172
Loans to individuals . . . . . . . . . . . . . .     110       135       133        92        81
Credit cards . . . . . . . . . . . . . . . . . .      24        26        28        17        --
Agriculture. . . . . . . . . . . . . . . . . . .     408       480       485       472       482
Other. . . . . . . . . . . . . . . . . . . . . .      11        19        20        53        16
                                                --------  --------  --------  --------  --------

Total. . . . . . . . . . . . . . . . . . . . . .$  1,249  $  1,340  $  1,334  $  1,344  $  1,363
                                                ========  ========  ========  ========  ========

        The following table compares the allocation of the allowance for credit losses by loan type expressed as a percentage of the total allowance for credit losses to the percentage of loans in each loan type to total loans:

                                                                  December 31,
                                                ------------------------------------------------
                                                  1993      1992      1991      1990      1989
                                                --------  --------  --------  --------  --------
                                                             (Dollars in thousands)
Commercial and industrial. . . . . . . . . . . .   21.38%    21.49%   21.59%     28.20%    31.48%
Real estate:
  Construction . . . . . . . . . . . . . . . . .    3.60      2.54      1.95      1.71      2.64
  Secured by 1-4 family residences . . . . . . .   16.33     13.21     14.69      9.90     10.79
  Permanent commercial real estate . . . . . . .   14.41     13.51     11.84     13.02     12.62
Loans to individuals . . . . . . . . . . . . . .    8.81     10.07      9.97      6.85      5.94
Credit cards . . . . . . . . . . . . . . . . . .    1.92      1.94      2.10      1.26        --
Agriculture. . . . . . . . . . . . . . . . . . .   32.67     35.82     36.36     35.12     35.36
Other. . . . . . . . . . . . . . . . . . . . . .     .88      1.42      1.50      3.94      1.17
                                                --------  --------  --------  --------  --------

Total. . . . . . . . . . . . . . . . . . . . . .   100.0%    100.0%    100.0%    100.0%    100.0%
                                                ========  ========  ========  ========  ========


        The following table summarizes the changes in the allowance for credit losses for the past five years and presents selected related ratios.

                                                         Year ended December 31,
                                         -------------------------------------------------------
                                             1993          1992       1991      1990      1989
                                         ------------   ---------   --------  --------  --------
                                                           (Dollars in thousands)
Balance at January 1, as
 previously reported . . . . . . . . . . $      1,340   $   1,334   $  1,344  $  1,363  $  1,300
                                         ------------   ---------   --------  --------  --------
Charge-offs:
  Commercial and industrial. . . . . . .           15         252        236       295       664
  Real estate. . . . . . . . . . . . . .           --          31         15        87       272
  Consumer . . . . . . . . . . . . . . .           35          59         48        25        44
  Credit card. . . . . . . . . . . . . .           15          21          2        --        --
  Lease financing. . . . . . . . . . . .           --          --         --        --        --
  Other. . . . . . . . . . . . . . . . .           --          --         --        --        --
                                         ------------   ---------   --------  --------  --------

    Total charge-offs. . . . . . . . . .           65         363        301       407       980
                                         ------------   ---------   --------  --------  --------

Recoveries:
  Commercial and industrial. . . . . . .           36         340         25        52        58
  Real estate. . . . . . . . . . . . . .           19          --         --         2        38
  Consumer . . . . . . . . . . . . . . .           10          14          5        11        18
  Credit card. . . . . . . . . . . . . .            1          --         --        --        --
  Lease financing. . . . . . . . . . . .           --          --         --        --        --
  Other. . . . . . . . . . . . . . . . .           --          --         --        --        --
                                         ------------   ---------   --------  --------  --------

    Total recoveries . . . . . . . . . .           66         354         30        65       114
                                         ------------   ---------   --------  --------  --------

Net loans and leases (recoveries)
 charge-offs . . . . . . . . . . . . . .           (1)          9        271       342       866
Provision (benefit) for credit losses. .          (92)         15        261       323       929
                                         ------------   ---------   --------  --------  --------

Balance at December 31 . . . . . . . . . $      1,249   $   1,340   $  1,334  $  1,344  $  1,363
                                         ============   =========   ========  ========  ========

Loans and leases at year end . . . . . . $     94,292   $  81,946   $ 86,316  $ 76,227  $ 72,903
Average loans and leases . . . . . . . . $     84,851   $  81,822   $ 81,288  $ 69,382  $ 69,445
Net charge-offs/average loans and leases           --%        .01%       .33%      .49%     1.25%
Allowance for credit losses/net
 charge-offs . . . . . . . . . . . . . .  (124,900.00)% 14,888.89%    492.25%   392.98%   157.39%
Allowance for credit losses/year end
 nonperforming loans . . . . . . . . . .       603.38%     337.53%    368.51%   132.02%    67.44%
Allowance for credit losses/year end
 nonperforming assets. . . . . . . . . .       381.96%      82.82%    101.99%    79.90%    50.39%
Allowance for credit losses/year end
 loans and leases. . . . . . . . . . . .         1.32%       1.64%      1.55%     1.76%     1.87%


Investment Portfolio
- --------------------

        The year-end book value of investment securities at December 31 for each of the last three years is presented in the table below.

Held-to-maturity

                                                                             December 31,
                                                                    ----------------------------
                                                                      1993      1992      1991
                                                                    --------  --------  --------
                                                                           (In thousands)
U.S. Treasury obligations. . . . . . . . . . . . . . . . . . . . . .$ 14,815  $ 15,851  $ 13,159
Obligations of U.S. government agencies
 and corporations:
  Mortgage-backed. . . . . . . . . . . . . . . . . . . . . . . . . .   2,001     6,186     6,079
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,900    13,341    11,553
Obligations of state and political subdivisions. . . . . . . . . . .  12,088     6,864     2,425
Other securities:
  Privately issued collateralized mortgage obligations . . . . . . .     217       314        --
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      74       576       577
                                                                    --------  --------  --------

Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$ 33,095  $ 43,132  $ 33,793
                                                                    ========  ========  ========

Market value in excess of book value . . . . . . . . . . . . . . . .$    396  $    581  $  1,076
                                                                    ========  ========  ========

        Effective for the first quarter of 1994, First Dodge adopted a policy of classifying all United States Treasury securities and obligations of United States government corporations and agencies with maturities of five years or less as "available for sale" in accordance with the guidelines of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

        Investment securities decreased $10.0 million between December 31, 1992 and 1993. The decrease is attributable to First Dodge becoming more fully invested through lending opportunities in 1993.

        Excluding U.S. Treasury obligations and obligations of U.S. government agencies and corporations, there were no security holdings of any one issuer at December 31, 1993 that exceeded 10% of consolidated stockholders' equity.

        The tables below summarize the maturity and yield distribution of investment securities at December 31, 1993.

                                                                           Maturing
                                   -----------------------------------------------------------------------------------------
                                                         After one        After five
                                         Within          but within       but within         After
                                        one year         five years       ten years        ten years            Total
                                   ----------------- ----------------  ---------------- ----------------  -----------------
                                    Amount   Yield    Amount   Yield    Amount   Yield   Amount   Yield    Amount   Yield
                                   --------  ------  --------  ------  --------  ------ --------  ------  --------  -------
                                                                   (Dollars in thousands)
U.S. Treasury obligations. . . . . $  5,668    5.06% $  9,147    4.88% $     --      --% $    --      --% $ 14,815    4.95%
Obligations of U.S. government
 agencies and corporations:
  Mortgage-backed. . . . . . . . .       --      --        --      --     1,894    6.42      107    8.67     2,001    6.54
  Other. . . . . . . . . . . . . .    1,900    8.28     2,000    6.59        --      --       --      --     3,900    7.41
Obligations of states and
 political subdivisions. . . . . .      450    4.25     7,509    4.13     4,129    4.89       --      --    12,088    4.37
Privately issued collateralized
 mortgage obligations. . . . . . .       --      --        --      --        --      --      217    7.05       217    7.05
Federal reserve stock. . . . . . .       --      --        --      --        --      --       48    6.00        48    6.00
Other (1). . . . . . . . . . . . .       --      --        --      --        --      --       26     N/A        26     N/A
                                   --------  ------  --------  ------  --------  ------ --------  ------  --------- -------

Total. . . . . . . . . . . . . . . $  8,018    5.77% $ 18,656    4.75% $  6,023    5.38%$    398    7.38% $ 33,095    5.14%
                                   ========  ======  ========  ======  ========  ====== ========  ======  ========  ======

- ------------

(1)  200 shares of Bankers Bancorp of Oklahoma, Inc. common class "A" voting stock.


        Scheduled principal reductions and prepayments on the mortgage-backed securities approximated $1,483,000 during the fourth quarter of 1993. The volume of principal reductions and prepayments combined with First Dodge's strong liquidity position (which is described in the Asset and Liability Management Section) demonstrates First Dodge's ability to hold a substantial portion of its investment securities to maturity.

Deposits
- --------

        Average total deposits decreased $1.1 million or .9% between December 31, 1993 and 1992. At December 31, 1993, average total deposits were $124.9 million which compares to $126.0 million deposits at December 31, 1992. Certain customers have reinvested maturing deposits in alternative investment instruments and some of these customers have purchased mutual funds and other investments through the investment company, resulting in increased fee income. Core deposits (demand, interest checking, savings, and time deposits under $100,000) represented 89.1% of total deposits at December 31, 1993 compared to 89.6% at December 31, 1992.

        The following table provides a breakdown of average deposits and average rates paid, by type, for the past three years.

                                             1993                1992                1991
                                      -----------------   ------------------  ------------------
                                       Average  Average    Average  Average    Average  Average
                                       Balance    Rate     Balance    Rate     Balance    Rate
                                      --------  --------  --------  --------  --------  --------
                                                        (Dollars in thousands)
Noninterest-bearing deposits . . . . .$ 22,975        --% $ 20,694        --% $ 19,441        --%
                                      --------            --------            --------
Interest-bearing deposits:
  Interest-bearing checking deposits .  32,500      2.33%   34,551      2.89%   33,872      4.44%
  Savings deposits . . . . . . . . . .   7,443      2.42%    7,142      2.97%    6,679      4.51%
  Time deposits under $100,000 . . . .  48,406      4.19%   50,616      5.23%   53,942      5.73%

  Time deposits of $100,000 or more. .  13,634      3.27%   13,076      4.93%   15,389      6.11%
                                      --------            --------            --------

    Total interest-bearing deposits. . 101,983      3.34%  105,385      4.27%  109,882      5.31%
                                      --------            --------            --------

    Total deposits . . . . . . . . . .$124,958            $126,079            $129,323
                                      ========            ========            ========

        The following table sets forth, by time remaining to maturity, certificates and other time deposits of $100,000 or more (including individual retirement accounts of $1,089,000):
                                                             December 31,
                                                                1993
                                                           --------------
                                                           (In thousands)

Under three months                                        $        6,602
Over three months through twelve months                            7,574
Over one year through five years                                     402
Over five years                                                       --
                                                          --------------

Total                                                     $       14,578
                                                          ==============

        Brokerage deposits were immaterial at December 31, 1993.

Short-term Borrowings
- ---------------------

        Short-term borrowings consist of securities sold under agreements to repurchase and notes payable. Amounts and interest rates related to short-term borrowings for the last three years were as follows:

                                                                      1993      1992      1991
                                                                    --------  --------  --------
                                                                        (Dollars in thousands)
Federal funds purchased:
  Outstanding at year-end. . . . . . . . . . . . . . . . . . . . . .$     --  $    207  $     --
  Average interest rate at year-end. . . . . . . . . . . . . . . . .     N/A       2.9%      N/A
  Average outstanding at quarter-end during the year . . . . . . . .$      9  $    122  $     --
  Weighted average interest rate . . . . . . . . . . . . . . . . . .     2.9%      2.9%      N/A
  Highest outstanding balance at any quarter-end . . . . . . . . . .$     --  $    687  $     --

Securities sold under agreements to repurchase:
  Outstanding at year-end. . . . . . . . . . . . . . . . . . . . . .$  5,307  $  7,769  $ 14,525
  Average interest rate at year-end. . . . . . . . . . . . . . . . .    3.12%     3.43%     4.32%
  Average outstanding at quarter-end during the year . . . . . . . .$  7,753  $  8,570  $  3,696
  Weighted average interest rate . . . . . . . . . . . . . . . . . .    3.06%     3.66%     5.62%
  Highest outstanding balance at any quarter-end . . . . . . . . . .$  7,673  $  9,514  $ 14,525

Notes payable:
  Outstanding at year-end. . . . . . . . . . . . . . . . . . . . . .$  6,295  $  6,732  $  6,243
  Average interest rate at year-end. . . . . . . . . . . . . . . . .    6.50%     6.94%     7.44%
  Average outstanding at quarter-end during the year . . . . . . . .$  6,592  $  6,580  $  5,740
  Weighted average interest rate . . . . . . . . . . . . . . . . . .    6.50%     6.94%     7.44%
  Highest outstanding balance at any quarter-end . . . . . . . . . .$   6,592 $  6,732  $  6,243


Asset and Liability Management
- ------------------------------

        Interest Rate Risk: First Dodge manages its assets and liabilities to control the exposure of its net interest income and capital to risks associated with interest rate changes and to achieve consistent growth in net interest income. Interest rate risk is evaluated using various tools, including interest sensitivity gap and simulation analysis.

        Interest-bearing checking and savings deposits are not classified as "rate sensitive" liabilities as per a resolution of the Board of Directors.

        The following table presents First Dodge's interest sensitivity gap position as of December 31, 1993. This table depicts the timing of the contractual maturity or repricing of most assets and liabilities at this date. Fixed-rate mortgage-backed securities are included in repricing-maturity categories based upon estimates of prepayments
provided by a third-party market information service.   These estimates
may vary depending upon both the volatility and the level of market interest rates in relationship to the coupon rates of the underlying mortgages. Interest-bearing checking and savings deposits are included in the under-three-month category. This table does not indicate the effect the repricing of assets and liabilities would have on net interest income. Also, it does not reflect interest rate exposures, such as basis risk, prepayment risk, intra-period sensitivity, and the effect of interest rate floors and ceilings associated with certain financial instruments.

                                                 Three      Six
                                       Under    Through   Through     Over      Not
                                       Three      Six      Twelve     One       Rate
                                       Months    Months    Months     Year    Sensitive     Total
                                      --------  --------  --------  --------  ---------  ----------
                                                             (Dollars in thousands)
Assets:
  Loans and leases . . . . . . . . . .$ 47,560  $  5,850  $ 10,423  $ 30,459  $      --  $ 94,292
  Investment securities. . . . . . . .   4,146       836     4,569    23,518         26    33,095
  Other earning assets . . . . . . . .   9,888        --        --        --         --     9,888
  Nonearning assets. . . . . . . . . .      --        --        --        --     14,074    14,074
                                      --------  --------  --------  --------  ---------  ---------

Total assets . . . . . . . . . . . . .$ 61,594  $  6,686  $ 14,992  $ 53,977  $  14,100  $151,349
                                      ========  ========  ========  ========  =========  ========

Liabilities and stockholders' equity:
  Deposits . . . . . . . . . . . . . .$ 60,348  $ 12,068  $ 20,349  $ 10,790  $  25,613  $129,168
  Short-term borrowings. . . . . . . .   5,307        --        --        --         --     5,307
  Long-term debt . . . . . . . . . . .      --        --        --     6,295         --     6,295
  Other liabilities. . . . . . . . . .      --        --        --        --      2,075     2,075
  Stockholders' equity . . . . . . . .      --        --        --        --      8,504     8,504
                                      --------  --------  --------  --------  ---------  --------

Total liabilities and stockholders'
 equity. . . . . . . . . . . . . . . .$ 65,655  $ 12,068  $ 20,349  $ 17,085  $  36,192  $151,349
                                      ========  ========  ========  ========  =========  ========

Repricing gap. . . . . . . . . . . . .$ (4,061) $ (5,382) $ (5,357) $ 36,892  $ (22,092) $     --

Cumulative repricing gap . . . . . . .$ (4,061) $ (9,443) $(14,800) $ 22,092  $      --  $     --

Cumulative rate-sensitive
 assets/rate-sensitive liabilities . .     .94       .88       .85       (*)        (*)

- ------------

(*) Not meaningful

        First Dodge has a negative cumulative repricing gap in the one-year horizon. Consequently, it is more sensitive to a rising rate environment which, if it occurred, would adversely impact the net interest margin. Simulation modeling has demonstrated that a sudden and large increase in rates or a dramatic narrowing in the spread between asset yields and liability costs would result in an adverse impact on the net interest margin; however, the adverse impact is more moderate if interest rates increase gradually.

        The repricing gap in the one year horizon is .85:1 resulting in a negative cumulative repricing gap. Consequently, it is more sensitive to a rising rate environment, which, if it occurred, would adversely impact the net interest margin.

        The repricing gap in the 12 month to 24 month category is 5.52:1

        Liquidity: First Dodge's consolidated statements of cash flows are presented elsewhere in this report. These statements distinguish cash flows as operating, investing, and financing. They provide a historical accounting of First Dodge's ability to generate cash required to meet its customers' and creditors' demands. Certain statement-of-condition items and ratios are indicative of First Dodge's strong liquidity position at December 31, 1993. The loans-to-deposits and loans-to-assets ratios averaged 73.0% and 62.3%, respectively, during 1993. During 1993, average core deposits (demand, interest checking, savings, and time deposits under $100,000) represented 86.6% of total deposits and 59.5% of average assets.

        At December 31, 1993, securities sold under agreements to repurchase and other borrowings totaled $11.6 million. At that same date, additional borrowing liquidity was also available in the form of $20.5 million of unpledged investment securities which could secure short-term borrowing requirements. Regular maturities and prepayments of investment securities, particularly the mortgage-backed securities, also generate significant liquidity. Scheduled principal reductions and prepayments on the mortgage-backed securities approximated $.93 million during the fourth quarter of 1993.

        First Dodge had commitments to extend credit at December 31, 1993, including standby letters of credit of $.4 million, unused credit card lines of $3.8 million, and other loan commitments of $20.2 million. Some of these commitments will not be fully utilized, others will expire without being drawn upon, and the commitments will not all be used at the same time. Accordingly, management anticipates that First Dodge has ample liquidity to meet these and other demands.

Capital Resources
- -----------------

        At December 31, 1993, total stockholders' equity was $8.5 million compared to $7.6 million at December 31, 1992. For 1993, total stockholders' equity averaged $8.2 million. The prior year average equity was $8.3 million.

        Banking system regulators apply two measures of capital adequacy to banking companies: the risk-based capital and leverage ratios. The risk-based capital rules provide for the weighting of assets and off-balance-sheet commitments and contingencies according to prescribed risk categories ranging from 0 to 100%. Regulatory capital is then divided by risk-weighted assets to determine the risk-adjusted capital ratios. The leverage ratio supplements the risk-based capital guidelines by placing a constraint on the degree to which a banking company can leverage its equity capital, regardless of the balance sheet composition. The leverage ratio is computed by dividing Tier I capital by quarter-to-date average assets less certain intangibles.

        The following table presents First Dodge's risk-based capital and leverage ratios together with the required minimums.

                                                                 First
                                                            National Bank         Metro Bank
                                                          ------------------  ------------------
                                                             December 31,         December 31,
                                                          ------------------  ------------------
                                                            1993      1992      1993      1992
                                                          --------  --------  --------  --------
                                                                      (In thousands)
Tier I capital:
  Common stockholders' equity. . . . . . . . . . . . . . .$  9,192  $  9,095  $  2,802  $  2,802
  Preferred stockholders equity. . . . . . . . . . . . . .      --        --     1,915     1,915
  Less intangible assets . . . . . . . . . . . . . . . . .    (116)     (170)   (1,720)   (1,863)
                                                          --------  --------  --------  --------

    Total Tier I capital . . . . . . . . . . . . . . . . .   9,076     8,925     2,997     2,854

Tier II capital:
  Allowance for credit losses (1). . . . . . . . . . . . .     889       992       360       348
                                                          --------  --------  --------  --------

Total capital. . . . . . . . . . . . . . . . . . . . . . .$  9,965  $  9,917  $  3,357  $  3,202
                                                          ========  ========  ========  ========

Risk weighted assets . . . . . . . . . . . . . . . . . . .$ 75,023  $ 66,860  $ 25,530  $ 23,353
                                                          ========  ========  ========  ========

Adjusted average assets (2). . . . . . . . . . . . . . . .$107,313  $111,119  $ 38,187  $ 36,278
                                                          ========  ========  ========  ========

As of December 31, 1993, First Dodge's consolidated capital was $8,504,000 as compared to $7,597,000 at December 31, 1992. First National and Metro Bank are subject to regulatory capital guidelines as measured by a number of "risk based capital" ratios. The following table presents those regulatory minimums, First National's, and Metro Bank's "risk based capital" ratios.

                                                                First
                                                            National Bank         Metro Bank
                                                          ------------------  ------------------
                                              Regulatory     December 31,         December 31,
                                                          ------------------  ------------------
                                               minimums     1993      1992      1993      1992
                                              ----------  --------  --------  --------  --------
Risk-based capital ratios:
  Tier I . . . . . . . . . . . . . . . . . . . .    4.00%    12.10%    13.35%    11.74%    12.22%
  Tier II. . . . . . . . . . . . . . . . . . . .    8.00%    13.28%    14.83%    13.15%    13.71%
  Leverage ratio . . . . . . . . . . . . . . . .    3.00%     8.46%     8.03%     7.85%     7.87%

- -----------

(1) Limited to 1.50% risk weighted assets.
(2) Quarterly average assets less intangibles.

        As indicated in the preceding table, First Dodge's risk-based and leverage capital ratios substantially exceed the minimums required by banking system regulators.

        The Federal Deposit Insurance Corporation adopted final regulations under the Federal Deposit Insurance Corporation Improvement Act, effective June 16, 1992. A bank is typically defined to be "well capitalized" if it maintains a Tier I capital ratio of at least 6.0%, a total risk-based capital ratio of at least 10.0% and a leverage ratio of at least 5.0%. Generally, it is First Dodge's intention to maintain sufficient capital in each of its bank subsidiaries to permit them to maintain a "well capitalized" designation. The capital ratios for First Dodge exceeded the "well capitalized" regulatory capital requirements at December 31, 1993.


Recently Issued Accounting Standards
- ------------------------------------

        In May 1993, the Financial Accounting Standards Board issued Financial Accounting Standard ("FAS") No. 114 which could have an effect on First Dodge in 1994 and after. FAS No. 114 addresses the accounting by creditors for impairment of certain loans. It is applicable to all creditors and to all loans, uncollateralized as well as collateralized, except large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, and debt securities. It applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. The Statement requires that, when evaluating the need for an allowance for credit losses on impaired loans that are within the scope of this Statement, the loss accrual be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. This Statement is effective for fiscal years beginning after December 15, 1994. First Dodge has not completed the analyses required to estimate the impact of FAS 114; however, First Dodge does not believe the adoption of the new rules will have an adverse effect on its financial condition.

Effects of Inflation and Changing Prices
- ----------------------------------------

        Virtually all assets and liabilities of a banking organization are monetary in nature. As such, they represent obligations to pay or receive fixed and determinable amounts of money which are not affected by future changes in prices. Changes in interest rates are the greatest determinant of bank earnings. However, interest rates do not necessarily move in the same direction or with the same magnitude as prices of other goods and services. A financial institution can respond to changes in interest rates by matching the maturities and costs of its liabilities against its interest earning assets. How well the institution copes with changing interest rates may then be determined by examining its net yield on earning assets and analyzing its asset and liability structure. Accordingly, reference to the various supplementary schedules shown elsewhere in this report will assist in the understanding of how First Dodge is positioned to react to changing interest rates and inflationary trends.

Quarterly Financial Data (Unaudited)
- ------------------------------------

                                                                           1993
                                                          ---------------------------------------
                                                             4th       3rd       2nd       1st
                                                          --------  --------  --------  ---------

                                                             (Dollars in thousands, except per share data)
Summary Income Statement Information:
  Interest income. . . . . . . . . . . . . . . . . . . . .$  2,705  $  2,640  $  2,646  $  2,611
  Interest expense . . . . . . . . . . . . . . . . . . . .   1,008     1,023     1,021     1,074
                                                          --------  --------  --------  --------

  Net interest income. . . . . . . . . . . . . . . . . . .   1,697     1,617     1,625     1,537
  Provision (benefit) for credit losses. . . . . . . . . .      98      (220)       10        20
                                                          --------  --------  --------  --------

  Net interest income after provision for credit losses. .   1,599     1,837     1,615     1,517
  Investment securities gains. . . . . . . . . . . . . . .      93        --        75         6
  Other noninterest income . . . . . . . . . . . . . . . .     379       334       406       339
  Noninterest expense. . . . . . . . . . . . . . . . . . .  (1,300)   (1,606)   (1,387)   (1,358)
                                                          --------  --------  --------  --------

  Income before income taxes . . . . . . . . . . . . . . .     771       565       709       504
  Income tax expense . . . . . . . . . . . . . . . . . . .     264       178       216       164
                                                          --------  --------  --------- --------

  Net income before minority interest and cumulative
   effect of a change in accounting principle. . . . . . .     507       387       493       340

  Minority interest in income of subsidiaries. . . . . . .      55        45        53        46
                                                          --------  --------  --------  --------
  Income before cumulative effect of a change in
   accounting principle. . . . . . . . . . . . . . . . . .     452       342       440       294
  Cumulative effect of a change in accounting principle. .      --        --        --        73
                                                          --------  --------  --------  --------

    Net income . . . . . . . . . . . . . . . . . . . . . .$    452  $    342  $    440  $    367
                                                          ========  ========  ========  ========

    Net income applicable to common stock. . . . . . . . .$    452  $    342  $    440  $    367
                                                          ========  ========  ========  ========

Per Common Share Data:
  Earnings per common share:
    Income before cumulative effect. . . . . . . . . . . .$  86.02  $  65.09  $  83.74  $  55.95
    Cumulative effect of a change in accounting principle.      --        --        --     13.89
                                                          --------  --------  --------  --------

    Net income per share . . . . . . . . . . . . . . . . .$  86.02  $  65.09  $  83.74  $  69.84
                                                          ========  ========  ========  ========

    Common dividends . . . . . . . . . . . . . . . . . . .$ 132.08  $     --  $     --  $     --
                                                          ========  ========  ========  ========

                                                                           1992
                                                          ---------------------------------------
                                                             4th       3rd       2nd       1st
                                                          --------  --------  --------  ---------
                                                             (Dollars in thousands, except per share data)
Summary Income Statement Information:
  Interest income. . . . . . . . . . . . . . . . . . . . .$  2,828  $  2,911  $  2,980  $  3,242
  Interest expense . . . . . . . . . . . . . . . . . . . .   1,121     1,238     1,378     1,527
                                                          --------  --------  --------  --------

  Net interest income. . . . . . . . . . . . . . . . . . .   1,707     1,673     1,602     1,715
  Provision (benefit) for credit losses. . . . . . . . . .      95        55        60      (195)
                                                          --------  --------  --------  --------

  Net interest income after provision for credit losses. .   1,612     1,618     1,542     1,910
  Investment securities gains. . . . . . . . . . . . . . .      54       237        93        --
  Other noninterest income . . . . . . . . . . . . . . . .     320       286       340       312
  Noninterest expense. . . . . . . . . . . . . . . . . . .  (1,391)   (1,380)   (1,321)   (1,256)
                                                          --------  --------  --------  --------

  Income before income taxes . . . . . . . . . . . . . . .     595       761       654       966
  Income tax expense . . . . . . . . . . . . . . . . . . .     261       251       128       366
                                                          --------  --------  --------  --------

  Net income before minority interest
    and extraordinary item . . . . . . . . . . . . . . . .     334       510       526       600

  Minority interest in income of subsidiaries. . . . . . .      42        49        42        73
                                                          --------  --------  --------  --------
  Income before extraordinary item . . . . . . . . . . . .     292       461       484       527

  Extraordinary item . . . . . . . . . . . . . . . . . . .      --        --        --       130
                                                          --------  --------  --------  --------

    Net income . . . . . . . . . . . . . . . . . . . . . .$    292  $    461  $    484  $    657
                                                          ========  ========  ========  ========

    Net income applicable to common stock. . . . . . . . .$    292  $    461  $    484  $    657
                                                          ========  ========  ========  ========

Per Common Share Data:
    Net income per share . . . . . . . . . . . . . . . . .$  55.57  $  87.73  $  92.11  $ 125.04
                                                          ========  ========  ========  ========

    Common dividends . . . . . . . . . . . . . . . . . . .$ 142.73  $     --  $     --  $     --
                                                          ========  ========  ========  ========



















              METRO BANCSHARES, INC.

              INDEPENDENT AUDITORS' REPORT
              ----------------------------


The Board of Directors
Metro Bancshares, Inc.
Broken Arrow, Oklahoma

We have audited the accompanying consolidated statement of condition of Metro Bancshares, Inc. (an Oklahoma corporation) as of December 31, 1993, and the related consolidated statement of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Metro Bancshares, Inc. as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 14 to the consolidated financial statements, on February 25, 1994, the Bank's parent, First Dodge City Bancshares, Inc., entered into an Agreement and Plan of Reorganization with Fourth Financial Corporation.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for deferred income taxes effective with the beginning of the year ended December 31, 1993.

We have compiled the accompanying consolidated statement of condition of Metro Bancshares, Inc. (an Oklahoma corporation) as of December 31, 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1992 and 1991, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.


Board of Directors
Metro Bancshares, Inc.
Broken Arrow, Oklahoma
Page 2


A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying consolidated financial statements and, accordingly, do not express an opinion or any other form of assurance on them.



                                  /s/Smoll, Banning and Neier, Chtd.


January 21, 1994, except for Note 14,
 as to which the date is February 25,
 1994, and except for the compiled
 financial statements referred to in
 this report, as to which the date is
 March 30, 1994


                 METRO BANCSHARES, INC.

          CONSOLIDATED STATEMENTS OF CONDITION

                                                       December 31,
                                                 -----------------------
                                                   1993        1992
                                                 --------   ---------
                                                  Audited   Unaudited
                                                 --------   ---------
                                                      (In thousands)
                                 ASSETS
                                 ------

Cash and cash equivalents:
 Cash and due from depository institutions       $    857   $   1,009
 Federal funds sold                                 4,295
                                                 --------   ---------

Total cash and cash equivalents                     5,152       1,009
                                                 --------   ---------

Interest-bearing deposits in depository
 institutions

Investment securities (market value of
 $10,965 in 1993 and $7,686 in 1992)               10,829       7,686
                                                 --------   ---------

Loans                                              26,026      24,400
Less-allowance for loan losses                        360         348
                                                 --------   ---------

Net loans                                          25,666      24,052
                                                 --------   ---------

Bank premises and equipment                         1,341       1,395
                                                 --------   ---------

Other real estate owned                                35         345
                                                 --------   ---------

Goodwill                                            1,211       1,251
                                                 --------   ---------

Other assets                                        1,072       1,145
                                                 --------   ---------

Total assets                                     $ 45,306   $  36,883
                                                 ========   =========

            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------

Deposits:
 Demand                                          $  5,428   $   5,087
 NOW and money market accounts                      8,381       9,176
 Savings                                            1,522       1,224
 Time, $100,000 and over                            5,741       3,226
 Other time                                        19,157      13,040
                                                 --------   ---------

Total deposits                                     40,229      31,753
                                                 --------   ---------

Federal funds purchased                                           207
                                                 --------   ---------

Borrowed funds                                         44          44
                                                 --------   ---------

Other liabilities                                     316         162
                                                 --------   ---------

Stockholders' equity:
 Preferred stock; $1.00 par value; 3,000,000
  shares authorized; 1,915,333 issued
  and outstanding                                   1,915       1,915

 Common stock; $.10 par value; 1,000,000
  shares authorized; 905,000 issued and
  904,795 outstanding                                  91          91
 Surplus                                            5,493       5,493
 Retained earnings                                ( 2,782)   (  2,782)
                                                 --------   ---------

Total stockholders' equity                          4,717       4,717
                                                 --------   ---------

Commitments and contingencies

Total liabilities and stockholders' equity       $ 45,306   $  36,883
                                                 ========   =========


See Accompanying Notes to Consolidated Financial Statements


                     METRO BANCSHARES, INC.

                 CONSOLIDATED STATEMENTS OF INCOME


                                               Year ended December 31,
                                             ----------------------------
                                               1993     1992    1991
                                             -------- ----------------
                                              Audited      Unaudited
                                             -------- ------------------
                                                (In thousands, except
                                                  per share amounts)
Interest income:
 Interest and fees on loans                  $  2,732 $  3,078 $ 2,292
 Interest on Federal funds sold                    65       53     234
 Interest from depository institutions                       2      14
 Interest on investment securities:
  U.S. Treasury and government agencies            265     431       1
  States and political subdivisions                144      42     194
                                              -------- ----------------

Total interest income                           3,206    3,606   2,735
                                             -------- ----------------

Less interest expense on:
 Deposits                                       1,142    1,351   1,476
 Securities sold under agreements
  to repurchase                                              4
 Borrowed funds                                     4        4       4
                                             -------- ----------------

Total interest expense                          1,146    1,359   1,480
                                             -------- ----------------

Net interest income                             2,060    2,247   1,255

Provision for loan losses                          30      160     141
                                             -------- ----------------

Net interest income after
 provision for loan losses                      2,030    2,087   1,114

Non-interest income:
 Service charges on deposit accounts              237      261     275
 Net investment securities gains                    6      203
 Other                                             85       84     218
                                             -------- ----------------

Net interest and non-interest income            2,358    2,635   1,607
                                             -------- ----------------

Non-interest expenses:
 Salaries and employee benefits                   761      721     642
 Net occupancy expense                            217      247     266
 Other operating expenses                         650      793     598
                                             -------- ----------------

Total non-interest expenses                     1,628    1,761   1,506
                                             -------- ----------------

Income before income taxes                        730      874     101

Income taxes (benefit)                            220      326 (    36)
                                             -------- ----------------

Income before extraordinary item                  510      548     137

Extraordinary item:
 Income tax benefit from net
  operating loss carryforward                              130
                                             -------- ----------------

Net income                                        510      678     137

Dividends issued on preferred stock               510      350
                                             -------- ----------------

Net income applicable to common stock         $    -0- $   328 $   137
                                              ======== ================

Primary earnings per common share:
 Income applicable to common stock
  before extraordinary item                  $    - 0- $   .22 $   .15
 Extraordinary item                          $     -0- $   .14 $    -0-
                                             -------- ----------------

  Net income applicable to common stock      $     -0- $   .36 $   .15
                                             ======== ================

      See Accompanying Notes to Consolidated Financial Statements


                        METRO BANCSHARES, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                            Preferred  Common            Retained
                             stock     stock   Surplus   Earnings    Total
                            ---------- ------- --------  ---------  -------
                                          (In thousands)

Balance (Unaudited),
 December 31, 1990         $   133   $    91   $  5,482 $( 3,247)  $  2,459

Net income                                                   137        137

Capital injection                                     4                   4

Issuance of preferred
 stock                      1,782                                     1,782
                           -------    -------  ---------  --------  --------

Balance (Unaudited),
 December 31, 1991          1,915         91      5,486  ( 3,110)     4,382

Net income                                                   678        678

Capital injection                                     7                   7

Dividends paid                                           (   350)   (   350)
                           -------   -------   --------  --------   --------

Balance (Unaudited),
 December 31, 1992          1,915        91       5,493  ( 2,782)     4,717

Net income                                                   510        510

Dividends paid                                           (   510)   (   510)
                           ------   --------    -------  --------   --------
Balance (Audited),
 December 31, 1993      $   1,915  $     91   $  5,493  $( 2,782)  $  4,717
                          =======   =======    =======   ========   =======




      See Accompanying Notes to Consolidated Financial Statements


                        METRO BANCSHARES, INC.

                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                Year ended December 31,
                                             -----------------------------
                                                1993      1992      1991
                                             --------  ---------  -------

                                               Audited      Unaudited
                                              -------- ------------------
                                                     (In thousands)

Increase (decrease) in cash and
 cash equivalents:

Cash flows from operating activities:
  Net income                                 $    510 $    678  $    137
  Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization                133      112       114
     Loss on sale of assets                         4        6         1
     Provision for loan losses                     30      160       141
     Loss on sale and write-down of
      other real estate owned                       2       92        30
     Deferred income taxes                         46       73
     Net investment securities gains          (     6) (   203)
     Discount accretion on investment
      securities                              (     2) (     2)  (     1)
     Premium amortization on
      investment securities                        36       64        11
     Amortization of core deposit
      intangible                                  103       95        43
     Decrease (increase) in receivables       (    57) (    11)       58
     Decrease (increase) in interest
      receivable                                    6      102   (   287)
     (Decrease) increase in interest
      payable                                      33  (    19)       30
     (Decrease) increase in accrued
      income taxes                                 79       22   (    32)
     Other, net                                    25       11   (    19)
                                             -------- --------   --------

Net cash provided by operating activities         942    1,180       226
                                             -------- --------   --------

Cash flows from investing activities:
  Net decrease (increase) in interest-
   bearing deposits in depository
   institutions                                            198   (   198)
  Purchases of investment securities          ( 6,082) (10,533)  ( 6,782)
  Proceeds from sales and maturities
   of investment securities                     2,911    9,860       500
  Excess of cost over net liabilities
   assumed of acquired Savings and Loan
   institution                                                   (   750)
  Net increase in loans                       ( 1,530) (   114)  (11,122)
  Additions to bank premises and
   equipment                                  (    25) (   784)  (    85)
  Proceeds from sale of bank premises
   and equipment                                    1       29         1
  Additions to other assets and other
   real estate owned                          (   100) (    77)  (   250)
  Proceeds from sale of other assets
   and other real estate owned                    267      182       361
  Investment in subsidiary                                   7         4
                                             -------- --------  --------

Net cash used in investing activities         ( 4,558) ( 1,232)  (18,321)
                                             -------- ---------  -------


                        METRO BANCSHARES, INC.

            CONSOLIDATED STATEMENTS OF CASH FLOWS-CONTINUED

                                                Year ended December 31,
                                             ----------------------------
                                               1993     1992      1991
                                            -------- --------   --------
                                              Audited      Unaudited
                                             -------- ------------------
                                                    (In thousands)
Cash flows from financing activities:
 Net increase (decrease) in demand
  and savings deposits                        (   156)     559     3,889
 Net increase (decrease) in
  time deposits                                 8,632  ( 3,025)   13,416
 Net increase (decrease) in
  Federal funds purchased                     (   207)     207
 Proceeds from sale of preferred
  stock                                                            1,782
 Dividends paid                               (   510) (   350)
                                              -------- ---------  -------

Net cash provided by (used in)
 financing activities                           7,759  ( 2,609)   19,087
                                             -------- ---------   -------

Increase (decrease) in cash
 and cash equivalents                           4,143  ( 2,661)      992

Cash and cash equivalents, beginning
 of year                                        1,009    3,670     2,678
                                             -------- ---------  -------

Cash and cash equivalents, end of year       $  5,152 $  1,009  $  3,670
                                             ======== ========  ========

Supplemental disclosures of cash flow information:

 Cash paid during the year for:

 Interest                                    $  1,113 $  1,378  $  1,450
                                             ======== ========  ========

 Income taxes                                $     95 $    101  $ (    4)
                                             ======== ========   ========





      See Accompanying Notes to Consolidated Financial Statements

                        METRO BANCSHARES, INC.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1993, 1992 and 1991


 1.Summary of significant accounting policies
   ------------------------------------------

   General
   -------

   The accounting and reporting policies of the consolidated group conform to generally accepted accounting principles and to general practice within the banking industry for the year ended December 31, 1993. In accordance with the usual practice of banks, assets and liabilities of individual trust funds are not included in these consolidated financial statements.

   Principles of consolidation
   ---------------------------

   The consolidated financial statements include the accounts of Metro Bancshares, Inc. and its wholly owned subsidiary Metro Bank of Broken Arrow. All significant intercompany transactions and accounts have been eliminated in consolidation.

   Cash and due from banks
   -----------------------

   Cash and due from banks includes all non-interest bearing deposits with other banks. At December 31, 1993, the Federal Reserve required the Company to maintain an average balance of approximately $92,000.

   Investment securities
   ---------------------

   Investment securities are those securities which the Company has the ability and intent to hold to maturity. These securities are stated at cost adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income. Gains or losses on the sale of investment securities are recognized on the completed transaction basis.

   Effective for the first quarter of 1994, the Company's subsidiary bank adopted a policy of classifying certain United States Treasury securities and obligations of United States government corporations and agencies as "available for sale" in accordance with the guidelines of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

   Loans
   -----

   Loans are carried at principal amounts outstanding less unearned discount. Unearned discount is being recognized over the life of the respective loans as a credit to interest income. Loan losses are charged and recoveries are credited to the allowance for loan losses. The allowance for loan losses is based on management's judgement as to potential losses, after consideration of such factors as recent loan losses and current economic conditions.

   Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

   The Company's subsidiary bank grants agribusiness, commercial, real estate and personal loans to customers in the Bank's respective market area.

                 METRO BANCSHARES, INC.

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            DECEMBER 31, 1993, 1992 and 1991


 1.Summary of significant accounting policies-continued
   -----------------------------------------------------

   Bank premises and equipment
   ---------------------------

   Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Gains and losses on
   dispositions are credited  or charged to income.   Maintenance and
   repairs are charged to expense as incurred. Bank premises and equipment are being depreciated over the following estimated useful lives:

   Category                                             Years
   --------                                             -----

   Building premises                                    15-40
   Furniture, fixtures and equipment                     3-10

   Other real estate owned
   -----------------------

   Other real estate owned consists of properties acquired through foreclosure or loan settlement. Individual properties are stated at the lower of fair market value or the carrying amount of the loan at the time of acquisition. Gains or losses on dispositions are credited or charged to income.

   Goodwill
   --------

   Goodwill represents the excess of the cost of acquired companies over the fair market value of their net assets at the date of acquisition. Amortization expense is computed on the straight-line method over 40 years and amounted to $41,250 for 1993, 1992 and 1991.

   Income taxes
   ------------

   The Bank is a member of a group which files a consolidated federal income tax return. Income taxes are allocated to members of the group based on their respective incomes.

   Income taxes are provided for the tax effects of transactions reported on the financial statements and consist of income taxes currently due plus deferred income taxes. The deferred income taxes represent the future income tax return consequences of temporary differences in the recognition of income and expense for tax and financial statement purposes.

   Deferred taxes are computed as prescribed in Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". SFAS No. 109 requires deferred tax balances to be adjusted to reflect the tax rates in effect when those amounts are expected to become payable or refundable. SFAS No. 109 is effective for fiscal years beginning after December 15, 1992 and the Bank adopted SFAS No. 109 in the first quarter of 1993.

   Off-balance-sheet financial instruments
   ---------------------------------------

   In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are payable.


                 METRO BANCSHARES, INC.

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            DECEMBER 31, 1993, 1992 and 1991


 1.Summary of significant accounting principles-continued
   ------------------------------------------------------

   Statements of cash flows
   ------------------------

   For purposes of the statements of cash flows, the Company has defined cash and cash equivalents as those amounts included in the consolidated statements of condition captions "Cash and due from depository institutions" and "Federal funds sold".

 2.Investment securities
   ---------------------

   Investment securities with an amortized cost of $1,113,186 were pledged to secure U.S. Government deposits, other public funds and trust deposits at December 31, 1993.

   The amortized cost and approximate market value of investment securities follows:

   December 31, 1993 (Audited):
                               Gross      Gross    Estimated
                  Amortized  unrealized unrealized   market
                     cost      gains      losses     value
                 -------------------------------------------
                                 (In thousands)
   U.S. Treasury
    securities and
    obligations of
    U.S. government
    corporations
    and agencies   $   7,817 $       21 $(       6) $   7,832

   Obligations of
    states and
    political
    subdivisions       2,986        121                 3,107

   Other                  26                               26
                 --------------------------------------------

   Total         $    10,829 $      142 $(      6) $  10,965
                 --------------------------------------------

   December 31, 1992 (Unaudited):

   U.S. Treasury
    securities and
    obligations of
    U.S. government
    corporations
    and agencies $    4,845 $       63 $           $   4,908

   Obligations of
    states and
    political
    subdivisions      2,815          1 (      64)      2,752

   Other                 26                               26
                 --------------------------------------------

   Total         $    7,686 $       64 $(     64) $    7,686
                 --------------------------------------------

   The amortized cost and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                 METRO BANCSHARES, INC.

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            DECEMBER 31, 1993, 1992 and 1991


 2.Investment securities-continued
   -------------------------------
                                                      Estimated
                                          Amortized     market
                                            cost        value
                                         ---------------------
                                            (In thousands)

   Due in one year or less              $     2,667 $    2,686
   Due after one year through five years      5,325      5,321
   Due after five years through ten years     2,811      2,932
   Due after ten years                           26         26
                                        ----------------------

   Total                                $    10,829 $   10,965
                                        ======================

   Proceeds from sales and maturities of investment securities were $2,910,797, $9,860,312 and $500,000, in 1993, 1992 and 1991,
   respectively. Gross gains of $6,310 and $202,582 were realized on those sales in 1993 and 1992, respectively. There were no gross gains or losses realized on maturities in 1991.

 3.Loans and allowance for loan losses
   -----------------------------------

   A distribution of loans follows:

                        December 31, 1993     December 31, 1992
                    ----------------------- ---------------------
                       Amount    Percent     Amount    Percent
                    ---------- ---------- ---------- -----------
                             Audited              Unaudited
                    ----------------------- ---------------------
                                (Dollars in thousands)

   Loans to farmers $       84         .3% $      230         .9%
   Commercial and
    industrial
    loans                6,624       25.5       6,190       25.4
   Real estate
    loans               13,410       51.5      11,604       47.6
   Loans to
    individuals          5,871       22.6       6,309       25.8
   All other loans          37         .1          67         .3
                    ---------- ---------- ----------- ----------

   Total loans     $    26,026      100.0% $   24,400      100.0%
                   =========== =========== ========== ==========

   The unaccreted balance of discounts on purchased loans amounted to $1,154,036 and $1,433,129 at December 31, 1993 and 1992,
   respectively. Accretion included in interest income amounted to approximately $270,000 for 1993, $440,000 for 1992, and $180,000
   for 1991.

   Loans on which the accrual of interest has been discounted or reduced amounted to approximately $194,000 and $83,000 at December 31, 1993 and 1992, respectively. If interest on those loans had been accrued, such income would have approximated $20,536 for 1993, $13,281 for 1992, and $46,877 for 1991.

   At December 31, 1993, fixed rate loans amounted to approximately $16 million and variable rate loans amounted to approximately $10 million.


                 METRO BANCSHARES, INC.

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            DECEMBER 31, 1993, 1992 and 1991


 3.Loans and allowance for loan losses-continued
   ---------------------------------------------

   Changes in the allowance for loan losses were as follows:

                                  1993       1992       1991
                              -----------  --------- ----------
                                Audited          Unaudited
                              -----------  ---------------------
                                        (In thousands)

   Balance at January 1      $     348     $   314   $    290
   Net provision charged
    to income                       30         160        141
   Recoveries                       16          25         11
                             ----------  ----------- ---------
                                    394        499        442
   Less-loans charged off            34        151        128
                             ----------  ----------- ---------

   Balance at December 31    $      360    $   348   $    314
                             ==========  =========== =========

 4.Bank premises and equipment
   ---------------------------

   A summary of bank premises and equipment follows:

                                           1993       1992
                                       ----------- -----------
                                         Audited    Unaudited
                                       ----------- -----------
                                            (In thousands)
   Land, buildings and
    components                         $     1,352 $    1,376
   Furniture, fixtures and
    equipment                                  569        683
                                       ----------------------
                                             1,921      2,059
   Less-accumulated depreciation               580        664
                                       ----------------------

   Net bank premises and
    equipment                          $     1,341 $    1,395
                                       =========== ==========

   Depreciation expense amounted to $93,607 in 1993, $69,726 in 1992, and $73,015 in 1991.

 5.Core deposit intangible
   -----------------------

   The amortized balance of core deposit intangible of $509,256 and $611,773 at December 31, 1993 and 1992, respectively, is included in other assets and represents the excess of liabilities assumed over assets acquired from Broken Arrow Savings, F.A. in 1991. The intangible is being amortized over a period of eight years based on a study of the deposits acquired. Amortization expense amounted to $102,517 in 1993, $94,951 and 1992 and $43,276 in 1991.

 6.Borrowed funds
   --------------

   A summary of borrowed funds follows:
                                           1993       1992
                                       ---------- ------------
                                         Audited   Unaudited
                                       ---------- ------------
                                            (In thousands)
   8% subordinated debenture to
    Louie L. Kirk, Jr., on
    4,000 shares of Metro
    Bancshares, Inc. stock,
    due on April 28, 1997.             $        44 $       44
                                       ----------- -----------

   Total borrowed funds                $        44 $       44
                                       =========== ===========

   In general, the debentures are subordinated to the Company's senior indebtedness and any renewal, extension or refinancing of such indebtedness.

                        METRO BANCSHARES, INC.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1993, 1992 and 1991


 6.Borrowed funds-continued
   ------------------------

   Borrowed funds are scheduled to mature in each of the years subsequent to December 31, 1993, as follows:

   Year                                              Audited
   ----                                           ------------
                                                  (In thousands)

   1994                                            $
   1995
   1996
   1997                                                     44
                                                   -----------

   Total                                           $        44
                                                   ===========

 7.Income taxes
   ------------

   The provision for income taxes consisted of the following:

                                1993        1992        1991
                            ----------- ------------ ----------
                             Liability
                              Method        Deferred method
                            ----------- ------------------------
                              Audited          Unaudited
                            ----------- ------------------------
                                        (In thousands)
   Current income tax expense:
    Federal                 $       174 $      123 $(      36)
    State
                            ----------- ---------- -----------
                                    174        123 (       36)
   Deferred income
     tax expense                     46         73
                            ----------- ---------- -----------

   Total                    $       220 $      196 $(      36)
                            =========== ========== ==========

   The provision for federal income taxes is less than that computed by applying the federal statutory rate of 34% in 1993, 1992 and 1991, as indicated in the following analysis:

                                 1993        1992        1991
                            ------------- ---------- ----------
                               Audited          Unaudited
                            ------------- ---------- ----------
                                        (In thousands)

   Tax based on statutory rate $     248 $      297 $       34
   State income tax, net of
    federal benefit
   Tax effect of permanent
    differences               (       28)        31   (     68)
   Net operating loss
    carryforward                         (      130)
   Other, net                            (        2)  (      2)
                            ------------- ----------- ---------

   Total                      $     220  $      196 $ (     36)
                            ===========  ==========  ==========

   The components of deferred income taxes were principally related to the allowance for loan losses, depreciation, and write-downs of other real estate owned.

 8.Earnings per common share
   -------------------------

   Earnings per common share are based on the number of common shares outstanding of 905,000 in 1993, 1992 and 1991.


                 METRO BANCSHARES, INC.

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            DECEMBER 31, 1993, 1992 and 1991


 9.Profit sharing plan
   -------------------

   MBI's subsidiary bank established a 401(k) and a noncontributory profit sharing plan covering substantially all employees on January 1, 1992. Employees must meet certain criteria to become eligible to participate in the 401(k) plan. They must complete 1,000 hours of service during twelve consecutive months measured from the first day of employment and have attained the age of 21. Upon meeting these requirements, the employee may enter the plan on the next entry date (January 1 or July 1). The plan also contains a deferred-salary arrangement under Internal Revenue Code Section 401(k) which is partially matched by employer contributions. Discretionary contributions are approved by the Board of Directors. Qualified Nonelective Contributions are made in order to satisfy certain plan antidiscrimination requirements. Employer contributions were $12,589 in 1993 and $11,332 in 1992.

10.Commitments and contingencies
   -----------------------------

   In the normal course of business, the Company makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying consolidated financial statements. The commitments and contingent liabilities include unused commitments on lines of credit and commitments to extend standby letters of credit. Since some of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. At December 31, 1993, unused commitments on lines of credit and commitments under standby letters of credit were approximately $2,047,000 and $-0-, respectively. The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

11.Related parties
   ---------------

   In the normal course of business, the Bank makes loans and enters into other transactions with its officers and directors and their affiliates. The Bank's policy relative to officer and director related loans is to provide terms and conditions identical to terms and conditions prevailing at the same time for comparable transactions with other customers. An analysis of aggregate loan activity with this group, follows:

                                                      1993
                                                  -----------
                                                    Audited
                                                  -----------
                                                  (In thousands)

   Loans outstanding at January 1                 $        18
     New loans                                             49
     Repayments                                    (        5)
                                                  -----------

   Loans outstanding at December 31               $        62
                                                  ===========

   The Bank held demand and other deposits for related parties of approximately $277,000 and $78,000, as of December 31, 1993 and 1992, respectively.



                 METRO BANCSHARES, INC.

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            DECEMBER 31, 1993, 1992 and 1991


12.Regulatory matters
   ------------------

   The Bank is subject to certain restrictions set forth by various regulatory agencies. These restrictions include, among other things, a limitation on the amount of dividends declared and requirements to maintain minimum amounts of capital.

13.Condensed financial information of parent corporation
   -----------------------------------------------------

   In the following condensed financial information of Metro
   Bancshares, Inc. (parent only), investments in subsidiaries are recorded using the equity method of accounting.

   Metro Bancshares, Inc. (parent only)
   Condensed statement of condition (unaudited):
   --------------------------------------------

                                              December 31,
                                       ------------------------
                                           1993       1992
                                       ----------- -----------
                                            (In thousands)

   Assets:
     Cash in subsidiary banks          $        14 $       25
     Investments in bank
      subsidiaries                           3,537      3,487
     Other assets                               67         11
     Cost in excess of net
      assets acquired                        1,211      1,251
                                       ----------- -----------

   Total assets                        $     4,829 $    4,774
                                       =========== ==========

   Liabilities and stockholders equity:
     Subordinated debentures           $        44 $       44
     Other liabilities (including
      amounts owed to subsidiaries
      of $66 in 1993 and $11 in
      1992)                                     68         13
                                       ------------ ----------

   Total liabilities                           112         57

   Stockholders' equity                      4,717      4,717
                                       ------------ ----------

   Total liabilities and
    stockholders' equity               $     4,829 $    4,774
                                       =========== ===========



                        METRO BANCSHARES, INC.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1993, 1992 and 1991


13.Condensed financial information of parent corporation-continued
   ---------------------------------------------------------------

   Condensed statements of income (unaudited):
   ------------------------------------------

                                   Year ended December 31,
                            -------------------------------------
                                  1993       1992       1991
                            ----------- ----------- -----------
                                        (In thousands)

   Dividends from subsidiaries $    510 $       350  $
                               -------- ------------ ----------

     Total income                   510         350
                               -------- ------------ ----------

   Directors fees                    11          11
   Interest expense                   4           4         4
   Amortization of cost in excess
    of net assets acquired           41          41        41
   Other expenses                                           2
                               -------- ----------- -----------

     Total expenses                  56          56        47
                               -------- ----------- -----------

   Income (loss) before
    income taxes                    454         294 (      47)
   Income tax benefit                 5          30         2
   Net income of subsidiaries in
    excess of dividends received     51         354       151
                               -------- ----------- -----------

   Net income                  $    510  $      678  $    106
                               ======== =========== ===========

   Condensed statements of cash flows (unaudited):
   ----------------------------------------------

                                   Year ended December 31,
                            -------------------------------------
                                 1993        1992       1991
                            -----------  ----------- -----------
                                        (In thousands)
   Increase (decrease) in cash and
    cash equivalents:
   Cash flows from operating
    activities:
     Net income              $     510 $        678  $    106
     Adjustments to reconcile
      net cash provided by
      operating activities:
        Amortization                 41          41        41
        Net income of
         subsidiaries in excess
         of dividends received (     51) (      354) (    151)

   Changes in assets and
    liabilities:
     Other assets            (       56) (       11)       58
     Other liabilities               55          11 (      58)
                            ------------ ----------- ---------

   Net cash provided by (used in)
    operating activities            499         365  (      4)
                             ----------- ----------- ----------

   Cash flows from investing
    activities:
     Investment in subsidiaries                     (   1,782)
                              ---------- ----------- ----------

   Net cash used in
    investment activities                           (   1,782)
                              ---------- ----------- ----------


                        METRO BANCSHARES, INC.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1993, 1992 and 1991


13.Condensed financial information of parent corporation-continued
   ---------------------------------------------------------------

   Condensed statements of cash flows (unaudited)-continued:
   --------------------------------------------------------

   Cash flows from financing
    activities:
     Proceeds from advances
      from subsidiaries                                     4
     Proceeds from issuance of
      preferred stock                                   1,782
     Dividends on preferred
      stock                  (      510) (      350)
     Other, net                                   8
                             ----------- ------------ --------

   Net cash provided by (used in)
    financing activities     (      510) (      342)    1,786
                             ----------- ------------ --------

   Increase (decrease) in cash
    and cash equivalents     (       11)         23

   Cash and cash equivalents,
    beginning of year                25           2        2
                            ----------- ----------- ---------

   Cash and cash equivalents,
    end of year             $        14 $       25 $       2
                            =========== ========== ==========

   Cash payments for:
     Interest               $         4 $        4 $       4
                            =========== ========== ==========

14.Subsequent event
   ----------------

   On February 25, 1994, the Bank's parent, First Dodge City Bancshares, Inc. ("Bancshares"), entered into an Agreement and Plan of Reorganization ("Agreement") with Fourth Financial Corporation ("Fourth Financial"). The Agreement provides for the simultaneous mergers of Bancshares, First National Bancshares of Dodge City, Inc. ("FNB"), and Metro Bancshares, Inc. ("MBI") into Fourth Financial, the merger of Metro Bank of Broken Arrow, Broken Arrow, Oklahoma ("Metro Bank") into BANK IV Oklahoma, National Association, and the merger of First National Bank and Trust, Dodge City, Kansas ("First National") into BANK IV Kansas, National Association. Consummation of the agreement is conditioned upon several things, including (i) all governmental approvals being obtained and continuing in effect, and (ii) receipt by Fourth Financial of "affiliate agreements" from all persons identified by it as being "affiliates" within the meaning of Securities and
   Exchange  Commission  rules.   In  the  agreement,  all
   outstanding capital stock of Bancshares would be converted into an aggregate of 590,711 shares of Fourth Financial Common Stock ("Fourth Stock").

   The shares of capital stock of MBI (other than the shares owned by Bancshares) and all of the capital stock of First National not owned by FNB would be converted as set out in the Agreement. For purposes of expense and convenience, cash will be paid in lieu of fractional shares of Fourth Stock.

   The Agreement includes a provision which limits the amount of dividends that the Bank can pay prior to the merger transaction.



                  REPORT OF AUDIT COMMITTEE


     The Audit Committee of the Board of Directors is composed of four independent directors. The members of the Audit Committee at December 31, 1993 were John Harding, Richard Mudge, Tom Shirley, and Bruce Switzer. This committee held twelve meetings during the year ended December 31, 1993.

     The Audit Committee has the responsibility to assist the Board of Directors in performing its fiduciary duty to the existing and potential stockholders of MBI and to the investment community relating to the accounting and reporting practices and the integrity of the financial reports of MBI. The committee recommended to the Board of Directors, subject to stockholder approval, the selection of MBI's independent auditors, Smoll, Banning and Neier, Chartered.

     The Audit Committee has discussed with the independent auditors and the internal auditor the overall scope and specific plans for their respective audits, MBI's consolidated financial statements, and its internal controls. The committee met regularly with MBI's internal auditor and independent auditors, without management present, to discuss the results of their audits, MBI's internal controls, and the overall quality of its financial reporting. The committee has also reviewed the reports of bank regulatory agencies. The committee was available to discuss, in private, any matter desired by the internal auditor or the independent auditors.

                    REPORT OF MANAGEMENT

     Management is responsible for the content of the financial statements and related financial information included in this report. Management believes that the financial statements have been prepared in conformity with generally accepted accounting principles appropriate in the circumstances to reflect, in all material respects, the substances of events and transactions that should be included. The financial statements reflect management's judgments and estimates as to the effects of events and transactions that are accounted for or disclosed.

     Management has long recognized the importance of MBI's maintaining and reinforcing the highest possible standards of conduct in all of its actions, including the preparation and dissemination of statements fairly presenting the financial condition of MBI. In this regard, it has developed a system of internal accounting controls which plays an important role in assisting management in fulfilling its responsibilities in preparing MBI's financial statements. MBI's system of internal accounting controls is designed to provide reasonable assurance that assets are safeguarded and that transactions are executed in accordance with management's policies. This system is augmented by a code of ethics which is monitored and enforced, by written policies and procedures, and by an independent internal audit staff which reports to the Audit Committee of the Board of Directors. A description of the Audit Committee's responsibilities and activities is presented in the accompanying report of the Audit Committee. Management recognized that because of cost-benefit considerations and other inherent limitations on the effectiveness of any internal accounting control system, some errors and other irregularities may occur. However, management believes that MBI's internal accounting control system provides reasonable assurance that errors or irregularities that could be material to the financial statements are prevented or would be detected on a timely basis and corrected in the normal course of business.

     The independent auditors are engaged, in their annual audit function, to express an opinion on MBI's financial statements, which opinion is to be based on their performance of an audit in accordance with generally accepted auditing standards.

                        METRO BANCSHARES, INC.
                 SELECTED CONSOLIDATED FINANCIAL DATA


                                                        Year Ended December 31,
                                          -----------------------------------------
                                             1993    1992   1991(1)  1990   1989
                                          -----------------------------------------
                                       (Dollars in thousands, except per share data)
Summary income statement information:
 Interest income . . . . .                 $ 3,206 $ 3,606 $ 2,735 $ 1,588 $ 1,665
 Interest expense. . . . .                   1,146   1,359   1,480     886   1,018
 Net interest income . . .                   2,060   2,247   1,255     702     647
 Net interest income (tax equivalent) (2)    2,134   2,269   1,255     702     647
 Provision for credit losses                    30     160     141     234     569
 Noninterest income. . . .                     328     548     493     342     338
 Noninterest expense . . .                   1,628   1,761   1,506   1,462   1,423
 Income (loss) before extraordinary item       510     548     137    (407)   (769)
 Extraordinary item. . . .                      --     130      --      --      --
 Net income (loss) . . . .                     510     678     137    (407)   (769)
 Net income (loss) applicable to
  common stock . . . . . .                      --     328     137    (407)   (769)

Per common share data:
 Earnings per common share:
  Income before extraordinary item         $    -- $   .22 $   .15 $  (.45) $ (.85)
  Extraordinary item . . .                      --     .14      --      --      --
  Primary. . . . . . . . .                      --     .36     .15    (.45)   (.85)
  Cash dividend. . . . . .                      --      --      --      --      --
  Book value per common share                 3.10    3.10    2.73    2.57    2.52
  Average common shares outstanding (000s)     905     905     905     905     905
  Year-end common shares outstanding (000s)    905     905     905     905     905

Earnings performance ratios (3):
 Return on assets. . . . .                    1.28%   1.78%    .39%  (2.18)% (3.69)%
 Return on total stocholders' equity         10.78   14.21    4.02  (16.02) (38.55)
 Return on common stockholders' equity          --   11.48    5.74  (16.91) (41.30)

Summary statements of condition information:
 Year-end assets . . . . .                 $45,306 $36,883 $38,721 $19,566 $19,664
 Year-end loans and leases                  26,026  24,400  24,457  13,467  11,580
 Year-end allowance for credit losses          360     348     314     290     351
 Year-end long-term debt .                      44      44      44      44      44
 Year-end common stockholders' equity        2,802   2,802   2,467   2,326   2,282
 Year-end stockholders' equity               4,717   4,717   4,382   2,459   2,415
 Average assets. . . . . .                  39,907  38,141  34,733  18,709  20,833
 Average loans and leases.                  24,924  24,099  20,826  12,177  11,630
 Average investment securities               8,126   8,171   2,924     575   1,272
 Average deposits. . . . .                  34,896  33,043  30,495  17,267  17,977
 Average common stockholders' equity         2,817   2,857   2,387   2,407   1,862
 Average stockholders' equity                4,732   4,772   3,411   2,540   1,995

Asset quality ratios:
 Allowance for credit losses/year-end
  loans and leases . . . .                    1.38%   1.43%   1.28%   2.15%   3.03%
 Nonperforming assets/year-end loans plus
  other real estate and nonperforming assets   .88    1.73    3.12    9.31   14.01
 Allowance for credit losses/year-end
  nonperforming loans. . .                  185.57  419.28  129.22   44.48   33.95
 Net charge-offs/average loans and leases      .07     .52     .56    2.42    4.88

Capital ratios:
 Stockholders' equity/assets (3)             11.86%  12.51%   9.82%  13.58%   9.58%
 Leverage ratio (4). . . .                    7.85    7.87      --      --      --
 Tier I risk-based capital (5)               11.74   12.22      --      --      --
 Total risk-based capital(5)                 13.15   13.71      --      --      --
 Common dividend payout ratio (6)               --      --      --      --      --

- -----------

(1)During 1991, MBI assumed core deposits totaling $18,459,000 and loans totaling $10,921,000 in the purchase of Broken
  Arrow Savings, F.A.
(2)Stated on a tax-equivalent basis assuming a marginal tax rate of 34%.
(3)Based on averages of the quarter end statement of condition items.
(4)Tier I capital/average assets less certain intangibles.
(5)Tier I capital is composed of common stockholders' equity less certain intangibles plus preferred stockholders'
  equity.  Total capital is Tier I capital plus the allowance for credit losses (using 1993 regulatory guidelines).
  Both capital amounts are divided by risk-weighted assets.
(6)Common dividend per share divided by primary earnings per share.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF

      FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Performance Summary
- -------------------


     Net income for 1993 was $510,000 compared to $678,000 in 1992 and $137,000 in 1991. Primary earnings per common share were $.00, $.36, and $.15 for 1993, 1992, and 1991, respectively, after dividends were paid on preferred stock. For 1993, return on assets and return on total equity were 1.28% and 10.78%, respectively. Return on assets was 1.78% for 1992 and .39% for 1991; return on total equity was 14.21% and 4.02% for the respective prior periods.

     Net income for each of the last three years included extraordinary gains and nonoperating charges. The tax benefit from a net operating loss carryforward resulted in an addition to income of $130,000 ($.14 per share) in 1992.

     An operating charge of $103,000 ($.11 per share) was taken during 1993 to record and amortize core deposit intangibles, associated with the purchase of the local Broken Arrow Savings, F.A. Both 1992 and 1991 financial results also reflected operating charges related to the purchase of Broken Arrow Savings, F.A. These operating charges were $95,000 ($.10 per share) in 1992 and $43,000 ($.05 per share) in 1991.

     Interest income in 1993 decreased by $400,000 to total $3,206,000 for 1993 as compared to $3,606,000 for last year. Total average interest-earning assets were $35.3 million for 1993 and $33.7 million for 1992. Comparing 1993 and 1992, average loans increased $825,000, while average investment securities decreased $45,000.

     The lower provision for credit losses in 1993 reflects an improvement in credit quality as demonstrated by a lower level of nonperforming assets and lower net charge-offs and the strong allowance
for credit losses.   At December 31, 1993, nonperforming assets were
$229,000, down from $428,000 at December 31, 1992. Net charge-offs were $18,000 and $126,000, respectively, in 1993 and 1992. The allowance for credit losses was $360,000 or 157.21% of nonperforming assets at December 31, 1993, compared to $348,000 or a ratio of 81.31% for 1992.

     Noninterest income was $328,000 in 1993, a $220,000 decrease over the 1992 noninterest income of $548,000. Service charges on deposit accounts decreased $24,000.

     Noninterest expenses decreased 7.5% to total $1,628,000 in 1993.

     Net income between 1992 and 1993 decreased $168,000. The increased net income of $541,000 reflected in a comparison of results of operations for 1992 and 1991 can be attributed to the purchase of Broken Arrow Savings, F.A. The $992,000 increase in net interest income between 1992 and 1991 was due to an increased widening of spreads between the yields on earning assets and the rates paid on interest-bearing liabilities in addition to the purchase of Broken Arrow Savings, F.A. The provision for credit losses amounted to $30,000, $160,000, and $141,000 for 1993, 1992 and 1991, respectively.


Net Interest Income
- -------------------

     For 1993, net interest income amounted to $2,060,000, representing a decrease of $187,000 or 8.32% over the $2,247,000 earned during 1992. On a fully tax-equivalent basis, net interest income decreased 5.95% from $2,269,000 in 1992 to total $2,134,000 in 1993.
On a fully tax-equivalent basis, the yield on earning assets decreased to 6.04% in 1993 compared to 6.73% in 1992.

     Net interest income of $2,247,000 for 1992 represented an increase of $992,000 over the $1,255,000 earned during 1991. As interest rates declined during 1992, interest-bearing liabilities repriced faster than interest-earning assets, causing the net yield on earning assets, on a fully tax-equivalent basis, to widen to 6.73% in 1992 from 4.24% in 1991.

     The following table summarizes the changes in net interest income on a fully tax-equivalent basis, by major category of interest-earning assets and interest-bearing liabilities, identifying changes related to volumes, rates, and changes related to both volumes and rates. Nonaccrual loans are included in the loan volumes used to calculate the following analysis of net interest income; however, interest collected on such loans is usually recorded as a reduction in loans outstanding and is excluded from interest income.

                                                         1993 vs 1992
                                   ---------------------------------------------
                                                          Change
                                      Total              Attributable to
                                             -----------------------------------
                                     Change    Volume   Yield/Rate   Combination
                                     ------- ---------  -----------  -----------
                                                   (In thousands)
Increase (decrease) in:
 Interest income:
  Loans and leases(1). . . . . .  $   (346)  $   105    $   (436)   $     (15)
  Interest-bearing deposits in
   other financial institution s.       (2)       (2)         (2)           2
  Federal funds sold and securities
   purchased under agreements
   to resell                            12        30         (12)          (6)
  Taxable investment securities.      (166)     (120)        (63)          17
  Tax-preferred investment
    securities(1)                      154       159          (1)          (4)
                                     ------- --------   -----------  --------

   Total interest income change.      (348)      172        (514)          (6)
                                     ------- --------   -----------  --------

 Interest expense:
  Savings and interest checking.       (64)      (12)        (54)           2
  Time deposits. . . . . . . . .      (145)       78        (207)         (16)
  Federal funds purchased and
   securities sold under
   agreements to repurchase             (4)       (4)         (4)           4
  Debt . . . . . . . . . . . . .        --        --          --           --
                                    --------  --------   ---------  ---------

   Total interest expense change      (213)       62        (265)         (10)
                                    --------  --------   ---------  ----------

 Decrease in net interest income (1)  (135)

 Decrease in taxable equivalent
   adjustment                          (52)
                                    --------

 Net interest income change. . .  $   (187)
                                    ========

                                                               1992 vs 1991
                                              ---------------------------------------------
                                                            Change
                                               Total      Attributable to
                                                        -----------------------------------
                                               Change     Volume   Yield/Rate   Combination
                                              --------  ---------  -----------  -----------
                                                             (In thousands)
Increase (decrease) in:
 Interest income:
  Loans and leases(1). . . . . .               $   786  $   360    $    367     $     59
  Interest-bearing deposits in
   other financial institutions.                   (12)     (13)         21          (20)
  Federal funds sold and securities
   purchased under agreements to resell           (181)    (173)        (30)          22
  Taxable investment securities.                   236      296         (24)         (36)
  Tax-preferred investment securities(1)            64       --          --           64
                                               -------  ---------  -----------  ---------

   Total interest income change                    893      470         334           89
                                               -------  ---------  -----------  ---------

 Interest expense:
  Savings and interest checking.                  (100)      36        (126)         (10)
  Time deposits. . . . . . . . .                   (25)      60         (81)          (4)
  Federal funds purchased and securities
   sold under agreements to repurchase               4       --          --            4
  Debt . . . . . . . . . . . . .                    --       --          --           --
                                               -------  ---------  -----------  ---------

   Total interest expense change                  (121)      96        (207)         (10)
                                               -------- ---------  -----------  ---------

 Increase in net interest income (1)             1,014

 Decrease in taxable equivalent adjustment         (22)
                                               --------

 Net interest income change. . .              $    992
                                               ========

- ----------
 (1)Computed on a tax-equivalent basis assuming a marginal tax rate of 34%.

     The following table presents an analysis of average rates and yields on a fully tax-equivalent basis for 1993, 1992 and 1991.

                                               1993             1992            1991
                                   ----------------------------------------------------------------------------
                                    Average  Income/ Yield/  Average  Income/  Yield/  Average  Income/  Yield/
                                    Balance  Expense  Rate   Balance  Expense   Rate   Balance  Expense   Rate
                                   -------- -------- ------- -------- -------  ------ -------- --------  -----
                                                      (Dollars in thousands)
Assets:
 Interest-Earning Assets:
  Loans and leases(2) . .         $ 24,924 $  2,732  10.96% $ 24,099 $  3,078  12.77% $ 20,826 $  2,292  11.01%
  Unearned income-loans .              (18)     N/A    N/A       (41)     N/A    N/A       (49)     N/A    N/A
  Interest-bearing deposits in other
   financial institutions               --       --    N/A        16        2  12.50       280       14   5.00
  Federal funds sold and securities
   purchased under agreements
   to resell                         2,277      65    2.85     1,458       53   3.64     5,604      234   4.18
  Investment securities:
   Taxable. . . . . . . .            5,309     265    4.99     7,361      431   5.86     2,924      195   6.67
   Tax-preferred(1) . . .            2,817     218    7.74       809       64   7.91        --       --    N/A
                                    ------ -------         --------- --------        --------- --------

   Total interest-earning
    assets(1) . . . . . .           35,309   3,280    9.29    33,702    3,628  10.76    29,585    2,735   9.24
                                           -------                    -------                  --------
  Cash and due from banks            1,092                     1,112                     1,157
  Bank premises and equipment        1,431                       726                       712
  Income receivable and other assets   632                     1,007                     1,894
  Intangible assets, net.            1,808                     1,927                     1,675
  Allowance for credit losses         (365)                     (333)                     (290)
                                    ------                    ------                     ------

Total assets. . . . . . .         $ 39,907                  $ 38,141                  $ 34,733
                                   =======                   =======                   ========

Liabilities And Stockholders' Equity:
 Interest-Bearing Liabilities:
  Interest-bearing deposits:
   Interest checking. . .         $  8,427 $    266  3.16% $   8,883 $    325  3.66% $   8,238 $    419  5.09%
   Savings. . . . . . . .            1,367       40  2.93      1,253       45  3.59      1,177       51  4.33
   Time under $100,000. .           15,293      660  4.32     13,132      722  5.50     12,500      720  5.76
   Time over $100,000 . .            4,468      176  3.94      5,170      259  5.01      4,765      286  6.00
                                   ------- --------        --------- --------        ---------  -------

  Total interest-bearing deposits   29,555    1,142  3.86     28,438    1,351  4.75     26,680    1,476  5.53
 Debt . . . . . . . . . .               44        4  9.09         44        4  9.09         44        4  9.09
 Federal funds purchased and agreements
  to repurchase . . . . .                9       --   N/A        122        4  3.28         --       --   N/A
                                   ------- --------        --------- --------        ---------  -------

  Total interest-bearing
    liabilities                     29,608    1,146  3.87     28,604    1,359  4.75     26,724    1,480  5.54
                                           --------                   -------                   -------
 Noninterest-bearing deposits        5,341                     4,605                     3,815
 Accrued interest, taxes, and
  other liabilities . . .              226                       160                       783
                                   -------                  --------                  --------

  Total liabilities . . .           35,175                    33,369                    31,322
                                   -------                 ---------                  --------

 Preferred stockholders' equity      1,915                     1,915                     1,024
 Common stockholders' equity         2,817                     2,857                     2,387
                                   -------                 ---------                   -------

  Total stockholders' equity         4,732                     4,772                     3,411
                                   -------                 ---------                   -------

Total liabilities and
 stockholders' equity . .         $ 39,907                  $ 38,141                  $ 34,733
                                   =======                  ========                  ========

Net interest income . . .                  $  2,134                  $  2,269                   $ 1,255
                                           ========                  ========                   =======

Rate analysis:
 Interest income/interest-earning assets            9.29%                     10.76%                    9.24%
 Interest expense/interest-earning
  assets. . . . . . . . .                           3.25                       4.03                     5.00
                                                  ------                     ------                   ------

  Net yield on earning assets                       6.04%                      6.73%                    4.24%
                                                  ======                     ======                   ======

- ----------

(1)Income and rates are stated on a tax-equivalent basis assuming a marginal tax rate of 34%.

(2)Nonaccrual loans are included in loans and leases.


Provision for Credit Losses
- ---------------------------

     The provisions for credit losses were $30,000, $160,000, and $141,000 for 1993, 1992, and 1991, respectively. The lower provision for credit losses in 1993 reflects the continued improvement in credit quality as demonstrated by a lower level of nonperforming loans and lower net charge-offs and the strong allowance for credit losses. Net charge-offs for 1993 totaled $18,000 as compared to net charge-offs of $126,000 for 1992 and net charge-offs of $117,000 for 1991.
Nonperforming loans at December 31, 1993 were $194,000, up from $83,000 at year-end 1992 and down from $243,000 at year-end 1991. The allowance for credit losses was $360,000, $348,000, and $314,000 at December 31, 1993, 1992, and 1991, respectively. The ratio of allowance for credit losses to nonperforming loans decreased to 185.57% at December 31, 1993, compared with 419.28% at December 31, 1992 and 129.22% at December 31, 1991.

Noninterest Income
- ------------------

     Total noninterest income was $328,000 for 1993, representing a decrease of $220,000 or 40.15% over the $548,000 recorded in 1992. Included in 1993 noninterest income were $6,000 of investment securities gains, compared to $203,000 of similar gains realized in 1992. The most significant changes in noninterest income between 1993 and 1992 occurred in securities gains.

     Total noninterest income was $548,000 for 1992, as compared to $493,000 for 1991.

     The following table provides an analysis of noninterest income segregated between fees collected in the normal course of business and other revenues for the past three years.

                                                                     Percent Change
                                                                     -------------
                                         Year Ended December 31,     1992-  1991-
                                        -------------------------
                                          1993     1992    1991      1993   1992
                                        -------------------------    -----------
                                                     (Dollars in thousands)
Fee income:
 Service charges on deposit accounts  $    237 $    261 $   275      (9.2)%  (5.1)%
  Other. . . . . . . . . . . .              85       84     218       1.2   (61.5)
                                        ------    -----  ------     ------  ------

  Total fee income . . . . . .             322      345     493      (6.7)  (30.0)
                                        ------    -----  ------     ------  ------

Other revenues:
 Investment securities gains .               6      203      --     (97.0)    N/A
                                        ------    -----  ------     ------  ------

  Total other revenues . . . .               6      203      --     (97.0)    N/A
                                        ------    -----  ------     ------  ------

Total non-interest income. . .        $    328 $    548 $   493     (40.1)   11.2
                                       =======  =======  ======     ======  ======

 Fee income/average assets . .             .81%     .90%   1.42%
 Noninterest income/average assets         .82%    1.44%   1.42%

Noninterest Expense
- --------------------

     Noninterest expense amounted to $1,628,000, $1,761,000, and $1,506,000 for 1993, 1992, and 1991, respectively. Noninterest expense for each of these years includes certain nonoperating items such as net costs of operation of other real estate and nonperforming assets.

     Operating expense decreased $42,000 or 2.5% to total $1,669,000 for 1993.

     Between 1992 and 1991 operating expense increased $163,000 or 10.8%. This increase reflected a $79,000 increase in salary and employee benefits.

     The following table presents an analysis of noninterest expense for the past three years.

                                                                Percent Change
                                                                 ------------
                                        Year Ended December 31,   1992-  1991-
                                        -----------------------
                                           1993   1992    1991    1993   1992
                                         ------- ------- ------- ------ ------
                                          (Dollars in thousands)

Salaries and employee benefits          $    761 $   721 $   642   5.5%  12.3%
Net occupancy. . . . . . . . .               217     247     266 (12.1)  (7.1)
FDIC insurance . . . . . . . .                77      79      44  (2.5)  79.5
Professional fees. . . . . . .                39      38      35   2.6    8.6
Advertising and public relations              12      15      10 (20.0)  50.0
Data processing. . . . . . . .                38      33      60  15.2  (45.0)
Supplies and postage . . . . .                82      93      73 (11.8)  27.4
Amortization of core deposit intangible      103      95      43   8.4  120.9
Other. . . . . . . . . . . . .               298     348     333 (14.4)   4.5
                                         ------- ------- ------- -----  -----

 Total operating expense . . .             1,627   1,669   1,506  (2.5)  10.8
Net costs of operation of other real
 estate and nonperforming assets. . . . .      1      92      -- (98.9)   N/A
                                         ------- ------- ------- -----  -----

 Total noninterest expense . .           $ 1,628 $ 1,761 $ 1,506  (7.6)  16.9
                                         ======= ======= ======= =====  =====

Noninterest expense/average assets          4.08%   4.62%   4.34%
Noninterest expense less noninterest
 income/average assets. . . . . . . .  .    3.26%   3.18%   2.92%
Operating expense less fee
 income/average assets                      3.27%   3.47%   2.92%
Operating expense/fee income plus
 tax-equivalent net interest income . .    66.25%  63.85%  86.16%


Income Taxes
- ------------

     Effective January 1, 1993, MBI changed its method of accounting for income taxes from the deferred method to the liability method required by Financial Accounting Standard ("FAS") No. 109, "Accounting for Income Taxes". As permitted under the new rules, prior years'
financial statements have not been restated.   The cumulative effect of
adopting FAS No. 109 as of January 1, 1993, was $.00

     Income tax expense amounted to $220,000, $196,000, and $(36),000 for 1993, 1992, and 1991, respectively. Included in the 1992 income tax expense of $196,000 is $130,000 benefit from carryforward of net operating losses. The tax on 1992 book income before the tax benefit was $326,000.

Statements of Condition
- -----------------------

     Total assets amounted to $45.3 million, $36.9 million, and $38.7 million at December 31, 1993, 1992 and 1991, respectively.

Loans
- -----

     Period-end loans increased $1.6 million or 6.7% to total $26.0 million at December 31, 1993. Increases were realized in various commercial and real estate categories. The consumer portfolio declined $438,000 or 6.9%.

     Real estate loans increased $1.8 millon in 1993 which represents a 15.56% increase and reflects a strong economy in the marketplace. Commercial loans increased $434,000 in 1992 which is a 7.0% increase over 1992.

     Between December 31, 1991 and 1992 total loans decreased $57,000 representing .2% and loans increased $11.0 million representing 81.6% between 1990 and 1991 due to the purchase of Broken Arrow Savings, F.A. Total loans increased by $1.9 million or 16.3% from December 31, 1989 to 1990.

     The following table shows the composition of loans and leases for the past five years.
                                                 December 31,
                                     ------------------------------------------
                                       1993     1992     1991    1990     1989
                                     -------- ------- -------- -------- -------
                                                    (In thousands)

Commercial and industrial. .        $  6,624 $  6,190 $  6,420 $  5,806 $  6,706
Real estate, less unearned discount:
 Construction. . . . . . . .            3,356   2,470    1,244      297      649
 Secured by 1-4 family residences       8,870   8,817   10,028    2,548    2,381
 Permanent commercial real
  estate and other                      1,184     317      403      288      298
Loans to individuals . . . .            5,871   6,309    5,963    3,340    1,024
Agriculture. . . . . . . . .               84     230      293    1,188      522
Other. . . . . . . . . . . .               37      67      106       --       --
                                      ------- ------- -------- -------- --------

   Total loans and leases. .         $ 26,026 $24,400  $24,457  $13,467  $11,580
                                      ======= =======  =======  =======  =======

     Commercial and Industrial: MBI's commercial and industrial loans generally are made to middle market and small businesses. There are no highly leveraged transactions.

     Real Estate: Most of the construction loans are for 1-4 family residential construction and development.

     The 1-4 family residence portfolio consists of loans secured by residences located primarily in Broken Arrow and Coweta and is principally permanent first mortgage loans with the remainder consisting of home equity loans.

     Permanent commercial real estate loans include loans in MBI's market for small owner occupied office buildings/parks; small manufacturing/machine shop buildings; and loans for purposes other than funding the acquisition of the collateral properties and in which cash flows from the properties are not the principal source of repayment.

Maturity Distribution and Interest Sensitivity of Loans
- -------------------------------------------------------

     The maturity distribution of loans outstanding as of December 31, 1993 (excluding consumer, credit card, educational, and lease financing) by type and sensitivity to changes in interest rates are shown below. the current portion as well as the long-term portion of the loan is included in the maturity group applying to the loan.

                                              Remaining Maturity
                                   ----------------------------------
                                             Over One
                                               Year     Over
                                   One Year   Through   Five
                                    or Less    Five     Years   Total
                                   ---------------------------------
                                           (In thousands)
Loans with fixed interest rates:
 Commercial and industrial . . . . $  4,340 $  1,767 $    136 $  6,243
 Real estate . . . . . . . . . . .      666    1,447    1,599    3,712
 Agriculture . . . . . . . . . . .       --       --       --       --
 Other . . . . . . . . . . . . . .    2,735    3,754      183    6,672
                                    ------- -------- -------- ---------

Total loans with fixed
 interest rates                    $  7,741 $  6,968 $  1,918 $ 16,627
                                   ======== ======== ======== ========

                                             Repricing Frequency
                                   ---------------------------------------
                                            Less Freq   Every
                                               Than   Five Years
                                   One Year    Every   Or More
                                    or Less    Five     Freq    Total
                                   -------- -------- -------- ---------
                                           (In thousands)
Loans with floating interest rates:
 Commercial and industrial . . . . $    606 $    154 $    111 $    871
 Real estate . . . . . . . . . . .    4,702       90      143    4,935
 Agriculture . . . . . . . . . . .       --       --       --       --
 Other . . . . . . . . . . . . . .    4,465       11       73    4,549
                                   -------- -------- -------- --------

Total loans with floating
 interest rates                    $  9,773 $    255 $    327 $ 10,355
                                   ======== ======== ======== ========

     Real estate loans include construction, permanent commercial and other real estate.

Nonperforming Assets
- --------------------

     Nonperforming assets consist of nonaccrual loans, troubled debt restructurings, and other real estate and nonperforming assets. A loan is placed on nonaccrual status when principal or interest is due and has remained unpaid for 90 days or more unless the loan is both well secured and in the process of collection. A currently performing loan also may be placed on nonaccrual status when there is reasonable doubt as to the ability of the borrower to continue to pay principal or interest. Nonaccrual loans at December 31, 1993 included $194,000 of these "performing/nonperforming" loans. Other real estate and nonperforming assets include assets acquired from loan settlements and foreclosures.

     During 1993, banking regulators issued guidance confirming that the loss recognition on collateral dependent loans should be based on the fair value of the collateral, but that such loans need not be reported as "Other real estate" unless possession of the underlying collateral has been obtained.

     Generally, principal and interest payments received on nonaccrual loans are applied as reductions of principal. For this reason and because of charge-offs, the book value of such loans understates the remaining contractual obligation of the borrowers. As of December 31, 1993, the carrying values of other real estate and nonperforming assets had been written down to current estimates of their fair values less a reserve for the estimated costs to sell the properties.

     The following table presents nonperforming assets and those loans which are contractually past due 90 days or more as to principal or interest payments at December 31 for the past five years.

                                                December 31,
                             --------------------------------------------
                                 1993    1992     1991    1990     1989
                             --------------------------------------------
                                       (Dollars in thousands)

Nonaccrual loans . . . . . . $    194 $     83 $    243 $    652 $  1,034
                              ------- -------- -------- -------- --------

 Total nonperforming loans .      194       83      243      652    1,034

Other real estate and nonperforming
 assets (including substantive
 repossessions), net               35      345      538      664      684
                              ------- -------- -------- -------- ---------

 Total nonperforming assets. $    229 $    428 $    781 $  1,316 $  1,718
                              ======= ======== ======== ======== =========

Past due loans (90 days
 or more)                    $     27 $    221 $    208 $     -- $    331
                              ======= ======== ======== ========== =======

Nonperforming assets/year-end
 loans plus other real estate
 and nonperforming assets         .88%    1.73%    3.12%    9.31%   14.01%

Nonperforming assets/year-end
 assets                           .51%    1.16%    2.02%    6.73%    8.74%

     Nonperforming assets decreased $199,000 or 46.5% from December 31, 1992 to total $229,000 at the end of 1993. At December 31, 1993, total nonperforming assets represented 0.88% of total loans plus other real estate owned and nonperforming assets and 0.51% of total assets as compared to 1.73% and 1.16%, respectively, at December 31, 1992.

     Management continues to focus on asset quality. An emphasis is placed on pro-active management of problem credits, early detection of potential problems, and timely charge-offs. A separate work-out plan is developed for the resolution and collection of problem assets. An analysis of nonperforming loans by type is provided in the following table. There are no significant concentrations of nonperforming assets in any one market or industry.

                                                December 31,
                             --------------------------------------------
                                 1993   1992     1991     1990      1989
                             --------  ------- -------- -------- --------
                                          (In thousands)

Commercial and industrial. . $     86 $     82 $    193 $    531 $    760
Real estate. . . . . . . . .       73       --       46      121      252
Consumer . . . . . . . . . .       35        1        4       --       22
                              ------- -------- -------- -------- ---------

 Total nonperforming loans . $    194 $     83 $    243 $    652 $  1,034
                             ======== ======== ======== ======== ========

Potential Problem Loans
- -----------------------

     Certain loans classified for regulatory purposes as doubtful, substandard, or special mention are included in the nonperforming loan table.

Allowance for Credit Losses
- ---------------------------

     The allowance for credit losses is the amount deemed by management to be reasonably necessary to provide for possible losses on loans that may become uncollectible. Additions to the allowance are charged to expense as the provision for credit losses. Loan losses and recoveries are charged or credited directly to the allowance. It is MBI's policy to charge off any loan or portion of that loan when it is deemed to be uncollectible in the ordinary course of business.

     An evaluation of the overall quality of the portfolio is performed to determine the necessary level of the allowance for credit losses. This evaluation takes into consideration the classification of loans and the application of loss estimates to these classifications. It is the responsibility of management to classify its loans as pass, special mention, substandard, doubtful, or loss. The classification criteria are established by the loan discount committee of MBI and are intended to be consistent with the criteria applied by Federal banking system examiners. These classifications take into consideration all sources of repayment, underlying collateral, the value of such collateral, and current and anticipated economic conditions, trends, and uncertainties. MBI has an independent loan review function which periodically reviews the loans and the classifications.

     Loss factors are developed by loan type and classification using historical loss data and statistical modeling techniques. The application of these loss factors to the portfolio classifications combined with analyses of general economic conditions, trends in portfolio volume, maturity, and composition, and estimates of potential future losses on specific large loans and those loans requiring special attention provide management with data essential to identify and estimate the credit risk inherent in the portfolio. The allowance for credit losses reflects the result of these estimates, and is deemed to be adequate at each balance sheet date.

     As of December 31, 1993, the allowance for credit losses equaled $360,000 or 1.38% of total loans and leases and 185.57% of nonperforming loans. Comparatively, the allowance for credit losses amounted to $348,000 or 1.43% of total loans and 419.28% of nonperforming loans at December 31, 1992. The decreased level of net charge-offs in 1993 and the sound coverage ratio of the allowance for credit losses to nonperforming loans at December 31, 1993 reflected the continuing emphasis management is placing on resolving problem loans, reducing the risk profile of MBI, and prudently reserving for identifiable risks.

     The allowance for credit losses has been allocated by loan category. It should be recognized that such allocations are not necessarily indicative of future loan losses and that all of such allowance is available to absorb losses on loans for any category. The allocation of the allowance for credit losses by loan type is as follows:

                                               December 31,
                               ----------------------------------------
                                 1993   1992    1991    1990    1989
                               ------ ------- ------- ------- ---------
                                          (In thousands)

Commercial and industrial. .   $   85 $    85 $    74 $   148 $   203
Real estate:
 Construction. . . . . . . .       39      24      14      12      21
 Secured by 1-4 family residences 143     134     132      57      69
 Permanent commercial real estate  19       5       5       6       9
Loans to individuals . . . .       73      89      81      49      34
Agriculture. . . . . . . . .        1       9       7      17      15
Other. . . . . . . . . . . .       --       2       1       1      --
                               ------ ------- ------- ------- -------

Total. . . . . . . . . . . .   $  360 $   348 $   314 $   290 $   351
                               ====== ======= ======= ======= =======

     The following table compares the allocation of the allowance for credit losses by loan type expressed as a percentage of the total allowance for credit losses to the percentage of loans in each loan type to total loans:

                                                December 31,
                             --------------------------------------------
                                 1993    1992     1991     1990    1989
                             --------------------------------------------

Commercial and industrial. .     23.6%    24.3%    23.6%    51.1%    57.8%
Real estate:
 Construction. . . . . . . .     10.8      7.0      4.5      4.2      5.9
 Secured by 1-4 family
  residences                     39.7     38.5     42.0     19.7     19.7
 Permanent commercial real
   estate                         5.3      1.4      1.6      2.1      2.6
Loans to individuals . . . .     20.3     25.6     25.8     16.9      9.7
Agriculture. . . . . . . . .       .3      2.6      2.2      5.9      4.3
Other. . . . . . . . . . . .       --       .6       .3       .1       --
                             ----------------------------------------------

Total. . . . . . . . . . . .    100.0%   100.0%   100.0%   100.0%   100.0%
                              ========  ======== ======== ======== ========



     The following table summarizes the changes in the allowance for credit losses for the past five years and presents selected related ratios.

                                     Year Ended December 31,
                           -----------------------------------------
                               1993   1992     1991    1990   1989
                           --------- ------ -------- ------ --------
                                      (Dollars in thousands)

Balance at January 1,
 as previously reported     $   348 $   314 $   290 $   351 $   350
Charge-offs:
 Commercial and industrial        2      91      69     241     465
 Real estate . . . . . . .       --       4      15      87     157
 Consumer. . . . . . . . .       32      56      44      24      36
                             ----------------------------------------

  Total charge-offs. . . .       34     151     128     352     658
                             ----------------------------------------

Recoveries:
 Commercial and industrial        8      12       7      46      48
 Real estate . . . . . . .       --      --      --       2      28
 Consumer. . . . . . . . .        8      13       4       9      14
                             ----------------------------------------

  Total recoveries . . . .       16      25      11      57      90
                             ----------------------------------------

Net loans and leases
 charge-offs                     18     126     117     295     568
Provision for credit losses      30     160     141     234     569
                             ----------------------------------------

Balance at December 31 . .  $   360 $   348 $   314 $   290 $   351
                            ======= ======= ======= ======= =========

Loans and leases at
year end                    $ 26,026 $24,400 $24,457 $13,467 $11,580
Average loans and leases .  $ 24,924 $24,099 $20,826 $12,177 $11,630
Net charge-offs/average
 loans and leases                .07%    .52%    .56%   2.42%   4.88%
Allowance for credit
 losses/net charge-offs     2,000.00% 276.19% 268.38%  98.31%  61.80%
Allowance for credit
 losses/year end
 nonperforming loans . . .   185.57%  419.28% 129.22%  44.48%  33.95%
Allowance for credit
 losses/year end
 nonperforming assets. . .   157.21%   81.31%  40.20%  22.04%  20.43%
Allowance for credit
 losses/year end
 loans and leases. . . . .     1.38%    1.43%   1.28%   2.15%   3.03%


Investment Portfolio
- --------------------

     The year-end book value of investment securities at December 31 for each of the last three years is presented in the tables below.

Held-to-maturity

                                                  December 31,
                                         -------------------------
                                           1993     1992    1991
                                         -------------------------
                                                (In thousands)

U.S. Treasury obligations. . . . . . . . $  7,817 $ 4,845 $ 6,846
Obligations of U.S. government agencies
 and corporations:
 Mortgage-backed . . . . . . . . . . . .       --      --      --
 Other . . . . . . . . . . . . . . . . .       --      --      --
Obligations of state and political
 subdivisions                               2,986   2,815      --
Other securities:
 Privately issued collateralized
  mortgage obligations                         --      --      --
 Other . . . . . . . . . . . . . . . . .       26      26      26
                                          ------------------------

Total. . . . . . . . . . . . . . . . . . $ 10,829 $ 7,686 $ 6,872
                                          ========================

Market value in excess of book value . . $    136 $    -- $   142
                                          ========================

     Effective for the first quarter of 1994, MBI adopted a policy of classifying certain United States Treasury securities and obligations of United States government corporations and agencies as "available for sale" in accordance with the guidelines of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

     Investment securities increased $3.1 million between December 31, 1992 and 1993.

     Excluding U.S. Treasury obligations and obligations of U.S.
government agencies and corporations, there were no security holdings of any one issuer at December 31, 1993 that exceeded 10% of consolidated stockholders' equity.

     The tables below summarize the maturity and yield distribution of investment securities at December 31, 1993.

                                                               Maturing
                          ----------------------------------------------------------------------------------------
                                            After one        After five
                              Within        but within       but within        After
                             one year       five years        ten years       ten years         Total
                          --------------------------------------------------------------------------------
                           Amount  Yield   Amount  Yield   Amount  Yield    Amount Yield   Amount   Yield
                          -------- ------ -------- ------ -------- ------ -------- ------ -------- -------
                                          (Dollars in thousands)
U.S. Treasury obligations $  2,667  4.89% $  5,150  4.15% $     --    --% $     --    --% $  7,817  4.44%
Obligations of U.S. government
 agencies and corporations:
 Mortgage-backed. . .           --    --        --    --        --    --        --    --        --    --
 Other. . . . . . . .           --    --        --    --        --    --        --    --        --    --
Obligations of states and
 political subdivisions         --    --       175  3.50     2,811  5.10        --    --     2,986  5.00
Other securities (1).           --    --        --    --        --    --        26   N/A        26   N/A
                          -------------------------------------------------------------------------------

Total . . . . . . . .     $  2,667  4.89% $  5,325  4.13% $  2,811  5.10% $     26   N/A% $ 10,829  4.58%
                          ===============================================================================

- -----------

(1)  200 shares of Bankers Bancorp of Oklahoma, Inc. common class "A" voting stock.

     MBI's strong liquidity position demonstrates MBI's ability to hold a substantial portion of its investment securities to maturity.

Deposits
- --------

     Average total deposits increased $1,853,000 or 5.61% between December 31, 1993 and 1992. At December 31, 1993, deposits totaled $34.9 million which compares to $33.0 million deposits at December 31, 1992. Core deposits (demand, interest checking, savings, and time deposits under $100,000) represented 87.19% of total deposits at December 31, 1993 compared to 84.35% at December 31, 1992.

     The following table provides a breakdown of average deposits and average rates paid, by type, for the past three years.

                                   1993            1992             1991
                         ------------------- ---------------- ----------------
                             Average Average Average  Average Average  Average
                             Balance   Rate   Balance   Rate   Balance   Rate
                         -----------------------------------------------------
                                     (Dollars in thousands)

Noninterest-bearing deposits $ 5,341     --% $  4,605    --% $  3,815     --%
                             -------         --------        --------

Interest-bearing deposits:
 Interest-bearing checking
  deposits                     8,427   3.15     8,883   3.66    8,238   5.07
 Savings deposits. . .         1,367   2.95     1,253   3.60    1,177   4.34
 Time deposits
  under $100,000              15,293   4.31    13,132   5.49   12,500   5.76
 Time deposits of
  $100,000 or more             4,468   2.43     5,170   5.00    4,765   5.22
                             -------           ------          ------

  Total interest-
   bearing deposits           29,555   3.86    28,438   4.75   26,680   5.53
                             -------          -------         -------

  Total deposits . . .      $ 34,896         $ 33,043        $ 30,495
                            ========         ========        ========



     The following table sets forth, by time remaining to maturity, certificates and other time deposits of $100,000 or more:
                                                      December 31,
                                                         1993
                                                    --------------
                                                    (In thousands)

Under three months . . . . . . . . . . . . . . . . .$        1,429
Over three months through twelve months. . . . . . .         4,312
Over one year through five years . . . . . . . . . .            --
Over five years. . . . . . . . . . . . . . . . . . .            --
                                                    --------------

Total. . . . . . . . . . . . . . . . . . . . . . . .$        5,741
                                                    ==============

     Brokerage deposits were immaterial at December 31, 1993.


Short-term Borrowings
- ---------------------

     Short-term borrowings consist of securities sold under agreements to repurchase and notes payable. Amounts and interest rates related to short-term borrowings for the last three years were as follows:

                                              1993     1992    1991
                                           -------- -------- --------
                                            (Dollars in thousands)
Federal funds purchased:
 Outstanding at year-end . . . . . . . .  $     -- $    207 $     --
 Average interest rate at year-end . . .       N/A      2.9%     N/A
 Average outstanding at quarter-end during
  the year                                $      9 $    122 $     --
 Weighted average interest rate. . . . .       2.9%     2.9%     N/A
 Highest outstanding balance at any
  quarter-end                             $     -- $    687 $     --

Notes payable:
 Outstanding at year-end . . . . . . . .  $     44 $     44 $     44
 Average interest rate at year-end . . .         8%       8%       8%
 Average outstanding at quarter-end
  during the year                         $     44 $     44 $     44
 Weighted average interest rate. . . . .         8%       8%       8%
 Highest outstanding balance at
  any quarter-end                         $     44 $     44 $  1,826

Asset and Liability Management
- ------------------------------


     Interest Rate Risk: MBI manages its assets and liabilities to control the exposure of its net interest income and capital to risks associated with interest rate changes and to achieve consistent growth in net interest income. Interest rate risk is evaluated using various tools, including interest sensitivity gap and simulation analysis.

     The following table presents MBI's interest sensitivity gap position as of December 31, 1993. This table depicts the timing of the contractual maturity or repricing of most assets and liabilities at this date. Fixed-rate mortgage-backed securities are included in repricing-maturity categories based upon estimates of prepayments provided by a third-party market information service. These estimates may vary depending upon both the volatility and the level of market interest rates in relationship to the coupon rates of the underlying mortgages. Interest-bearing checking and savings deposits are included in the under-three-month category. This table does not indicate the effect the repricing of assets and liabilities would have on net interest income. Also, it does not reflect interest rate exposures, such as basis risk, prepayment risk, intra-period sensitivity, and the effect of interest rate floors and ceilings associated with certain financial instruments.

                                 Three      Six
                         Under   Through  Through   Over       Not
                         Three      Six    Twelve    One      Rate
                         Months    Months   Months  Year   Sensitive   Total
                       -----------------------------------------------------
                                     (Dollars in thousands)
Assets:
 Loans and leases      $  9,714 $  2,521 $  5,292 $  8,499 $      -- $ 26,026
 Investment securities      600      704    1,364    8,135        26   10,829
 Other earning assets     4,295       --       --       --        --    4,295
 Nonearning assets           --       --       --       --     4,156    4,156
                       -------- --------- ------- -------- --------- --------

Total assets           $ 14,609 $  3,225 $  6,656 $ 16,634 $   4,182 $ 45,306
                       ======== ======== ======== ======== ========= ========

Liabilities and
 stockholders' equity:
 Deposits              $ 14,958 $  4,053 $ 12,070 $  3,720 $   5,428 $ 40,229
 Long-term debt              --       --       --       44        --       44
 Other liabilities           --       --       --       --       316      316
 Stockholders' equity        --       --       --       --     4,717    4,717
                       -------- -------- -------- -------- --------- --------

Total liabilities and
 stockholders' equity  $ 14,958 $  4,053 $ 12,070 $  3,764 $  10,461 $ 45,306
                       ======== ======== ======== ======== ========= ========

Repricing gap          $   (349)$   (828)$ (5,414)$ 12,870 $ (6,279) $    --

Cumulative repricing
 gap                   $   (349)$ (1,177)$ (6,591)$  6,279 $      -- $     --

Cumulative rate-sensitive
 assets/rate-sensitive
 liabilities                .98      .94      .79       (*)      (*)

- -----------

(*) Not meaningful


     MBI has a negative cumulative repricing gap of .79:1 in the one-year horizon. Consequently, it is more sensitive to a rising rate environment which, if it occurred, would adversely impact the net interest margin. Simulation modeling has demonstrated that a sudden and large increase in rates or a dramatic narrowing in the spread between asset yields and liability costs would result in an adverse impact on the net interest margin; however, the adverse impact is more moderate if interest rates increase gradually.

     Liquidity: MBI's consolidated statements of cash flows are presented elsewhere in this report. These statements distinguish cash flows as operating, investing, and financing. They provide a historical accounting of MBI's ability to generate cash required to meet its customers' and creditors' demands. Certain statement-of-condition items and ratios are indicative of MBI's strong liquidity position at December 31, 1993. The loans-to-deposits and loans-to-assets ratios averaged 71.42% and 62.45%, respectively, during 1993. During 1993, average core deposits (demand, interest checking, savings, and time deposits under $100,000) represented 87.19% of total deposits and 76.24% of average assets.

     At December 31, 1993, other borrowings totaled $44,000. At that same date, additional borrowing liquidity was also available in the form of $9.7 million of unpledged investment securities which could secure short-term borrowing requirements. Regular maturities also generate significant liquidity.

     MBI had commitments to extend credit at December 31, 1993, of $2.0 million. Some of these commitments will not be fully utilized, others will expire without being drawn upon, and the commitments will not all be used at the same time. Accordingly, management anticipates that MBI has ample liquidity to meet these and other demands.

Capital Resources
- -----------------

     At December 31, 1993, total stockholders' equity was $4.7 million or 11.86% of total assets compared to $4.7 million or 12.51% of total assets at December 31, 1992. For 1993, total stockholders' equity averaged $4.7 million or 11.86% of average assets. The prior year average equity was $4.8 million or 12.51% of average assets.

     Banking system regulators apply two measures of capital adequacy to banking companies: the risk-based capital and leverage ratios. The risk-based capital rules provide for the weighting of assets and off-balance-sheet commitments and contingencies according to prescribed risk categories ranging from 0 to 100%. Regulatory capital is then divided by risk-weighted assets to determine the risk-adjusted capital ratios. The leverage ratio supplements the risk-based capital guidelines by placing a constraint on the degree to which a banking company can leverage its equity capital, regardless of the balance sheet composition. The leverage ratio is computed by dividing Tier I capital by quarter-to-date average assets less certain intangibles.

     The following table presents MBI's risk-based capital and leverage ratios together with the required minimums.

                                                   December 31,
                                               -----------------
                                                 1993  1992
                                               -----------------
                                                 (In thousands)
Tier I capital:
 Common stockholders' equity . . . . . . . . . $  2,802 $  2,802
 Preferred stockholders' equity  . . . . . . .    1,915    1,915
 Less intangible assets. . . . . . . . . . . .  ( 1,720) ( 1,863)
                                                --------  ------

  Total Tier I capital . . . . . . . . . . . .    2,997    2,854

Tier II capital:
 Allowance for credit losses (1) . . . . . . .      360      348
                                                 -------- ------

Total capital. . . . . . . . . . . . . . . . . $  3,357 $  3,202
                                                ========  ======

Risk weighted assets . . . . . . . . . . . . . $ 25,530 $ 23,353
                                               ========  =======

Adjusted average assets (2). . . . . . . . . . $ 38,187 $ 36,278
                                              ========  ========


                                         Regulatory
                                          minimums
                                         ----------
Risk-based capital ratios:
 Tier I. . . . . . . . . . . . . . . . .      4.0%   11.74%   12.22%
 Tier II . . . . . . . . . . . . . . . .      8.0    13.15    13.71
 Leverage ratio. . . . . . . . . . . . .      3.0     7.85     7.87

- ---------

(1)Limited to 1.50% risk weighted assets.
(2)Quarterly average assets less intangibles.


     As indicated in the preceding table, MBI's risk-based and leverage capital ratios substantially exceed the minimums required by banking system regulators.

     The Federal Deposit Insurance Corporation adopted final regulations under the Federal Deposit Insurance Corporation Improvement Act, effective June 16, 1992. A bank is typically defined to be "well capitalized" if it maintains a Tier I capital ratio of at least 6.0%, a total risk-based capital ratio of at least 10.0% and a leverage ratio of at least 5.0%. Generally, it is MBI's intention to maintain sufficient capital in its bank subsidiary to permit it to maintain a "well capitalized" designation. The capital ratios for MBI exceeded the "well capitalized" regulatory capital requirements at December 31, 1993.

Recently Issued Accounting Standards
- ------------------------------------

     In May 1993, the Financial Accounting Standards Board issued Financial Accounting Standard ("FAS") No. 114 which could have an effect on MBI in 1994 and after. FAS No. 114 addresses the accounting by creditors for impairment of certain loans. It is applicable to all creditors and to all loans, uncollateralized as well as collateralized, except large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, and debt securities. It applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. The Statement requires that, when evaluating the need for an allowance for credit losses on impaired loans that are within the scope of this Statement, the loss accrual be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. This Statement is effective for fiscal years beginning after December 15, 1994. MBI has not completed the analyses required to estimate the impact of FAS 114; however, MBI does not believe the adoption of the new rules will have an adverse effect on its financial condition.

Effects of Inflation and Changing Prices
- ----------------------------------------

     Virtually all assets and liabilities of a banking organization are monetary in nature. As such, they represent obligations to pay or receive fixed and determinable amounts of money which are not affected by future changes in prices. Changes in interest rates are the greatest determinant of bank earnings. However, interest rates do not necessarily move in the same direction or with the same magnitude as prices of other goods and services. A financial institution can respond to changes in interest rates by matching the maturities and costs of its liabilities against its interest earning assets. How well the institution copes with changing interest rates may then be determined by examining its net yield on earning assets and analyzing its asset and liability structure. Accordingly, reference to the various supplementary schedules shown elsewhere in this report will assist in the understanding of how MBI is positioned to react to changing interest rates and inflationary trends.

Quarterly Financial Data (Unaudited)
- ------------------------------------

                                                     1993
                                   --------------------------------------
                                       4th      3rd       2nd     1st
                                   -------------------------------------
                                 (Dollars in thousands, except per share data)
Summary Income Statement Information:
 Interest income . . . . . . . . . $    876 $    781 $    813 $    736
 Interest expense. . . . . . . . .      323      291      267      265
                                   -------- -------- -------- --------

 Net interest income . . . . . . .      553      490      546      471
 Provision for credit losses . . .       --       --       10       20
                                   --------  -------  -------  --------

 Net interest income after
  provision for credit losses           553      490      536      451
 Investment securities gains . . .       --       --       --        6
 Other noninterest income. . . . .       76       73       84       89
 Noninterest expense . . . . . . .     (452)    (383)    (407)    (386)
                                   --------- ------- --------  --------

 Income before income taxes. . . .      177      180      213      160
 Income tax expense. . . . . . . .       53       55       65       47
                                   -------- -------- -------- --------

  Net income . . . . . . . . . . . $    124 $    125 $    148 $    113
                                   ======== ======== ======== ========

  Net income applicable to
   common stock                    $    (11) $   (25) $    23 $     13
                                   ========= ======== ======= ========

Per Share Data:

Earnings per common share. . . . . $   (.01) $  (.03) $   .03  $   .01
                                   ========= ======== ======= ========

Common dividends . . . . . . . . . $     --  $    --  $    --  $    --
                                   ========= ======== ======== =======



                                                    1992
                                   ----------------------------------------
                                        4th      3rd     2nd     1st
                                   -------------------------------------
                               (Dollars in thousands, except per share data)
Summary Income Statement Information:
 Interest income . . . . . . . . . $    872 $    864 $    873 $    997
 Interest expense. . . . . . . . .      280      322      362      395
                                    ------- -------- -------- ---------

 Net interest income . . . . . . .      592      542      511      602
 Provision for credit losses . . .       50       10       40       60
                                    ------- -------- -------- ---------

 Net interest income after
  provision for credit losses           542      532      471      542
 Investment securities gains . . .       52       58       93       --
 Other noninterest income. . . . .       71       60      106      108
 Noninterest expense . . . . . . .     (560)    (412)    (396)    (393)
                                    ------- -------- -------- ---------

 Income before income taxes and
  extraordinary item . . . . . . .      105      238      274      257
 Income tax expense. . . . . . . .      103       81       13      129
                                    ------- -------- -------- ---------

 Income before extraordinary item. $      2 $    157 $    261 $    128

 Extraordinary item. . . . . . . .       --       --       --      130
                                   -------- -------- --------- -------

  Net income . . . . . . . . . . . $      2 $    157 $    261 $    258
                                   ======== ======== ======== ========

  Net income applicable to
   common stock                    $    (98) $   (93) $   261 $    258
                                   ========= ======== ======= ========

Per Share Data:

Earnings per common share. . . . . $   (.11) $  (.10) $  .29  $    .29
                                   ========= ======== ======= ========

Common dividends . . . . . . . . . $     --  $     -- $    -- $     --
                                   ========= ======== ======== =======



















                               FIRST NATIONAL BANK AND TRUST COMPANY
                                   IN DODGE CITY AND SUBSIDIARIES

                                    INDEPENDENT AUDITORS' REPORT
                                    ----------------------------

The Board of Directors
First National Bank and Trust
 Company in Dodge City
Dodge City, Kansas

We have audited the accompanying consolidated statements of condition of First National Bank and Trust Company in Dodge City and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First National Bank and Trust Company in Dodge City and Subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Note 13 to the consolidated financial statements, on February 25, 1994, the Bank's parent, First Dodge City Bancshares, Inc. entered into an Agreement and Plan of Reorganization with Fourth Financial Corporation.

As discussed in Note 1 to the consolidated financial statements, the Bank changed its method of accounting for deferred income taxes effective with the beginning of the year ended December 31, 1993.


                                          /s/ Smoll, Banning and Neier, Chtd.


January 21, 1994, except for Note 13,
as to which the date is February 25, 1994




                               FIRST NATIONAL BANK AND TRUST COMPANY
                                  IN DODGE CITY AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CONDITION


                                                                         December 31,
                                                                    ----------------------
                                                                      1993                1992
                                                                    --------            --------
                                                                        (In thousands)
                               ASSETS
                               ------
Cash and cash equivalents:
   Cash and due from depository institutions                        $  6,036            $ 11,904
   Federal funds sold                                                  4,800               5,025
                                                                    --------            --------
Total cash and cash equivalents                                       10,836              16,929
                                                                    --------            --------
Interest-bearing deposits in depository
 institutions                                                            793               1,682
                                                                    --------            --------
Investment securities (market value of $22,526
 in 1993 and $36,027 in 1992)                                         22,266              35,446
                                                                    --------            --------
Loans                                                                 68,265              57,546
Less-allowance for loan losses                                           889                 992
                                                                    --------            --------
Net loans                                                             67,376              56,554
                                                                    --------            --------
Bank premises and equipment                                            1,351               1,342
                                                                    --------            --------
Other real estate owned                                                   85                 876
                                                                    --------            --------
Other assets                                                           2,083               2,191
                                                                    --------            --------
Total assets                                                        $104,790            $115,020
                                                                    ========            ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------
Deposits:
   Demand                                                           $ 20,933            $ 21,041
   NOW and money market accounts                                      23,155              25,538
   Savings                                                             5,987               5,839
   Time, $100,000 and over                                             7,748               8,206
   Other time                                                         31,864              36,911
                                                                    --------            --------
Total deposits                                                        89,687              97,535
                                                                    --------            --------
Securities sold under agreements to repurchase                         5,307               7,769
                                                                    --------            --------
Other liabilities                                                        604                 621
                                                                    --------            --------
Stockholders' equity:
   Common stock; $100 par value; 6,000 shares
    authorized, issued and outstanding                                   600                 600
   Surplus                                                             1,000               1,000
   Retained earnings                                                   7,592               7,495
                                                                    --------            --------
Total stockholders' equity                                             9,192               9,095
                                                                    --------            --------
Commitments and contingencies

Total liabilities and stockholders' equity                          $104,790            $115,020
                                                                    ========            ========

                          See Accompanying Notes to Consolidated Financial Statements

                                    FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                       CONSOLIDATED STATEMENTS OF INCOME

                                                               Year ended December 31,
                                                             ----------------------------
                                                               1993          1992          1991
                                                             --------      --------      --------
                                                                 (In thousands, except
                                                                   per share amounts)
Interest income:
   Interest and fees on loans                                $  5,434      $  5,560      $  6,690
   Interest on Federal funds sold                                 154           190           282
   Interest from depository institutions                           45           191           584
   Interest on investment securities:
     U.S. Treasury and government agencies                      1,411         2,219         1,940
     States and political subdivisions                            328           167           214
                                                             --------      --------      --------
Total interest income                                           7,372         8,327         9,710
                                                             --------      --------      --------
Less interest expense on:
   Deposits                                                     2,328         3,155         4,840
   Securities sold under agreements
    to repurchase                                                 237           313           208
   Borrowed funds                                                                14            27
                                                             --------      --------      --------
Total interest expense                                          2,565         3,482         5,075
                                                             --------      --------      --------
Net interest income                                             4,807         4,845         4,635

Provision (benefit) for loan losses                           (   122)      (   145)          120
                                                             --------      --------      --------
Net interest income after provision
 (benefit) for loan losses                                      4,929         4,990         4,515

Non-interest income:
   Service charges on deposit accounts                            606           546           551
   Trust department                                               268           201           219
   Net investment securities gains                                168           181
   Other                                                          259           166           215
                                                             --------      --------      --------
Net interest and non-interest income                            6,230         6,084         5,500
                                                             --------      --------      --------
Non-interest expenses:
   Salaries and employee benefits                               1,955         1,797         1,655
   Net occupancy expense                                          331           303           301
   Other operating expenses                                     1,621         1,383         1,238
                                                             --------      --------      --------
Total non-interest expenses                                     3,907         3,483         3,194
                                                             --------      --------      --------
Income before income taxes                                      2,323         2,601         2,306

Income taxes                                                      764           929           803
                                                             --------      --------      --------
Income before cumulative effect of
 change in accounting principle                                 1,559         1,672         1,503
                                                             --------      --------      --------
Cumulative effect of change in
 accounting for income taxes                                       73
                                                             --------      --------      --------
Net income                                                   $  1,632      $  1,672      $  1,503
                                                             ========      ========      ========
Earnings per common share:
   Income before cumulative effect                           $ 259.83      $ 278.67      $ 250.50
   Cumulative effect of change in
    accounting principle                                        12.17
                                                             --------      --------      --------
Net income per share                                         $ 272.00      $ 278.67      $ 250.50
                                                             ========      ========      ========

                          See Accompanying Notes to Consolidated Financial Statements

                                    FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                Common                     Retained
                                                 stock        Surplus      earnings        Total
                                               --------      --------      --------      --------
                                                           (In thousands)

Balance, December 31, 1990                     $    600      $  1,000      $  7,025      $  8,625

Net income                                                                    1,503         1,503

Dividends paid                                                              ( 1,405)      ( 1,405)
                                               --------      --------      --------      --------
Balance, December 31, 1991                          600         1,000         7,123         8,723

Net income                                                                    1,672         1,672

Dividends paid                                                              ( 1,300)      ( 1,300)
                                               --------      --------      --------      --------
Balance, December 31, 1992                          600         1,000         7,495         9,095

Net income                                                                    1,632         1,632

Dividends paid                                                              ( 1,535)      ( 1,535)
                                               --------      --------      --------      --------
Balance, December 31, 1993                     $    600      $  1,000      $  7,592      $  9,192
                                               ========      ========      ========      ========

                          See Accompanying Notes to Consolidated Financial Statements

                                    FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                Year ended December 31,
                                                             ----------------------------
                                                               1993          1992          1991
                                                             --------      --------      --------
                                                                     (In thousands)

Increase (decrease) in cash and
 cash equivalents:
Cash flows from operating activities:
   Net income                                                $  1,632      $  1,672      $  1,503
   Adjustments to reconcile net income to
    net cash provided by operating activities:
     Cumulative effect of change in
      accounting for income taxes                             (    73)
     Depreciation                                                 213           168           141
     Gain on sale of assets                                                 (     2)      (     2)
     Provision (benefit) for loan losses                      (   122)      (   145)          120
     Loss on sale and write-down of
      other real estate owned                                     340           106            34
     Write-down of other assets owned                              16
     Deferred income taxes                                         40            40             7
     Net investment securities gains                          (   168)      (   181)
     Discount accretion on investment
      securities                                              (    51)      (    18)      (    20)
     Premium amortization on investment
      securities                                                  226           135            84
     Amortization of core deposit intangible                       54            54            63
     Decrease (increase) in interest
      receivable                                                   50            69       (    25)
     Decrease in interest payable                             (    82)      (   204)      (   132)
     (Decrease) increase in accrued
      income taxes                                                149       (   434)          204
     Other, net                                               (    63)          112       (    13)
                                                             --------      --------      --------
Net cash provided by operating activities                       2,161         1,372         1,964
                                                             --------      --------      --------
Cash flows from investing activities:
   Net decrease in interest-bearing
    deposits in depository institutions                           889         4,653         2,377
   Purchases of investment securities                         ( 8,701)      (17,266)      (14,727)
   Proceeds from sales and maturities
    of investment securities                                   21,875         8,804        10,340
   Net decrease (increase) in loans                           (10,729)        3,614           607
   Additions to bank premises and equipment                   (   230)      (   493)      (   146)
   Proceeds from sale of bank premises
    and equipment                                                   8                           2
   Proceeds from sale of other assets
    and other real estate owned                                   480           241           592
                                                             --------      --------      --------
Net cash provided by (used in)
 investing activities                                           3,592       (   447)      (   955)
                                                             --------      --------      --------
Cash flows from financing activities:
   Net increase (decrease) in demand
    and savings deposits                                      ( 2,343)        2,097         2,990
   Net decrease in time deposits                              ( 5,505)      ( 2,547)      ( 9,887)
   Net increase (decrease) in securities
    sold under agreements to repurchase                       ( 2,463)      ( 6,756)       14,525
   Repayments of borrowed funds                                             (   138)      (   123)
   Dividends paid                                             ( 1,535)      ( 1,300)      ( 1,405)
                                                             --------      --------      --------
Net cash provided by (used in)
 financing activities                                         (11,846)      ( 8,644)        6,100
                                                             --------      --------      --------

                                    FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF CASH FLOWS-CONTINUED

                                                                Year ended December 31,
                                                             ----------------------------
                                                               1993          1992          1991
                                                             --------      --------      --------
                                                                     (In thousands)
Increase (decrease) in cash
 and cash equivalents                                         ( 6,093)      ( 7,719)        7,109

Cash and cash equivalents, beginning
 of year                                                       16,929        24,648        17,539
                                                             --------      --------      --------
Cash and cash equivalents, end of year                       $ 10,836      $ 16,929      $ 24,648
                                                             ========      ========      ========
Supplemental disclosures of cash flow information:

   Cash paid during the year for:

   Interest                                                  $  2,648      $  3,686      $  5,207
                                                             ========      ========      ========
   Income taxes                                              $    576      $  1,324      $    591
                                                             ========      ========      ========

                          See Accompanying Notes to Consolidated Financial Statements


                                     FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       DECEMBER 31, 1993, 1992 and 1991


 1.   Summary of significant accounting policies
      ------------------------------------------
      General
      -------
      The accounting and reporting policies of the consolidated group conform to generally accepted accounting principles and to general practice within e the banking industry.  In accordance with the usual practice of banks,
		    assets and liabilities of individual trust funds are not included in these consolidated financial statements.

      Principles of consolidation
      ---------------------------
      The consolidated financial statements are comprised of the accounts of First National Bank and Trust Company in Dodge City and its wholly owned subsidiaries, First Ag Credit Corporation and Southwest, Inc. All significant intercompany transactions and accounts have been eliminated in consolidation. The Bank is a majority owned subsidiary of First National Bancshares of Dodge City, Inc.

      Cash and due from banks
      -----------------------
      Cash and due from banks includes all non-interest bearing deposits with other banks. At December 31, 1993, the Federal Reserve required the Bank to maintain an average balance of approximately $773,000.

      Investment securities
      ---------------------
      Investment securities are those securities which the Bank has the ability and intent to hold to maturity.  These securities are stated at cost adjusted for amortization of premiums and accretion of discounts, which
					 are recognized as adjustments to interest income.  Gains or losses on the sale of investment securities are recognized on the completed transaction basis.

      Effective for the first quarter of 1994, the Bank adopted a policy of classifying all United States Treasury securities and obligations of United States government corporations and agencies with maturities of five years or less as "available for sale" in accordance with the guidelines of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

      Loans
     -----
      Loans are carried at principal amounts outstanding less unearned discount. Loan losses are charged and recoveries are credited to the allowance for loan losses. The allowance for loan losses is based on management's judgement as to potential losses, after consideration of such factors as recent loan losses and current economic conditions. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

      The Bank grants agribusiness, commercial, real estate and personal loans to customers in the Bank's market area. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the agribusiness economic sector.

                                     FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       DECEMBER 31, 1993, 1992 and 1991


 1.   Summary of significant accounting policies-continued
     ----------------------------------------------------
      Bank premises and equipment
     ---------------------------
      Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Gains and losses on dispositions
      are credited or charged to income.   Maintenance and repairs are charged
      to expense as incurred. Bank premises and equipment are being depreciated over the following estimated useful lives:

      Category                                                       Years
      --------                                                       -----
      Building premises                                              15-20
      Furniture, fixtures and equipment                               3-10

      Other real estate owned
      -----------------------
      Other real estate owned consists of properties acquired through foreclosure or loan settlement. Individual properties are stated at the lower of fair market value or the carrying amount of the loan at the time of acquisition. Gains or losses on dispositions are credited or charged to income.

      Income taxes
     ------------
      The Bank is a member of a group which files a consolidated federal income tax return. Income taxes are allocated to members of the group based on their respective incomes.

      Income taxes are provided for the tax effects of transactions reported on the financial statements and consist of income taxes currently due plus deferred income taxes. The deferred income taxes represent the future income tax return consequences of temporary differences in the recognition of income and expense for tax and financial statement purposes.

      Deferred taxes are computed as prescribed in Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires deferred tax balances to be adjusted to reflect the tax rates in effect when those amounts are expected to become payable or refundable. SFAS No. 109 is effective for fiscal years beginning after December 15, 1992 and the Bank adopted SFAS No. 109 in the first quarter of 1993. The cumulative effect of the change in accounting principle was $72,761 and resulted in an increase to the deferred tax asset of the Bank.

      Off-balance-sheet financial instruments
     ---------------------------------------
      In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are payable.

      Statements of cash flows
     ------------------------
      For purposes of the statements of cash flows, the Bank has defined cash and cash equivalents as those amounts included in the consolidated statements of condition captions "Cash and due from depository institutions" and "Federal funds sold".

                                    FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       DECEMBER 31, 1993, 1992 and 1991


 2.   Investment securities
     ---------------------
      Investment securities with an amortized cost of $11,459,076 were pledged to secure U.S. Government deposits, other public funds and trust deposits at December 31, 1993.

      The amortized cost and approximate market value of investment securities follows:

      December 31, 1993:
                                                   Gross              Gross           Estimated
                               Amortized         unrealized         unrealized          market
                                  cost             gains              losses            value
                               ---------         ----------        -----------       -----------
                                                     (In thousands)
      U.S. Treasury
       securities and
       obligations of
       U.S. Government
       corporations
       and agencies           $    10,898       $       176        $                 $    11,074

      Obligations of
       states and
       political
       subdivisions                 9,102               146         (       20)            9,228

      Mortgage-backed
       securities                   2,218                 6         (       48)            2,176

      Other                            48                                                     48
                              -----------       -----------        -----------       -----------
      Total                   $    22,266       $       328        $(       68)      $    22,526
                              ===========       ===========        ===========       ===========
      December 31, 1992:

      U.S. Treasury
       securities and
       obligations of
       U.S. Government
       corporations
       and agencies           $    24,849       $       527        $(        8)      $    25,368

      Obligations of
       states and
       political
       subdivisions                 4,049                35         (       15)            4,069

      Mortgage-backed
       securities                   6,500                92         (       50)            6,542

      Other                            48                                                     48
                              -----------       -----------        -----------       -----------
      Total                   $    35,446       $       654        $(       73)      $    36,027
                              ===========       ===========        ===========       ===========

      The amortized cost and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       DECEMBER 31, 1993, 1992 and 1991


 2.   Investment securities-continued
      -------------------------------

                                                                                      Estimated
                                                                    Amortized           market
                                                                       cost             value
                                                                   -----------       -----------
                                                                        (In thousands)
      Due in one year or less                                      $     5,351       $     5,419
      Due after one year through five years                             13,331            13,538
      Due after five years through ten years                             1,318             1,345
      Due after ten years                                                   48                48
                                                                   -----------       -----------
                                                                        20,048            20,350
      Mortgage backed securities                                         2,218             2,176
                                                                   -----------       -----------
      Total                                                        $    22,266       $    22,526
                                                                   ===========       ===========

      Proceeds from sales and maturities of investment securities were $21,875,063, $8,804,618 and $10,340,440, in 1993, 1992 and 1991,
      respectively. Gross gains of $168,220 and $180,924 were realized on those sales in 1993 and 1992, respectively. Gross losses of $36 were realized on sales in 1991.

 3.   Loans and allowance for loan losses
      -----------------------------------
      A distribution of loans follows:

                                  December 31, 1993                    December 31, 1992
                              ------------------------             ------------------------
                                 Amount           Percent             Amount           Percent
                              -----------       -----------        -----------       -----------
                                                 (Dollars in thousands)
      Loans to farmers        $    31,277              45.8%       $    26,129              45.4%
      Commercial and
       industrial
       loans                       14,138              20.7              9,248              16.1
      Real estate
       loans                       18,310              26.8             16,805              29.2
      Loans to
       individuals                  4,289               6.3              4,908               8.5
      Loans to states
       and political
       subdivisions                    34                .1                 41                .1
      All other loans                 217                .3                415                .7
                              -----------       -----------        -----------       -----------
      Total loans             $    68,265             100.0%       $    57,546             100.0%
                              ===========       ===========        ===========       ===========

      Loans on which the accrual of interest has been discounted or reduced amounted to $12,849 and $314,381 at December 31, 1993 and 1992,
      respectively. If interest on those loans had been accrued, such income would have approximated $503 for 1993 and $19,502 for 1992.

      At December 31, 1993, fixed rate loans amounted to $25,975,537 and variable rate loans amounted to $42,286,086.

                                     FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       DECEMBER 31, 1993, 1992 and 1991


 3.   Loans and allowance for loan losses-continued
      ---------------------------------------------
      Changes in the allowance for loan losses were as follows:

                                                    1993               1992              1991
                                                -----------        -----------       -----------
                                                            (In thousands)
      Balance at January 1                      $       992        $     1,020       $     1,054
      Net provision (benefit)
       charged (credited)
       to income                                (       122)        (      145)              120
      Recoveries                                         50                329                19
                                                -----------        -----------       -----------
                                                        920              1,204             1,193
      Less-loans charged off                             31                212               173
                                                -----------        -----------       -----------
      Balance at December 31                    $       889        $       992       $     1,020
                                                ===========        ===========       ===========

 4.   Bank premises and equipment
      ---------------------------
      A summary of bank premises and equipment follows:

                                                                       1993              1992
                                                                   -----------       -----------
                                                                        (In thousands)
      Land, buildings and components                               $     2,395       $     2,373
      Furniture, fixtures and equipment                                    959               806
                                                                   -----------       -----------
                                                                         3,354             3,179
      Less-accumulated depreciation                                      2,003             1,837
                                                                   -----------       -----------
      Net bank premises and equipment                              $     1,351       $     1,342
                                                                   ===========       ===========

      Depreciation expense amounted to $213,088 in 1993, $167,744 in 1992, and $140,777 in 1991.

 5.   Core deposit intangible
      -----------------------
      The amortized balance of core deposit intangible of $116,238 and $170,504 at December 31, 1993 and 1992, respectively, is included in other assets and represents the excess of liabilities assumed over assets acquired from the Dodge City branch of Valley Savings in 1990. The intangible is being amortized over a period of six years based on a study of the deposits acquired. Amortization expense amounted to $54,266 in 1993 and 1992 and $63,310 in 1991.

 6.   Securities sold under agreements to repurchase
      ----------------------------------------------
      The Bank has agreements to sell and repurchase certain marketable securities. Due to the agreements to repurchase, the sales of these securities are not recorded. Instead, the liabilities to repurchase securities sold under these agreements are reported as liabilities and the investments acquired with the funds received from the securities sold are included in cash and cash equivalents and/or investment securities.


                                     FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       DECEMBER 31, 1993, 1992 and 1991


 7.   Income taxes
      ------------
      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                    1993               1992              1991
                                                -----------        -----------       -----------
                                                            (In thousands)
      Deferred tax assets:
          Provision for credit
           losses                               $        80        $        49       $         7
          Write-down (-up) of other
           real estate owned                             21         (       11)       (        8)
          Amortization relating to
           intangible assets                              3                  1        (        6)
          Charitable contributions
           carryforward from prior
           years                                                                              15
          Accrued bonus currently
           deductible                                                        7
          Other, net                                     12                  1        (        2)
                                                -----------        -----------       -----------
      Total deferred tax assets                         116                 47                 6
                                                -----------        -----------       -----------
      Deferred tax liabilities:
          Depreciation expense                   (       73)        (        7)                1
                                                -----------        -----------       -----------
      Total deferred tax
       liabilities                               (       73)        (        7)                1
                                                -----------        -----------       -----------
      Net deferred tax asset                    $        43        $        40       $         7
                                                ===========        ===========       ===========

      The consolidated provision for income taxes consisted of the following:

                                                    1993               1992              1991
                                                -----------        -----------       -----------
                                                 Liability
                                                   Method               Deferred method
                                                -----------        ------------------------
                                                            (In thousands)
      Current income tax expense:
       Federal                                  $       626        $       735       $       668
       State                                             98                154               128
                                                -----------        -----------       -----------
                                                        724                889               796
      Deferred income tax expense                        40                 40                 7
                                                -----------        -----------       -----------
      Total                                     $       764        $       929       $       803
                                                ===========        ===========       ===========

                                     FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       DECEMBER 31, 1993, 1992 and 1991


 7.   Income taxes-continued
      ----------------------
      The provision for federal income taxes is less than that computed by applying the federal statutory rate of 34% in 1993, 1992 and 1991, as indicated in the following analysis:

                                                    1993               1992              1991
                                                -----------        -----------       -----------
                                                            (In thousands)
      Tax based on statutory rate               $       790        $       884       $       784
      State income tax, net of
       federal benefit                                   64                102                85
      Tax effect of permanent
       differences                               (       91)        (       57)       (       69)
      Other, net                                          1                                    3
                                                -----------        -----------       -----------
      Total                                     $       764        $       929       $       803
                                                ===========        ===========       ===========

      The components of deferred income taxes were principally related to the allowance for loan losses, depreciation, and write-down (-up) of other real estate owned.

 8.   Earnings per common share
      -------------------------
      Earnings per common share are based on the number of shares outstanding of 6,000 in 1993, 1992 and 1991.

 9.   Profit sharing plan
      -------------------
      The Bank has a noncontributory profit sharing plan covering substantially all employees. Employees must meet certain criteria to become eligible to participate in the profit sharing plan. They must complete 1,000 hours of service during twelve consecutive months measured from the first day of employment and upon meeting the requirements may enter the plan on the next entry date (January 1 or July 1). There are no age requirements and
      employees may make voluntary contributions.   Discretionary employer
      contributions are approved by the Board of Directors. Employer contributions were $160,402 in 1993, $149,205 in 1992 and $142,654 in 1991.

10.   Commitments and contingencies
      -----------------------------
      In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying consolidated financial statements. The commitments and contingent liabilities include unused commitments on lines of credit and commitments to extend standby letters of credit. Since some of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. At December 31, 1993, unused commitments on lines of credit and commitments under standby letters of credit were approximately $22,421,000 and $388,100, respectively. The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.


                                     FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       DECEMBER 31, 1993, 1992 and 1991


11.   Related parties
      ---------------
      In the normal course of business, the Bank makes loans and enters into other transactions with its officers and directors and their affiliates. The Bank's policy relative to officer and director related loans is to provide terms and conditions identical to terms and conditions prevailing at the same time for comparable transactions with other customers. An analysis of aggregate loan activity with this group follows:

                                                                                         1993
                                                                                     -----------
                                                                                     (In thousands)
      Loans outstanding at January 1                                                 $     1,391
          New loans                                                                        6,498
          Repayments                                                                  (    6,336)
          Other changes                                                                       13
                                                                                     -----------
      Loans outstanding at December 31                                               $     1,566
                                                                                     ===========

      Other changes include loans outstanding at December 31, 1992, to officers who terminated employment in 1993 and changes in related individuals extended lines of credit during 1993.

      The Bank held demand and other deposits for related parties of approximately $5,994,000 and $6,319,000 as of December 31, 1993 and 1992, respectively.

12.   Regulatory matters
      ------------------
      The Bank is subject to certain restrictions set forth by various regulatory agencies. These restrictions include, among other things, a limitation on the amount of dividends declared and requirements to maintain minimum amounts of capital.

13.   Subsequent event
      ----------------
      The Bank declared a regular common stock dividend in the amount of $149,635 as of January 12, 1994, payable on January 13, 1994.

      On February 25, 1994, the Bank's parent, First Dodge City Bancshares, Inc. ("Bancshares"), entered into an Agreement and Plan of Reorganization ("Agreement") with Fourth Financial Corporation ("Fourth Financial"). The Agreement provides for the simultaneous mergers of Bancshares, First National Bancshares of Dodge City, Inc. ("FNB"), and Metro
      Bancshares, Inc. ("MBI") into Fourth Financial, the merger of Metro
      Bank of Broken Arrow, Broken Arrow, Oklahoma ("Metro Bank") into
      BANK IV Oklahoma, National Association, and the merger of First National Bank and Trust, Dodge City, Kansas ("First National") into BANK IV Kansas, National Association. Consummation of the agreement is conditioned upon several things, including (i) all governmental approvals being obtained and continuing in effect, and (ii) receipt by Fourth Financial of "affiliate agreements" from all persons identified by it as being "affiliates" within the meaning of Securities and Exchange
                                     FIRST NATIONAL BANK AND TRUST COMPANY
                                        IN DODGE CITY AND SUBSIDIARIES

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       DECEMBER 31, 1993, 1992 and 1991


13.   Subsequent event-continued
      --------------------------
      Commission  rules.   In  the  agreement,  all outstanding capital stock
      of Bancshares would be converted into an aggregate of 590,711 shares of Fourth Financial Common Stock ("Fourth Stock").

      The shares of capital stock of MBI (other than the shares owned by Bancshares) and all of the capital stock of First National not owned by FNB would be converted as set out in the Agreement. For purposes of expense and convenience, cash will be paid in lieu of fractional shares of Fourth Stock.

      The Agreement includes a provision which limits the amount of dividends that the Bank can pay prior to the merger transaction.

                                           REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of two independent directors. The members of the Audit Committee at December 31, 1993
were George Herrmann and Dean R. Young.   This committee held nine meetings
during the year ended December 31, 1993.

         The Audit Committee has the responsibility to assist the Board of Directors in performing its fiduciary duty to the existing and potential stockholders of First National and to the investment community relating to the accounting and reporting practices and the integrity of the financial reports of First National. The committee recommended to the Board of Directors, subject to stockholder approval, the selection of First National's independent auditors, Smoll, Banning and Neier, Chartered.

         The Audit Committee has discussed with the independent auditors and the internal auditor the overall scope and specific plans for their respective audits, First National's consolidated financial statements, and its internal controls. The committee met regularly with First National's internal auditor and independent auditors, without management present, to discuss the results of their audits, First National's internal controls, and the overall quality of its financial reporting. The committee has also reviewed the reports of bank regulatory agencies. The committee was available to discuss, in private, any matter desired by the internal auditor or the independent auditors.

                                             REPORT OF MANAGEMENT

         Management is responsible for the content of the financial statements and related financial information included in this report. Management believes that the financial statements have been prepared in conformity with generally accepted accounting principles appropriate in the circumstances to reflect, in all material respects, the substances of events and transactions that should be included. The financial statements reflect management's judgments and estimates as to the effects of events and transactions that are accounted for or disclosed.

         Management has long recognized the importance of First National's maintaining and reinforcing the highest possible standards of conduct in all of its actions, including the preparation and dissemination of statements fairly presenting the financial condition of First National. In this regard, it has developed a system of internal accounting controls which plays an important role in assisting management in fulfilling its responsibilities in preparing First National's financial statements. First National's system of internal accounting controls is designed to provide reasonable assurance that assets are safeguarded and that transactions are executed in accordance with management's policies. This system is augmented by a code of ethics which is monitored and enforced, by written policies and procedures, and by an independent internal audit staff which reports to the Audit Committee of the Board of Directors. A description of the Audit Committee's responsibilities and activities is presented in the accompanying report of the Audit Committee. Management recognized that because of cost-benefit considerations and other inherent limitations on the effectiveness of any internal accounting control system, some errors and other irregularities may occur. However, management believes that First National's internal accounting control system provides reasonable assurance that errors or irregularities that could be material to the financial statements are prevented or would be detected on a timely basis and corrected in the normal course of business.

         The independent auditors are engaged, in their annual audit function, to express an opinion on First National's financial statements, which opinion is to be based on their performance of an audit in accordance with generally accepted auditing standards.

                                   FIRST NATIONAL BANK AND TRUST COMPANY IN DODGE CITY
                                          SELECTED CONSOLIDATED FINANCIAL DATA

                                                               Year Ended December 31,
                                                 ---------------------------------------------------
                                                   1993       1992        1991      1990(1)    1989
                                                 --------   --------    --------   --------  --------
                                                    (Dollars in thousands, except per share data)
Summary income statement information:
  Interest income. . . . . . . . . . . . . . . . $  7,372   $  8,327    $  9,710   $  9,393  $  9,446
  Interest expense . . . . . . . . . . . . . . .    2,565      3,482       5,075      5,046     5,003
  Net interest income. . . . . . . . . . . . . .    4,807      4,845       4,635      4,347     4,443
  Net interest income (tax equivalent) (2) . . .    4,976      4,931       4,745      4,503     4,643
  Provision (benefit) for credit losses. . . . .     (122)      (145)        120         89       360
  Noninterest income . . . . . . . . . . . . . .    1,301      1,094         985        846       673
  Noninterest expense. . . . . . . . . . . . . .    3,907      3,483       3,194      3,056     2,762
  Net income before cumulative effect of
   change in accounting principle. . . . . . . .    1,559      1,672       1,503      1,356     1,347
  Cumulative effect of change in
   accounting principle. . . . . . . . . . . . .       73         --          --         --        --
  Net income . . . . . . . . . . . . . . . . . .    1,632      1,672       1,503      1,356     1,347
  Net income applicable to common stock. . . . .    1,632      1,672       1,503      1,356     1,347
Per common share data:
  Earnings per common share:
    Income before cumulative effect of
     change in accounting principle. . . . . . . $ 259.83   $ 278.67    $ 250.50   $ 226.00  $ 224.50
    Cumulative effect of change in
     accounting principle. . . . . . . . . . . .    12.17         --          --         --        --
    Primary. . . . . . . . . . . . . . . . . . .   272.00     278.67      250.50     226.00    224.50
    Cash dividend. . . . . . . . . . . . . . . .   255.83     216.67      234.17     210.83    204.17
    Book value per common share. . . . . . . . . 1,532.00   1,515.83    1,453.83   1,437.50  1,422.33
    Average common shares outstanding (000s) . .        6          6           6          6         6
    Year-end common shares outstanding (000s). .        6          6           6          6         6
Earnings performance ratios (3):
  Return on assets . . . . . . . . . . . . . . .     1.52%      1.50%       1.34%      1.28%     1.41%
  Return on total stocholders' equity. . . . . .    18.19      19.10       17.77      16.01     16.09
  Return on common stockholders' equity. . . . .    18.19      19.10       17.77      16.01     16.09
Summary statement of condition information:
  Year-end assets. . . . . . . . . . . . . . . . $104,790   $115,020    $122,548   $114,854  $ 97,855
  Year-end loans and leases. . . . . . . . . . .   68,265     57,546      61,859     62,760    61,323
  Year-end allowance for credit losses . . . . .      889        992       1,020      1,054     1,012
  Year-end long-term debt. . . . . . . . . . . .       --         --         138        262       373
  Year-end common stockholders' equity . . . . .    9,192      9,095       8,723      8,625     8,534
  Year-end stockholders' equity. . . . . . . . .    9,192      9,095       8,723      8,625     8,534
  Average assets . . . . . . . . . . . . . . . .  107,429    111,289     112,273    106,008    95,576
  Average loans and leases . . . . . . . . . . .   59,927     57,723      60,462     57,205    57,815
  Average investment securities. . . . . . . . .   31,265     30,350      26,818     18,985    14,061
  Average deposits . . . . . . . . . . . . . . .   90,062     93,035      98,828     96,076    85,338
  Average common stockholders' equity. . . . . .    8,970      8,754       8,458      8,469     8,371
  Average stockholders' equity . . . . . . . . .    8,970      8,754       8,458      8,469     8,371
Asset quality ratios:
  Allowance for credit losses/year-end
   loans and leases. . . . . . . . . . . . . . .     1.30%      1.72%       1.65%      1.68%     1.65%
  Nonperforming assets/year-end loans plus
   other real estate and nonperforming assets. .     0.14       2.03        0.85       0.58      1.58
  Allowance for credit losses/year-end
   nonperforming loans . . . . . . . . . . . . . 6,838.46     315.92      857.14     287.98    102.53
  Net charge-offs/average loans and leases . . .    (0.03)     (0.20)       0.25       0.08      0.52
Capital ratios:
  Stockholders' equity/assets (3). . . . . . . .     8.35%      7.87%       7.53%      7.99%     8.76%
  Leverage ratio (4) . . . . . . . . . . . . . .     8.46       8.03          --         --        --
  Tier I risk-based capital (5). . . . . . . . .    12.10      13.35          --         --        --
  Total risk-based capital(5). . . . . . . . . .    13.28      14.83          --         --        --
  Common dividend payout ratio (6) . . . . . . .    94.06      77.75       93.48      93.29     90.94

- ----------

(1) During 1990, First National assumed core deposits totaling $13,768,000 in the purchase of Valley Savings.
(2) Stated on a tax-equivalent basis assuming a marginal tax rate of 34%.
(3) Based on averages of the quarter end statement of condition items.
(4) Tier I capital/average assets less certain intangibles.
(5) Tier I capital is composed of common stockholders' equity less certain intangibles.  Total capital is Tier I capital plus the allowance for credit losses (using 1993 regulatory guidelines).  Both capital amounts are divided by risk-
    weighted assets.
(6) Common dividend per share divided by primary earnings per share.

                        MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Performance Summary
- -------------------
         Net income for 1993 was $1,632,000 compared to $1,672,000 in 1992 and $1,503,000 in 1991.  Earnings per share were $272.00, $278.67, and
$250.50 for 1993, 1992, and 1991, respectively. For 1993 return on assets and return on common stockholders' equity were 1.52% and 18.19%, respectively. Return on assets was 1.50% for 1992 and 1.34% for 1991; return on common stockholders' equity was 19.10% and 17.77% for the respective prior periods.

         Net income for each of the last three years included extraordinary gains and operating charges for the amortization of core deposit intangibles. A new accounting standard, Financial Accounting Standard ("FAS") No. 109 - Accounting for Income Taxes, was implemented effective January 1, 1993 and resulted in an addition to income of $73,000 ($12.17 per share).

         An operating charge of $54,000 ($9.04 per share) was taken during 1993 to record and amortize core deposit intangibles, associated with purchase of deposits through the RTC of the local Valley Savings
Association. Both 1992 and 1991 financial results also reflected operating charges related to the purchase of Valley Savings' deposits. These operating charges were $54,000 ($9.04 per share) in 1992 and $63,000 ($10.57 per share) in 1991.

         Net interest income in 1993 decreased by $38,000 to total $4,807,000 for 1993 as compared to $4,845,000 for last year. Total average interest-earning assets were $97 million for 1993 and 1992. Comparing 1993 and 1992, average loans increased $2 million, while average investment securities increased $1 million.

         First National actually received a credit for loan losses of $122,000 and $145,000 in 1993 and 1992, respectively. The provision reflects net recoveries of loan losses for the year and improved asset quality in the loan portfolio plus a strong allowance for loan losses.
 At December 31, 1993, nonperforming assets were $98,000, down from $1,190,000 at December 31, 1992. Net recoveries were $19,000 and $117,000, respectively, in 1993 and 1992. The allowance for credit losses was $889,000 or 907% of nonperforming assets at December 31, 1993, compared to $992,000 or a ratio of 83.36% for 1992.

         Noninterest income was $1,301,000 in 1993, a $207,000 increase over the 1992 noninterest income of $1,094,000. In 1993, service charges on deposit accounts increased $60,000; brokerage sales commissions increased $82,000; and trust fees increased $67,000.

         Noninterest expenses increased 12.2% to total $3,907,000 in 1993.

         Net income and provision for credit losses between 1992 and 1993 remained unchanged. The increased net income of $169,000 reflected in a comparison of results of operations for 1992 and 1991 can be attributed to increased net interest income and a decreased provision for credit losses. The $210,000 increase in net interest income between 1992 and 1991 was due to an increased widening of spreads between the yields on earning assets and the rates paid on interest-bearing liabilities. The $145,000 benefit for the 1992 provision for credit losses was $265,000 less than the 1991 provision for credit losses. The 1991 provision for credit losses was $120,000.

Net Interest Income
- -------------------
         For 1993, net interest income amounted to $4,807,000, representing a decrease of $38,000 or .78% over the $4,845,000 earned during 1992. On a tax equivalent, net interest income increased .91% from $4,931,000 in 1992 to total $4,976,000 in 1993. On a fully tax-
equivalent basis, the yield on earning assets increased to 5.11% in 1993 compared to 5.08% in 1992.

         Net interest income of $4,931,000 for 1992 represented an increase of $186,000 over the $4,745,000 earned during 1991. As interest rates declined during 1992, interest-bearing liabilities repriced faster than interest-earning assets, causing the spread, on a fully tax-equivalent basis, to widen to 5.08% in 1992 from 4.72% in 1991.

         The following table summarizes the changes in net interest income on a fully tax-equivalent basis, by major category of interest-earning assets and interest-bearing liabilities, identifying changes related to volumes, rates, and changes related to both volumes and rates.
Nonaccrual loans are included in the loan volumes used to calculate the following analysis of net interest income; however, interest collected on such loans is usually recorded as a reduction in loans outstanding and is excluded from interest income.

                                                                          1993 vs 1992
                                                         ---------------------------------------------
                                                                                 Change
                                                           Total            Attributable to
                                                                   -----------------------------------
                                                          Change    Volume    Yield/Rate   Combination
                                                         --------  --------   ----------  ------------
                                                                            (In thousands)
Increase (decrease) in:
  Interest income:
    Loans and leases(1). . . . . . . . . . . . . . . . . $   (126) $    212  $     (323)  $       (15)
    Interest-bearing deposits in
     other financial institutions. . . . . . . . . . . .     (146)     (136)        (36)           26
    Federal funds sold and securities
     purchased under agreements to resell. . . . . . . .      (36)      (10)        (27)            1
    Taxable investment securities. . . . . . . . . . . .     (808)     (303)       (586)           81
    Tax-preferred investment securities(1) . . . . . . .      244       438         (71)         (123)
                                                         --------  --------  ----------   -----------
      Total interest income change . . . . . . . . . . .     (872)      201      (1,043)          (30)
                                                         --------  --------  ----------   -----------
  Interest expense:
    Savings and interest checking. . . . . . . . . . . .     (211)      (38)       (183)           10
    Time deposits. . . . . . . . . . . . . . . . . . . .     (616)     (159)       (495)           38
    Federal funds purchased and securities
     sold under agreements to repurchase . . . . . . . .      (76)      (30)        (51)            5
    Debt . . . . . . . . . . . . . . . . . . . . . . . .      (14)      (14)        (14)           14
                                                         --------  --------  ----------   -----------
      Total interest expense change. . . . . . . . . . .     (917)     (241)       (743)           67
                                                         --------  --------  ----------   -----------
  Increase in net interest income (1). . . . . . . . . .       45

  Decrease in taxable equivalent adjustment. . . . . . .      (83)
                                                         --------
  Net interest income change . . . . . . . . . . . . . . $    (38)
                                                         ========

                                                                          1992 vs 1991
                                                         ---------------------------------------------
                                                                                 Change
                                                           Total           Attributable to
                                                                   -----------------------------------
                                                          Change    Volume    Yield/Rate    Combination
                                                         --------  --------   ----------   -----------
                                                                            (In thousands)
Increase (decrease) in:
  Interest income:
    Loans and leases(1). . . . . . . . . . . . . . . . . $ (1,130) $   (303) $     (865)  $       38
    Interest-bearing deposits in
     other financial institutions. . . . . . . . . . . .     (393)     (328)       (148)          83
    Federal funds sold and securities
     purchased under agreements to resell. . . . . . . .      (92)       22        (106)          (8)
    Taxable investment securities. . . . . . . . . . . .      279       315         (31)          (5)
    Tax-preferred investment securities(1) . . . . . . .      (71)      (35)        (40)           4
                                                         --------  -------- ----------  ----------
      Total interest income change . . . . . . . . . . .   (1,407)     (329)     (1,190)         112
                                                         --------  -------- ----------  ----------
  Interest expense:
    Savings and interest checking. . . . . . . . . . . .     (494)       18        (504)          (8)
    Time deposits. . . . . . . . . . . . . . . . . . . .   (1,191)     (449)       (849)         107
    Federal funds purchased and securities
     sold under agreements to repurchase . . . . . . . .      105       274         (73)         (96)
    Debt . . . . . . . . . . . . . . . . . . . . . . . .      (13)      (14)          2           (1)
                                                         --------  -------- ----------  ----------
      Total interest expense change. . . . . . . . . . .   (1,593)     (171)     (1,424)           2
                                                         --------  -------- ----------  ----------
  Increase in net interest income (1). . . . . . . . . .      186

  Increase in taxable equivalent adjustment. . . . . . .       24
                                                         --------
  Net interest income change . . . . . . . . . . . . . . $    210
                                                         ========

- -------------
 (1)  Computed on a tax-equivalent basis assuming a marginal tax rate of 34%.

The following table presents an analysis of average rates and yields on a fully tax-equivalent basis for 1993, 1992 and 1991.

                                                      1993                        1992                        1991
                                           -------------------------  -------------------------  --------------------------
                                            Average   Income/  Yield/   Average   Income/  Yield/   Average   Income/   Yield/
                                            Balance   Expense   Rate    Balance   Expense   Rate    Balance   Expense    Rate
                                           --------  --------  ------  --------  --------  ------  --------  --------   ------
                                                                           (Dollars in thousands)
Assets:
  Interest-Earning Assets:
    Loans and leases(2). . . . . . . . . . $ 59,927  $  5,434    9.07% $ 57,723  $  5,560    9.63% $ 60,462  $  6,690    11.06%
    Unearned income-loans. . . . . . . . .      (19)       --      --        (1)       --      --        --        --       --
    Interest-bearing deposits in other
     financial institutions. . . . . . . .    1,036        45    4.34     3,578       191    5.34     8,163       584      7.15
    Federal funds sold and securities
     purchased under agreements to resell.    5,181       154    2.97     5,484       190    3.46     5,083       282      5.55
    Investment securities:
      Taxable. . . . . . . . . . . . . . .   23,866     1,411    5.91    27,640     2,219    8.03    23,779     1,940      8.16
      Tax-preferred(1) . . . . . . . . . .    7,399       497    6.72     2,710       253    9.34     3,039       324     10.66
                                           --------  --------          --------  --------          --------  --------
      Total interest-earning
       assets(1) . . . . . . . . . . . . .   97,390     7,541    7.74    97,134     8,413    8.66   100,526     9,820      9.77
                                                     --------                    --------                    --------
    Cash and due from banks. . . . . . . .    6,550                       7,761                       7,384
    Bank premises and equipment. . . . . .    1,364                       1,178                       1,031
    Income receivable and other assets . .    2,935                       6,051                       4,143
    Intangible assets, net . . . . . . . .      144                         199                         257
    Allowance for credit losses. . . . . .     (954)                     (1,034)                     (1,068)
                                           --------                    --------                    --------
Total assets . . . . . . . . . . . . . . . $107,429                    $111,289                    $112,273
                                           ========                    ========                    ========
Liabilities And Stockholders' Equity:
  Interest-Bearing Liabilities:
    Interest-bearing deposits:
      Interest checking. . . . . . . . . . $ 24,073  $    491    2.04% $ 25,667  $    675    2.63% $ 25,632  $  1,086     4.24%
      Savings. . . . . . . . . . . . . . .    6,076       140    2.30     5,889       167    2.84     5,502       250     4.54
      Time under $100,000. . . . . . . . .   33,113     1,360    4.11    37,484     1,926    5.14    41,443     2,811     6.78
      Time over $100,000 . . . . . . . . .    9,166       337    3.68     7,907       387    4.89    10,625       693     6.52
                                           --------  --------          --------  --------          --------  --------
    Total interest-bearing deposits. . . .   72,428     2,328    3.21    76,947     3,155    4.10    83,202     4,840     5.82
  Debt   . . . . . . . . . . . . . . . . .       --        --     N/A       119        14   11.76       245        27    11.02
  Federal funds purchased and agreements
   to repurchase . . . . . . . . . . . . .    7,753       237    3.06     8,570       313    3.65     3,696       208     5.63
                                           -------- --------          -------- --------          -------- --------
    Total interest-bearing liabilities . .   80,181     2,565    3.20    85,636     3,482    4.07    87,143     5,075     5.82
                                                     --------                    --------                    --------
  Noninterest-bearing deposits . . . . . .   17,634                      16,088                      15,626
  Accrued interest, taxes, and
   other liabilities . . . . . . . . . . .      644                         811                       1,046
                                           --------                    --------                    --------
    Total liabilities. . . . . . . . . . .   98,459                     102,535                     103,815
                                           --------                    --------                    --------
  Preferred stockholders' equity . . . . .       --                          --                          --
  Common stockholders' equity. . . . . . .    8,970                       8,754                       8,458
                                           --------                    --------                    --------
    Total stockholders' equity . . . . . .    8,970                       8,754                       8 458
                                           --------                    --------                    --------
Total liabilities and
 stockholders' equity. . . . . . . . . . . $107,429                    $111,289                    $112,273
                                           ========                    ========                    ========
Net interest income. . . . . . . . . . . .           $  4,976                    $  4,931                    $  4,745
                                                     ========                   ========                     ========
Rate analysis:
  Interest income/interest-earning assets.                       7.74%                       8.66%                        9.77%
  Interest expense/interest-earning
   assets. . . . . . . . . . . . . . . . .                       2.63                        3.58                         5.05
                                                               ------                      ------                       ------
    Net yield on earning assets. . . . . .                       5.11%                       5.08%                        4.72%
                                                               ======                      ======                       ======

- ----------
(1) Income and rates are stated on a tax-equivalent basis assuming a marginal tax rate of 34%.

(2) Nonaccrual loans are included in loans and leases.

Provision (Benefit) for Credit Losses
- -------------------------------------
         The provisions (benefits) for credit losses were $(122,000), $(145,000), and $120,000 for 1993, 1992, and 1991, respectively. The benefit for credit losses in 1993 and 1992 reflects the continued improvement in credit quality as demonstrated by a lower level of nonperforming loans and lower net charge-offs and the strong allowance for credit losses. Net recoveries for 1993 totaled $19,000 as compared to net recoveries of $117,000 for 1992 and net charge-offs of $154,000 for 1991. Nonperforming loans at December 31, 1993 were $13,000, down from $314,000 at year-end 1992 and $119,000 at year-end 1991. The allowance for credit losses was $889,000, $992,000, and $1,020,000 at December 31, 1993, 1992, and 1991, respectively. The ratio of allowance for credit losses to nonperforming loans increased to 6,838.46% at December 31, 1993, compared with 315.92% at December 31, 1992 and 857.14% at December 31, 1991.

Noninterest Income
- ------------------
         Total noninterest income was $1,301,000 for 1993, representing an increase of $207,000 or 18.92% over the $1,094,000 recorded in 1992. Included in 1993 noninterest income were $168,000 of investment securities gains, compared to $181,000 of similar gains realized in 1992.

         The most significant changes in noninterest income between 1993 and 1992 occurred in service charges on deposit accounts, brokerage sales commissions, and trust fees. The $60,000 or 11.0% increase in service charges was attributable to both consumer and commercial customers. These increased revenues were due to a reduction in waived fees and an increase in service charges. The $92,000 or 61.3% increase in other fees primarily reflects brokerage sales fees for new sales and products, particularly in the sale of mutual funds. These products are now available and the low interest rates on deposits continue to make them more attractive to certain customers as alternative investments to interest-bearing deposits. Trust fees increased $67,000 to a total of $268,000 in 1993. The increased fees were principally attributable to the addition of trust accounts established at the bank.

         Total noninterest income was $1,094,000 for 1992, as compared to $985,000 for 1991.

         The following table provides an analysis of noninterest income segregated between fees collected in the normal course of business and other revenues for the past three years.

                                                                                    Percent Change
                                                                                    --------------
                                                         Year Ended December 31,    1992-   1991-
                                                      -----------------------------
                                                        1993      1992      1991     1993    1992
                                                      --------  --------  --------  ------  ------
                                                            (Dollars in thousands)
Fee income:
  Trust fees . . . . . . . . . . . . . . . . . . . . .$    268  $    201  $    219    33.3%  (8.2)%
  Service charges on deposit accounts. . . . . . . . .     606       546       551    11.0   (0.9)
  Other. . . . . . . . . . . . . . . . . . . . . . . .     242       150       153    61.3   (2.0)
                                                      --------  --------  --------
    Total fee income . . . . . . . . . . . . . . . . .   1,116       897       923    24.4   (2.8)
                                                      --------  --------  --------
Other revenues:
  Investment securities gains. . . . . . . . . . . . .     168       181        --    (7.2)   N/A
  Other. . . . . . . . . . . . . . . . . . . . . . . .      17        16        62     6.3   (74.2)
                                                      --------  --------  --------
    Total other revenues . . . . . . . . . . . . . . .     185       197        62    (6.1)    2.2X
                                                      --------  --------  --------
Total noninterest income . . . . . . . . . . . . . . .$  1,301  $  1,094  $    985    18.9    11.1
                                                      ========  ========  ========
  Fee income/average assets. . . . . . . . . . . . . .    1.04%      .81%      .82%
  Noninterest income/average assets. . . . . . . . . .    1.21%      .98%      .88%

Noninterest Expense
- --------------------
         Noninterest expense amounted to $3,907,000, $3,483,000, and $3,194,000 for 1993, 1992, and 1991, respectively. Noninterest expense for each of these years includes certain nonoperating items such as net costs of operation of other real estate and nonperforming assets.

         Net costs of operation of other real estate and nonperforming assets were $352,000 in 1993, none in 1992, and $29,000 in 1991. The increased net costs of nonperforming asset properties in 1993 were principally attributable to write-downs.

         Operating expense increased $72,000 or 2.1% to total $3,555,000 for 1993.

         Between 1991 and 1992 operating expense increased $318,000 or 10.0%. This increase reflected a $142,000 increase in salary and employee benefits.

         The following table presents an analysis of noninterest expense for the past three years.

                                                                                    Percent Change
                                                                                    --------------
                                                         Year Ended December 31,     1992-   1991-
                                                      ----------------------------
                                                        1993      1992      1991     1993    1992
                                                      --------  --------  --------  ------  ------
                                                           (Dollars in thousands)
Salaries and employee benefits . . . . . . . . . . . .$  1,955  $  1,797  $  1,655     8.8%    8.6%
Net occupancy. . . . . . . . . . . . . . . . . . . . .     331       303       301     9.2      .7
FDIC insurance . . . . . . . . . . . . . . . . . . . .     200       211       204    (5.2)    3.4
Professional fees. . . . . . . . . . . . . . . . . . .      94       149        95   (36.9)   56.8
Advertising. . . . . . . . . . . . . . . . . . . . . .     107        98       115     9.2   (14.8)
Data processing. . . . . . . . . . . . . . . . . . . .     155       150       157     3.3    (4.5)
Supplies and postage . . . . . . . . . . . . . . . . .      94       105        93   (10.5)   12.9
Amortization of core deposit intangible. . . . . . . .      54        54        63      --   (14.3)
Other. . . . . . . . . . . . . . . . . . . . . . . . .     565       616       482    (8.3)   27.8
                                                      --------  --------  --------
  Total operating expense. . . . . . . . . . . . . . .   3,555     3,483     3,165     2.1    10.0
Net costs of operation of other real estate and
 nonperforming assets. . . . . . . . . . . . . . . . .     352        --        29     N/A  (100.0)
                                                      --------  --------  --------
  Total noninterest expense. . . . . . . . . . . . . .$  3,907  $  3,483  $  3,194    12.2     9.0
                                                      ========  ========  ========
Noninterest expense/average assets . . . . . . . . . .    3.64%     3.13%     2.84%
Noninterest expense less noninterest
 income/average assets . . . . . . . . . . . . . . . .    2.43%     2.15%     1.97%
Operating expense less fee
 income/average assets . . . . . . . . . . . . . . . .    2.27%     2.32%     2.00%
Operating expense/fee income plus tax-equivalent
  net interest income. . . . . . . . . . . . . . . . .   58.36%    59.76%    55.84%


Income Taxes
- ------------
         Effective January 1, 1993, First National changed its method of accounting for income taxes from the deferred method to the liability method required by Financial Accounting Standard ("FAS") No. 109, "Accounting for Income Taxes". As permitted under the new rules, prior years' financial statements have not been restated. The cumulative effect of adopting FAS No. 109 as of January 1, 1993 was to increase net income by $73,000.

         Income tax expense amounted to $764,000, $929,000, and $803,000 for 1993, 1992, and 1991, respectively.

Statements of Condition
- -----------------------

         Total assets amounted to $104.8 million, $115.0 million, and $122.5 million at December 31, 1993, 1992 and 1991, respectively.

Loans
- -----
         Period-end loans increased $10.7 million or 18.6% to total $68.3 million at December 31, 1993. Increases were realized in various commercial and retail categories. The consumer portfolio declined $618,000 or 12.6%.

         Loans to farmers increased $5.1 millon in 1993 which represents a 19.7% increase and reflects a strong agricultural economy in the marketplace. Commercial loans increased $4.9 million in 1993 which is a 52.9% increase over 1992.

         Between December 31, 1991 and 1992 total loans decreased $4.3 million representing 7.0% and loans did not materially change between 1990 and 1991. Total loans increased by $1.4 million or 2.3% from December 31, 1989 to 1990.

         The following table shows the composition of loans and leases for the past five years.

                                                                    December 31,
                                                  ------------------------------------------------
                                                    1993      1992      1991      1990      1989
                                                  --------  --------  --------  --------  --------
                                                                   (In thousands)

Commercial and industrial. . . . . . . . . . . . .$ 14,138  $  9,248  $  9,639  $ 10,208  $ 11,387
Real estate, less unearned discount:
   Construction. . . . . . . . . . . . . . . . . .     478       618       732       681       863
   Secured by 1-4 family residences. . . . . . . .   4,691     2,898     4,697     5,765     5,870
   Permanent commercial real estate and other. . .  13,141    13,289    12,204    12,985    12,755
Loans to individuals . . . . . . . . . . . . . . .   2,845     3,566     4,135     3,458     4,045
Credit card. . . . . . . . . . . . . . . . . . . .   1,445     1,342     1,213       815        --
Agriculture. . . . . . . . . . . . . . . . . . . .  31,277    26,129    28,680    24,775    25,987
Other  . . . . . . . . . . . . . . . . . . . . . .     250       456       559     4,073       416
                                                  --------  --------  --------  --------  --------

      Total loans and leases . . . . . . . . . . .$ 68,265  $ 57,546  $ 61,859  $ 62,760  $ 61,323
                                                  ========  ========  ========  ========  ========

         Commercial and Industrial: First National's commercial and industrial loans generally are made to middle market and small businesses. There are no highly leveraged transactions.

         Agriculture: Loans secured by grain, cattle and farm operating expenses accounted for the majority of the agriculture portfolio at December 31, 1993. The remainder of the agriculture portfolio is secured by equipment and other farm assets.

         Real Estate: Most of the construction loans are for 1-4 family residential construction and development.

         The 1-4 family residence portfolio consists of loans secured by residences located primarily in Dodge City and Southwest Kansas and is principally permanent first mortgage loans with the remainder consisting of home equity loans.

         Permanent commercial real estate loans include loans in First National's market for small office buildings/parks; neighborhood strip shopping centers; small manufacturing machine shop buildings; office warehouse properties; medical offices; and loans for purposes other than funding the acquisition of the collateral properties and in which cash flows from the properties are not the principal source of repayment. Also included in this portfolio are loans for the financing of agricultural farm real estate which represent $7.4 million on December 31, 1993.

Maturity Distribution and Interest Sensitivity of Loans
- -------------------------------------------------------

         The maturity distribution of loans outstanding as of December 31, 1993 (excluding credit card, educational, and lease financing) by type and sensitivity to changes in interest rates are shown in the table below. The current portion as well as the long-term portion of the loan is included in the maturity group applying to the loan.

                                                                      Remaining Maturity
                                                            ---------------------------------------
                                                                       Over One
                                                                        Year      Over
                                                            One Year   Through    Five
                                                             or Less    Five      Years     Total
                                                            --------- --------  --------- ---------
                                                                         (In thousands)
Loans with fixed interest rates:
  Commercial and industrial. . . . . . . . . . . . . . . . .$  1,604  $  4,223  $    290  $  6,117
  Real estate-construction . . . . . . . . . . . . . . . . .      94        --       144       238
  Real estate-permanent commercial and other . . . . . . . .   1,913     3,726     3,455     9,094
  Agriculture. . . . . . . . . . . . . . . . . . . . . . . .     827     4,657       120     5,604
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . .       9        34        --        43
                                                            --------  --------  --------  --------

Total loans with fixed interest rates. . . . . . . . . . . .$  4,447  $ 12,640  $  4,009  $ 21,096
                                                            ========  ========  ========  ========

                                                                       Repricing Frequency
                                                            ---------------------------------------
                                                                      Less Freq   Every
                                                                         Than   Five Years
                                                            One Year     Every   Or More
                                                             or Less    Five      Freq      Total
                                                            --------- --------  --------- ---------
                                                                         (In thousands)
Loans with floating interest rates:
  Commercial and industrial. . . . . . . . . . . . . . . . .$  8,020  $     --  $     --  $  8,020
  Real estate-construction . . . . . . . . . . . . . . . . .     240        --        --       240
  Real estate-permanent commercial and other . . . . . . . .   7,695       169       238     8,102
  Agriculture. . . . . . . . . . . . . . . . . . . . . . . .  25,666        --        --    25,666
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . .      --        --        --        --
                                                            --------  --------  --------  --------

Total loans with floating interest rates . . . . . . . . . .$ 41,621  $    169  $    238  $ 42,028
                                                            ========  ========  ========  ========

Nonperforming Assets
- --------------------

         Nonperforming assets consist of nonaccrual loans, troubled debt restructurings, and other real estate and nonperforming assets. A loan is placed on nonaccrual status when principal or interest is due and has remained unpaid for 90 days or more unless the loan is both well secured and in the process of collection. A currently performing loan also may be placed on nonaccrual status when there is reasonable doubt as to the ability of the borrower to continue to pay principal or interest. Nonaccrual loans at December 31, 1993 included $13,000 of these "performing/nonperforming" loans. Other real estate and nonperforming assets include assets acquired from loan settlements and foreclosures.

         During 1993, banking regulators issued guidance confirming that the loss recognition on collateral dependent loans should be based on the fair value of the collateral, but that such loans need not be reported as "Other real estate" unless possession of the underlying collateral has been obtained.

         Generally, principal and interest payments received on nonaccrual loans are applied as reductions of principal. For this reason and because of charge-offs, the book value of such loans understates the remaining contractual obligation of the borrowers. As of December 31, 1993, the carrying value of nonaccrual loans had been charged down to 39.3% of the customers' contractual principal obligations. Also, the carrying values of other real estate and nonperforming assets had been written down to current estimates of their fair values less a reserve for the estimated costs to sell the properties.

         The following table presents nonperforming assets and those loans which are contractually past due 90 days or more as to principal or interest payments at December 31 for the past five years.

                                                                    December 31,
                                                  ------------------------------------------------
                                                    1993      1992      1991      1990      1989
                                                  --------  --------  --------  --------  --------
                                                               (Dollars in thousands)
Nonaccrual loans . . . . . . . . . . . . . . . . .$     13  $    314  $    119  $    366  $    987
Troubled debt restructurings . . . . . . . . . . .      --        --        --        --        --
                                                  --------  --------  --------  --------  --------

  Total nonperforming loans. . . . . . . . . . . .      13       314       119       366       987

Other real estate and nonperforming assets
  (including substantive repossessions), net . . .      85       876       408        --        --
                                                  --------  --------  --------  --------  --------

  Total nonperforming assets . . . . . . . . . . .$     98  $  1,190  $    527  $    366  $    987
                                                  ========  ========  ========  ========  ========

Past due loans (90 days or more) . . . . . . . . .$      9  $    109  $    344  $    738  $    892
                                                  ========  ========  ========  ========  ========

Nonperforming assets/year-end loans plus
 other real estate and nonperforming assets. . . .     .14%     2.03%      .85%      .58%     1.58%

Nonperforming assets/year-end assets . . . . . . .     .09%     1.03%      .43%      .32%     1.01%


Nonperforming assets decreased $1.1 million or 91.8% from December 31, 1992 to total $98,000 at the end of 1993. At December 31, 1993, total nonperforming assets represented 0.14% of total loans plus other real estate owned and nonperforming assets and .09% of total assets as compared to 2.03% and 1.03%, respectively, at December 31, 1992.

         Management continues to focus on asset quality. An emphasis is placed on pro-active management of problem credits, early detection of potential problems, and timely charge-offs. A separate work-out plan is developed for the resolution and collection of problem assets. An analysis of nonperforming loans by type is provided in the following table. There are no significant concentrations of nonperforming assets in any one market or industry.

                                                                   December 31,
                                                  ------------------------------------------------
                                                    1993      1992      1991      1990      1989
                                                  --------  --------  --------  --------  --------
                                                                   (In thousands)
Commercial and industrial. . . . . . . . . . . . .$      8  $     54  $    116  $    269  $    576
Real estate. . . . . . . . . . . . . . . . . . . .      --       260        --        97       411
Consumer . . . . . . . . . . . . . . . . . . . . .       5        --         3        --        --
Credit card. . . . . . . . . . . . . . . . . . . .      --        --        --        --        --
Lease financing. . . . . . . . . . . . . . . . . .      --        --        --        --        --
                                                  --------  --------  --------  --------  --------

  Total nonperforming loans. . . . . . . . . . . .$     13  $    314  $    119  $    366  $    987
                                                  ========  ========  ========  ========  ========

Potential Problem Loans
- -----------------------
         Certain loans classified for regulatory purposes as doubtful, substandard, or special mention are included in the nonperforming loan table.

Allowance for Credit Losses
- ---------------------------
         The allowance for credit losses is the amount deemed by management to be reasonably necessary to provide for possible losses on loans that may become uncollectible. Additions to the allowance are charged to expense as the provision for credit losses. Loan losses and recoveries are charged or credited directly to the allowance. It is First National's policy to charge off any loan or portion of that loan when it is deemed to be uncollectible in the ordinary course of business.

         An evaluation of the overall quality of the portfolio is performed to determine the necessary level of the allowance for credit losses. This evaluation takes into consideration the classification of loans and the application of loss estimates to these classifications. It is the responsibility of management to classify its loans as pass, special mention, substandard, doubtful, or loss. The classification criteria are established by the loan discount committee of First National and are intended to be consistent with the criteria applied by federal banking system examiners. These classifications take into consideration all sources of repayment, underlying collateral, the value of such collateral, and current and anticipated economic conditions, trends, and uncertainties. First National has an independent loan review function which periodically reviews the loans and the classifications.

         Loss factors are developed by loan type and classification using historical loss data and statistical modeling techniques. The application of these loss factors to the portfolio classifications combined with analyses of general economic conditions, trends in portfolio volume, maturity, and composition, and estimates of potential future losses on specific large loans and those loans requiring special attention provide management with data essential to identify and estimate the credit risk inherent in the portfolio. The allowance for credit losses reflects the result of these estimates, and is deemed to be adequate at each balance sheet date.

         As of December 31, 1993, the allowance for credit losses equaled $889,000 or 1.30% of total loans and leases and 6,838.46% of nonperforming loans. Comparatively, the allowance for credit losses amounted to $992,000 or 1.72% of total loans and 315.92% of nonperforming loans at December 31, 1992. The level of net recoveries in 1993 and 1992 and the sound coverage ratio of the allowance for credit losses to nonperforming loans at December 31, 1993 reflected the continuing emphasis management is placing on resolving problem loans, reducing the risk profile of First National, and prudently reserving for identifiable risks.

         The allowance for credit losses has been allocated by loan category. It should be recognized that such allocations are not necessarily indicative of future loan losses and that all of such allowance is available to absorb losses on loans for any category. The allocation of the allowance for credit losses by loan type is as follows:

                                                                   December 31,
                                                  ------------------------------------------------
                                                    1993      1992      1991      1990      1989
                                                  --------  --------  --------  --------  --------
                                                                  (In thousands)
Commercial and industrial. . . . . . . . . . . . .$    182  $    203  $    214  $    231  $    226
Real estate:
  Construction . . . . . . . . . . . . . . . . . .       6        10        12        11        15
  Secured by 1-4 family residences . . . . . . . .      61        43        64        76        78
  Permanent commercial real estate . . . . . . . .     161       176       153       169       163
Loans to individuals . . . . . . . . . . . . . . .      37        46        52        43        47
Credit cards . . . . . . . . . . . . . . . . . . .      24        26        28        17        --
Agriculture. . . . . . . . . . . . . . . . . . . .     407       471       478       455       467
Other. . . . . . . . . . . . . . . . . . . . . . .      11        17        19        52        16
                                                  --------  --------  --------  --------  --------

Total. . . . . . . . . . . . . . . . . . . . . . .$    889  $    992  $  1,020  $  1,054  $  1,012
                                                  ========  ========  ========  ========  ========

         The following table compares the allocation of the allowance for credit losses by loan type expressed as a percentage of the total allowance for credit losses to the percentage of loans in each loan type to total loans:

                                                                    December 31,
                                                  ------------------------------------------------
                                                    1993      1992      1991      1990      1989
                                                  --------  --------  --------  --------  --------
Commercial and industrial. . . . . . . . . . . . .    20.5%     20.5%     21.0%     21.9%     22.3%
Real estate:
  Construction . . . . . . . . . . . . . . . . . .      .7       1.0       1.2       1.1       1.5
  Secured by 1-4 family residences . . . . . . . .     6.9       4.4       6.3       7.2       7.7
  Permanent commercial real estate . . . . . . . .    18.1      17.7      15.0      16.0      16.1
Loans to individuals . . . . . . . . . . . . . . .     4.1       4.6       5.1       4.1       4.7
Credit cards . . . . . . . . . . . . . . . . . . .     2.7       2.6       2.7       1.6        --
Agriculture. . . . . . . . . . . . . . . . . . . .    45.8      47.5      46.8      43.2      46.1
Other. . . . . . . . . . . . . . . . . . . . . . .     1.2       1.7       1.9       4.9       1.6
                                                  --------  --------  --------  --------  --------
Total. . . . . . . . . . . . . . . . . . . . . . .   100.0%    100.0%    100.0%    100.0%    100.0%
                                                  ========  ========  ========  ========  ========

        The following table summarizes the changes in the allowance for credit losses for the past five years and presents selected related ratios.

                                                              Year Ended December 31,
                                               ---------------------------------------------------
                                                 1993        1992       1991      1990      1989
                                               ---------   --------   --------  --------  --------
                                                                (Dollars in thousands)
Balance at January 1, as previously reported . $     992   $  1,020   $  1,054  $  1,012  $    950
                                               ---------   --------   --------  --------  --------
Charge-offs:
  Commercial and industrial. . . . . . . . . .        13        161        167        54       199
  Real estate. . . . . . . . . . . . . . . . .        --         27         --        --       115
  Consumer . . . . . . . . . . . . . . . . . .         3          3          4         1         8
  Credit card. . . . . . . . . . . . . . . . .        15         21          2        --        --
  Lease financing. . . . . . . . . . . . . . .        --         --         --        --        --
  Other. . . . . . . . . . . . . . . . . . . .        --         --         --        --        --
                                               ---------   --------   --------  --------  --------

    Total charge-offs. . . . . . . . . . . . .        31        212        173        55       322
                                               ---------   --------   --------  --------  --------
Recoveries:
  Commercial and industrial. . . . . . . . . .        28        328         18         6        10
  Real estate. . . . . . . . . . . . . . . . .        19         --         --        --        10
  Consumer . . . . . . . . . . . . . . . . . .         2          1          1         2         4
  Credit card. . . . . . . . . . . . . . . . .         1         --         --        --        --
  Lease financing. . . . . . . . . . . . . . .        --         --         --        --        --
  Other. . . . . . . . . . . . . . . . . . . .        --         --         --        --        --
                                               ---------   --------   --------  --------  --------
    Total recoveries . . . . . . . . . . . . .        50        329         19         8        24
                                               ---------   --------   --------  --------  --------

Net loans and leases (recoveries) charge-offs.       (19)      (117)       154        47       298
Provision (benefit) for credit losses. . . . .      (122)      (145)       120        89       360
                                               ---------   --------   --------  --------  --------

Balance at December 31 . . . . . . . . . . . . $     889   $    992   $  1,020  $  1,054  $  1,012
                                               =========   ========   ========  ========  ========

Loans and leases at year end . . . . . . . . . $  68,265   $ 57,546   $ 61,859  $ 62,760  $ 61,323
Average loans and leases . . . . . . . . . . . $  59,927   $ 57,723   $ 60,462  $ 57,205  $ 57,815
Net charge-offs/average loans and leases . . .      (.03)%     (.20)%      .25%      .08%      .52%
Allowance for credit losses/net charge-offs. . (4,678.95)%  (847.86)%   662.34% 2,242.55%   339.60%
Allowance for credit losses/year end
 nonperforming loans . . . . . . . . . . . . .  6,838.46%    315.92%    857.14%   287.98%   102.53%
Allowance for credit losses/year end
 nonperforming assets. . . . . . . . . . . . .    907.14%     83.36%    193.55%   287.98%   102.53%
Allowance for credit losses/year end
 loans and leases. . . . . . . . . . . . . . .      1.30%      1.72%      1.65%     1.68%     1.65%


Investment Portfolio
- --------------------
        The year-end book value of investment securities at December 31 for each of the last three years is presented in the table below.

Held-to-maturity

                                                                              December 31,
                                                                      ----------------------------
                                                                        1993      1992      1991
                                                                      --------  --------  --------
                                                                             (In thousands)
U.S. Treasury obligations. . . . . . . . . . . . . . . . . . . . . . .$  6,998  $ 11,006  $  6,313
Obligations of U.S. Government agencies
 and corporations:
  Mortgage-backed. . . . . . . . . . . . . . . . . . . . . . . . . . .   2,001     6,186     6,079
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,900    13,341    11,553
Obligations of state and political subdivisions. . . . . . . . . . . .   9,102     4,049     2,425
Other securities:
  Privately issued collateralized mortgage obligations . . . . . . . .     217       314        --
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48       550       551
                                                                      --------  --------  --------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$ 22,266  $ 35,446  $ 26,921
                                                                      ========  ========  ========
Market value in excess of book value . . . . . . . . . . . . . . . . .$    260  $    581  $    934
                                                                      ========  ========  ========

         Effective for the first quarter of 1994, First National adopted a policy of classifying all United States Treasury securities and obligations of United States government corporations and agencies with maturities of five years or less as "available for sale" in accordance with the guidelines of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity
Securities".

         Investment securities decreased $13.2 million between December 31, 1993 and 1992. The decrease is attributable to First National becoming more fully invested through lending opportunities in 1993.

         Excluding U.S. Treasury obligations and obligations of U.S. government agencies and corporations, there were no security holdings of any one issuer at December 31, 1993 that exceeded 10% of consolidated stockholders' equity.

         The tables below summarize the maturity and yield distribution of investment securities at December 31, 1993.

                                                                             Maturing
                                    ------------------------------------------------------------------------------------------
                                                       After one        After five
                                         Within        but within       but within          After
                                        one year       five years       ten years          ten years          Total
                                    ---------------  ---------------  ---------------  ---------------  ---------------
                                     Amount  Yield    Amount  Yield    Amount  Yield    Amount  Yield    Amount  Yield
                                    -------- ------  -------- ------  -------- ------  -------- ------  -------- ------
                                                                      (Dollars in thousands)
U.S. Treasury obligations. . . . . .$  3,001  5.25%  $ 3,997   5.81%   $    --    --%   $   --      --% $  6,998   5.56%
Obligations of U.S. Government
 agencies and corporations:
  Mortgage-backed. . . . . . . . . .      --    --        --     --      1,894  6.42       107    8.67     2,001   6.54
  Other. . . . . . . . . . . . . . .   1,900  8.28     2,000   6.59         --    --        --      --     3,900   7.41
Obligations of states and
 political subdivisions. . . . . . .     450  4.25     7,334   4.14      1,318  4.51        --      --     9,102   4.20
Privately issued collateralized
 mortgage obligations. . . . . . . .      --    --        --     --         --    --       217    7.05       217   7.05
Other securities . . . . . . . . . .      --    --        --     --         --    --        48    6.00        48   6.00
                                    --------        --------          --------        --------          --------
Total. . . . . . . . . . . . . . . .$  5,351  6.24  $ 13,331   5.00   $  3,212  5.63  $    372    7.38  $ 22,266   5.43
                                    ========        ========          ========        ========          ========

        Scheduled principal reductions and prepayments on the mortgage-backed securities approximated $1,483,000 during the fourth quarter of 1993. The volume of principal reductions and prepayments combined with First National's strong liquidity position (which is described in the Asset and Liability Management Section) demonstrates First National's ability to hold a substantial portion of its investment securities to maturity.

Deposits
- --------
        Average total deposits decreased $30 million or 3.20% between December 31, 1993 and 1992. At December 31, 1993, deposits totaled
$89.6 million which compares to $97.5 million deposits at December 31, 1992. Certain customers have reinvested maturing deposits in alternative investment instruments and some of these customers have purchased mutual funds and other investments through the investment company, resulting in increased fee income. Core deposits (demand, interest checking, savings, and time deposits under $100,000) represented 90.13% of total deposits at December 31, 1993 compared to 90.14% at December 31, 1992.


        The following table provides a breakdown of average deposits and average rates paid,by type, for the past three years.

                                                1993                1992                1991
                                        ------------------  ------------------  -------------------
                                         Average  Average    Average  Average    Average   Average
                                         Balance    Rate     Balance    Rate     Balance     Rate
                                        --------  --------  --------  --------  --------   --------
                                                          (Dollars in,000s)
Noninterest-bearing deposits . . . . . .$ 17,634        --% $ 16,088        --% $ 15,626        --%
                                        --------            --------            --------
Interest-bearing deposits:
  Interest-bearing checking deposits . .  24,073     2.039    25,667     2.631    25,632     4.234
  Savings deposits . . . . . . . . . . .   6,076     2.304     5,889     2.839     5,502     4.544
  Time deposits under $100,000 . . . . .  33,113     4.106    37,484     5.136    41,443     5.724
  Time deposits of $100,000 or more. . .   9,166     3.675     7,907     4.894    10,625     6.517
                                        --------            --------            --------

    Total interest-bearing deposits. . .  72,428     3.214    76,947     4.100    83,202     5.816
                                        --------            --------            --------

    Total deposits . . . . . . . . . . .$ 90,062            $ 93,035            $ 98,828
                                        ========            ========            ========

        The following table sets forth, by time remaining to maturity, certificates and other time deposits of $100,000 or more (including individual retirement accounts of $1,089,000):

                                                                                         December 31,
                                                                                             1993
                                                                                        --------------
                                                                                        (In thousands)
Under three months . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$        5,173
Over three months through twelve months. . . . . . . . . . . . . . . . . . . . . . . . .         3,262
Over one year through five years . . . . . . . . . . . . . . . . . . . . . . . . . . . .           402
Over five years. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            --
                                                                                        --------------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$        8,837
                                                                                        ==============

Brokerage deposits were immaterial at December 31, 1993.

Short-term Borrowings
- ---------------------
     Short-term borrowings consist of securities sold under agreements to repurchase and notes payable. Amounts and interest rates related to short-term borrowings for the last three years were as follows:

                                                                        1993      1992      1991
                                                                      --------  --------  --------
                                                                         (Dollars in thousands)
Securities sold under agreements to repurchase:
  Outstanding at year-end. . . . . . . . . . . . . . . . . . . . . . .$  5,307  $  7,769  $ 14,525
  Average interest rate at year-end. . . . . . . . . . . . . . . . . .    3.12%     3.43%     4.32%
  Average outstanding at quarter-end during the year . . . . . . . . .$  7,753  $  8,570  $  3,696
  Weighted average interest rate . . . . . . . . . . . . . . . . . . .    3.06%     3.66%     5.62%
  Highest outstanding balance at any quarter-end . . . . . . . . . . .$  7,673  $  9,514  $ 14,525

Notes payable:
  Outstanding at year-end. . . . . . . . . . . . . . . . . . . . . . .$     --  $     --  $    138
  Average interest rate at year-end. . . . . . . . . . . . . . . . . .     N/A       N/A     11.08%
  Average outstanding at quarter-end during the year . . . . . . . . .$     --  $    119  $    245
  Weighted average interest rate . . . . . . . . . . . . . . . . . . .     N/A     11.08%    11.08%
  Highest outstanding balance at any quarter-end . . . . . . . . . . .$     --  $    138  $    261


Asset and Liability Management
- ------------------------------

         Interest Rate Risk: First National manages its assets and liabilities to control the exposure of its net interest income and capital to risks associated with interest rate changes and to achieve consistent growth in net interest income. Interest rate risk is evaluated using various tools, including interest sensitivity gap and simulation analysis.

         Interest-bearing checking and savings deposits are not classified as "rate sensitive" liabilities as per a resolution of the Board of Directors.
         The following table presents First National's interest sensitivity gap position as of December 31, 1993. This table depicts the timing of the contractual maturity or repricing of most assets and liabilities at this date. Fixed-rate mortgage-backed securities are included in repricing-maturity categories based upon estimated of prepayments provided by a third-party market information service.
These estimates may vary depending upon both the volatility and the level of market interest rates in relationship to the coupon rates of the underlying mortgages. For purposes of this table, interest-bearing checking and savings deposits are included in the under-three-month category. This table does not indicate the effect the repricing of assets and liabilities would have on net interest income. Also, it does not reflect interest rate exposures, such as basis risk, prepayment risk, intra-period sensitivity, and the effect of interest rate floors and ceilings associated with certain financial instruments.

                                                   Three      Six
                                         Under    Through   Through     Over      Not
                                         Three      Six      Twelve     One       Rate
                                         Months    Months    Months     Year    Sensitive   Total
                                        --------  --------  --------  --------  ---------  --------
                                                          (Dollars in thousands)
Assets:
  Loans and leases . . . . . . . . . . .$ 37,845  $  3,329  $  5,131  $ 21,960  $      --  $ 68,265
  Investment securities. . . . . . . . .   3,546       132     3,205    15,383         --    22,266
  Other earning assets . . . . . . . . .   5,593        --        --        --         --     5,593
  Nonearning assets. . . . . . . . . . .      --        --        --        --      8,666     8,666
                                        --------  --------  --------  --------  ---------  --------

Total assets . . . . . . . . . . . . . .$ 46,984  $  3,461  $  8,336  $ 37,343  $   8,666  $104,790
                                        ========  ========  ========  ========  =========  ========

Liabilities and stockholders' equity:
  Deposits . . . . . . . . . . . . . . .$ 45,390  $  8,015  $  8,279  $  7,070  $  20,933  $ 89,687
  Short-term borrowings. . . . . . . . .   5,307        --        --        --         --     5,307
  Other liabilities. . . . . . . . . . .      --        --        --        --        604       604
  Stockholders' equity . . . . . . . . .      --        --        --        --      9,192     9,192
                                        --------  --------  --------  --------  ---------  --------

Total liabilities and stockholders'
 equity. . . . . . . . . . . . . . . . .$ 50,697  $  8,015  $  8,279  $  7,070  $  30,729  $104,790
                                        ========  ========  ========  ========  =========  ========

Repricing gap. . . . . . . . . . . . . .$ (3,713) $ (4,554) $     57  $ 30,273  $ (22,063) $     --

Cumulative repricing gap . . . . . . . .$ (3,713) $ (8,267) $ (8,210) $ 22,063  $      --) $     --

Cumulative rate-sensitive
 assets/rate-sensitive liabilities . . .     .93       .86       .88       (*)        (*)

- ----------

(*) Not meaningful.

         First National has a negative cumulative repricing gap in the one-year horizon. Consequently, it is more sensitive to a rising rate environment which, if it occurred, would adversely impact the net interest margin. Simulation modeling has demonstrated that a sudden and large increase in rates or a dramatic narrowing in the spread between asset yields and liability costs would result in an adverse impact on the net interest margin; however, the adverse impact is more moderate if interest rates increase gradually.







         The repricing gap in the one year horizon is .88:1 resulting in a negative cumulative repricing gap. Consequently, it is more sensitive to a rising rate environment, which, if it occurred, would adversely impact the net interest margin.

         The repricing gap in the 12 month to 24 month category is 5.52:1

         Liquidity: First National's consolidated statements of cash flows are presented elsewhere in this report. These statements distinguish cash flows as operating, investing, and financing. They provide a historical accounting of First National's ability to generate cash required to meet its customers' and creditors' demands. Certain statement-of-condition items and ratios are indicative of First National's strong liquidity position at December 31, 1993. The loans-to-deposits and loans-to-assets ratios averaged 67.34% and 56.54%, respectively, during 1993. During 1993, average core deposits (demand, interest checking, savings, and time deposits under $100,000) represented 89.9% of total deposits and 75.4% of average assets.

         At December 31, 1993, securities sold under agreements to repurchase and other borrowings totaled $5.3 million. At that same date, additional borrowing liquidity was also available in the form of $10.8 million of unpledged investment securities which could secure short-term borrowing requirements. Regular maturities and prepayments of investment securities, particularly the mortgage-backed securities, also generate significant liquidity. Scheduled principal reductions and prepayments on the mortgage-backed securities approximated $1.4 million during the fourth quarter of 1993.

         First National had commitments to extend credit at December 31, 1993, including standby letters of credit of $.4 million, unused credit card lines of $3.8 million, and other loan commitments of $18.1 million. Some of these commitments will not be fully utilized, others will expire without being drawn upon, and the commitments will not all be used at the same time. Accordingly, management anticipates that First National has ample liquidity to meet these and other demands.

Capital Resources
- -----------------

         At December 31, 1993, total stockholders' equity was $9.1 million or 8.77% of total assets compared to $9.0 million or 7.91% of total assets at December 31, 1992. For 1993, total stockholders' equity averaged $8.9 million or 8.35% of average assets. The prior year average equity was $8.7 million or 7.87% of average assets.

         Banking system regulators apply two measures of capital adequacy to banking companies: the risk-based capital and leverage ratios. The risk-based capital rules provide for the weighting of assets and off-balance-sheet commitments and contingencies according to prescribed risk categories ranging from 0 to 100%. Regulatory capital is then divided by risk-weighted assets to determine the risk-adjusted capital ratios. The leverage ratio supplements the risk-based capital guidelines by placing a constraint on the degree to which a banking company can leverage its equity capital, regardless of the balance sheet composition. The leverage ratio is computed by dividing Tier I capital by quarter-to-date average assets less certain intangibles.


         The following table presents First National's risk-based capital and leverage ratios together with the required minimums.

                                                                                   December 31,
                                                                                ------------------
                                                                                  1993      1992
                                                                                --------  --------
                                                                                  (In thousands)
Tier I capital:
  Common stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . .$  9,192  $  9,095
  Preferred stockholders' equity less intangible assets. . . . . . . . . . . . .     116       170
                                                                                --------  --------

    Total Tier I capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9,076     8,925

Tier II capital:
  Allowance for credit losses (1). . . . . . . . . . . . . . . . . . . . . . . .     889       992
                                                                                --------  --------

Total capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$  9,965  $  9,917
                                                                                ========  ========

Risk weighted assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$ 75,023  $ 66,860
                                                                                ========  ========

Adjusted average assets (2). . . . . . . . . . . . . . . . . . . . . . . . . . .$107,313  $111,119
                                                                                ========  ========

                                                                      Regulatory
                                                                       minimums
                                                                      ----------
Risk-based capital ratios:
  Tier I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.00%    12.10%    13.35%
  Tier II. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8.00     13.28     14.83
  Leverage ratio . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.00      8.46      8.03

- ----------
(1) Limited to 1.50% risk weighted assets.
(2) Quarterly average assets less intangibles.


As indicated in the preceding table, First National's risk-based and leverage capital ratios substantially exceed the minimums required by banking system regulators.

         The Federal Deposit Insurance Corporation adopted final regulations under the Federal Deposit Insurance Corporation Improvement Act, effective June 16, 1992. A bank is typically defined to be "well capitalized" if it maintains a Tier I capital ratio of at least 6.0%, a total risk-based capital ratio of at least 10.0% and a leverage ratio of at least 5.0%. Generally, it is First National's intention to maintain sufficient capital in each of its bank subsidiaries to permit them to maintain a "well capitalized" designation. The capital ratios for First National exceeded the "well capitalized" regulatory capital requirements at December 31, 1993.

Recently Issued Accounting Standards
- ------------------------------------
         In May 1993, the Financial Accounting Standards Board issued Financial Accounting Standard ("FAS") No. 114 which could have an effect on First National in 1994 and after. FAS No. 114 addresses the accounting by creditors for impairment of certain loans. It is applicable to all creditors and to all loans, uncollateralized as well as collateralized, except large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, and debt securities. It applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. The Statement requires that, when evaluating the need for an allowance for credit losses on impaired loans that are within the scope of this Statement, the loss accrual be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. This Statement is effective for fiscal years beginning after December 15, 1994. First National has not completed the analyses required to estimate the impact of FAS 114; however, First National does not believe the adoption of the new rules will have an adverse effect on its financial condition.
Effects of Inflation and Changing Prices
- ----------------------------------------
         Virtually all assets and liabilities of a banking organization are monetary in nature. As such, they represent obligations to pay or receive fixed and determinable amounts of money which are not affected by future changes in prices. Changes in interest rates are the greatest determinant of bank earnings. However, interest rates do not necessarily move in the same direction or with the same magnitude as prices of other goods and services. A financial institution can respond to changes in interest rates by matching the maturities and costs of its liabilities against its interest earning assets. How well the institution copes with changing interest rates may then be determined by examining its net yield on earning assets and analyzing its asset and liability structure. Accordingly, reference to the various supplementary schedules shown elsewhere in this report will assist in the understanding of how First National is positioned to react to changing interest rates and inflationary trends.


Quarterly Financial Data (Unaudited)
- ------------------------------------

                                                                              1993
                                                            ----------------------------------------
                                                               4th       3rd       2nd       1st
                                                            --------- --------- --------- ----------
                                                              (Dollars in thousands, except per share data)
Summary Income Statement Information:
  Interest income. . . . . . . . . . . . . . . . . . . . . .$  1,814  $  1,859  $  1,833  $  1,866
  Interest expense . . . . . . . . . . . . . . . . . . . . .     586       630       645       704
                                                            --------  --------  --------  --------

  Net interest income. . . . . . . . . . . . . . . . . . . .   1,228     1,229     1,188     1,162
  Provision (benefit) for credit losses. . . . . . . . . . .      98      (220)       --        --
                                                            --------  --------  --------  --------

  Net interest income after provision (benefit) for
   credit losses . . . . . . . . . . . . . . . . . . . . . .   1,130     1,449     1,188     1,162
  Investment securities gains. . . . . . . . . . . . . . . .      93        --        75        --
  Other noninterest income . . . . . . . . . . . . . . . . .     303       261       319       250
  Noninterest expense. . . . . . . . . . . . . . . . . . . .    (822)   (1,183)     (954)     (948)
                                                            --------  --------  --------  --------

  Income before income taxes . . . . . . . . . . . . . . . .     704       527       628       464
  Income tax expense . . . . . . . . . . . . . . . . . . . .     252       162       190       160
                                                            --------  --------  --------  --------

  Net income before cumulative effect
   of a change in accounting principle . . . . . . . . . . .     452       365       438       304
  Cumulative effect of a change in accounting principle. . .      --        --        --        73
                                                            --------  --------  --------  --------

    Net income . . . . . . . . . . . . . . . . . . . . . . .$    452  $    365  $    438  $    377
                                                            ========  ========  ========  ========

    Net income applicable to common stock. . . . . . . . . .$    452  $    365  $    438  $    377
                                                            ========  ========  ========  ========

Per Common Share Data:
  Earnings per common share:
    Income before cumulative effect. . . . . . . . . . . . .$  75.33  $  60.83  $  73.00  $  50.67
    Cumulative effect of a change in accounting principle. .      --        --        --     12.17
                                                            --------  --------  --------  --------

    Net income per share . . . . . . . . . . . . . . . . . .$  75.33  $  60.83  $  73.00  $  62.84
                                                            ========  ========  ========  ========

    Common dividends . . . . . . . . . . . . . . . . . . . .$  60.00  $  70.83  $  62.50  $  62.50
                                                            ========  ========  ========  ========

                                                                              1992

                                                            ----------------------------------------
                                                               4th       3rd       2nd        1st
                                                            --------- --------- --------- ----------
                                                               (Dollars in thousands, except per share data)
Summary Income Statement Information:
  Interest income. . . . . . . . . . . . . . . . . . . . . .$  1,949  $  2,040  $  2,100  $  2,239
  Interest expense . . . . . . . . . . . . . . . . . . . . .     745       817       903     1,018
                                                            --------  --------  --------  --------
  Net interest income. . . . . . . . . . . . . . . . . . . .   1,204     1,223     1,197     1,221
  Provision (benefit) for credit losses. . . . . . . . . . .      45        45        20      (255)
                                                            --------  --------  --------  --------

  Net interest income after provision (benefit) for
   credit losses . . . . . . . . . . . . . . . . . . . . . .   1,159     1,178     1,177     1,476
  Investment securities gains. . . . . . . . . . . . . . . .       2       179        --        --
  Other noninterest income . . . . . . . . . . . . . . . . .     249       226       234       204
  Noninterest expense. . . . . . . . . . . . . . . . . . . .    (806)     (932)     (900)     (845)
                                                            --------  --------  --------  --------

  Income before income taxes . . . . . . . . . . . . . . . .     604       651       511       835
  Income tax expense . . . . . . . . . . . . . . . . . . . .     214       239       178       298
                                                            --------  --------  --------  --------

    Net income . . . . . . . . . . . . . . . . . . . . . . .$    390  $    412  $    333  $    537
                                                            ========  ========  ========  ========

    Net income applicable to common stock. . . . . . . . . .$    390  $    412  $    333  $    537
                                                            ========  ========  ========  ========

Per Common Share Data:
    Net income per share . . . . . . . . . . . . . . . . . .$  65.00  $  68.67  $  55.50  $  89.50
                                                            ========  ========  ========  ========

    Common dividends . . . . . . . . . . . . . . . . . . . .$  50.00  $  54.17  $  54.17  $  58.33
                                                            ========  ========  ========  ========



                              FOURTH FINANCIAL CORPORATION,
                            FIRST DODGE CITY BANCSHARES, INC.,
           EMPRISE BANK, NATIONAL ASSOCIATION, EQUITY BANK FOR SAVINGS,F.A.,
                   AND GREAT SOUTHERN BANCORP, INC. (Pending Acquisitions)



     The following unaudited pro forma condensed consolidated statement of condition as of December 31, 1993 combines (1) the amounts shown in the historical consolidated statement of condition of Fourth Financial and (2) the amounts shown in the historical consolidated statement of condition of First Dodge, all as of December 31, 1993, as reflected in the unaudited pro forma condensed consolidated statement of condition (see "Pro Forma Financial Statements") with (3) the historical statements of condition of the following companies, all as of December 31, 1993:

  Emprise Bank, National Association ("Emprise")*         Purchase Transaction
  Equity Bank for Savings, F.A. ("Equity")*               Purchase Transaction
  Great Southern Bancorp, Inc. ("GSB")                    Pooling Transaction

 -----------------
* Financial statements are not presented separately herein.

     The pro forma condensed consolidated statement of condition is not necessarily indicative of the combined financial position as it may be in the future or as it might have been had the acquisitions been consummated on December 31, 1993. The following notes describe the assumptions used in this pro forma condensed consolidated statement of condition. The pro forma condensed consolidated statement of condition should be read in conjunction with the other pro forma and historical financial statements and notes thereto appearing elsewhere herein.

                  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONDITION
                                           December 31, 1993
                                               (Unaudited)
                           (Dollars in thousands, except per share amounts)

                                           Combined
                                           Pro Forma         Combined
                                           Fourth Financial  Emprise   Pro Forma
                                           and               and       -------------------------
                                           First Dodge       Equity    Adj.         Combined
                                           ----------------  --------- -----------  ------------
  ASSETS:
       Cash and due from banks.............$       320,572  $  24,362  $     (534)A $   344,400
       Interest-bearing deposits
         in other financial institutions...          3,025         -           -          3,025
       Investment securities...............      2,962,638    274,050        (145)D   3,236,543
       Trading account securities..........            474         -           -            474
       Federal funds sold and
         securities purchased under
         agreements to resell..............          4,913      5,000      11,166 B      33,888
                                                                          131,702 C
                                                                         (118,893)D
       Loans and leases....................      3,352,079    365,395     (11,000)B   3,684,990
                                                                          (33,570)C
                                                                           12,086 D
       Allowance for credit losses.........        (67,617)    (7,397)         -        (75,014)
                                            ---------------  ---------  ----------   -----------
           Net loans and leases............      3,284,462    357,998     (32,484)    3,609,976
       Bank premises and
           equipment.......................        145,664     15,620          -        161,284
       Income receivable and
         other assets......................         97,267     93,306        (166)B     120,377
                                                                          (86,030)C
                                                                           16,000 D
       Intangible assets, net..............         67,286     18,175       1,004 D      96,968
                                                                            9,300 D
                                                                            1,203 D
                                            ---------------  ---------  ----------   -----------
              Total assets.................$     6,886,301  $ 788,511  $  (67,877)  $ 7,606,935
                                            ===============  ========= ==========   ===========
  LIABILITIES AND
    STOCKHOLDERS' EQUITY:
       Deposits............................$     5,436,784  $ 578,181  $     (534)A $ 6,027,653
                                                                           12,676 C
                                                                              546 D
       Other borrowings....................        769,936    126,396         (25)C     896,307
       Accrued interest, taxes, and
         other liabilities.................         56,652      3,943        (549)C      60,046
       Long-term debt......................         13,989         -           -         13,989
                                            ---------------  ---------  ----------   -----------
               Total liabilities...........      6,277,361    708,520      12,114     6,997,995
                                            ---------------  ---------  ----------   -----------
       STOCKHOLDERS' EQUITY:
       Preferred stock.....................        100,000         -           -        100,000
       Common stock........................        135,829      5,001      (5,001)D     135,829
       Capital surplus.....................        106,101     61,620     (61,620)D     106,101
       Retained earnings...................        244,810     13,370     (13,370)D     244,810
       Less: Stock option loans and
            ESOP loans.....................         (1,795)        -           -         (1,795)
       Less: Treasury stock................         (1,153)        -           -         (1,153)
       Unrealized gains on
             available-for-sale securties..         25,148         -           -         25,148
                                            ---------------  ---------  ----------   -----------
              Total stockholders' equity...        608,940     79,991     (79,991)      608,940
                                            ---------------  ---------  ----------   -----------
                   Total liabilities and
                     stockholders' equity..$     6,886,301  $ 788,511  $  (67,877)  $ 7,606,935
                                            ===============  ========= ==========   ===========
       Book value per share
           of common stock..................        $18.76                               $18.76
                                            ===============                          ==========

       Risk-based capital ratios:
          Tier I (regulatory minimum 4%)....         13.47 %                              11.75%

          Total (regulatory minimum 8%).....         14.72                                13.00
        Leverage capital ratio (regulatory
           minimum 3%)......................          7.92                                 6.87


                      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONDITION
                                          December 31, 1993
                                              (Unaudited)
                             (Dollars in thousands, except per share amounts)



                                                       Pro Forma
                                                       ------------------------
                                             GSB         Adj.        Combined
                                           ----------- ----------  ------------
  ASSETS:
       Cash and due from banks.............$    4,001  $     (44)E $   348,357
       Interest-bearing deposits
         in other financial institutions....   10,895         -         13,920
       Investment securities................   53,928         -      3,290,471
       Trading account securities...........       -          -            474
       Federal funds sold and
         securities purchased under
         agreements to resell...............       -         904 F      34,792
       Loans and leases.....................  447,756         -      4,132,746
       Allowance for credit losses..........  (13,364)        -        (88,378)
                                            ----------  ---------   -----------
           Net loans and leases.............  434,392         -      4,044,368
       Bank premises and
           equipment........................    6,339         -        167,623
       Income receivable and
         other assets.......................   19,821         -        140,198
       Intangible assets, net...............    1,314         -         98,282
                                            ----------  ---------   -----------
              Total assets.................$  530,690  $     860   $ 8,138,485
                                            ==========  =========  ===========
  LIABILITIES AND
    STOCKHOLDERS' EQUITY:
       Deposits............................$  327,424  $     (44)E $ 6,355,033
       Other borrowings.....................  139,906         -      1,036,213
       Accrued interest, taxes, and
         other liabilities..................    4,681         -         64,727
       Long-term debt.......................       -          -         13,989
                                            ----------  ---------   -----------
               Total liabilities............  472,011        (44)    7,469,962
                                            ----------  ---------   -----------
       STOCKHOLDERS' EQUITY:
       Preferred stock......................       -          -        100,000
       Common stock.........................       21          1 F     149,823
                                                          13,972 G
       Capital surplus......................   16,569        903 F     102,449
                                                         (21,124)G
       Retained earnings....................   49,272         -        294,082
       Less: Stock option loans and
            ESOP loans......................      (31)        -         (1,826)
       Less: Treasury stock.................   (7,152)     7,152 G      (1,153)
       Unrealized gains on
             available-for-sale securties...       -          -         25,148
                                            ----------  ---------   -----------
              Total stockholders' equity...    58,679        904       668,523
                                            ----------  ---------   -----------
                   Total liabilities and
                     stockholders' equity..$  530,690  $     860   $ 8,138,485
                                            ==========  =========  ===========
       Book value per share
           of common stock.......................................       $19.00
                                                                    ===========
       Risk-based capital ratios:
          Tier I (regulatory minimum 4%).................                12.04 %
          Total (regulatory minimum 8%)...................               13.29
        Leverage capital ratio (regulatory
           minimum 3%)..............................................      7.14

     Pro forma adjustments and notes to the condensed consolidated statement of condition are as follows (dollars in thousands):

     (A)     To eliminate intercompany balances:
               Cash and due from banks/deposits. . . . . . . . . . . . . . .           534

     (B)     To record the sale of non-banking assets, net of liabilities, of
             Equity to LSB Industries, Inc., its parent, at book value:
               Loans and leases. . . . . . . . . . . . . . . . . . . . . . .        33,570
               Income receivable and other assets. . . . . . . . . . . . . .        86,030
               Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . .        12,676
               Other borrowings. . . . . . . . . . . . . . . . . . . . . . .            25
               Accrued interest, taxes, and other liabilities. . . . . . . .           549

     (C)     To record the purchase of Emprise and Equity, eliminate equity accounts, and reflect the purchase method of accounting:
               Investment securities . . . . . . . . . . . . . . . . . . . .           145
               Loans and lease financing . . . . . . . . . . . . . . . . . .        12,086
               Income receivable and other assets
                (deferred tax asset) . . . . . . . . . . . . . . . . . . . .        16,000
               Intangible assets (purchased mortgage
                servicing rights). . . . . . . . . . . . . . . . . . . . . .         1,004
               Intangible assets (purchased credit
                card relationships). . . . . . . . . . . . . . . . . . . . .         9,300
               Intangible assets (cost in excess of
                net assets acquired) . . . . . . . . . . . . . . . . . . . .         1,203
               Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . .           546

             The purchase price has been allocated to the identifiable assets and liabilities acquired based upon the estimate of their fair values with the excess allocated to cost in excess of net assets acquired.  As required by Statement of Financial Accounting
             Standard No. 109 "Accounting for Income Taxes,"  deferred taxes have been recorded for the difference between the tax basis and book basis of the net assets at an effective rate of 39%.

             Cost in excess of net assets acquired is being amortized using the straight-line method over 20 years.

     (D)     To record the repayment of Emprise's parent's loan from Bank IV Kansas from the proceeds
             of the sale of Emprise.

     (E)     To eliminate intercompany balances:
               Cash and due from banks/deposits. . . . . . . . . . . . . . .      44

     (F)     To record the exercise of options for 94,125 of GSB shares pursuant to
             GSB's 1989 Stock Option and Incentive Plan.

     (G)     To retire GSB's 441,074 shares of treasury stock and to record the issuance of
             2,798,813 shares of Fourth Financial stock in exchange for the 1,707,218 shares of GSB stock estimated to be outstanding at consummation.
             This transaction is to be accounted for as a pooling of interest.

     Pro forma book value per share of common stock is based on the 26,463,733 issued and outstanding shares of common stock of Fourth Financial at December 31, 1993, the 662,220 shares anticipated to be issued in the pending First Dodge acquisition, and the 2,798,813 shares anticipated to be issued in the pending GSB acquisition.


                          FOURTH FINANCIAL CORPORATION,
                         FIRST DODGE CITY BANCSHARES, INC.,
           EMPRISE BANK, NATIONAL ASSOCIATION, EQUITY BANK FOR SAVINGS,
F.A.,
                   AND GREAT SOUTHERN BANCORP, INC. (Pending Acquisitions)



     The following unaudited pro forma condensed consolidated statements of income for the years ended December 31, 1993, 1992, and 1991 combine (1) the amounts shown in the historical consolidated statements of income of Fourth Financial and (2) the amounts shown in the historical consolidated statements of income of First Dodge, as reflected in the unaudited pro forma condensed consolidated statements of income (see "Pro Forma Financial Statements") with (3) the amounts shown in the historical statements of income of the following companies:


   Emprise Bank, National Association ("Emprise")*         Purchase Transaction
   Equity Bank for Savings, F.A. ("Equity")*               Purchase Transaction
   Great Southern Bancorp, Inc. ("GSB")                    Pooling Transaction
 -----------------
* Financial statements are not presented separately herein.

    The historical consolidated statements of income of GSB, whose fiscal year end is June 30, were changed to a December 31 year end by adding and subtracting reported six month periods as appropriate.

    The combinations of Emprise and Equity are based on the purchase method of accounting assuming, for pro forma purposes only, that the acquisitions had been consummated at January 1, 1993. The pro forma condensed consolidated statements of income for the years ended December 31, 1992 and 1991 do not include the results of operations of the acquisitions which are based on the purchase method of accounting. Historical financial statements will not be restated to reflect the purchase acquisitions since operations will only be included from the date of acquisition. The combination of GSB is based on the pooling-of-interests method of accounting assuming the acquisition had been consummated at the beginning of the three-year period presented and other assumptions also described in the following notes. The pro forma results for the year ended December 31, 1993 are not necessarily indicative of the results as they may be in the future. The pro forma condensed consolidated statements of income should be read in conjunction with the other pro forma and historical financial statements and notes thereto appearing elsewhere herein.

                          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                (Unaudited)
                               (In thousands, except per share amounts)


                                                     Year Ended December 31,
                                                     ---------------------------------------------------
                                                                  Emprise,
                                                     Emprise      Equity, and
                                                     and Equity   GSB          GSB          GSB
                                                     Transactions Transactions Transaction  Transaction
                                                     1993         1993         1992         1991
                                                     ------------ ------------ ------------ ------------

   Interest income:
        Interest and fees on loans.............      $   291,795  $   326,684  $   301,782  $   349,697
        Interest on short-term investments.....            3,628        3,730        5,087       15,202
        Interest and dividends
          on investment securities.............          190,974      193,683      169,234      167,803
        Interest and dividends on trading
          account securities...................              136          136          222          594
                                                      -----------  -----------  -----------  -----------
             Total interest income.............          486,533      524,233      476,325      533,296
                                                      -----------  -----------  -----------  -----------
   Interest expense:
        Interest on deposits...................          176,935      187,930      197,345      281,361
        Interest on other borrowings...........           23,792       29,652       15,187       17,542
        Interest on long-term debt.............            2,286        2,286        3,764        4,683
                                                      -----------  -----------  -----------  -----------
             Total interest expense............          203,013      219,868      216,296      303,586
                                                      -----------  -----------  -----------  -----------
   Net interest income.........................          283,520      304,365      260,029      229,710
   Provision for credit losses.................            9,066       14,283       25,055       46,437
                                                      -----------  -----------  -----------  -----------
   Net interest income after provision
     for credit losses.........................          274,454      290,082      234,974      183,273
   Non-interest income.........................          108,434      116,006       91,113       93,466
   Non-interest expense........................          292,332      305,668      236,463      229,396
                                                      -----------  -----------  -----------  -----------
   Income before income taxes
     minority interest and
     extraordinary item........................           90,556      100,420       89,624       47,343
        Income taxes...........................           21,603       25,703       22,579       11,880
                                                      -----------  -----------  -----------  -----------
   Income before minority interest
     and extraordinary item....................           68,953       74,717       67,045       35,463
   Minority interest...........................              -            -           (206)        (188)
                                                      -----------  -----------  -----------  -----------
   Income before extraordinary item............      $    68,953  $    74,717  $    66,839  $    35,275
                                                      ===========  =========== ===========  ===========
   Income before extraordinary item
      applicable to common stock...............      $    61,953  $    67,718  $    60,888  $    35,275
                                                      ===========  =========== ===========  ===========
   Earnings before extraordinary item
      per common share:

       Primary.................................           $ 2.35       $ 2.32       $ 2.12       $ 1.26
                                                      ===========  =========== ===========  ===========
       Fully diluted...........................           $ 2.27       $ 2.25       $ 2.07       $ 1.23
                                                      ===========  =========== ===========  ===========

  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
  Year Ended December 31,1993
  (Unaudited)
  (In thousands, except per share amounts)


                                             Combined
                                             Pro Forma        Combined
                                             Fourth Financial Emprise    Pro Forma                         Pro Forma
                                             and              and        -----------------------         ------------------
                                             First Dodge      Equity     Adj.        Combined     GSB    Adj.    Combined
                                             ---------------- ---------- ----------  ------------ ------- ------ ----------
  Interest income:
       Interest and fees on loans............ $     262,905  $   34,651  $  (2,659)A $  291,795 $34,889  $  -    $ 326,684
                                                                            (2,508)C                        -
                                                                              (594)D                        -
       Interest on short-term
         investments.........................         2,165         668      4,372 B      3,628      102    -        3,730
                                                                            (3,577)D                        -

       Interest and dividends
         on investment securities............       178,812      12,097         65 C    190,974   2,709     -      193,683
       Interest and dividends on
         trading account securities..........           136          -          -           136       -     -          136
                                               -------------  ----------  ---------   ----------  -------  -----  ---------
           Total interest income.............       444,018      47,416     (4,901)     486,533  37,700     -      524,233
                                               -------------  ----------  ---------   ----------  -------  -----  ---------
  Interest expense:
       Interest on deposits..................       158,195      18,930       (190)C    176,935  10,995     -      187,930
       Interest on other borrowings..........        19,095       4,700         (3)A     23,792   5,860     -       29,652
       Interest on long-term debt...                  2,286          -          -         2,286       -     -        2,286
                                               -------------  ----------  ---------   ----------  -------  -----  ---------
           Total interest expense............       179,576      23,630       (193)     203,013  16,855     -      219,868
                                               -------------  ----------  ---------   ----------  -------  -----  ---------
  Net interest income........................       264,442      23,786     (4,708)     283,520  20,845     -      304,365
  Provision for credit losses................         6,964       2,102         -         9,066    5,217    -       14,283
                                               -------------  ----------  ---------   ----------  -------  -----  ---------
  Net interest income after
    provision for credit losses..............       257,478      21,684     (4,708)     274,454  15,628     -      290,082
  Non-interest income........................        90,735      22,248     (4,549)A    108,434   7,572     -      116,006

  Non-interest expense.......................       258,685      32,694      2,243 A    292,332  13,336     -      305,668
                                                                                                            -
                                                                               224 C
                                                                             1,649 C
                                                                            (3,163)C
                                               -------------  ----------  ---------   ----------  -------  -----  ---------
  Income before income taxes,
    minority interest, and
    extraordinary item.......................        89,528      11,238    (10,210)      90,556    9,864    -      100,420
       Income taxes .........................        22,667       1,016       (361)A     21,603    4,100    -       25,703
                                                                             1,705 B
                                                                            (1,797)C
                                                                            (1,627)D
                                               -------------  ----------  ---------   ----------  -------  -----  ---------
  Income before minority interest
    and extraordinary item...................        66,861      10,222     (8,130)      68,953   5,764     -       74,717
  Minority interest..........................            -           -          -            -        -     -          -
                                               -------------  ----------  ---------   ----------  -------  -----  ---------
  Income before extraordinary item            $      66,861  $   10,222  $  (8,130)  $   68,953 $ 5,764  $  -    $  74,717
                                               =============  ========== =========   ==========  =======  =====   =========
  Income before extraordinary item
    applicable to common and
    common-equivalent shares................. $      59,861                          $   61,953                  $  67,718
                                               =============                         ==========                   =========
  Earnings before extraordinary
     item per common share:
      Primary................................         $2.27                               $2.35                      $2.32
                                               =============                         ==========                   =========
      Fully diluted..........................         $2.20                               $2.27                      $2.25
                                               =============                         ==========                   =========


  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
  Year Ended December 31,1992
  (Unaudited)
  (In thousands, except per share amounts)


                                        Combined
                                        Pro Forma
                                        Fourth Financial              Pro Forma
                                        and                           ------------------
                                        First Dodge        GSB        Adj.    Combined
                                        -----------------  ---------  ------  ----------
  Interest income:
       Interest and fees on loans.......  $      269,391   $ 32,391   $  -    $ 301,782
       Interest on short-term
         investments....................           4,756        331      -        5,087

       Interest and dividends
         on investment securities.......         164,679      4,555      -      169,234
       Interest and dividends on
         trading account securities.....             222         -       -          222
                                           --------------   --------   -----   ---------
           Total interest income........         439,048     37,277      -      476,325
                                           --------------   --------   -----   ---------
  Interest expense:
       Interest on deposits.............         183,523     13,822      -      197,345
       Interest on other borrowings.....          10,342      4,845      -       15,187
       Interest on long-term debt...               3,764         -       -        3,764
                                           --------------   --------   -----   ---------
           Total interest expense.......         197,629     18,667      -      216,296
                                           --------------   --------   -----   ---------
  Net interest income...................         241,419     18,610      -      260,029
  Provision for credit losses...........          21,358      3,697      -       25,055
                                           --------------   --------   -----   ---------
  Net interest income after
    provision for credit losses.........         220,061     14,913      -      234,974
  Non-interest income...................          84,656      6,457      -       91,113
  Non-interest expense..................         222,274     14,189      -      236,463
                                           --------------   --------   -----   ---------
  Income before income taxes,
    minority interest, and
    extraordinary item..................          82,443      7,181      -       89,624
       Income taxes ....................          19,540      3,039      -       22,579
                                           --------------   --------   -----   ---------
  Income before minority interest
    and extraordinary item..............          62,903      4,142      -       67,045
  Minority interest.....................            (206)        -       -         (206)
                                           --------------   --------   -----   ---------
  Income before extraordinary item        $       62,697   $  4,142   $  -    $  66,839
                                           ==============   ========   =====  =========
  Income before extraordinary item
    applicable to common and
    common-equivalent shares............  $       56,746                      $  60,888
                                           ==============                     =========
  Earnings before extraordinary
     item per common share:
      Primary...........................           $2.19                          $2.12
                                           ==============                     =========
      Fully diluted.....................           $2.13                          $2.07
                                           ==============                     =========


  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
  Year Ended December 31,1991
  (Unaudited)
  (In thousands, except per share amounts)


                                              Combined
                                              Pro Forma
                                              Fourth Financial              Pro Forma
                                              and                           ------------------
                                              First Dodge        GSB        Adj.    Combined
                                              -----------------  ---------  ------  ----------
  Interest income:
       Interest and fees on loans.............  $      314,771   $ 34,926   $  -    $ 349,697
       Interest on short-term
         investments..........................          14,760        442      -       15,202

       Interest and dividends
         on investment securities.............         161,821      5,982      -      167,803
       Interest and dividends on
         trading account securities...........             594         -       -          594
                                                 --------------   --------   -----   ---------
           Total interest income..............         491,946     41,350      -      533,296
                                                 --------------   --------   -----   ---------
  Interest expense:
       Interest on deposits...................         260,320     21,041      -      281,361
       Interest on other borrowings...........          13,188      4,354      -       17,542
       Interest on long-term debt...                     4,683         -       -        4,683
                                                 --------------   --------   -----   ---------
           Total interest expense.............         278,191     25,395      -      303,586
                                                 --------------   --------   -----   ---------
  Net interest income.........................         213,755     15,955      -      229,710
  Provision for credit losses.................          43,926      2,511      -       46,437
                                                 --------------   --------   -----   ---------
  Net interest income after
    provision for credit losses...............         169,829     13,444      -      183,273
  Non-interest income.........................          87,373      6,093      -       93,466
  Non-interest expense........................         215,207     14,189      -      229,396
                                                 --------------   --------   -----   ---------
  Income before income taxes,
    minority interest, and
    extraordinary item........................          41,995      5,348      -       47,343
       Income taxes ..........................          10,041      1,839      -       11,880
                                                 --------------   --------   -----   ---------
  Income before minority interest
    and extraordinary item....................          31,954      3,509      -       35,463
  Minority interest...........................            (188)        -       -         (188)
                                                 --------------   --------   -----   ---------
  Income before extraordinary item              $       31,766   $  3,509   $  -    $  35,275
                                                 ==============   ========  =====   =========
  Income before extraordinary item
    applicable to common and
    common-equivalent shares..............      $       31,766                      $  35,275
                                                 ==============                     =========
  Earnings before extraordinary
     item per common share:
      Primary.................................           $1.27                          $1.26
                                                 ==============                     =========
      Fully diluted...........................           $1.24                          $1.23
                                                 ==============                     =========


Pro forma adjustments and notes to the condensed consolidated statements of income are as follows:

                                                                       Year Ended December 31,
                                                                                   -----------------------------------
                                                                                    1993         1992           1991
                                                                                   ------       ------          ------
                                                                                          (in thousands)
(A)   To reflect the effect of the sale of non-banking
      assets of Equity to LSB Industries, Inc., its
      parent, at book value:
        Interest and fees on loans and leases. . . . . . . . . . . . .                2,659           --         --
        Interest on other borrowings . . . . . . . . . . . . . . . . .                    3           --         --
        Non-interest income. . . . . . . . . . . . . . . . . . . . . .                4,549           --         --
        Non-interest expense . . . . . . . . . . . . . . . . . . . . .                2,243           --         --
        Income taxes . . . . . . . . . . . . . . . . . . . . . . . . .                  361           --         --

(B)   To reflect interest income earned on proceeds from
      the sale of Equity's non-bank assets and the related
      income tax effects:
        Interest on short-term investments . . . . . . . . . . . . . .                4,372           --         --
        Income taxes . . . . . . . . . . . . . . . . . . . . . . . . .                1,705           --         --

(C)   To reflect adjustments resulting from the purchase
      method of accounting for Emprise and Equity:
        Interest and fees on loans and leases. . . . . . . . . . . . .                2,508           --         --
        Investment securities. . . . . . . . . . . . . . . . . . . . .                   65           --         --
        Interest on deposits . . . . . . . . . . . . . . . . . . . . .                  190           --         --
        Noninterest expense (amortization of
          purchased mortgage servicing rights) . . . . . . . . . . . .                  224           --         --
        Noninterest expense (amortization of
          purchased credit card relationships) . . . . . . . . . . . .                1,649           --         --
        Noninterest expense (amortization of
          cost in excess of net assets acquired) . . . . . . . . . . .                3,163           --         --
        Income taxes . . . . . . . . . . . . . . . . . . . . . . . . .                1,797           --         --



(D)   To reflect the foregone interest income on
      short-term investments converted to cash and
      used for the purchase of Emprise and Equity
      and the related income tax effects:
        Interest and fees on loans and leases. . . . . . . . . . . . .                  594           --         --
        Interest on short-term investments . . . . . . . . . . . . . .                3,577           --         --
        Income taxes . . . . . . . . . . . . . . . . . . . . . . . . .                1,627           --         --

      Pro forma earnings per common share after the pending purchase transactions are based on the following weighted average number of shares outstanding:

                                                         Year Ended
                                                     December 31, 1993
                                                     -----------------
Primary. . . . . . . . . . . . . . . . . . . . . . .     26,396,058
Fully diluted. . . . . . . . . . . . . . . . . . . .     30,426,772


      Pro forma earnings per common share after the pending GSB transaction are based on the following weighted average number of shares outstanding:

                                              YEAR ENDED DECEMBER 31,
                                              -----------------------
                                        1993            1992           1991
                                       ------          ------         ------

  Primary. . . . . . . . . . . . .  29,139,451      28,786,938     28,100,950
  Fully diluted. . . . . . . . . .  33,178,011      32,385,707     28,943,072

      Primary earnings per common share were computed by dividing net income applicable to common and common-equivalent shares by the weighted average common and common-equivalent shares outstanding during the period. Fully diluted earnings per common share were computed by adjusting net income for interest expense (net of income taxes) associated with convertible debt. The adjusted net income was then divided by the weighted average of common and common-equivalent shares outstanding plus the number of shares which would have been outstanding during the year had convertible securities been converted in accordance with their respective governing instruments. Note 17 to the Fourth Financial 1993 Consolidated Financial Statements more fully describes Fourth Financial's common stock equivalents and convertible securities.


The adjustment of net income for convertible debt interest expense (net of income taxes) was as follows:

                                                   Year Ended December 31,
                                              -------------------------------
                                               1993         1992         1991
                                              ------       ------       ------
                                                       (in thousands)
     Interest expense adjustment . . . . . . .$  4         $ 85         $  264


      It is anticipated that GSB will convert from a savings and loan association to a national bank at the time of the business combination. Due to the difference between how a bank and a savings and loan are taxed on additions to their respective allowances for credit losses and account for the related deferred income taxes, it is anticipated that GSB will record an estimated $6,100,000 charge to income tax expense associated with the charter conversion. Other adjustments to conform the accounting policies of GSB to the accounting policies of Fourth Financial are not material. Not included in the pro forma condensed consolidated statements of income are $2,615,000 (net of a $1,602,000 tax benefit) of nonoperating charges associated with the acquisition of GSB. These nonoperating charges include severance and other compensation payments, data processing contract settlements and conversions, the write down of duplicate or obsolete facilities, and other similar charges.



                                    Independent Accountants' Report



Board of Directors
Great Southern Bancorp, Inc.
Springfield, Missouri


   We have audited the consolidated statements of financial condition of GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES as of June 30, 1993 and 1992, and the related consolidated statements of income, statements of changes in stockholders' equity and statements of cash flows for each of the three years in the period ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES as of June 30, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1993, in conformity with generally accepted accounting principles.


                                     /s/  Baird, Kurtz & Dobson


August 6, 1993
Springfield, Missouri


GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

JUNE 30, 1993 AND 1992


ASSETS
- ------
                                                                     1993                       1992
                                                                     ----                       ----

Cash                                                            $  3,776,232               $  3,664,052

Interest-bearing deposits in other financial institutions         12,832,162                 22,905,453
                                                                ------------               ------------
            Cash and cash equivalents                             16,608,394                 26,569,505

Investment securities (fair value $57,400,000 - 1993;
            $67,000,000 - 1992) (Notes 2, 7, 8 and 13)            57,077,737                 65,960,602

Loans receivable, net (Notes 3, 7 and 8)                         419,527,061                352,016,296

Foreclosed assets held for sale, net (Note 4)                      8,908,793                 12,385,880

Premises and equipment (Note 5)                                    6,276,374                  5,913,350

Accrued interest receivable
            Loans                                                  2,848,003                  2,418,209
            Investments                                              966,887                  1,749,969

Prepaid expenses and other assets                                  1,723,871                  2,217,602

Excess of cost over fair value of net assets
            acquired (Note 1)                                      1,356,301                  1,441,081
                                                                ------------               ------------
                   Total Assets                                 $515,293,421               $470,672,494
                                                                ============               ============

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------

Savings deposits (Notes 2 and 6)                                $326,611,238               $350,346,318
Federal Home Loan Bank advances (Note 7)                         114,923,356                 48,980,484
Short-term borrowings (Note 8)                                    15,329,476                 16,013,857
Advance payments by borrowers for taxes and insurance              2,727,416                  2,593,216
Accounts payable and accrued expenses                              2,431,376                  2,150,620
Income taxes payable (Note 9)                                      1,528,505                    672,221
Deferred income                                                       18,703                     36,877
                                                                ------------               ------------
                   Total Liabilities                             463,570,070                420,793,593
                                                                ------------               ------------

Commitments and contingencies (Notes 13 and 14)
Capital stock
            Serial preferred stock, $.01 par value; authorized
               1,000,000 shares
            Common stock, $.01 par value; authorized 10,000,000
               shares, issued 2,054,167 shares                        20,542                     20,542
Additional paid-in capital                                        16,409,261                 16,389,961
Retained earnings - substantially restricted
            (Notes 1, 9 and 17)                                   42,842,136                 38,688,681
Employee Stock Ownership Plan debt (Note 18)                        (223,588)                  (619,889)
Treasury stock, at cost; 1993 - 460,688 shares;
            1992 - 368,716 shares                                 (7,325,000)
                                                                 ------------               ------------
                   Total Stockholders' Equity                      51,723,351                 49,878,901
                                                                 ------------               ------------


                   Total Liabilities and Stockholders' Equity    $515,293,421               $470,672,494
                                                                 ============               ============

See Notes to Consolidated Financial Statements

GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE YEARS ENDED JUNE 30, 1993


                                                             1993                  1992                 1991
                                                             ----                  ----                 ----
INTEREST INCOME
            Loans                                         $33,181,795           $32,653,375          $36,066,863
            Investment securities                           3,819,053             5,914,010            6,254,265
            Other                                             160,854               455,998              608,276
                                                          -----------           -----------          -----------
                                                           37,161,702            39,023,383           42,929,404
                                                          -----------           -----------          -----------

INTEREST EXPENSE
            Deposits (Note 6)                              11,549,911            17,467,043           23,806,034
            FHLB advances                                   4,953,561             4,146,846            3,736,097
            Short-term borrowings                             306,138               522,535              791,075
                                                          -----------           -----------          -----------
                                                           16,809,610            22,136,424           28,333,206
                                                          -----------           -----------          -----------
NET INTEREST INCOME                                        20,352,092            16,886,959           14,596,198

PROVISION FOR LOAN LOSSES
            (Note 3)                                        4,676,953             2,857,060            1,864,029
                                                          -----------           -----------          -----------

NET INTEREST INCOME AFTER
            PROVISION FOR LOAN LOSSES                      15,675,139            14,029,899           12,732,169
                                                          -----------           -----------          -----------

NONINTEREST INCOME
            Commissions                                     3,353,035             2,988,619            2,668,257
            Service charge fees                             1,762,520             1,622,834            1,601,608
            Profit on sale of loans                           387,034               295,404               60,945
            Other income                                    1,338,683             1,293,326            1,325,227
                                                          -----------           -----------          -----------
                                                            6,841,272             6,200,183            5,656,037
                                                          -----------           -----------          -----------

NONINTEREST EXPENSE
            Salaries and employee benefits                  6,958,504             6,359,593            6,078,971
            Net occupancy expense of premises               1,761,066             1,650,601            1,628,903
            Postage                                           521,730               507,767              491,334
            Insurance                                       1,107,513             1,185,966            1,142,646
            Advertising                                       561,852               503,121              418,157
            Office supplies and printing                      441,755               455,967              417,592
            (Income) expense on foreclosed
               assets                                        (351,943)            1,068,032              647,222
            Other expenses                                  2,246,357             2,163,518            2,932,570
                                                          -----------           -----------          -----------
                                                           13,246,834            13,894,565           13,757,395
                                                          -----------           -----------          -----------
INCOME BEFORE
            INCOME TAXES                                    9,269,577             6,335,517            4,630,811

PROVISION FOR INCOME TAXES
            (Note 9)                                        4,533,500             2,544,000            1,368,300
                                                          -----------           -----------          -----------
NET INCOME                                                $ 4,736,077           $ 3,791,517          $ 3,262,511
                                                          ===========           ===========          ===========

EARNINGS PER COMMON SHARE
            (Notes 1 and 19)                                  $ 2.77                $ 2.05               $ 1.66
                                                              ======                ======               ======

See Notes to Consolidated Financial Statements

GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE THREE YEARS ENDED JUNE 30, 1993


                                                     Additional                   Employee Stock
                                        Common         Paid-in       Retained        Ownership       Treasury
                                         Stock         Capital       Earnings       Plan Debt          Stock           Total
                                     ------------    ------------   ------------    -----------    ------------    -------------
BALANCE,
JULY 1, 1990                        $      20,542   $  16,382,799  $  32,947,176   $ (1,483,060)   $   (217,277)   $  47,650,180
            Net income                                                 3,262,511                                       3,262,511
            Stock issued under Stock
               Option Plan (Note 19)                        7,162                                       214,088          221,250
            Dividends declared,
               $.36 per share                                           (685,585)                                       (685,585)
            Reduction of Employee
               Stock Ownership Plan
               debt                                                                     449,813                          449,813
            Treasury stock purchased                                                                 (1,669,229)      (1,669,229)
                                     ------------    ------------   ------------    -----------    ------------    -------------
BALANCE,
JUNE 30, 1991                              20,542      16,389,961     35,524,102     (1,033,247)     (1,672,418)      49,228,940
            Net income                                                 3,791,517                                       3,791,517
            Stock issued under Stock
               Option Plan (Note 19)                                                                     23,112           23,112
            Dividends declared,
               $.36 per share                                           (626,938)                                       (626,938)
            Reduction of Employee
               Stock Ownership Plan
               debt                                                                     413,358                          413,358
            Treasury stock purchased                                                                 (2,951,088)      (2,951,088)
                                     ------------    ------------   ------------    -----------    ------------    -------------
BALANCE,
JUNE 30, 1992                              20,542      16,389,961     38,688,681       (619,889)     (4,600,394)      49,878,901
            Net income                                                 4,736,077                                       4,736,077
            Stock issued under Stock
               Option Plan (Note 19)                       19,300                                        90,066          109,366
            Dividends declared,
               $.36 per share                                           (582,622)                                       (582,622)
            Reduction of Employee
               Stock Ownership Plan
               debt                                                                     396,301                          396,301
            Treasury stock purchased                                                                 (2,814,672)      (2,814,672)
                                     ------------    ------------   ------------    -----------    ------------    -------------
BALANCE,
JUNE 30, 1993                       $      20,542   $  16,409,261  $  42,842,136   $   (223,588)  $  (7,325,000)  $   51,723,351
                                     ============    ============   ============    ===========    ============    =============

See Notes to Consolidated Financial Statements

GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE YEARS ENDED JUNE 30, 1993


                                                                    1993                  1992                   1991
                                                                    ----                  ----                   ----
CASH FLOWS FROM OPERATING
ACTIVITIES
            Net income                                    $         4,736,077   $         3,791,517    $         3,262,511
            Items not requiring (providing) cash
               Depreciation                                           574,892               577,440                551,027
               Amortization                                            84,780                84,780                 84,780
               Provision for loan losses                            4,676,953             2,857,060              1,864,029
               Provision for losses on foreclosed assets              432,000             1,282,972                750,000
               Gain on sale of loans                                 (387,034)             (295,404)               (60,945)
               FHLB stock dividends received                         (390,000)             (348,900)              (261,300)
               (Gain) loss on sale of premises
                   and equipment                                      (10,088)                9,753                 24,725
               Gain on sale of foreclosed assets                     (818,057)             (791,548)              (453,700)
               Amortization of deferred income,
                   premiums and discounts                             157,496               464,045               (378,804)
            Changes in:
               Accrued interest receivable                            353,288               575,210               (246,760)
               Prepaid expenses and other assets                      493,731              (153,110)              (206,411)
               Accounts payable and accrued
                   expenses                                           280,756               138,776                930,709
               ESOP contributions payable                                   -                     -               (150,000)
               ESOP debt                                              396,301               413,358                449,813
               Income taxes payable                                   856,284               203,992                 94,351
                                                           ------------------    ------------------     ------------------
                   Net cash provided by
                      operating activities                         11,437,379             8,809,941              6,254,025
                                                           ------------------    ------------------     ------------------
CASH FLOWS FROM INVESTING
ACTIVITIES
            Net (increase) decrease in loans                      (64,320,847)           (9,174,708)            21,793,198
            Proceeds from sale of loans                               671,055             1,503,830                      -
            Purchase of loans                                      (1,422,606)          (10,122,081)            (7,448,720)
            Purchase of premises and equipment                     (1,004,180)             (725,882)            (1,077,288)
            Proceeds from sale of premises
               and equipment                                           76,352                26,517                 99,037
            Proceeds from sale of foreclosed
               assets                                                 618,474             1,706,805                993,678
            Capitalized costs on foreclosed assets                 (2,440,732)             (656,122)              (592,936)
            Proceeds from maturing investment
               securities                                          34,105,752            48,185,000             33,994,381
            Purchase of investment securities                     (26,051,441)          (28,924,807)           (52,603,606)
            Net change in interest-bearing
               deposits                                                     -                     -                200,000
                                                           ------------------    ------------------     ------------------
                   Net cash provided by (used in)
                      investing activities                        (59,768,173)            1,818,552             (4,642,256)
                                                           ------------------    ------------------     ------------------
CASH FLOWS FROM FINANCING
ACTIVITIES
            Net redemption of certificates
               of deposit                                         (33,301,374)          (20,500,536)           (14,368,292)
            Net increase in checking and savings                    9,566,294            21,777,128             14,322,792
            Proceeds from FHLB advances                           162,721,500            41,630,600             91,000,000
            Repayments of FHLB advances                           (96,778,628)          (43,150,116)           (88,724,000)
            Net increase (decrease) in
               short-term borrowings                                 (684,381)            3,052,292             (1,750,004)
            Advances from borrowers for
               taxes and insurance                                    134,200              (161,876)               523,365
            Purchase of treasury stock                             (2,814,672)           (2,951,088)            (1,669,229)
            Treasury stock issued to fund
               restricted stock awards                                                                             221,250
            Dividends paid                                           (582,622)             (626,938)              (685,585)
            Stock options exercised                                   109,366                23,112                      -
                                                           ------------------    ------------------     ------------------
                   Net cash provided by (used in)
                      financing activities                         38,369,683              (907,422)            (1,129,703)
                                                           ------------------    ------------------     ------------------
INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                                                   (9,961,111)            9,721,071                482,066

CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR                                                  26,569,505            16,848,434             16,366,368
                                                           ------------------    ------------------     ------------------
CASH AND CASH EQUIVALENTS,
END OF YEAR                                               $        16,608,394   $        26,569,505    $        16,848,434
                                                           ==================    ==================     ==================

See Notes to Consolidated Financial Statements

GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 1993, 1992 AND 1991

NOTE 1:       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
- ------------
   In December 1989, Great Southern Bancorp, Inc. ("GSBC" or the "Company") completed the issuance of 2,054,167 shares of common stock in connection with the conversion of Great Southern Savings Bank (the "Savings Bank") from a mutual savings and loan association to a stock savings bank (the "Conversion"). Concurrent with the Conversion, GSBC acquired all of the capital stock of the Savings Bank and became a savings bank holding company (see Note 17). GSBC's business currently consists of the business of the Savings Bank which includes providing financial services, as well as travel, insurance, investment services, loan closings and appraisals through GSBC's other wholly-owned subsidiaries. The Company and the Savings Bank are subject to the regulation of certain federal and state agencies and undergo periodic examinations by those regulatory agencies.

Basis of Financial Statement Presentation
- -----------------------------------------
   The financial statements have been prepared in accordance with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

   Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and the valuation of foreclosed assets, management obtains independent appraisals for significant properties.

   Management believes that the allowances for losses on loans and valuations of foreclosed assets are adequate and appropriate. While management uses available information to recognize losses on loans and foreclosed assets, future loss may be accruable based on changes in economic conditions, particularly in southwest and central Missouri. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Savings Bank's allowances for losses on loans and valuations of foreclosed assets. Such agencies may require the Savings Bank to recognize additional losses based on their judgments of information available to them at the time of their examination.

Principles of Consolidation
- ---------------------------
   The consolidated financial statements include the accounts of Great Southern Bancorp, Inc. and its wholly-owned subsidiaries, Great
Southern Savings Bank, Great Southern Capital Management, Great
Southern Financial Corporation and its wholly-owned subsidiary, Appraisal Services, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Reclassifications
- -----------------
   Certain 1992 and 1991 amounts have been reclassified to conform to the 1993 financial statements presentation. These reclassifications had no effect on net income.

Cash and Investment Securities
- ------------------------------
   Regulations require the Savings Bank to maintain an amount in cash and U.S. government and other approved securities equal to 5.0% of savings deposits (net of loans on savings deposits) plus short-term borrowings.

   Investments in debt securities intended to be held until maturity are valued at cost and adjusted for amortization of premium and accretion of discount. Premium and discount on investment securities are amortized (deducted) and accreted (added), respectively, to interest income on the level-yield method over the period to maturity of the related securities.

   Interest and dividends on investment securities are reported in operating income. Realized gains and losses on the sale of investment securities are reported separately as securities gains (losses). Gains and losses on security transactions are recognized using the specific identification method.

   In determining whether securities can be held until maturity, management considers whether there are conditions, such as regulatory requirements, which would impair its ability to hold such securities until maturity. At present, management is not aware of any such conditions, and therefore, no provision for any excess of cost over market values has been provided.

Excess of Cost Over Fair Value of Net Assets Acquired
- -----------------------------------------------------
   Unamortized costs in excess of the fair value of underlying net tangible assets acquired were $1,356,301 and $1,441,081 (originally $2,422,318) at June 30, 1993 and 1992, respectively, and are being amortized over a twenty-year period using the straight-line method.

Loans Held for Sale
- -------------------
   Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. There were no loans held for sale at June 30, 1993 and 1992.

Allowance for Loan Losses
- -------------------------
   The allowance for loan losses is maintained at an amount considered adequate to provide for potential losses. The provision for loan losses is based on periodic analysis of the loan portfolio by management. In this regard, management considers numerous factors including, but not necessarily limited to, general economic conditions, loan portfolio composition, prior loss experience and independent appraisals.

Foreclosed Assets Held for Sale
- -------------------------------
   Assets acquired by foreclosure or in settlement of debt and held for sale are valued at fair value as of the date of foreclosure, and a related valuation allowance is provided for estimated costs to sell the assets. Management evaluates the value of foreclosed assets periodically and increases the valuation allowance for any subsequent declines in estimated fair value. Changes in the valuation allowance are charged or credited to noninterest expense. If management deems the decline in fair value to be permanent, the carrying value of the asset is reduced directly by a charge to noninterest expense. Costs for development and improvement of the assets are capitalized.

   Assets acquired by foreclosure also include loans upon which the foreclosure process is imminent or has been initiated but not completed and considered in-substance foreclosed. Such assets are carried at fair value, and a related valuation allowance is provided for estimated costs to sell the assets.

   Loans to facilitate the sale of assets acquired in foreclosure are discounted if made at less than market rates. Discounts are amortized over the fixed interest period of each loan using the interest method.

Premises and Equipment
- ----------------------
   Office properties and equipment are stated at cost less accumulated depreciation and include expenditures for major betterments and renewals. Maintenance, repairs and minor renewals are expensed as incurred. When property is retired or sold, the retired asset and related accumulated depreciation are removed from the accounts and the resulting gain or loss taken into income.

   Depreciation is computed by use of straight-line and accelerated methods over the estimated useful lives of the assets.

Interest Income
- ---------------
   Interest on loans is credited to income as earned. Interest is not recognized on loans which are ninety days or more contractually delinquent. Such excluded interest, when ultimately collected, is credited to income at the time of receipt.

Loan Servicing Income
- ---------------------
   Loan servicing income represents fees earned for servicing real estate mortgage loans owned by various investors. The fees are generally calculated on the outstanding principal balances of the loans serviced and are recorded as income when earned.

Loan Origination Fees
- ---------------------
  Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in interest income using the level-yield method over the contractual life of the loan.

Retained Earnings
- -----------------
   Capital regulations require that all savings institutions have tangible capital of 1.5% of adjusted total assets, a leverage ratio (or core capital) of 3% of adjusted total assets and, for 1993, risk-based capital of at least 8.0% of risk-weighted assets. Risk-based capital of 7.2% was required at June 30, 1992. The following is a reconciliation of the Savings Bank's GAAP capital to regulatory capital at June 30, 1993:

                                                                       Unaudited Regulatory
                                                           ---------------------------------------------
                                                              Tangible          Core         Risk-Based
                                                               Capital         Capital         Capital
                                                               -------         -------         -------
            GAAP capital                                  $  43,455,505   $  43,455,505   $  43,455,505

            Nonallowable capital:
               Guarantee of ESOP debt                          (223,588)       (223,588)       (223,588)
            Nonallowable assets:
               Goodwill - total                              (1,351,301)
            Additional capital items:
               General valuation allowances -
                   limited                                                                    4,578,000
                                                           --------------    -----------     ----------
            Regulatory capital - computed                      41,880,616    43,231,917      47,809,917
            Minimum capital requirement                         7,698,135    15,396,270      28,835,519
                                                           --------------    ----------     -----------
            Regulatory capital - excess                   $    34,182,481   $27,835,647   $  18,974,398
                                                           ==============    ==========     ===========

   The amount of dividends that the Savings Bank may pay is subject to various regulatory limitations. At June 30, 1993, approximately $10,800,000 was available from Savings Bank retained earnings, without regulatory approval, for distribution as dividends to GSBC. The Savings Bank's internal capital policies provide for greater restrictions than regulatory guidelines and, under internal policies, approximately $974,000 was available for distribution as dividends to GSBC.

Earnings Per Share
- ------------------
   For each of the three years ended June 30, 1993, 1992 and 1991, earnings per common share are based on the weighted average number of common and common equivalent shares outstanding during the year less the weighted average number of shares of treasury stock.

   Such average shares include the weighted average number of common shares considered outstanding, plus the shares issuable upon exercise of stock options after the assumed repurchase of common shares with the related proceeds as follows:

                                                            Weighted Average
                                                                Number of              Shares
                                                              Common Shares           Issuable
                                                            -----------------         --------
                              1993                              1,632,996              75,898
                              1992                              1,767,589              82,313
                              1991                              1,934,248              34,108

Income Taxes
- ------------
   Deferred income taxes are provided on income reported for financial statement purposes in periods which differ from those in which they are subject to taxation.

Cash Equivalents
- ----------------
   The Company considers all highly liquid interest-bearing deposits in other financial institutions with an original maturity of three months or less to be cash equivalents.

NOTE 2:  INVESTMENT SECURITIES

                                                                      June 30, 1993
                                   ---------------------------------------------------------------------------------------
                                       Amortized Cost       Unrealized Gains      Unrealized Losses         Fair Value
                                       --------------       ----------------      -----------------         -----------
Debt Securities:
            U.S. Treasury
               Obligations            $      2,252,452    $            18,548   $                      $         2,271,000
            U.S. government
               agencies and
               corporations
               obligations                  48,480,000                330,207                30,207             48,780,000
            Obligations of state
               and political
               subdivisions                    469,505                    495                                      470,000
                                       ---------------     ------------------    ------------------     ------------------
               Total Debt Securities        51,201,957    $           349,250   $            30,207             51,521,000
                                       ---------------     ==================    ==================     ------------------
Equity Securities:
            Federal Home Loan
               Bank stock                    5,858,800                                                           5,858,800
            Other                               16,980                                                              20,200
                                       ---------------                                                  ------------------
               Total Equity
                   Securities                5,875,780                                                           5,879,000
                                       ---------------                                                  ------------------
                                      $     57,077,737                                                 $        57,400,000
                                       ===============                                                  ==================

                                                                June 30, 1992
                                   ---------------------------------------------------------------------------------------
                                       Amortized Cost       Unrealized Gains      Unrealized Losses         Fair Value
                                       --------------       ----------------      -----------------         -----------
Debt Securities:
            U.S. Treasury
               obligations            $      2,162,106    $            39,675   $               781    $         2,201,000
            U.S. government
               agencies and
               corporations
               obligations                  59,273,952              1,000,938                   890             60,274,000
            Obligations of state
               and political
               subdivisions                    475,540                    460                                      476,000
                                       ---------------     ------------------    ------------------     ------------------
               Total Debt Securities        61,911,598    $         1,041,073   $             1,671             62,951,000
                                       ---------------     ==================    ==================     ------------------
Equity Securities:
            Federal Home Loan
               Bank stock                    4,046,400                                                           4,046,400
            Other                                2,604                                                               2,600
                                       ---------------                                                  ------------------

               Total Equity
                   Securities                4,049,004                                                           4,049,000
                                       ---------------                                                  ------------------

                                      $     65,960,602                                                 $        67,000,000
                                       ===============                                                  ==================

            Maturities of debt securities at June 30, 1993, were:

                                                                                 Amortized Cost             Fair Value
                                                                                 --------------             ----------
               In one year or less                                          $        31,021,572   $         31,319,000
               After one through five years                                          19,710,880             19,732,000
               Other securities, not due on a single maturity date                      469,505                470,000
                                                                              -----------------     ------------------
                                                                            $        51,201,957    $        51,521,000
                                                                             ------------------     ------------------
                                                                             ------------------     ------------------

   There were no sales of debt securities in 1993, 1992 or 1991.
Accordingly, there were no gross realized gains or losses in those years.

   The Savings Bank is a member of the Federal Home Loan Bank system. As a member of this system, it is required to maintain an investment in capital stock of the Federal Home Loan Bank in an amount equal to the greater of 1% of its outstanding home loans, 0.3% of its total assets, or one-twentieth of its outstanding advances from the Bank. No ready market exists for such stock, and it has no quoted market value. For disclosure purposes, such stock is assumed to have a fair value which is equal to cost.

   United States government obligations with a carrying value of $9,963,000 and fair value of $10,042,000 were pledged at June 30, 1993, as collateral for public deposits. United States government obligations with a carrying value of $7,591,000 and fair value of $7,692,000 were pledged as collateral at June 30, 1993, for the Savings Bank's collateralized borrowing accounts. United States government obligations with a carrying value of $17,727,000 and fair value of $17,731,000 were pledged as collateral for an outstanding letter of credit described in Note 13. In addition, United States government obligations with a carrying value of $11,264,000 and fair value of $11,362,000 were pledged as collateral for Federal Home Loan Bank advances described in Note 7.

NOTE 3:     LOANS RECEIVABLE

            Loans receivable consist of the following:
                                                                                                June 30,
                                                                               -------------------------------------------
                                                                                        1993                   1992
                                                                                        ----                   ----

            One to four family residential loans                                $   202,420,574        $   195,100,049
            Other residential mortgage loans                                         45,412,806             41,313,449
            Commercial real estate loans                                             93,318,360             74,842,332
            Other commercial loans                                                   14,162,743             14,613,252
            One to four family construction loans                                    17,433,140             10,222,580
            Other residential construction loans                                     38,675,197              3,570,785
            Commercial construction loans                                            41,797,630              6,655,081
            Mortgage-backed securities                                                3,558,965              4,462,585
            Installment and education loans                                          16,342,182             13,718,690
            Discounts on loans purchased                                             (1,762,378)            (1,923,141)
            Undisbursed portion of loans in process                                 (38,879,212)            (3,721,537)
            Allowance for loan losses                                               (10,590,314)            (6,029,437)
            Deferred loan fees and gains, net                                        (2,362,632)              (808,392)
                                                                                 --------------         --------------
                                                                                $   419,527,061        $   352,016,296
                                                                                 ==============         ==============

            Changes in the allowance for loan losses were as follows:

                                                                                Years Ended June 30,
                                                         --------------------------------------------------------
                                                                  1993                  1992                   1991
                                                                  ----                  ----                   ----
               Balance, beginning of year            $         6,029,437   $         4,732,362   $          5,416,568
                   Provision charged to operations             4,676,953             2,857,060              1,864,029
                   Loans charged off                            (417,698)           (2,060,970)            (2,940,552)
                   Recoveries                                    301,622               500,985                392,317
                                                      -------------------    ------------------    -------------------
               Balance, end of year                  $        10,590,314   $         6,029,437   $          4,732,362
                                                      ==================     ==================    ===================

   The weighted average interest rate on loans receivable at June 30, 1993 and 1992, was 7.74% and 8.54%, respectively.

   The Savings Bank serviced whole mortgage loans and participations in mortgage loans for others amounting to $74,994,000, $58,655,000 and $58,049,000 at June 30, 1993, 1992 and 1991, respectively.

   Loans on which the accrual of interest has been discontinued amounted to $1,918,000, $4,600,000 and $5,200,000 at June 30, 1993, 1992 and
1991, respectively. If interest on these loans had been accrued, such interest income would have approximated $101,000, $540,000 and $337,000 for the years ended June 30, 1993, 1992 and 1991, respectively.

   Certain directors and executive officers of the Company and its subsidiary Savings Bank were customers of and had transactions with the subsidiary Savings Bank in the ordinary course of business. In the opinion of management, all loans included in such transactions were made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. At June 30, 1993 and 1992, loans outstanding to these directors and executive officers amounted to $764,000 and $1,064,000, respectively.

   Certain of the Savings Bank's real estate loans are pledged as collateral for borrowings as set forth in Notes 7 and 8.


NOTE 4:       FORECLOSED ASSETS HELD FOR SALE

                                                                                             June 30,
                                                                           -------------------------------------------
                                                                                        1993                   1992
                                                                                        ----                   ----
               In-substance foreclosures                                    $         4,348,529   $          5,884,296
               Foreclosed assets                                                      3,763,038              4,246,357
               Real estate sold under contract for
                   deed and other arrangements                                        1,989,337              3,372,700
                                                                             ------------------    -------------------
                                                                                     10,100,904             13,503,353
                    Valuation allowance                                              (1,192,111)            (1,117,473)
                                                                             ------------------    -------------------
                                                                            $         8,908,793   $         12,385,880
                                                                             ==================    ===================

Changes in the valuation allowance on foreclosed assets were as follows:

                                                                            Years Ended June 30,
                                                     -----------------------------------------------------------------
                                                                  1993                  1992                   1991
                                                                  ----                  ----                   ----
               Balance, beginning of year            $         1,117,473   $         1,186,256   $          1,258,031
                   Provision charged to operations               432,000             1,282,972                750,000
                   Charge-offs                                  (357,362)           (1,351,755)              (821,775)
                                                      -------------------    ------------------    -------------------
            Balance, end of year                     $         1,192,111   $         1,117,473   $          1,186,256
                                                      ==================     ==================    ===================

NOTE 5:     PREMISES AND EQUIPMENT

            Premises and equipment consist of the following:

                                                                                              June 30,
                                                                               ----------------------------------------
                                                                                        1993                   1992
                                                                                        ----                   ----
               Land                                                             $     1,466,520   $          1,349,991
               Buildings and improvements                                             7,479,071              7,201,954
               Furniture, fixtures and equipment                                      3,777,892              3,737,232
                                                                                 --------------         --------------
                                                                                     12,723,483             12,289,177
               Less accumulated depreciation                                          6,447,109              6,375,827
                                                                                 --------------         --------------
                                                                            $         6,276,374   $          5,913,350
                                                                                 ==============         ==============

Depreciation expense was $574,892, $577,440 and $551,027 for 1993, 1992 and 1991, respectively.


NOTE 6:       SAVINGS DEPOSITS

   Savings deposits consist of the following:

                                                                         June 30,
                                             Weighted Average -------------------------------------
                                              Interest Rate              1993                  1992
                                              -------------              ----                  ----
               Checking accounts                              $     5,322,000        $    4,083,968
               Interest-bearing checking      2.18% - 2.73%        98,628,682            93,248,301
               Savings accounts               2.50% - 3.47%        40,462,270            37,337,914
                                                              ---------------        --------------
                                                                  144,412,952           134,670,183
                                                              ---------------        --------------
               Certificate accounts             0% -  3.99%       104,687,155            37,525,405
                                                4% -  5.99%        42,167,672           110,867,326
                                                6% -  7.99%        29,091,891            58,167,700
                                                8% -  9.99%         2,459,431             4,763,852
                                               10% - 11.99%         2,838,080             2,738,664
                                                              ---------------        --------------
                                                                  181,244,229           214,062,947
                                                              ---------------        --------------
               Accrued interest on savings deposits                   954,057             1,613,188
                                                              ---------------        --------------
                                                              $   326,611,238        $  350,346,318
                                                              ===============        ==============

   The weighted average interest rate on certificates of deposit at June 30, 1993 and 1992, was 4.31% and 5.06%, respectively.

   The aggregate amount of short-term jumbo certificates of deposit in excess of $100,000 was approximately $23,000,000 and $35,700,000 at
June 30, 1993 and 1992, respectively.

   A summary of savings certificates by maturity date for years ending June 30 is as follows:

              1994                          $        128,142,035
              1995                                    23,343,067
              1996                                     7,901,301
          1997 and thereafter                         21,857,826
                                             -------------------
                                            $        181,244,229
                                             ===================

   A summary of interest expense on deposits is as follows:

                                                                                Years Ended June 30,
                                                           ---------------------------------------------------------------
                                                                  1993                  1992                   1991
                                                                  ----                  ----                   ----
            Checking accounts                             $         1,988,702   $         2,778,531    $         3,020,286

            Savings accounts                                        1,039,455             1,350,783              1,420,849

            Certificate accounts                                    8,569,364            13,396,951             19,430,792

            Early withdrawal penalties                                (47,610)              (59,222)               (65,893)
                                                           ------------------    ------------------     ------------------
                                                          $        11,549,911   $        17,467,043    $        23,806,034
                                                           ==================    ==================     ==================

NOTE 7:       ADVANCES FROM FEDERAL HOME LOAN BANK

   Advances from the Federal Home Loan Bank consist of the following:

                                                                         June 30,
                                     -------------------------------------------------------------------------------------
                                                       1993                                         1992
                                     ----------------------------------------    -----------------------------------------
                                                            Weighted Average                             Weighted Average
                                           Amount             Interest Rate            Amount             Interest Rate
                                           ------           ----------------           ------         ------------------
               1993                   $                                %        $         8,244,389            9.42%
               1994                         82,048,179             4.25                  12,968,899            8.58
               1995                          1,380,371             6.35                   1,295,874            6.34
               1996                          3,614,860             6.85                   3,524,640            6.90
               1997                          7,419,456             6.90                   7,322,960            6.91
               1998                          1,978,163             6.13                     400,000            7.35
               1999 and
                   thereafter               18,482,327             7.89                  15,223,722            8.08
                                       ---------------          -------          ------------------           -----
                                      $    114,923,356             5.15%        $        48,980,484            8.12%
                                       ===============          =======          ==================           =====

      In addition to the above advances, the Savings Bank had available a line of credit amounting to $2,223,000 and $45,900,000 with the FHLB at June 30, 1993 and 1992, respectively.

   Although no loans are specifically pledged, the FHLB requires the Savings Bank to maintain FHLB stock, investment securities and first mortgage loans free of pledges, liens and encumbrances in an amount equal to at least 170% of outstanding advances as collateral for such borrowings. Investment securities of approximately $11,264,000 are specifically pledged as collateral for advances at June 30, 1993.


NOTE 8:       SHORT-TERM BORROWINGS

   Short-term borrowings consists of the following:

                                                                                             June 30,
                                                                             -----------------------------------------
                                                                                        1993                   1992
                                                                                        ----                   ----
               United States government securities sold
                   under repurchase agreements                              $         8,176,733   $          9,361,345
               Other borrowed money                                                   7,152,743              6,652,512
                                                                             ------------------    -------------------
                                                                            $        15,329,476   $         16,013,857
                                                                             ==================    ===================

   The Savings Bank enters into sales of securities under agreements to repurchase (reverse repurchase agreements). Reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the Statement of Financial Condition. The dollar amount of securities underlying the agreements remains in the asset accounts.

   Other borrowed money consists of agreements with corporate entities which are secured by a pledge of residential mortgage loans.

   Securities sold under reverse repurchase agreements had book values including accrued interest of $7,800,526 and $8,642,401 and fair values of $7,901,000 and $8,789,000 at June 30, 1993 and 1992, respectively.
Mortgage loans securing other borrowed money accounts had carrying values of $23,560,000 and $30,466,000 at June 30, 1993 and 1992,
respectively.

   Short-term borrowings had weighted average interest rates of 1.81% and 2.57% at June 30, 1993 and 1992, respectively. Securities and mortgage loans underlying the agreements were being held by the Savings Bank during the agreement period. All agreements are written on a one month or less term.

   Short-term borrowings averaged $15,738,000, $13,463,000 and $13,388,000 for the years ended June 30, 1993, 1992 and 1991, respectively. The maximum amounts outstanding at any month end were $27,543,000, $16,014,000 and $14,379,000 during the years ended June
30, 1993, 1992 and 1991, respectively.


NOTE 9:       INCOME TAXES

   In computing federal income taxes, the Savings Bank has been allowed a percentage of otherwise taxable income as a statutory bad debt deduction, subject to limitations based on aggregate loans and savings balances. The percentage is currently 8%.

   As of June 30, 1993, appropriation of retained earnings representing bad debt deductions amounted to approximately $17,400,000. If these bad debt reserves are used for purposes other than loan losses, the amount used will be subject to federal income tax at the prevailing corporate rate.

   The provision for income taxes consists of the following:

                                                                                Years Ended June 30,
                                                           ---------------------------------------------------------------
                                                                  1993                  1992                   1991
                                                                  ----                  ----                   ----
                   Current                                $         4,408,500   $         2,494,000    $         1,256,300
                   Deferred                                           125,000                50,000                112,000
                                                           ------------------    ------------------     ------------------
                                                          $         4,533,500   $         2,544,000    $         1,368,300
                                                           ==================    ==================     ==================

   Deferred income taxes result from timing differences in the recognition of income and expense for tax and financial reporting purposes. The sources of these timing differences and their tax effect are as follows:

                                                                             Years Ended June 30,
                                                       ------------------------------------------------------------
                                                                  1993                  1992                   1991
                                                                  ----                  ----                   ----
                   Deferred income                   $             5,000    $         (15,000)    $           20,000
                   Investment securities accretion                     -              (15,000)                12,000
                   FHLB stock dividend                           120,000               80,000                 80,000
                                                      ------------------     ----------------      -----------------
                                                     $           125,000    $          50,000     $          112,000
                                                      ==================     ================      =================

   Reconciliations of the Company's provision for income taxes to the statutory corporate tax rates are as follows:

                                                                                         Years Ended June 30,
                                                                    -------------------------------------------------------
                                                                       1993                  1992                    1991
                                                                       ----                  ----                    ----
            Tax at statutory rate                                        34.0%                 34.0%                  34.0%
            Bad debt deduction, nondeductible
               provision for losses                                      13.5                   1.4                   (2.2)
            Nontaxable gain/loss on real estate
               acquired by foreclosure                                   (1.4)                  4.5                   (3.3)
            Nontaxable purchase accounting income                          .3                    .3                     .3
            Nontaxable interest on
               investment securities                                      (.5)                  (.8)                  (1.1)
            State income taxes                                            3.5                   1.1                     .4
            Other                                                         (.5)                  (.3)                   1.4
                                                                    ---------             ---------              ---------
                                                                         48.9%                 40.2%                  29.5%
                                                                    =========             =========              =========

   The nontaxable income from purchase accounting results from differences in value assigned to assets and liabilities under purchase accounting and carryover tax basis.

   The Company and its consolidated subsidiaries have not been audited recently by the Internal Revenue Service with respect to consolidated federal income tax returns, and as such, these returns have been closed without audit through June 30, 1988.

   State legislation provides that savings banks will be taxed based on an annual privilege tax of 7% of net income. The 1993 and 1992 tax included in the provision for income tax amounts to $425,000 and $65,000, respectively. No provision has been made in these financial statements for the 1991 privilege tax as it was offset by refund claims of previously paid state taxes and/or state tax credits.

   Income taxes payable at June 30, 1993 and 1992, include deferred taxes payable of $375,000 and $250,000, respectively.


NOTE 10:      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and Cash Equivalents
- -------------------------
   The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair value.

Investment Securities
- ---------------------
   For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans Receivable
- ----------------
   The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics are aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

Deposit Liabilities
- -------------------
   The fair value of demand deposits and savings accounts is the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair value of fixed-maturity certificates of deposit is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

Commitments to Extend Credit and Standby Letters of Credit
- ----------------------------------------------------------
   The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

   The following table presents estimated fair values of the Company's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

                                                                                                 1993
                                                                            ----------------------------------------------
                                                                                 Carrying Amount           Fair Value
                                                                                 ---------------           ----------
            Financial assets:
               Cash and cash equivalents                                            $  16,608,394           $ 16,608,000
               Investment securities                                                   57,077,737             57,400,000
               Loans, net of allowance for loan losses                                419,527,061            428,156,000
               Accrued interest receivable                                              3,814,890              3,815,000

            Financial liabilities:
               Deposits                                                               326,611,238            328,723,000
               FHLB advances                                                          114,923,356            118,017,000
               Short-term borrowings                                                   15,329,476             15,329,000

            Unrecognized financial instruments (net of contractual value):
               Commitments to extend credit                                                   -0-                    -0-
               Standby letters of credit                                                      -0-                    -0-
               Unused lines of credit                                                         -0-                    -0-

NOTE 11:    LEASES

   The Savings Bank has entered into various operating leases at seventeen of its branch locations. At June 30, 1993, minimum lease payments are as follows:

              1994                   $     105,188
              1995                         102,537
              1996                         102,537
              1997                         102,537
              1998                         102,537
              Later Years                1,617,608
                                     -------------
                                     $   2,132,944
                                      ============

   Rental expense was $146,027, $155,076 and $137,518 for the years ended June 30, 1993, 1992 and 1991, respectively.

NOTE 12:      DEFINED BENEFIT PLAN

   The Company participates in a multi-employer defined benefit plan covering all employees who have met minimum service requirements. The Company's policy is to fund pension cost accrued. No contribution was required for the three years ended June 30, 1993. As a member of a multi-employer pension plan, disclosures of plan assets and liabilities for individual employers are not required or practicable.


NOTE 13:      OFF-BALANCE SHEET AND CREDIT RISK

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a significant portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Savings Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Savings Bank upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

   At June 30, 1993 and 1992, the Savings Bank had outstanding commitments to originate loans and fund commercial construction aggregating approximately $72,700,000 (including $39 million of undisbursed loans in process) and $39,900,000. The commitments extend over varying periods of time with the majority being disbursed within a 30- to 180-day period. Loan commitments at fixed rates of interest amounted to $6,300,000 and $3,352,000 with the remainder at floating market rates at June 30, 1993 and 1992, respectively.

   Letters of credit are conditional commitments issued by the Savings Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

   The Savings Bank had total outstanding letters of credit amounting to $8,635,000 and $8,362,000 at June 30, 1993 and 1992, respectively, with $474,500 and $201,500 of the letters of credit having terms ranging from six months to five years at June 30, 1993 and 1992, respectively. The remaining $8,160,500 at June 30, 1993 and 1992, consisted of an outstanding letter of credit to guarantee the payment of principal and interest on a Multifamily Housing Refunding Revenue Bond issue. The Savings Bank has pledged investment securities to this letter of credit as discussed in Note 2.

   Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. The Savings Bank evaluates each customer's credit worthiness on a case-by-case basis.
The amount of collateral obtained, if deemed necessary by the Savings Bank upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. The Savings Bank uses the same credit policies in granting lines of credit as it does for on-balance sheet instruments.

   At June 30, 1993, the Savings Bank had granted unused lines of credit to borrowers aggregating approximately $4,600,000 and $1,950,000 for commercial lines and open-end consumer lines, respectively. At June
30, 1992, the Savings Bank had granted unused lines of credit to borrowers aggregating approximately $10,400,000 and $1,850,000 for commercial lines and open-end consumer lines, respectively.

   The Savings Bank grants collateralized commercial, real estate and consumer loans primarily to customers in the southwest and central portions of Missouri. Although the Savings Bank has a diversified portfolio, loans (including loans in process) aggregating $54.1 million and $28.8 million at June 30, 1993 and 1992, respectively, are secured by motels, restaurants, recreational facilities and other commercial properties in the Branson, Missouri, area. Residential mortgage and consumer loans in the Branson, Missouri, area aggregated $48.3 million and $39.4 million at June 30, 1993 and 1992, respectively. In addition, construction loans in process at June 30, 1993, totaled $97.9 million or 23% of the Savings Bank's net loan portfolio. Approximately 88% of construction loans are multifamily and commercial properties.

NOTE 14:      LITIGATION

   GSBC and its subsidiaries are defendants in certain lawsuits arising in the ordinary course of business. Management, after review with its legal counsel, is of the opinion that the resolution of these legal matters will not have a material adverse effect on the Company's financial position.


NOTE 15:      FUTURE CHANGES IN ACCOUNTING PRINCIPLE

   The Financial Accounting Standards Board has adopted Statement No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach to determining deferred income tax amounts and income tax expense for the period. The Company expects to first apply this statement during the fiscal year ending June 30, 1994. The impact of this statement is expected to increase equity by approximately 6%.

   The Financial Accounting Standards Board has adopted Statement No. 106, "Employers' Accounting for Post-Retirement Benefits Other Than Pensions." This statement requires employers to use accrual accounting for post-retirement benefits other than pensions, covering current and former employees and their families. The Company expects to first apply this statement in the fiscal year ending June 30, 1994. The application of this statement is expected to have no effect on GSBC's financial statements.

   The Financial Accounting Standards Board has adopted Statement No. 114, "Accounting by Creditors for Impairment of a Loan." This statement requires certain impaired loans to be measured based on the present value of expected future cash flows. The Company expects to first apply this statement in the fiscal year ending June 30, 1996. The effect of this change in accounting principle has not been determined.

   The Financial Accounting Standards Board has adopted Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement addresses accounting for an entity's held-to-maturity securities, trading securities and available-for-sale securities as well as establishes criteria for the various categories. The Company expects to first apply this statement in the fiscal year ending June 30, 1995. The effect of this change in accounting principle has not been determined.

NOTE 16:      ADDITIONAL CASH FLOW INFORMATION

                                                                            1993               1992              1991
                                                                            ----               ----              ----
Noncash Investing and Financing Activities
- -------------------------------------------
            Conversion of loans to foreclosed assets                       $557,573         $5,423,238        $8,957,177
            Conversion of foreclosed assets to loans                     $6,242,975         $5,725,611        $3,737,507

Additional Cash Payment Information
- -----------------------------------
            Interest paid                                               $17,468,741        $22,703,781       $28,628,754
            Income taxes paid                                            $3,706,888         $2,312,000        $1,250,000

NOTE 17:      CONVERSION TO STOCK FORM OF OWNERSHIP

   In connection with the conversion in December 1989, GSBC completed the sale of 2,054,167 shares of its common stock (par value $.01) at an initial public offering price of $9 per share. In the event of a future liquidation of the Savings Bank (and only in such event), eligible depositors who continue to maintain accounts shall be entitled to receive a distribution from the liquidation account.


NOTE 18:      EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

   Effective upon the conversion, GSBC established an Employee Stock Ownership Plan (ESOP) for full-time employees age 21 years or older who have at least one year of credited service.

   The ESOP borrowed funds from a third-party lender and used the proceeds to purchase common stock. During 1991, the ESOP debt payable to the third-party lender was refinanced by a loan payable to GSBC.
The debt is to be repaid in monthly amounts of $30,812 plus interest at a rate of prime plus two percent and matures April 1, 1994. The loan will be retired by contributions to the ESOP from the Savings Bank and other subsidiaries. Shares purchased will be held in a suspense account for allocation among members as the loan is paid.
Contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation in the year of allocation. Benefits become 100% vested after five years of credited service. Forfeitures will be reallocated among remaining participating employees. Benefits are payable upon retirement, early retirement, disability or separation from service. Distributions may be paid in shares of common stock or in cash.

   The ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees.
Unallocated shares and shares held in the suspense account will be voted pro rata based on the shares voted by the participating employees.

   Contribution expense was $404,608, $449,609 and $519,906 for the years ended June 30, 1993, 1992 and 1991, respectively. Interest incurred on ESOP debt was $34,864, $79,865 and $150,162 for the years ended June 30, 1993, 1992 and 1991, respectively. Dividends declared on ESOP shares were $69,925, $73,280 and $73,950 for the years ended June 30, 1993, 1992 and 1991, respectively. The amounts contributed to the ESOP for the years ended June 30, 1993, 1992 and 1991, were the same as contribution expense for the same periods.

   At June 30, 1993, the Internal Revenue Service (IRS) had determined the ESOP qualifies under Section 401(a) of the Internal Revenue Code and is, therefore, not subject to tax under present income tax regulations.

NOTE 19:      STOCK OPTION PLAN

   Effective upon the conversion, the Board of Directors of the Company established the 1989 Stock Option and Incentive Plan for employees and directors of the Company and its subsidiaries. Under the plan, stock options or awards may be granted with respect to 205,416 shares of common stock.

   Stock options may be either incentive stock options or nonqualified stock options, and the option price must be at least equal to the fair value of the Company's common stock on the date of grant. Options are granted for a ten-year term and become exercisable in four cumulative annual installments of 25% commencing two years from the date of grant. The Stock Option Committee may accelerate a participant's right to purchase shares under the plan.

   Stock awards may be granted to key officers and employees upon terms and conditions determined solely at the discretion of the Stock Option Committee.

   The table below summarizes transactions under the Company's stock option plan:

                                                                                                  Shares
                                                                                 --------------------------------------
                                                                                      Available
                                                                                      to Grant             Under Option
                                                                                      --------             ------------
            Balance, July 1, 1990 ($9 per share)                                       67,578                 107,838
               Granted ($7.625 per share)                                             (32,700)                 32,700
               Forfeited ($7.625 per share)                                             1,050                 (1,050)
                                                                                     ---------              ---------
            Balance, June 30, 1991 ($7.625 - $9 per share)                             35,928                 139,488
               Granted ($21 per share)                                                 (3,100)                  3,100
               Exercised ($9 per share)                                                     -                  (2,568)
               Forfeited ($7.625 - $9 per share)                                       10,802                 (10,802)
                                                                                      -------               ----------
            Balance, June 30, 1992 ($7.625 - $21 per share)                            43,630                 129,218
               Granted ($30.125 per share)                                             (2,000)                  2,000
               Exercised ($7.625 - $9 per share)                                            -                 (10,730)
               Forfeited ($7.625 - $9 per share)                                        5,499                  (5,499)
                                                                                     --------               ----------
            Balance, June 30, 1993 ($7.625 - $30.125 per share)                        47,129                 114,989
                                                                                     ========               ==========
            Options exercisable at June 30, 1993                                                               50,043
                                                                                                               ======

NOTE 20:      SUMMARY OF UNAUDITED QUARTERLY OPERATING RESULTS

   Following is a summary of unaudited quarterly operating results for the years ended June 30, 1993 and 1992:

                                                                                        1993
                                       ------------------------------------------------------------------------------------
                                                                                 Three Months Ended
                                       ------------------------------------------------------------------------------------
                                           September 30           December 31             March 31                June 30
                                           ------------           -----------             --------                -------
Interest income                             $9,464,214             $9,256,891            $8,973,151              $9,467,446
Interest expense                             4,605,562              4,007,152             4,024,099               4,172,797
Provision for loan losses                    1,045,131              1,100,386               905,818               1,625,618
Net income                                   1,062,609              1,109,069             1,220,617               1,343,782
Earnings per common share                         $.60                   $.65                  $.72                    $.80

                                                                                        1992
                                        -----------------------------------------------------------------------------------
                                                                                 Three Months Ended
                                        -----------------------------------------------------------------------------------
                                           September 30           December 31             March 31                June 30
                                           ------------           -----------             --------                -------
Interest income                             $10,492,292            $9,975,147            $9,427,915              $9,128,029
Interest expense                             6,231,034              5,851,027             5,135,506               4,918,857
Provision for loan losses                      983,256                322,804               772,194                 778,806
Net income                                     895,258                926,152               967,159               1,002,948
Earnings per common share                         $.47                   $.50                  $.53                    $.56

NOTE 21:      CONDENSED PARENT COMPANY STATEMENTS

   The condensed balance sheets at June 30, 1993 and 1992, and statements of income and cash flows for the years ended June 30, 1993 and 1992, and the period ended June 30, 1991, for the parent company, Great Southern Bancorp, Inc., are as follows:

                                                                                        1993                   1992
                                                                                        ----                   ----
BALANCE SHEETS
            Assets
               Cash                                                             $         6,458,429    $         5,893,332
               Investment in subsidiaries                                                45,365,871             44,188,776
                                                                                 ------------------     ------------------
                                                                                $        51,824,300    $        50,082,108
                                                                                 ==================     ==================
            Liabilities and Stockholders' Equity
               Dividends and accounts payable                                   $           100,949    $           203,207
               Common stock                                                                  20,542                 20,542
               Additional paid-in capital                                                16,409,261             16,389,961
               Retained earnings                                                         42,842,136             38,688,681
               Employee Stock Ownership Plan debt                                          (223,588)              (619,889)
               Treasury stock, at cost                                                   (7,325,000)            (4,600,394)
                                                                                 ------------------     ------------------
                                                                                $        51,824,300    $        50,082,108
                                                                                 ==================     ==================

                                                                                        1993          1992          1991
                                                                                        ----          ----          ----
STATEMENTS OF INCOME
            Income
               Dividends from subsidiaries                                      $   3,605,389    $   3,603,202   $   8,201,299
               Gain on sale of foreclosed assets                                            -          113,672               -
               Interest income                                                        167,496          253,120         167,175
                                                                                 ------------      -----------    ------------
                   Total income                                                     3,772,885        3,969,994       8,368,474
                                                                                 ------------      -----------    ------------
            Expense
               Operating expenses                                                     248,157          238,320         206,141
                                                                                 ------------      -----------    ------------
                   Total expense                                                      248,157          238,320         206,141
                                                                                 ------------      -----------    ------------
            Income before income tax and equity
               in undistributed earnings of subsidiary                              3,524,728        3,731,674       8,162,333
            Provision (credit) for income taxes                                       (54,254)           1,405           6,750
                                                                                 ------------      -----------    ------------
            Income before equity in
               earnings of subsidiaries                                             3,578,982        3,730,269       8,155,583
            Equity in undistributed earnings
               of subsidiaries                                                      1,157,095           61,248      (4,893,072)
                                                                                 ------------      -----------    ------------
            Net Income                                                          $   4,736,077     $  3,791,517   $   3,262,511
                                                                                 ============      ===========    ============

STATEMENTS OF CASH FLOWS
            Cash Flows From Operating Activities
               Net income                                                       $   4,736,077     $  3,791,517   $   3,262,511
               Items not requiring (providing) cash
                   Equity in undistributed earnings
                       of subsidiaries                                             (1,157,095)         (61,248)              -
                   Gain on sale of foreclosed assets                                        -         (113,672)              -
               Changes in:
                   ESOP debt                                                          396,301          444,170      (1,064,059)
                   Prepaid expenses and other assets                                                     9,310           8,619
                   Dividends and accounts payable                                    (102,258)          47,899         (27,308)
                                                                                 ------------      -----------    ------------

                       Net cash provided by
                          operating activities                                      3,873,025        4,117,976       2,179,763
                                                                                 ------------      -----------    ------------
            Cash Flows From Investing Activities
               Dividends received from subsidiaries
                   in excess of current earnings                                            -                -       4,893,072
               Acquisition of foreclosed assets                                             -                -      (2,617,000)
               Proceeds from sale of foreclosed assets                                      -        2,730,672               -
               Investment in Low Income Housing
                   Partnership                                                        (20,000)               -               -
                                                                                 ------------      -----------    ------------
                       Net cash provided by (used in)
                          investing activities                                        (20,000)       2,730,672       2,276,072
                                                                                 ------------      -----------    ------------
            Cash Flows From Financing Activities
               Dividends paid                                                        (582,622)        (626,938)       (685,585)
               Stock options exercised                                                109,366           23,112               -
               Treasury stock purchased                                            (2,814,672)      (2,951,088)     (1,669,229)
                                                                                 ------------      -----------    ------------
                       Net cash used in
                          financing activities                                     (3,287,928)      (3,554,914)     (2,354,814)
                                                                                 ------------      -----------    ------------
            Increase in Cash                                                          565,097        3,293,734       2,101,021

            Cash, Beginning of Year                                                 5,893,332        2,599,598         498,577
                                                                                 ------------      -----------    ------------
            Cash, End of Year                                                   $   6,458,429     $  5,893,332   $   2,599,598
                                                                                 ============      ===========    ============

Additional Cash Payment Information

            Income taxes paid                                                         $27,659          $12,000            $-0-

NOTE 22:  SUBSEQUENT EVENT

   On July 16, 1993, management of the Company, as authorized by the Board of Directors of Great Southern Bancorp, Inc. (GSBC), signed a letter of intent with Fourth Financial Corporation (Fourth), a Kansas-based bank holding company with over $6 billion in total assets. The letter of intent formulates a transaction whereby all of the outstanding stock of GSBC would be exchanged for shares of Fourth in a tax-free merger. GSBC and Fourth are negotiating a definitive merger agreement which has not been signed. If the merger agreement is signed, it is subject to regulatory and shareholder approval and, if approved, is anticipated to occur in early 1994.




















                                     GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                      (Unaudited)
                                                                         December 31       June 30,
                                                                            1993             1993
                                                                            -----            ----
                               ASSETS
Cash                                                                    $  4,000,818     $  3,776,232
Interest-bearing deposits in financial institutions                       10,895,358       12,832,162
                                                                         -----------      -----------
    Cash and cash equivalents                                             14,896,176       16,608,394
Investment securities (fair value $50,900,000 -
  December 1993; $57,400,000 - June 1993)                                 50,823,486       57,077,737
Loans receivable, net                                                    437,496,851      419,527,061
Foreclosed assets held for sale, net                                      10,594,349        8,908,793
Premises and equipment                                                     6,338,546        6,276,374
Accrued interest receivable
  Loans                                                                    2,604,302        2,848,003
  Investments                                                                608,067          966,887
Prepaid expenses and other assets                                          2,190,673        1,723,871
Excess of cost over fair value of net assets
  acquired                                                                 1,313,911        1,356,301
Deferred income taxes                                                      3,824,000                0
                                                                         -----------      -----------
    Total Assets                                                        $530,690,361     $515,293,421
                                                                         ===========      ===========


                LIABILITIES AND STOCKHOLDERS' EQUITY

Savings Deposits                                                        $327,424,111     $326,611,238
Federal Home Loan Bank advances                                          116,293,184      114,923,356
Short-term borrowings                                                     23,612,527       15,329,476
Advance payments by borrowers for taxes
  and insurance                                                            1,485,206        2,727,416
Accounts payable and accrued expenses                                      2,122,497        2,431,376
Income taxes payable                                                       1,069,477        1,528,505
Deferred income                                                                4,283           18,703
                                                                         -----------      -----------
    Total Liabilities                                                    472,011,285      463,570,070
                                                                         -----------      -----------

Capital stock
  Serial preferred stock, $.01 par value;
    authorized 1,000,000 shares
  Common stock, $.01 par value; authorized
    10,000,000 shares, issued 2,054,167 shares                                20,542           20,542
Additional paid-in capital                                                16,569,261       16,409,261
Retained earnings - substantially restricted                              49,272,251       42,842,136
Employee Stock Ownership Plan debt                                           (31,166)        (223,588)
Treasury stock, at cost; 441,074 shares -
  December 1993; 460,688 shares - June 1993                               (7,151,812)      (7,325,000)
                                                                         -----------      -----------
    Total Stockholders' Equity                                            58,679,076       51,723,351
                                                                         -----------      -----------

    Total Liabilities and Stockholders' Equity                          $530,690,361     $515,293,421
                                                                         ===========      ===========



See Notes to Consolidated Financial Statements

                                     GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF INCOME
                                                      (Unaudited)

                                                        THREE MONTHS ENDED             SIX MONTHS ENDED
                                                            DECEMBER 31,                  DECEMBER 31,
                                                        1993          1992            1993           1992
                                                        ----          ----            ----           ----
INTEREST INCOME
  Loans                                              $9,129,098    $8,149,658     $17,885,479    $16,423,841
  Investment Securities                                 652,597     1,063,995       1,316,738      2,181,467
  Other                                                  27,351        43,238          56,720        115,797
                                                      ---------     ---------      ----------     ----------
                                                      9,809,046     9,256,891      19,258,937     18,721,105
                                                      ---------     ---------      ----------     ----------
INTEREST EXPENSE
  Deposits                                            2,755,156     2,838,989       5,562,577      6,117,546
  FHLBank advances                                    1,443,401     1,084,600       2,883,818      2,315,565
  Short-term borrowings                                 124,606        83,563         211,790        179,603
                                                      ---------     ---------      ----------     ----------
                                                      4,323,163     4,007,152       8,658,185      8,612,714
                                                      ---------     ---------      ----------     ----------
NET INTEREST INCOME                                   5,485,883     5,249,739      10,600,752     10,108,391

PROVISION FOR LOAN LOSSES                             1,220,900     1,100,386       2,685,936      2,145,517
                                                      ---------     ---------      ----------     ----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                           4,264,983     4,149,353       7,914,816      7,962,874
                                                      ---------     ---------      ----------     ----------

NON INTEREST INCOME
  Commissions                                           898,869       810,852       1,808,007      1,646,508
  Service charge fees                                   543,166       438,438       1,010,604        867,893
  Profit on sale of loans                               268,645       120,960         419,847        194,458
  Income (expense) on foreclosed assets                (247,872)     (250,547)         76,856       (296,797)
  Other income                                          431,791       366,705         864,368        663,342
                                                      ---------     ---------      ----------     ----------
                                                      1,894,599     1,486,408       4,179,682      3,075,404
                                                      ---------     ---------      ----------     ----------

NON INTEREST EXPENSE
  Salaries and employee benefits                      1,805,401     1,796,052       3,652,728      3,541,131
  Net occupancy expense of premises                     426,178       449,493         870,046        854,778
  Postage                                               134,708       128,761         268,172        256,649
  Insurance                                             308,445       285,380         595,716        576,581
  Advertising                                           219,145       150,188         374,863        226,394
  Office supplies and printing                          128,546       101,055         224,487        223,644
  Other expenses                                        712,375       700,962       1,307,458      1,152,123
                                                      ---------     ---------      ----------     ----------
                                                      3,734,798     3,611,891       7,293,470      6,831,300
                                                      ---------     ---------      ----------     ----------

INCOME BEFORE INCOME TAXES                            2,424,784     2,023,870       4,801,028      4,206,978

PROVISION FOR INCOME TAXES                              756,700       914,800       1,602,000      2,035,300
                                                      ---------     ---------      ----------     ----------

INCOME BEFORE CUMULATIVE CHANGE IN
  ACCOUNTING PRINCIPLE                                1,668,084     1,109,070       3,199,028      2,171,678

CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING FOR INCOME TAXES                                 0             0       3,375,000              0
                                                      ---------     ---------      ----------      ---------

NET INCOME                                           $1,668,084    $1,109,070     $ 6,574,028    $ 2,171,678
                                                      =========     =========      ==========     ==========

EARNINGS PER COMMON SHARE:

  Income Before Cumulative Effect of
    Accounting Change                                     $1.00          $.65           $1.91          $1.25

  Cumulative Effect of Change in Accounting
    for Income Taxes                                        .00           .00            2.02            .00
                                                           ----           ---            ----           ----

  Net Income                                              $1.00          $.65           $3.93          $1.25
                                                           ====           ===            ====           ====

See Notes to Consolidated Financial Statements

                                     GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      (Unaudited)

                                                                             SIX MONTHS ENDED
                                                                               DECEMBER 31,
                                                                          1993             1992
                                                                          ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                         $  6,574,028     $  2,171,678
  Items not requiring (providing) cash:
    Depreciation                                                          293,387          267,804
    Amortization                                                           42,390           42,390
    Provision for loan losses                                           2,685,936        2,145,517
    Provision for losses on foreclosed assets                             500,000          257,000
    Gain on sale of loans                                                (419,847)        (194,458)
    FHLBank stock dividends received                                            0         (184,000)
    (Gain) loss on sale of premises and equipment                        (175,835)            (682)
    Gain on sale of foreclosed assets                                    (484,262)         (75,440)
    Amortization of deferred income,
      premiums and discounts                                             (353,928)         155,552
    Loss on investment securities                                           8,444                0
    Cumulative effect of change in accounting for
      income taxes                                                     (3,375,000)               0
    Deferred income taxes                                                (824,000)               0
  Changes in:
    Accrued interest receivable                                           602,521          238,890
    Prepaid expenses and other assets                                    (466,802)        (200,284)
    Accounts payable and accrued expenses                                (308,879)        (247,301)
    ESOP debt                                                             192,422          200,224
    Income taxes payable                                                  (84,028)         365,988
                                                                      -----------      -----------

      Net cash provided by operating activities                         4,406,547        4,942,878
                                                                      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net increase in loans                                               (22,167,710)     (18,338,295)
  Purchase of loans                                                             0       (1,422,606)
  Purchase of premises and equipment                                     (546,369)        (337,017)
  Proceeds from sale of premises and equipment                            366,645           12,280
  Proceeds from sale of foreclosed assets                                 993,465          407,355
  Capitalized costs on foreclosed assets                                  (28,130)      (2,152,073)
  Proceeds from maturing investment securities                         10,102,870       13,802,455
  Purchase of investment securities                                    (4,252,353)     (11,910,383)
                                                                      -----------      -----------
      Net cash used in
        investing activities                                          (15,531,582)     (19,938,284)
                                                                      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net purchase (redemption) of certificates of deposit                 (2,050,462)     (32,234,420)
  Net increase in checking and savings                                  2,863,335        6,375,503
  Proceeds from FHLBank advances                                       69,552,413       68,401,500
  Repayments of FHLBank advances                                      (68,182,585)     (35,622,914)
  Net increase in short-term borrowings                                 8,283,051       (2,819,969)
  Advances from borrowers for taxes and insurance                      (1,242,210)      (1,097,963)
  Purchase of treasury stock                                                    0       (1,681,038)
  Dividends paid                                                         (143,913)        (294,758)
  Stock options exercised                                                 333,188                0
                                                                      -----------      -----------

    Net cash provided by financing activities                           9,412,817        1,025,941
                                                                      -----------      -----------

DECREASE IN CASH AND CASH EQUIVALENTS                                  (1,712,218)     (13,969,465)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                         16,608,394       26,559,576
                                                                      -----------      -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                             $ 14,896,176     $ 12,590,111
                                                                      ===========      ===========

See Notes to Consolidated Financial Statements

GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1:  BASIS OF PRESENTATION

         The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods and six month periods ended December 31, 1993 and 1992 are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report Form 10-K for the year ended June 30, 1993.

         When necessary, reclassifications have been made to prior period balances to conform to current period presentation. These reclassifications had no effect on net income.


NOTE 2:  EARNINGS PER SHARE

         Earnings per share is based on the weighted average number of common and common equivalent shares outstanding during the period less the weighted average number of shares of treasury stock.

         Such average shares include the weighted average number of common shares considered outstanding, plus the shares issuable, upon exercise of stock options after the assumed repurchase of common shares with the related proceeds as follows:

                                                  Three Months Ended           Six Months Ended
                                                     December 31,                December 31,
                                                  1993         1992           1993         1992
                                                  ----         ----           ----         ----
     Weighted Average Number of
         Common Shares                         1,599,545    1,635,028      1,598,934    1,655,690

     Shares Issuable
         Primary                                  73,377       77,210         72,603       76,795
         Fully Diluted                            73,815       77,573         73,815       77,573

















                           ANNEX I


              AGREEMENT AND PLAN OF REORGANIZATION




                              among


                  FOURTH FINANCIAL CORPORATION,




               FIRST DODGE CITY BANCSHARES, INC.,
         FIRST NATIONAL BANCSHARES OF DODGE CITY, INC.,
                     METRO BANCSHARES, INC.,
                   METRO BANK OF BROKEN ARROW,
       FIRST NATIONAL BANK AND TRUST COMPANY IN DODGE CITY


                               and


                       THE STOCKHOLDERS OF
                FIRST DODGE CITY BANCSHARES, INC.








                  Dated as of February 2, 1994


                        TABLE OF CONTENTS



                                                        Page No.
                                                        --------

ARTICLE I.     Definitions . . . . . . . . . . . . . . . . . .  2
  Section 1.1  Definitions . . . . . . . . . . . . . . . . . .  2
  Section 1.2  Accounting Terms. . . . . . . . . . . . . . . .  9
  Section 1.3  Use of Defined Terms. . . . . . . . . . . . . .  9

ARTICLE II.    Plan of Reorganization. . . . . . . . . . . . .  9
  Section 2.1  Tax-Free Reorganizations. . . . . . . . . . . .  9
  Section 2.2  Agreements of Fourth. . . . . . . . . . . . . . 10
  Section 2.3  Agreements of First Dodge, FNB, MBI, the Banks,
               and the Stockholders. . . . . . . . . . . . . . 12
  Section 2.4  The Mergers . . . . . . . . . . . . . . . . . . 17
  Section 2.5  Conversion and Exchange of Shares . . . . . . . 19
  Section 2.6  Advance Preparations for Bank Mergers . . . . . 22

ARTICLE III.   Representations and Warranties. . . . . . . . . 22
  Section 3.1  Representation and Warranties of First Dodge,
               FNB, MBI, the Banks, and the Stockholders . . . 22
  Section 3.2  Representations and Warranties of
               Fourth. . . . . . . . . . . . . . . . . . . . . 34

ARTICLE IV.    Securities Laws Matters . . . . . . . . . . . . 37
  Section 4.1  Registration Statement and Proxy
               Statement . . . . . . . . . . . . . . . . . . . 37
  Section 4.2  State Securities Laws . . . . . . . . . . . . . 38
  Section 4.3  Affiliates. . . . . . . . . . . . . . . . . . . 38

ARTICLE V.     Closing Conditions. . . . . . . . . . . . . . . 39
  Section 5.1  Conditions to Obligations of Fourth,
               BANK IV Kansas, and BANK IV Oklahoma. . . . . . 39
  Section 5.2  Conditions to Obligations of First Dodge,
               FNB, MBI, the Banks, and the Stockholders . . . 41

ARTICLE VI.    Effective Time. . . . . . . . . . . . . . . . . 42

ARTICLE VII.   Termination of Agreement. . . . . . . . . . . . 43
  Section 7.1  Mutual Consent; Absence of Stockholder
               Approval; Termination Date. . . . . . . . . . . 43
  Section 7.2  Election by Fourth. . . . . . . . . . . . . . . 43
  Section 7.3  Election by First Dodge . . . . . . . . . . . . 44

ARTICLE VIII.Indemnification . . . . . . . . . . . . . . . . . 44
  Section 8.1  Effect of Closing . . . . . . . . . . . . . . . 44
  Section 8.2  General Indemnification . . . . . . . . . . . . 45
  Section 8.3  Procedure . . . . . . . . . . . . . . . . . . . 45
  Section 8.4  Survival of Representations and
               Warranties. . . . . . . . . . . . . . . . . . . 46
  Section 8.5  Several Liability of Stockholders . . . . . . . 46
  Section 8.6  Indemnification Payments. . . . . . . . . . . . 47

ARTICLE IX.    Miscellaneous . . . . . . . . . . . . . . . . . 47
  Section 9.1  Expenses. . . . . . . . . . . . . . . . . . . . 47
  Section 9.2  Affiliates' Agreements. . . . . . . . . . . . . 47
  Section 9.3  Notices . . . . . . . . . . . . . . . . . . . . 47
  Section 9.4  Stockholders' Agreements. . . . . . . . . . . . 47
  Section 9.5  Power of Attorney . . . . . . . . . . . . . . . 48
  Section 9.6  Time. . . . . . . . . . . . . . . . . . . . . . 49
  Section 9.7  Law Governing . . . . . . . . . . . . . . . . . 49
  Section 9.8  Entire Agreement; Amendment . . . . . . . . . . 49
  Section 9.9  Successors and Assigns. . . . . . . . . . . . . 49
  Section 9.10 Cover, Table of Contents, and
               Headings. . . . . . . . . . . . . . . . . . . . 49
  Section 9.11 Counterparts. . . . . . . . . . . . . . . . . . 49



                            EXHIBITS


Exhibit "A"  . . . . .   Form of BANK IV Kansas Merger Agreement

Exhibit "B"  . . . . .   Form of BANK IV Oklahoma Merger
                         Agreement

Exhibit "C"  . . . . .   Form of Fourth Merger
                         Agreement

Exhibit "D"  . . . . .   Form of Mangan, Dalton, Trenkle, Rebein
                         & Doll, Chartered legal opinion
                                 [OMITTED]

Exhibit "E"  . . . . .   Form of Consulting and Marketing
                         Agreement


Exhibit "F"  . . . . .   Form of Foulston & Siefkin legal
                         opinion
                              [OMITTED]

Exhibit "G"  . . . . .   Form of Affiliate's Agreement


              AGREEMENT AND PLAN OF REORGANIZATION




          AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 2, 1994, among FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth"); FIRST DODGE CITY BANCSHARES, INC., a Kansas corporation ("First Dodge"); FIRST NATIONAL BANCSHARES OF DODGE CITY, INC., a Kansas corporation ("FNB"); METRO BANCSHARES, INC., an Oklahoma corporation ("MBI"); FIRST NATIONAL BANK AND TRUST COMPANY IN DODGE CITY, a national banking association ("First National"); METRO BANK OF BROKEN ARROW, an Oklahoma banking corporation ("Metro Bank"); and the stockholders of First Dodge ("Stockholders").


          W I T N E S S E T H: That,
          -------------------

          WHEREAS, Fourth is a bank holding company engaged in the business of owning and operating banks located in the States of Kansas and Oklahoma; and


          WHEREAS, Fourth desires to acquire all, and not less than all, of the assets of First Dodge and MBI and all of the issued and outstanding capital stock of all classes of First Dodge's and MBI's direct and indirect subsidiaries, subject to and pursuant to the terms of this Agreement; and


          WHEREAS, each party hereto believes that the proposed acquisition by Fourth of First Dodge, MBI, and their subsidiaries pursuant to the terms and conditions of this Agreement would be desirable and in their respective best interests and those of their respective stockholders;


          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:



                            ARTICLE I

                           DEFINITIONS


          1.1. Definitions. The following terms as used in this Agreement shall have the following meanings unless the context otherwise requires:


          "Affiliate" has the same meaning as in Rules 145 and 405 adopted under the Securities Act by the SEC, as the same may be amended from time to time.


          "This Agreement" refers to this Agreement and Plan of Reorganization and all amendments hereto.


          "BANK IV Kansas" means BANK IV Kansas, National
Association, a national banking association.


          "BANK IV Kansas Merger" means the merger of First
National into BANK IV Kansas pursuant to the BANK IV Kansas Merger
Agreement.


          "BANK IV Kansas Merger Agreement" means the Agreement to Merge, substantially in the form of Exhibit "A" hereto, pursuant to which the BANK IV Kansas Merger will be effected.


          "BANK IV Oklahoma" means BANK IV Oklahoma, National
Association, a national banking association.


          "BANK IV Oklahoma Merger" means the merger of Metro Bank into BANK IV Oklahoma pursuant to the BANK IV Oklahoma Merger
Agreement.


          "BANK IV Oklahoma Merger Agreement" means the Agreement to Merge, substantially in the form of Exhibit "B" hereto, pursuant to which the BANK IV Oklahoma Merger will be effected.


          "Bank Holding Company Act" means the federal Bank Holding Company Act of 1956, as amended (12 U.S.C. Section 1841 et seq.), or any successor federal statute, and the rules and regulations of the Board promulgated thereunder, all as the same may be in effect at the time.


          "Bank Mergers" refers collectively to the BANK IV Kansas Merger and the BANK IV Oklahoma Merger.


          "Bank Merger Agreements" refers collectively to the BANK IV Kansas Merger Agreement and the BANK IV Oklahoma Merger
Agreement.


          "Banks" refers collectively to First National and Metro
Bank and "Bank" refers to either one of them.


          "Best Efforts" does not include those actions which are not commercially reasonable under the circumstances.


          "Board" means the Board of Governors of the Federal
Reserve System or any successor governmental entity which may be granted powers currently exercised by the Board of Governors.


          "Closing" means the consummation of the Mergers as provided in this Agreement.


          "Closing Price" means the closing price of Fourth Stock on the trading day two trading days prior to the Effective Time as reported in the Southwest Edition of The Wall Street Journal.


          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


          "Comptroller" means the United States Comptroller of the Currency or any successor governmental agency which may be granted powers currently exercised by the Comptroller of the Currency.


          "Corporations" refers collectively to First Dodge, FNB,
MBI, the Banks, and their respective Subsidiaries.


          "Disclosure Statement" means the Disclosure Statement prepared by First Dodge, FNB, MBI, the Banks, and the Stockholders and delivered by them to Fourth prior to the execution and delivery of this Agreement by Fourth.


          "Effective Time" means the date and time on which the Mergers are effective as more fully defined in this Agreement.


          "Environmental, Health, and Safety Liabilities" means any loss, cost, expense, claim, demand, liability, or obligation of whatever kind or otherwise, based upon any Environmental, Health, and Safety Law relating to:

                 (i) any environmental, health, or safety matter or conditions, including, but not limited to, on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products;

                 (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands, and response, remedial or inspection costs and expenses arising under any Environmental, Health, and Safety Law;

                 (iii) financial responsibility under any
          Environmental Law for cleanup costs or corrective actions, including for any removal, remedial or other response actions, and for any natural resource damage;
          and

                 (iv) any other compliance, corrective, or remedial action required under any Environmental, Health, and Safety Law.


          "Environmental, Health, and Safety Law" means any provision of past or present Law relating to any environmental, health, or safety matters or conditions, Hazardous Materials, pollution, or protection of the environment, including, but not limited to, on-site and off-site contamination, occupational safety and health, and regulation of chemical substances or products, emissions, discharges, release, or threatened release of contaminants, chemicals or industrial, toxic, radioactive, or Hazardous Materials or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic, radioactive, or hazardous substances or wastes.


          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


          "Federal Deposit Insurance Act" means the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


          "FDIC" means the Federal Deposit Insurance Corporation or any successor agency.


          "Financial Statements" refers to all of the financial statements described in clause g of Section 3.1 of this Agreement and clause i of Section 2.3 of this Agreement.


          "First Dodge" means First Dodge City Bancshares, Inc., a Kansas corporation and a party to this Agreement.


          "First Dodge Stock" means the common stock, par value
$1.00 per share, of First Dodge.


          "First National" means First National Bank and Trust
Company in Dodge City, a national banking association and a party to this Agreement.


          "First National Stock" means the common stock of First
National, par value $100 per share.


          "FNB" means First National Bancshares of Dodge City,
Inc., a Kansas corporation and a party to this Agreement.


          "FNB Common Stock" means the common stock of FNB, par value $1.00 per share.


          "FNB Preferred Stock" means the preferred stock of FNB, par value $1.00 per share.


          "Fourth" means Fourth Financial Corporation, a Kansas corporation and a party to this Agreement.


          "Fourth Merger" means the merger of First Dodge, MBI, and FNB into Fourth pursuant to the Fourth Merger Agreement.


          "Fourth Merger Agreement" means the Agreement of Merger, substantially in the form of Exhibit "C" hereto, pursuant to which the Fourth Merger will be effected.


          "Fourth Stock" means the common stock of Fourth, par value $5 per share.


          "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.


          "Hazardous Materials" means and includes: (i) any hazardous substance or toxic material (excluding any lawful product for use in the ordinary course of such Bank's business which contains such substance or material), pollutant, contaminant, toxic material, or hazardous waste as defined in any federal, state, or local environmental Law; (ii) waste oil and petroleum products; and
(iii) any asbestos, asbestos containing material, urea formaldehyde or material which contains it.


          "Law" or "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, or any subdivision thereof, or of any court or governmental department, agency, commission, board, bureau, or other instrumentality.


          "Litigation" means any proceeding, claim, lawsuit, and/or investigation being conducted or, to the best of the knowledge of the person or corporation making the representation, threatened before any court or other tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations, under or pursuant to any occupational safety and health, banking, antitrust, securities, tax, or other Laws, or under or pursuant to any contract, agreement, or other instrument.


          "MBI" means Metro Bancshares, Inc., an Oklahoma corporation and a party to this Agreement.


          "MBI Common Stock" means the common stock of MBI, par value $.10 per share.


          "MBI Preferred Stock" means the preferred stock of MBI, par value $1.00 per share.


          "Merger Agreements" collectively refers to the three merger agreements provided for in this Agreement pursuant to which all of the three Mergers will be accomplished.


          "Mergers" collectively refers to all three of the mergers provided for in this Agreement.


          "Metro Bank" means Metro Bank of Broken Arrow, an
Oklahoma banking corporation and a party to this Agreement.


          "Metro Stock" means the common stock of Metro Bank, par value $2.50 per share.


          "Occupied Properties" means the parcels of real property owned or leased by a Bank on which such Bank conducts or has conducted operations, all of which are described in Schedule H to the Disclosure Statement under the caption "Bank Occupied
Properties".


          "Permitted Contract" means a contract or agreement, written or oral, between a Bank, on the one hand, and a person other than a customer of such Bank or another financial institution, on the other hand, which (i) was entered into in the ordinary course of business, (ii) may be terminated by Fourth or BANK IV Kansas or BANK IV Oklahoma, as the case may be, after the Effective Time on no more than 30 days prior notice, (iii) provides for a payment of no more than $5,000 in any calendar month by such Bank, and (iv) provides for no payment upon termination in excess of $5,000.


          "Permitted Encumbrances" mean with respect to any asset:

                 (a)  liens for taxes not past due;

                 (b)  mechanics' and materialmen's liens for
          services or materials for which payment is not past due;
          and

                 (c)  minor defects, encumbrances, and
          irregularities in title which do not, in the aggregate, materially diminish the value of a property or materially impair the use of a property for the purposes for which it is or may reasonably be expected to be held.


          "Proxy Statement" means the joint proxy statement to be used in connection with the special stockholders' meetings of First Dodge, First National, and MBI to be called for the purpose of considering and voting upon the Mergers.


          "Registration Statement" means the registration statement on Form S-4 to be filed by Fourth with the SEC pursuant to the Securities Act in connection with the registration of the shares of Fourth Stock to be issued in connection with the Fourth Merger and the BANK IV Kansas Merger.


          "Required Approvals" means the approval, consent, or non-objection, as the case may be, of the Board, the Comptroller, and all other governmental or self-governing agencies, boards, departments, and bodies whose approval, consent, or non-action is required in order to consummate the Mergers, and each of them, and the retention of all of the Banks' Subsidiaries in substantially their present form, which approvals, consents, and non-objections shall have become final and nonappealable without any appeal or other form of review having been initiated and as to which all required waiting periods shall have expired.


          "SEC" means the United States Securities and Exchange
Commission or any other governmental entity which may be granted powers currently being exercised by the Securities and Exchange
Commission.


          "Securities Act" means the federal Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.


          "Stockholders" refers collectively to the three persons executing this Agreement as "Stockholders", and "Stockholder" refers to any one of them.


          "Subsidiary" means any corporation fifty percent or more of the common stock or other form of equity of which shall be owned, directly or indirectly, by another corporation.


          1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements submitted pursuant to this Agreement, and all financial statements submitted pursuant to this Agreement shall be prepared in all material respects in accordance with such principles.


          1.3. Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in the Merger Agreements, or any other agreement, document, or certificate made or delivered pursuant to this Agreement, unless the context otherwise requires.



                           ARTICLE II

                     PLAN OF REORGANIZATION


          2.1. Tax-Free Reorganizations. It is the intention of the parties that the Mergers contemplated by this Agreement and the

Merger Agreements shall qualify as tax-free reorganizations under
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code.


          2.2.   Agreements of Fourth.


                 a. Fourth shall cause BANK IV Kansas and BANK IV Oklahoma to execute and deliver the Bank Merger Agreement to which it is a party. Fourth has approved and adopted this Agreement and the Fourth Merger Agreement in accordance with the applicable Laws of the United States of America and the State of Kansas. Fourth, as sole shareholder of BANK IV Kansas, shall vote all of the stock of BANK IV Kansas in favor of the BANK IV Kansas Merger Agreement and, together with its wholly owned subsidiary, shall vote or cause to be voted all of the stock of BANK IV Oklahoma in favor of the approval and adoption of the Bank IV Oklahoma Merger Agreement. Subject to the terms and conditions contained in this Agreement, upon receipt of all of the Required Approvals, Fourth shall cause BANK IV Kansas and BANK IV Oklahoma to perform the Bank Merger Agreements.


                 b. Fourth shall cause all necessary action to be taken to authorize the issuance of the number of shares of Fourth Stock to be issued in the Fourth Merger and the BANK IV Kansas Merger.


                 c.   Prior to the Effective Time, Fourth,
          separately and with the other parties hereto, shall use, and cause BANK IV Kansas and BANK IV Oklahoma to use, their Best Efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all of the Required Approvals, and shall do any and all acts and things reasonably deemed by Fourth or the Corporations to be necessary or appropriate in order to cause the Mergers to be consummated on the terms provided herein and in the Merger Agreements as promptly as practicable.


                 d.   On or prior to the Effective Time, as
          appropriate for the transactions contemplated hereby, Fourth, BANK IV Kansas, and BANK IV Oklahoma shall execute and deliver the Merger Agreements and the other closing documents provided for in this Agreement, shall take all such other actions as are required or desirable to effect the Mergers, and shall utilize their Best Efforts to cause all of the conditions described in
          Section 5.2 of this Agreement to occur and be continuing, and to consummate all of the other transactions contemplated hereby.


                 e. Prior to the Effective Time, Fourth shall, to the extent permitted by Law and outstanding confidentiality agreements, give First Dodge and its counsel and accountants full access, during normal business hours and upon reasonable notice, to its respective properties, books, and records, and shall furnish First Dodge during such period with all such information concerning its affairs as First Dodge may reasonably request. The availability or actual delivery of information about Fourth to First Dodge shall not affect the covenants, representations, and warranties of Fourth contained in this Agreement; provided, that First Dodge shall promptly disclose to Fourth any apparent breaches of such covenants, representations, or warranties discovered by it prior to the Effective Time. Except for information disclosed in the Registration Statement or as otherwise required to be disclosed in the course of obtaining governmental approvals, First Dodge shall treat as confidential all such information in the same manner as First Dodge treats similar confidential information of its own and, if this Agreement is terminated, First Dodge shall continue to treat all such information obtained in such investigation and not otherwise known to First Dodge from a source not known to First Dodge to be under a confidential relationship with Fourth, or already in the public domain, as confidential and shall return such documents theretofore delivered by Fourth to First Dodge as Fourth shall request.


                 f.   On or before the Effective Time, BANK IV
          Kansas shall replace and refinance First Dodge's existing credit facilities with Commerce Bank, N.A. on terms no less favorable to First Dodge than those currently provided by Commerce Bank.


                 g. On or before the Effective Time, Thomas P. Shirley and John V. Harding may each purchase from First Dodge the policies of life insurance on their respective lives for a cash purchase price equal to the then current cash surrender value of the policy or policies being purchased.


                 h. Fourth shall provide directors' and officers' liability insurance coverage for the directors and officers of the Corporations substantially similar to that currently in effect, or continue such insurance, for a period of two years from the Effective Time.


          2.3. Agreements of First Dodge, FNB, MBI, the Banks, and the Stockholders.


                 a. Prior to the consummation of the Mergers, none of the Corporations shall, except with the prior written consent of Fourth or as otherwise provided in this Agreement or the Merger Agreements:

                      (1)   Amend its articles of association,
                 articles of incorporation, bylaws, or other charter documents, or make any change in its authorized, issued, or outstanding capital stock, grant any stock options or right to acquire shares of any class of its capital stock or any security convertible into any class of capital stock, purchase, redeem, retire, or otherwise acquire any shares of any class of its capital stock or any security convertible into any class of its capital stock, or agree to do any of the foregoing;

                      (2)   Declare, set aside, or pay any
                 dividend or other distribution in respect of any class of its capital stock, except that First Dodge, MBI, and First National shall each pay cash dividends in an aggregate per share amount equal to the product of (a) the cash dividends paid on a share of Fourth Stock to Fourth stockholders of record between November 15, 1993 and the Effective Time multiplied by (b) the number of shares of Fourth Stock to be issued per share of common stock of First Dodge, MBI, and First National, respectively, in the Fourth Merger and BANK IV Kansas Merger;

                      (3)   Adopt, enter into, or amend materially
                 any employment contract or any bonus, stock option, profit sharing, pension, retirement, incentive, or similar employee benefit program or arrangement or grant any salary or wage increase except (a) normal individual increases in compensation to employees in accordance with established employee procedures of the Corporations; and (b) the Fourth Financial Corporation Acquisition Severance Schedule previously furnished to First Dodge;

                      (4)   Incur any indebtedness for borrowed
                 money (except for federal funds, repurchase agreements entered into in the ordinary and usual course of business, deposits received by a Bank, endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business, and issuance of letters of credit by a Bank in the ordinary and usual course of business), assume, guarantee, endorse, or otherwise as an accommodation become liable or responsible for obligations of any other individual, firm, or corporation;

                      (5)   Pay or incur any obligation or
                 liability, absolute or contingent, other than liabilities incurred in the ordinary and usual course of business of the Corporations;

                      (6)   Except for transactions in the
                 ordinary and usual course of business of the Banks or for Permitted Encumbrances, mortgage, pledge, or subject to lien or other encumbrance any of its properties or assets;

                      (7)   Except for transactions in the
                 ordinary and usual course of business of the Banks (including, without limitation, sales of assets acquired by a Bank in the course of collecting loans) sell or transfer any of its properties or assets or cancel, release, or assign any indebtedness owed to it or any claims held by it;

                      (8)   Make any investment of a capital
                 nature in excess of $25,000 for any one item or group of similar items either by the purchase of stock or securities (not including bonds purchased in the ordinary and usual course of business by the Banks), contributions to capital, property transfers, or otherwise, or by the purchase of any property or assets of any other individual, firm, or corporation;

                      (9)   Enter into any other agreement not in
                 the ordinary and usual course of business;

                      (10)  Merge or consolidate with any other
                 corporation, acquire any stock (except in a fiduciary capacity), solicit any offers for any class of its capital stock or a substantial portion of the assets of any of the Corporations or, except in the ordinary course of business, acquire any assets of any other person, corporation, or other business organization, or enter into any discussions with any person concerning, or agree to do, any of the foregoing; or

                      (11)  Enter into any transaction or take any
                 action which would, if effected prior to the Effective Time, constitute a breach of any of the representations, warranties, or covenants contained in this Agreement.


                 b. Prior to the Effective Time, each of the Corporations shall conduct its respective business in the ordinary and usual course as heretofore conducted, including maintaining its current policies and procedures regarding the review, approval, and collection of loans, and, each of the Corporations shall use its best efforts
          (1) to preserve its business and business organization intact, (2) to keep available to Fourth, BANK IV Kansas, and BANK IV Oklahoma the services of its present officers and employees, (3) to preserve the good will of customers and others having business relations with it, (4) to maintain its properties in customary repair, working order, and condition (reasonable wear and tear excepted),
          (5) to comply with all Laws applicable to it and the conduct of its business, (6) to keep in force at not less than their present limits all existing policies of insurance, (7) to make no material changes in the customary terms and conditions upon which it does business, (8) to duly and timely file all reports, tax returns, and other documents required to be filed with federal, state, local, and other authorities, and (9) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all taxes indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.


                 c. Prior to the Effective Time, the Corporations shall, to the extent permitted by Law, give Fourth and its counsel and accountants full access, during normal business hours and upon reasonable notice, to their respective properties, books, and records, and shall furnish Fourth during such period with all such information concerning their affairs as Fourth may reasonably request. The availability or actual delivery of information about the Corporations to Fourth shall not affect the covenants, representations, and warranties of the Corporations and the Stockholders contained in this Agreement or the Merger Agreements except as provided in
          Section 8.1 hereof; provided, that Fourth shall promptly disclose to First Dodge and the Stockholders any apparent breaches of such covenants, representations, or warranties discovered by it prior to the Effective Time. Except for confidential information disclosed in the Registration Statement or as otherwise required to be disclosed in the course of obtaining governmental approvals, Fourth shall treat as confidential all confidential information in the same manner as Fourth treats similar confidential information of its own and, if this Agreement is terminated, Fourth shall continue to treat all such information obtained in such investigation and not otherwise known to Fourth from a source not known to Fourth to be under a confidential relationship with the Corporations, or already in the public domain, as confidential and shall return such documents theretofore delivered by the Corporations to Fourth as the Corporations shall request.


                 d. First Dodge, MBI, FNB, and the Banks shall each cause this Agreement and the Merger Agreements to be submitted promptly to their respective stockholders for approval, adoption, ratification, and confirmation at meetings to be called and held in accordance with the applicable Law and their respective articles of incorporation or association and bylaws. The respective boards of directors of First Dodge, FNB, MBI, and the Banks shall at all times prior to the Effective Time, recommend that the Merger Agreements be approved, ratified, and confirmed, and as of the date hereof, by authorizing the execution of this Agreement, the boards of directors of First Dodge, FNB, MBI, and the Banks do hereby recommend such approval, adoption, ratification, and confirmation.


                 e. First Dodge, FNB, MBI, and the Banks shall separately and jointly with each other and with Fourth, BANK IV Kansas, and BANK IV Oklahoma, each use its Best Efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all of the Required Approvals, and shall do any and all acts and things reasonably deemed by Fourth or the Corporations to be necessary or appropriate in order to cause the Mergers to be consummated on the terms provided herein and in the Merger Agreements as promptly as practicable.


                 f.   On or prior to the Effective Time, as
          appropriate for the transactions contemplated hereby, First Dodge, FNB, MBI, and the Banks shall each execute and deliver the Merger Agreements and the other closing documents provided for in this Agreement, shall take all such other actions required or desirable in order to effect the Mergers, and shall utilize their best efforts to cause all of the conditions described in Section 5.1 of this Agreement to occur and be continuing, and to consummate all of the other transactions contemplated hereby.


                 g. On or prior to the Effective Time, First Dodge shall exert its Best Efforts to cause First National to enter into a contract with John V. Harding substantially in the form of Exhibit "E" hereto.


                 h. The Corporations shall cooperate with Fourth in Fourth's efforts to obtain current title evidence or insurance, environmental assessment reports, and surveys on such of the Corporations' real estate as Fourth may desire.


                 i.   First Dodge shall engage an independent
          auditing firm to audit the 1993 consolidated financial statements of First Dodge and shall deliver a copy of same to Fourth upon its completion but no later than February 10, 1994.


                 j. From the date hereof through the Effective Time, Metro Bank and First National shall give Robert W. Peterson, Assistant Vice President, BANK IV Kansas (or such other person as may be designated by Fourth in writing) at least one business day advance oral notice of all proposed securities purchases or sales involving an aggregate price of $250,000 or more.


          2.4.   The Mergers.


                 a. At the Effective Time, the BANK IV Kansas Merger, the BANK IV Oklahoma Merger, and the Fourth Merger shall occur simultaneously pursuant to the Merger Agreements. The BANK IV Kansas Merger Agreement, the BANK IV Oklahoma Merger Agreement, and the Fourth Merger Agreement shall be substantially in the form of Exhibits "A", "B", and "C" to this Agreement, respectively, with such immaterial changes thereto as may be required or desirable in order to obtain the required governmental approvals and with all blanks properly completed.


                 b. As the result of the BANK IV Kansas Merger, the separate existence of First National shall cease and BANK IV Kansas, as the surviving association, shall continue its corporate existence under the laws of the United States; the existing articles of association of BANK IV Kansas and the bylaws of BANK IV Kansas shall be the articles of association and bylaws of the merged bank; the directors and officers of BANK IV Kansas immediately preceding the BANK IV Kansas Merger shall be the directors and officers of the merged bank; BANK IV Kansas shall possess all the rights, privileges, powers, and franchises of First National; all property, real, personal, and mixed, belonging to First National shall be vested in and belong to BANK IV Kansas; and all rights of creditors and depositors of First National shall continue unimpaired.


                 c. As the result of the BANK IV Oklahoma Merger, the separate existence of Metro Bank shall cease and BANK IV Oklahoma, as the surviving association, shall continue its corporate existence under the laws of the United States; the existing articles of association of BANK IV Oklahoma and the bylaws of BANK IV Oklahoma shall be the articles of association and bylaws of the merged bank; the directors and officers of BANK IV Oklahoma immediately preceding the BANK IV Oklahoma Merger shall be the directors and officers of the merged bank; BANK IV Oklahoma shall possess all the rights, privileges, powers, and franchises of Metro Bank; all property, real, personal, and mixed, belonging to Metro Bank shall be vested in and belong to BANK IV Oklahoma; and all rights of creditors and depositors of Metro Bank shall continue unimpaired.


                 d.   As the result of the Fourth Merger, the
          separate existence of First Dodge, FNB, and MBI shall cease, and Fourth, as the surviving corporation, shall continue its corporate existence under the laws of the State of Kansas; the articles of incorporation and the bylaws of Fourth in effect at the Effective Time shall be the articles of incorporation and bylaws of the surviving corporation until further amended as provided by Law; the directors and officers of Fourth immediately preceding the Fourth Merger shall be the directors and officers of the surviving corporation; Fourth shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature of First Dodge, MBI, and FNB; all property, real, personal, and mixed, belonging to First Dodge, FNB, and MBI shall be vested in and belong to Fourth; and all rights of creditors of First Dodge, MBI, and FNB shall continue unimpaired.


                 e. From time to time as and when requested by Fourth, BANK IV Kansas, or BANK IV Oklahoma, their respective successors or assigns, the officers and directors of the Banks, First Dodge, FNB, and MBI last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such other actions as shall be necessary or desirable to vest or perfect in or to confirm of record or otherwise BANK IV Kansas's, BANK IV Oklahoma's, or Fourth's title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of the Banks, First Dodge, FNB, MBI, or any of them, and otherwise to carry out the purposes of this Agreement; provided, that no such officer or director shall thereby incur any expense or liability.



          2.5.   Conversion and Exchange of Shares.


                 a. Fourth Merger. The manner of converting or exchanging the shares of capital stock of First Dodge, FNB, and MBI outstanding at the Effective Time shall be as follows:

                      (1)   The Fourth Merger shall effect no
                 change in any of the then issued and outstanding shares of Fourth Stock and none of Fourth's then issued and outstanding shares of Fourth Stock shall be converted or exchanged as the result of the Fourth Merger.

                      (2)   At the Effective Time, upon
                 consummation of the Fourth Merger, each issued and outstanding share of First Dodge Stock and each issued and outstanding share of MBI Common Stock not owned by First Dodge shall cease to be an issued and existing share, and each such share shall automatically be converted into and exchanged for a number of shares of Fourth Stock as is set forth in the following table:

                                        No. of Shares
                 Class of Stock         of Fourth Stock
                 --------------         ---------------
                 First Dodge Stock      112.42
                 MBI Common Stock         0.30

                      (3)   No separate amounts are being paid
                 with respect to the FNB Common Stock or MBI
                 Preferred Stock (all of which is owned by First Dodge) or the MBI Common Stock owned by First Dodge as their respective values are fully reflected in the number of shares of Fourth Stock being issued with respect to First Dodge Stock in the Fourth Merger.


                 b. Bank Mergers. The manner of converting or exchanging the shares of capital stock of the Banks into capital stock of BANK IV Kansas or BANK IV Oklahoma, par value $5 per share, shall be as follows:

                      (1)   At the Effective Time, upon
                 consummation of the Bank Mergers each issued and outstanding share of First National Stock shall cease to be an issued and existing share, and each such share not owned of record by FNB shall automatically be converted into and exchanged for the right to receive 95.92 shares of Fourth Stock.

                      (2)   No separate payment will be made with
                 respect to First National Stock owned by FNB or to Metro Bank Stock, all of which is owned by MBI, as their values are fully reflected in the number of shares of Fourth Stock being issued with respect to First Dodge Stock and MBI Stock in the Fourth Merger.

                      (3)  The 6,000 shares of First National
                 Stock issued and outstanding at the Effective Time (consisting of 733 shares to be issued to replace the shares being cancelled pursuant to clause (l) above and the 5,267 shares then owned of record by FNB) shall automatically be and become an aggregate of 120,000 shares of capital stock of BANK IV Kansas, par value $5 per share, all of which shall be issued to and owned by Fourth.

                      (4)   The 305,000 shares of Metro Stock
                 issued and outstanding at the Effective Time, shall automatically be and become an aggregate of 152,500 shares of capital stock of BANK IV Oklahoma, par value $5 per share, all of which shall be issued to and owned by Fourth.


                 c.   Adjustment for Changes in Fourth's
          Capitalization. In the event that between the date of this Agreement and the Effective Time Fourth shall take any action to subdivide its outstanding shares of common stock into a greater number of shares, or to combine its outstanding shares of common stock into a smaller number of shares, or to declare a stock dividend on its outstanding common stock, or to effect a reclassification of its common stock, then the number and kind of shares of Fourth Stock which the stockholders of First Dodge, First National, and MBI shall be entitled to receive in the Mergers shall be adjusted equitably to prevent dilution or enlargement of the proportionate common stock interests in Fourth to be received by them.


                 d. Stock Certificates. After the Effective Time and until surrendered for exchange, each outstanding stock certificate which prior to the Effective Time represented First Dodge Stock, MBI Common Stock not owned by First Dodge, or First National Stock not owned of record by FNB, shall be deemed for all corporate purposes to represent the right to receive the number of shares of Fourth Stock into which the shares of stock have been so converted; provided, that in any matters relating to the shares represented by such stock certificates, Fourth, BANK IV Kansas, and BANK IV Oklahoma may rely exclusively upon the record of stockholders maintained by First Dodge, MBI, or First National containing the names and addresses of all stockholders of record at the Effective Time. Unless and until such outstanding stock certificates formerly representing such shares are so surrendered, no dividend payable to holders of Fourth Stock, as of any date on or subsequent to the Effective Time, shall be paid to the holder of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates (or, in case of lost certificates, upon receipt of a surety bond or other form of indemnification which is satisfactory to Fourth), however, the former First Dodge, MBI, or First National stockholder shall receive a certificate evidencing the shares of Fourth Stock to which such stockholder is entitled plus the accrued dividends on such stock from the Effective Time, without interest.


                 e. Fractional Shares. No fractional shares of Fourth Stock will be issued. Instead, upon surrender of First Dodge, MBI, or First National stock certificates (or in the case of lost certificates, a surety bond or other form of indemnification which is satisfactory to Fourth), Fourth will pay, or cause to be paid, to the holder thereof the value of the fractional interest to which the holder thereof would otherwise be entitled, based upon the Closing Price.


                 f.   Exchange Procedure.  Promptly after the
          Effective Time, Fourth will send a notice and transmittal form to each record holder of outstanding certificates that immediately prior to the Effective Time evidenced shares of First Dodge Stock, MBI Common Stock not owned of record by First Dodge, or First National Stock not owned of record by FNB, advising such stockholder of the effectiveness of the Mergers and the procedures for surrendering to Fourth such certificates in exchange for certificates representing the number of shares of Fourth Stock into which the shares of such capital stock represented by such certificates shall have been converted.


          2.6. Advance Preparations for Bank Mergers. The parties acknowledge that Fourth anticipates it will be desirable to take various actions immediately following the Effective Time to maximize the future profitability of BANK IV Kansas and BANK IV Oklahoma, and that, as future stockholders of Fourth, the First Dodge, MBI, FNB, and Bank stockholders will all benefit from such actions to the extent they are successful. Accordingly, First National and Metro Bank agree to cooperate with Fourth in making advance plans and preparations for post-closing operations, including, without limitation cooperation with employees of Fourth in planning for post-closing operations.



                           ARTICLE III

                 REPRESENTATIONS AND WARRANTIES


          3.1. Representations and Warranties of First Dodge, FNB, MBI, the Banks, and the Stockholders. Except as expressly disclosed in the Disclosure Statement, First Dodge, FNB, MBI, the Banks, and the Stockholders jointly and severally represent and warrant to Fourth as follows:


                 a. Organization, Good Standing, and Authority. Each of First Dodge, FNB, and MBI is a bank holding company duly registered pursuant to the Bank Holding Company Act. Each of the Corporations is a corporation or bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. The only Subsidiaries of First National are First Ag Credit Corporation and Southwest, Inc., both of which are Kansas corporations. The only Subsidiary of FNB is First National which has the two Subsidiaries described above. Metro Bank has no Subsidiaries. The only Subsidiary of MBI is Metro Bank. The only Subsidiaries of First Dodge are FNB and its Subsidiaries and MBI and its Subsidiary. None of the Corporations is in violation of its charter documents or bylaws, or of any applicable Law in any material respect.

          The deposits of both of the Banks are insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act and each of the Banks has paid all assessments and filed all reports required to be filed under the Federal Deposit Insurance Act.


                 b. Binding Obligations; Due Authorization. This Agreement constitutes, and the Merger Agreements will upon execution and delivery constitute, subject only to the approval and adoption thereof by the stockholders of First Dodge, FNB, MBI, and the Banks, valid and binding obligations of First Dodge, FNB, MBI, each of the Banks, and each Stockholder, enforceable against each of such parties in accordance with the respective terms of such documents, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws and equitable principles affecting creditors' rights generally. The execution, delivery, and performance of this Agreement, the Merger Agreements, and the transactions contemplated by all such agreements have been duly authorized by the respective boards of directors of First Dodge, FNB, MBI, and each Bank.


                 c. Absence of Default. None of the execution or the delivery of this Agreement and the Merger Agreements, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will (1) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under the charter documents or bylaws of any of the Corporations or under any agreement or instrument under which any of the Corporations or any of the Stockholders is obligated, or (2) violate any Law to which any of the Corporations or any of the Stockholders is subject.


                 d. Capitalization. First Dodge is authorized to issue 100,000 shares of First Dodge Stock, par value $1.00 per share, of which 5,254.5 shares are validly issued and outstanding. FNB is authorized to issue: (i) 100,000 shares of FNB Common Stock, par value $1.00 per share, of which 5,254.50 shares are validly issued and outstanding; and (ii) 1,500,000 shares of FNB Preferred Stock, par value $1.00 per share, none of which is issued and outstanding. MBI is authorized to issue: (i) 1,000,000 shares of MBI Common Stock, par value $.10 per share, of which 905,000 are validly issued, 904,795 shares are validly issued and outstanding, and 205 shares are held as treasury shares; and (ii) 3,000,000 shares of MBI Preferred Stock, par value $1.00 per share, of which 1,915,333 shares are validly issued and outstanding. Metro Bank is authorized to issue 340,000 shares of Metro Stock, par value $2.50 per share, of which 305,000 shares are validly issued and outstanding. First National is authorized to issue 6,000 shares of First National Stock, par value $100 per share, all of which are validly issued and outstanding. First Dodge owns all of the issued and outstanding FNB Common Stock and MBI Preferred Stock and 900,795 shares of MBI Common Stock, all of which are free and clear of all encumbrances, liens, security interests, and claims whatsoever except for the pledge of such shares to Commerce Bank, N.A. FNB owns 5,267 shares of First National Stock, free and clear of all encumbrances, liens, security interests, and claims whatsoever. MBI owns all of the issued and outstanding shares of Metro Stock, free and clear of all encumbrances, liens, security interests, and claims whatsoever.


                 e. Charter Documents. True and correct copies of the charter documents and bylaws of each of the Corporations, with all amendments thereto, are included in the Disclosure Statement as Exhibits "E-1" to "E-14."


                 f. Options, Warrants, and Other Rights. None of the Corporations has outstanding any options, warrants, or rights of any kind requiring it to sell or issue to anyone any capital stock of any class and none of the Corporations has agreed to issue, sell, or purchase any additional shares of any class of its capital stock.


                 g.   Financial Statements.  Included in the
          Disclosure Statement as Exhibits "G-1" through "G-4" are true and complete copies of the following financial statements, all of which have been prepared in accordance with GAAP and all applicable regulatory accounting principles consistently followed throughout the periods indicated and fairly present in all material respects the financial condition of the Corporations as of the dates and for the periods indicated, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which if presented would not differ materially from those included in the most recent year-end financial statements):

                      (1)   Audited Consolidated Financial
                 Statements of First National as of December 31, 1992 and 1991, and for the fiscal years then ended, with auditors' report thereon and notes thereto, which have been examined by Smoll, Banning & Neier, Chtd, independent certified public accountants;

                      (2)   Unaudited financial statements of each
                 of the Corporations, as of September 30, 1993 and 1992 and for the periods then ended;

                      (3)   Consolidated Reports of Condition and
                 Income as of March 31, June 30, September 30, and December 31, 1993, as filed by the Banks with the Comptroller and the FDIC; and

                      (4)   Annual Reports on Form FR Y-9 filed by
                 First Dodge, FNB, and MBI with the Board for the years ended December 31, 1992 and 1991.

                 As soon as practicable between the date hereof and the Effective Time, the Corporations will deliver to Fourth copies of monthly operating statements and monthly securities inventory reports of the Banks and of all reports filed by either of them with any regulatory agencies. The books of account of each of the Corporations and each of the Financial Statements fairly and correctly reflect and, when delivered, will reflect in all material respects in accordance with GAAP and all applicable rules and regulations of regulatory agencies applied on a consistent basis, the respective incomes, expenses, assets, and liabilities, absolute or contingent, of each of the Corporations (except for the absence in the monthly operating statements of the Banks of certain information and footnotes normally included in financial statements prepared in accordance with GAAP which in the aggregate would not be materially adverse). There have been no material adverse changes in the financial condition of any of the Corporations from December 31, 1992, other than changes made in the usual and ordinary conduct of the businesses of the Corporations, none of which has been or will be materially adverse and all of which have been or will be recorded in the books of account of the Corporations; and except as specifically permitted by this Agreement, there have been no material adverse changes in the respective businesses, assets, properties, or liabilities, absolute or contingent, of any of the Corporations, or in their respective condition, financial or otherwise, from the date of the most recent of the Financial Statements that has been delivered to Fourth on the date hereof other than (i) changes occurring in the usual and ordinary conduct of the business of the Corporations, none of which has been or will be materially adverse and all of which have been or will be recorded in the respective books of account of the Corporations, and (ii) resulting from action required or permitted by this Agreement to be taken by any of the Corporations. To the extent required by GAAP, all contingent liabilities of any of the Corporations, other than letters of credit and similar obligations of the Banks incurred in the ordinary course of business, are described in or reserved against in the Financial Statements listed above.


                 h. Properties. First Dodge, FNB, MBI, and First National's Subsidiaries do not own or lease any real property. Exhibit "H" to the Disclosure Statement is a complete list of all real estate owned or leased by either Bank. Each Bank has good and marketable title in fee simple to all of the real property shown on its book as being owned by it, free and clear of all liens, encumbrances, and charges, except for those exceptions described on Exhibit "H" to the Disclosure Statement and Permitted Encumbrances. All leases of real property to which a Bank is a party as lessee, a true and complete copy of each of which with all amendments thereto is included in Exhibit "H" to the Disclosure Statement, are valid and enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally, and there has been no material default by any party thereto. No zoning ordinance prohibits, interferes with, or materially impairs the usefulness of the Occupied Properties; and all the premises on the Occupied Properties or leased by a Bank are in good operating condition and repair, normal wear and tear excepted.


                 i. Personal Property. Either First National or Metro Bank has good and merchantable title to all of the machinery, equipment, materials, supplies, and other property of every kind, tangible or intangible, contained in its offices and other facilities or shown as assets in its records and books of account, free and clear of all liens, encumbrances, and charges except for leasehold improvements to leased premises and for personal property held under the leases described on Exhibit "I" to the Disclosure Statement. Exhibit "I" to the Disclosure Statement is a complete list of all leases of personal property to which either of the Banks is a party. All leases of personal property to which either of the Banks is a party as lessee, true and complete copies of each which with all amendments thereto are included in Exhibit "I" to the Disclosure Statement, are valid and enforceable in accordance with their terms, and there has been no material default by any party thereto. All of such personal property owned or leased by either of the Banks is in good operating condition, normal wear and tear excepted.


                 j. Taxes. The Corporations have all filed all tax returns and reports required to be filed with the United States Government and with all states and political subdivisions thereof where any such returns or reports are required to be filed and where the failure to file such return or report would subject any of the Corporations to any material liability or penalty. All taxes imposed by the United States, or by any foreign country, or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by any of the Corporations have been paid in full or adequately provided for by reserves shown in the records and books of account of the Corporations and in the Financial Statements. No extension of time for the assessment of deficiencies for any years is in effect. None of the Corporations has any knowledge of any unassessed tax deficiency proposed or threatened against any of them.


                 k. Contracts. Other than Permitted Contracts and agreements with customers of the Banks and with financial institutions entered into by the Banks in the ordinary course of their banking businesses, attached to the Disclosure Statement as Exhibit "K" is a list of all material contracts and other agreements and arrangements, both written and oral, to which any of the Corporations is a party, which affect or pertain to the operation of their respective businesses, and which involve future payments by any of the Corporations of $10,000 or more (the "Scheduled Agreements"). All parties to the Scheduled Agreements have in all material respects performed, and are in good standing with respect to, all the material obligations required to be performed under all such contracts and other agreements and arrangements, and no obligation with respect thereto is overdue. All of the agreements of the Corporations, including without limitation the agreements disclosed in writing pursuant to this clause k, are valid, binding, and enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally. Except as otherwise noted in Exhibit "K" to the Disclosure Statement, no contract, lease, or other agreement or arrangement to which any of the Corporations is a party or as to which any of any of their assets is subject requires the consent of any third party in connection with this Agreement or any of the Mergers. The Corporations are not in default under any of the Scheduled Agreements; the Corporations are not aware of any default by any other party to any of the Scheduled Agreements or any claim by any other party that the Corporations are in default under any of the Scheduled Agreements. Except for Permitted Contracts and except as set forth in Exhibit "K" to the Disclosure Statement, none of the Corporations is a party to:

                      (1)   Any contract for the purchase or sale
                 of any materials, services, or supplies which contains any escalator, renegotiation, or redetermination clause or which commits it for a fixed term;

                      (2)   Any contract of employment with any
                 officer or employee not terminable at will without liability on account of such termination;

                      (3)   Any management or consultation
                 agreement not terminable at will without liability on account of such termination;

                      (4)   Any license, royalty, or union
                 agreement, or loan agreement in which a
                 Corporation is the borrower;

                      (5)   Any contract, accepted order, or
                 commitment for the purchase or sale of materials, services, or supplies having a total remaining contract price in excess of $10,000;

                      (6)   Any contract containing any
                 restrictions on any party thereto competing with any Corporation or any other person;

                      (7)   Any other agreement which materially
                 affects the business, properties, or assets of any of the Corporations, or which was entered into other than in the ordinary and usual course of business; or

                      (8)   Any letter of credit or commitment to
                 make any loan or group of loans to related parties in an amount in excess of $100,000.

          None of the Corporations' agreements described in this clause k other than loans made in the ordinary course is reasonably anticipated by any of the Corporations or any Stockholder to result in a material loss to any of the Corporations.


                 l. Labor Relations; Employees; ERISA. None of the Corporations is a party to or affected by any collective bargaining agreement or employment agreement, nor is any Corporation a party to any pending or threatened labor dispute, organizational efforts, or labor negotiations. Each of the Corporations has complied with all applicable Laws relating to the employment of labor, including, but not limited to, the provisions thereof relating to wages, hours, collective bargaining, payment of social security taxes, and equal employment opportunity, the violation of which would have a materially adverse impact on their respective businesses. None of the Corporations is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except for First National's profit sharing plan (the "Profit Sharing Plan"), and Metro Bank's 401K Plan (the "401K Plan") true and complete copies of each of which together with all amendments thereto are attached as Exhibits L-1 and L-2, respectively, to the Disclosure Statement, none of the Corporations has any written or oral retirement, pension, profit sharing, stock option, bonus, or other employee benefit plan or practice other than group health, life, and accident insurance. The Profit Sharing Plan and the 401K Plan are both in material compliance with ERISA and the Code and each is a "qualified plan" within the meaning of Section 401(a) of the Code and each is the subject of a currently effective written determination of the Internal Revenue Service to such effect and to the further effect that the trust thereunder is a trust exempt from tax under Section 501 of the Code. The Corporations know of no facts or circumstances that could adversely affect the status of either such plan as such a plan or such trust as such a trust. All accrued contributions and other payments to be made by First National under the Profit Sharing Plan or by Metro Bank under the 401K Plan have been made or reserves adequate for such purposes have been set aside therefor. None of the Corporations has violated any of the provisions of ERISA, and none of them has engaged in any "prohibited transactions" as such term is defined in Section 406 of ERISA. Each of the Corporations has complied with all applicable notice requirements and has provided group health care continuation coverage under Section 4980B of the Code and/or any other applicable Laws. There is no employee of any of the Corporations whose employment is not terminable at will without severance pay or other penalty or compensation.


                 m.   Government Authorizations.  Each of the
          Corporations has all permits, charters, licenses, orders, and approvals of every federal, state, local, or foreign governmental or regulatory body required in order to permit it to carry on its business substantially as presently conducted. All such licenses, permits, charters, orders, and approvals are in full force and effect, and none of the Corporations knows of any threatened suspension or cancellation of any of them and none of the Corporations knows of any fact or circumstance that will interfere with or adversely affect the renewal of any of such licenses, permits, charters, orders, or approvals; and none of such permits, charters, licenses, orders, and approvals will be affected by the consummation of the transactions contemplated by this Agreement.


                 n. Insurance. Exhibit "N" to the Disclosure Statement is a complete list of all insurance policies presently in effect and in effect during the past three years. All the insurance policies and bonds currently maintained by any of the Corporations are in full force and effect.


                 o. Litigation. Exhibit "O" to the Disclosure Statement contains a true and complete list and brief description of all pending or, to the knowledge of any of the Corporations or Stockholders, threatened Litigation to which any of the Corporations is or would be a party or to which any of their assets is or would be subject. Except as described on Exhibit "O" to the Disclosure Statement, none of the Corporations is a party to any Litigation other than routine litigation commenced by a Bank to enforce obligations of borrowers in which no counterclaims for any material amounts of money have been asserted or, to the knowledge of any of the Corporations, threatened.


                 p.   Brokers or Finders.  No broker, agent,
          finder, consultant, or other party (other than legal, accounting, and financial advisors) has been retained by any of the Corporations or any Stockholder or is entitled to be paid based upon any agreements, arrangements, or understandings made by any of the Corporations or any Stockholder in connection with any of the transactions contemplated by this Agreement or the Merger Agreements.


                 q. SEC Filings To Be Accurate. The information pertaining to the Corporations and Stockholders which has been or will be furnished to Fourth by or on behalf of any of the Corporations or Stockholders for inclusion in the Registration Statement or the Proxy Statement, and the information pertaining to any of the Corporations or Stockholders which will appear in the Registration Statement or the Proxy Statement, in the form filed with the SEC, will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Corporations and Stockholders shall promptly advise Fourth in writing if prior to the Effective Time any of them shall obtain knowledge of any fact that would make it necessary to amend the Registration Statement or the Proxy Statement, or to supplement the prospectus contained in the Registration Statement, in order to make the statements therein not misleading or to comply with applicable Law.


                 r. Stockholder Matters. Exhibit "R" to the Disclosure Statement accurately sets forth after the name of each Stockholder the number of shares of First Dodge Stock, MBI Common Stock, and First National Stock beneficially owned by such Stockholder, in each case free and clear of all liens, encumbrances, claims, and equities which would impair the right of the record owner to vote such shares in favor of the Fourth Merger or the BANK IV Kansas Merger, and the number of shares of Fourth Stock to be received in the Fourth Merger and the BANK IV Kansas Merger; provided, however, that no Stockholder makes any warranty as to the shares owned by any other Stockholder. None of the Corporations is a party and none of the Stockholders is a party to any agreement which in any way restricts the right of any stockholder of any of the Corporations to vote on this Agreement or the Merger Agreements or consummate the transactions contemplated therein. There is no plan or intention by the Stockholders, and to the best of the knowledge of First Dodge, FNB, MBI, Metro Bank or First National, there is no plan or intention on the part of the remaining stockholders of MBI or First National to sell, exchange, or otherwise dispose of a number of shares of Fourth Stock received in any of the Mergers that would reduce the First Dodge, MBI, and First National stockholders' ownership of Fourth Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the capital stock of all of such corporations outstanding immediately prior to the Effective Time. Solely for purposes of the preceding sentence, an amount of Fourth Stock equal to
          (i) the value of First Dodge Stock, First National Stock, and MBI Common Stock surrendered by persons exercising dissenters' rights, (ii) the value of stock surrendered for cash in lieu of fractional shares of Fourth Stock, and (iii) the value of shares of Fourth Stock held by stockholders prior to the Mergers and otherwise sold, redeemed, or disposed of prior or subsequent to the Effective Time, shall be deemed received by such stockholders in the Mergers and sold, exchanged, or disposed of immediately thereafter.


                 s. Environmental Compliance. Each of the Banks is in material compliance with all relevant Environmental, Health, and Safety Laws and none of the Corporations has any material Environmental, Health, and Safety Liabilities. Except as described in Exhibit "S" to the Disclosure Statement, none of the Occupied Properties and, to the knowledge of First Dodge, FNB, MBI, and the Banks, no real or personal property owned or leased by either Bank at any time is now being used or has at any time in the past ever been used for the storage (whether permanent or temporary), disposal, or handling of any Hazardous Materials, nor are any Hazardous Materials located in, on, under, or at any real or personal property owned, leased, or used by a Bank. Neither Stockholders nor any of the Corporations have received any notice of a material violation of any Environmental, Health, and Safety Law, or any notice of any material potential Environmental, Health, and Safety Liabilities with respect to any properties or assets in which any of the Corporations has or has had any interest.


                 t.   Employment of Aliens.  The Banks are in
          material compliance with the Immigration and Control Act of 1986.


                 u. Notes and Leases. All promissory notes and leases owned by the Banks at the Effective Time will represent bona fide indebtedness or obligations to such Bank and are and will be fully enforceable in accordance with their terms without valid set-offs or counterclaims, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally; provided, however, no representation or warranty is made in this Agreement as to the collectibility of any such note or lease.


                 v.   No Misrepresentations.  Neither this
          Agreement, the Financial Statements, nor any other letter, certificate, statement, or document furnished or to be furnished to Fourth by or on behalf of the Corporations, the Stockholders, or any of them, pursuant to or in connection with this Agreement and the transactions contemplated hereby, when considered in conjunction with all other information and documents furnished to Fourth hereunder, contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                 w. Updating of Representations and Warranties. Between the date hereof and the Effective Time, First Dodge, FNB, MBI, the Banks, and the Stockholders will promptly disclose to Fourth in writing any information of which any of them has actual knowledge (1) concerning any event that would render any of their representations or warranties contained in this Agreement untrue if made as to the date of such event, (2) which renders any information set forth in this Agreement or the Disclosure Statement no longer correct in all material respects, or
          (3) which arises after the date hereof and which would have been required to be included in this Agreement or the Disclosure Statement if such information had existed on the date hereof.


          3.2. Representations and Warranties of Fourth. Fourth represents and warrants to First Dodge, FNB, MBI, the Banks, and the Stockholders, and each of them, as follows:


                 a. Organization, Good Standing, and Authority. Fourth is a bank holding company duly registered pursuant to the Bank Holding Company Act. Fourth and each of its banking Subsidiaries is a corporation or bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. None of Fourth or any of its banking Subsidiaries is in violation of its charter documents or bylaws, or of any applicable Law in any material respect, or in default in any material respect under any material agreement, indenture, lease, or other document to which it is a party or by which it is bound. All of Fourth's issued and outstanding equity securities are duly registered under the Federal Securities Exchange Act of 1934, as amended. Shares of Fourth Stock are eligible for trading in the National Market System of NASDAQ.


                 b. Binding Obligations; Due Authorization. This Agreement constitutes, and the Merger Agreements will upon execution and delivery constitute, valid and binding obligations of Fourth and, in the case of the Bank Merger Agreements, BANK IV Oklahoma and BANK IV Kansas, as the case may be, enforceable against them in accordance with the terms of such documents, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally. The execution, delivery, and performance of this Agreement and the Merger Agreements, and the transactions contemplated by all such agreements have been duly authorized by the respective boards of directors of Fourth, BANK IV Kansas, and BANK IV Oklahoma. No approval of the holders of outstanding Fourth Stock or other voting securities of Fourth is necessary to consummate the Mergers.


                 c. Absence of Default. None of the execution or the delivery of this Agreement and the Merger Agreements, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will (1) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under the charter documents or bylaws of Fourth or any of its banking Subsidiaries or under any agreement or instrument under which Fourth or any of its banking Subsidiaries is obligated, or (2) violate any Law to which any of them is subject.


                 d. Disclosure Materials Delivered by Fourth. Fourth has previously delivered to First Dodge its Annual Report on Form 10-K for the year ended December 31, 1992, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1993, in each case with exhibits thereto, as filed with the SEC, and a copy of the definitive proxy statement used by Fourth in connection with its 1993 annual stockholders' meeting. All of the financial statements contained in such documents have been prepared in accordance with GAAP applied on a consistent basis. The books of account of Fourth and each of its banking Subsidiaries fairly and correctly reflect, in accordance with GAAP applied on a consistent basis, the respective incomes, expenses, assets, and liabilities, absolute and contingent, of Fourth and each of its banking Subsidiaries. There have been no material adverse changes in the consolidated financial condition of Fourth from September 30, 1993.


                 e.   Brokers or Finders.  No broker, agent,
          finder, consultant, or other party (other than legal and accounting advisors) has been retained by Fourth or is entitled to be paid based upon any agreements, arrangements, or understandings made by Fourth in connection with any of the transactions contemplated by this Agreement or the Merger Agreements.


                 f. SEC Filings to be Accurate. The information pertaining to Fourth which has been or will be furnished by or on behalf of Fourth and its banking Subsidiaries or its management for inclusion in the Registration Statement or the Proxy Statement, and the information pertaining to Fourth which will appear in the Registration Statement or the Proxy Statement, in the form filed with the SEC, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Fourth shall promptly advise First Dodge in writing if prior to the Effective Time it shall obtain knowledge of any fact that would make it necessary to amend the Registration Statement or the Proxy Statement, or to supplement the prospectus contained in the Registration Statement, in order to make the statements therein not misleading or to comply with applicable Law.


                 g.   No Misrepresentations.  Neither this
          Agreement, the disclosure documents described in clause "d" of this Section 3.2, nor any other letter, certificate, statement, or document furnished or to be furnished to First Dodge, FNB, MBI, the Banks, or the Stockholders by or on behalf of Fourth pursuant to or in connection with this Agreement and the transactions contemplated hereby contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                 h. Capitalization. Fourth is authorized to issue (i) 50,000,000 shares of common stock, par value $5 per share, of which 26,352,215 shares were issued and outstanding on December 31, 1993, (ii) 250,000 shares of Class A 7% Cumulative Convertible Preferred Stock, par value $100 per share, all of which are issued and outstanding, and (iii) 5,000,000 shares of Class B Preferred Stock, without par value, none of which have been issued. The shares of Fourth Stock to be issued in the Mergers will be duly and validly issued, fully paid, and nonassessable, and not issued in violation of any preemptive rights or any Laws applicable thereto.


                 i. Updating of Representations and Warranties. Between the date hereof and the Effective Time, Fourth will promptly disclose to First Dodge and the Stockholders in writing any information of which it has actual knowledge (1) concerning any event that would render any representation or warranty of Fourth untrue if made as of the date of such event, (2) which renders any information set forth in this Agreement no longer correct in all material respects, or (3) which arises after the date hereof and which would have been required to be included in the Agreement if such information had existed on the date hereof.



                           ARTICLE IV

                     SECURITIES LAWS MATTERS


          4.1.   Registration Statement and Proxy Statement.
Fourth shall as soon as practicable prepare and file the Registration Statement under and pursuant to the Securities Act for the purpose of registering the shares of Fourth Stock to be issued in the Mergers. First Dodge, FNB, MBI, and the Banks shall each provide promptly to Fourth such information concerning its respective business, financial condition, and affairs as may be required or appropriate for inclusion in the Registration Statement or the Proxy Statement and each shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation and filing of the Registration Statement and the Proxy Statement. Fourth and First Dodge shall use their Best Efforts to have the Registration Statement declared effective under the Securities Act as soon as may be practicable and thereafter First Dodge, MBI, and First National shall each distribute the Proxy Statement to its respective stockholders in accordance with applicable Laws not fewer than 20 business days prior to the date on which the Fourth Merger Agreement and the Bank Merger Agreements are to be submitted to the stockholders for voting thereon. If necessary, in light of developments occurring subsequent to the distribution of the Proxy Statement to stockholders, First Dodge, MBI, and First National shall each mail or otherwise furnish to its respective stockholders such amendments to the Proxy Statement or supplements to the Proxy Statement as may, in the opinion of Fourth or First Dodge, be necessary so that the Proxy Statement, as so amended or supplemented, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or as may be necessary to comply with applicable Law. Fourth shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Fourth Stock by any person.


          4.2. State Securities Laws. Fourth shall prepare and file and the parties hereto shall cooperate in making any filings required under the securities laws of any State in order either to qualify or register the Fourth Stock so it may be offered and sold lawfully in such State in connection with the Mergers or to obtain an exemption from such qualification or registration.


          4.3. Affiliates. Certificates representing shares of Fourth Stock issued to Affiliates of First Dodge, MBI, or First National pursuant to the Fourth Merger Agreement or the Bank Merger Agreements may be subjected to stop transfer orders and may bear a restrictive legend in substantially the following form:


          The shares of common stock represented by this certificate have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. Such shares may not be sold, pledged, transferred, or assigned, and the issuer shall not be required to give effect to any attempted sale, pledge, transfer, or assignment, except (i) pursuant to a then current effective registration under the Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the reasonable opinion of its counsel, received reasonably satisfactory evidence of compliance with Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the Act. Transfer of the shares represented by this certificate is further restricted by an Affiliate's Agreement dated as of __________, 1994, between the issuer and the registered holder to which reference is hereby made.



                            ARTICLE V

                       CLOSING CONDITIONS


          5.1. Conditions to Obligations of Fourth, BANK IV Kansas, and BANK IV Oklahoma. The obligations of Fourth to effect the Mergers and to issue any Fourth Stock and the obligation of BANK IV Kansas and BANK IV Oklahoma to effect the Bank Mergers shall be subject to the following conditions which may, to the extent permitted by Law, be waived by Fourth at its option:


                 a.   Stockholder Approvals.  The approval,
          ratification, and confirmation of this Agreement and the Bank Merger Agreements and the Fourth Merger Agreement by the respective stockholders of each Bank and First Dodge, FNB, and MBI shall have been duly obtained as required by Law.


                 b. Absence of Litigation. No order, judgment, or decree shall be outstanding restraining or enjoining consummation of any of the Mergers; and no Litigation shall be pending or threatened in which it is sought to restrain or prohibit any of the Mergers or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement.


                 c. Securities Laws. The Registration Statement shall have become effective under the Securities Act and Fourth shall have received all state securities laws permits or other authorizations or confirmation of the availability of exemption from registration requirements necessary to issue the Fourth Stock in the Mergers. Neither the Registration Statement nor any such permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order or similar proceeding or order by the SEC or any state securities authority.


                 d. Regulatory Approvals. All Required Approvals shall have been procured and shall continue to be in effect.


                 e. Limit on Dissent. The holders of an aggre-gate amount of the then issued and outstanding First Dodge Stock, MBI Common Stock, and First National Stock which shall be convertible into an amount of Fourth Stock issuable in the Mergers equal to not more than five percent of the total amount of Fourth Stock issuable in the Mergers shall have validly exercised their rights as dissenting stockholders.


                 f. Minimum Net Worths of the Banks. Fourth shall be reasonably satisfied that the stockholders' equity of the Metro Bank and the consolidated stockholders' equity of First National as of the end of the month immediately preceding the Effective Time, computed in accordance with GAAP, are not less than $3,500,000 and $9,000,000, respectively.


                 g.   Opinion of Counsel.  Fourth shall have
          received the opinion of Mangan, Dalton, Trenkle, Rebein & Doll, Chartered, counsel to the Corporations and the Stockholders, substantially in the form of Exhibit "D" hereto.


                 h. Representations and Warranties; Covenants. The representations and warranties of First Dodge, FNB, MBI, the Banks, and the Stockholders contained in Section
          3.1 of this Agreement shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting: (i) any changes occurring in the ordinary course of business, none of which shall have been materially adverse, and
          (ii) any changes contemplated or permitted by this Agreement. First Dodge, FNB, MBI, the Banks, and the Stockholders shall each have performed in all material respects all of their obligations under this Agreement.


                 i. Certificates. First Dodge, FNB, MBI, and the Banks shall each have delivered to Fourth a certificate, in form and substance satisfactory to Fourth, dated the Effective Time and signed by its chief executive officer and chief financial officer certifying in such detail as Fourth may reasonably request the fulfillment of conditions a, b, e, f, and h above and m below.


                 j. Affiliates' Agreements. Fourth shall have received all of the agreements of Affiliates of First
          Dodge, MBI, and First National substantially in the form of Exhibit "G" hereto.


                 k. Pooling of Interests. Fourth shall have received a letter from its independent public accountants, dated the Effective Time, to the effect that the Mergers can each properly be treated for accounting purposes as a "pooling of interests" under GAAP.


                 l. Employment Agreement. John V. Harding shall have executed and delivered an agreement substantially in the form of Exhibit "E" hereto.


                 m. Material Adverse Changes. Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise) business, liabilities (contingent or otherwise), properties, or assets of any of the Corporations.


                 n. Satisfactory Environmental Reports. Fourth shall have received environmental assessment reports covering all of the Corporations' real estate, in form and substance reasonably satisfactory to Fourth, which do not cause Fourth reasonably to conclude that there are any material Environmental, Health, and Safety Liabilities associated with any of such real estate.


          5.2. Conditions to Obligations of First Dodge, FNB, MBI, the Banks, and the Stockholders. The obligations of First Dodge, FNB, MBI, the Banks, and the Stockholders to effect the Mergers and to consummate the transactions contemplated hereby shall be subject to the following conditions which may, to the extent permitted by Law, be waived by it at its option:


                 a. General. Each of the conditions specified in clauses a, b, c, and d of Section 5.1 of this Agreement shall have occurred and be continuing.


                 b. Representations and Warranties; Covenants. The representations and warranties of Fourth contained in
          Section 3.2 of this Agreement shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting any changes occurring in the ordinary course of business, none of which shall have been materially adverse, and excepting any changes contemplated or permitted by this Agreement. Fourth shall have duly performed in all material respects all of its obligations under this Agreement.


                 c. Certificate. Fourth shall have delivered to First Dodge a certificate, in form and substance satisfactory to First Dodge, dated the Effective Time and signed by its chief executive officer and chief financial officer on behalf of Fourth, certifying in such detail as First Dodge may reasonably request as to the fulfillment of the foregoing conditions except for the conditions set forth in clauses a and d of Section 5.1 of this Agreement.


                 d. Opinion of Counsel. First Dodge shall have received the opinion of Foulston & Siefkin, counsel to Fourth, addressed to First Dodge, FNB, MBI, the Banks and their stockholders, satisfactory in form and substance to First Dodge, substantially in the form of Exhibit "F" hereto.


                 e. Material Adverse Change. Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, liabilities (contingent or otherwise), or assets of Fourth.



                           ARTICLE VI

                         EFFECTIVE TIME


          The consummation of the Mergers and the delivery of the certificates and other documents called for by this Agreement, and the consummation of all other transactions contemplated by this Agreement shall take place at such time and place in Wichita, Kansas, as the parties may mutually agree which, unless otherwise agreed, shall be not later than the last day of the month in which the final regulatory approval required to effect the Mergers is received and the latest required waiting period expires. The parties agree that they shall exert their reasonable best efforts to cause the Effective Time to be on or before June 30, 1994.



                           ARTICLE VII

                    TERMINATION OF AGREEMENT


          7.1. Mutual Consent; Absence of Stockholder Approval; Termination Date. This Agreement and the Merger Agreements shall terminate at any time when the parties hereto mutually agree in writing. This Agreement and the Merger Agreements may also be terminated at the election of either First Dodge or Fourth, as the case may be, upon written notice from the party electing to terminate this Agreement and the Merger Agreements to the other party if, without fault on the part of the party electing to terminate this Agreement and the Merger Agreements, the Merger Agreements are not ratified and approved by the stockholders of First Dodge, FNB, MBI, Metro Bank or First National by the requisite vote or if there has been a denial of a Required Approval except upon compliance with terms reasonably deemed onerous by Fourth. Unless extended by written agreement of the parties, this Agreement and the Merger Agreements shall terminate if all conditions to the obligations of the parties hereto have not occurred on or before June 30, 1994.


          7.2. Election by Fourth. Notwithstanding the approval of the Merger Agreements by the stockholders of BANK IV Kansas and BANK IV Oklahoma, this Agreement and the Merger Agreements shall terminate at Fourth's election, upon written notice from Fourth to First Dodge, if any one or more of the following events shall occur and shall not have been remedied to the satisfaction of Fourth within 30 days after written notice is delivered to First Dodge:
(a) there shall have been any material breach of any of the material obligations, covenants, or warranties of First Dodge, FNB, MBI, First National, Metro Bank, or the Stockholders hereunder; or
(b) there shall have been any written representation or statement furnished by First Dodge, FNB, MBI, First National, Metro Bank, or the Stockholders hereunder which at the time furnished is false or misleading in any material respect in relation to the size and scope of the transactions contemplated by this Agreement.


          7.3. Election by First Dodge. Notwithstanding the approval of the Merger Agreements by the stockholders of First Dodge, FNB, MBI, First National, or Metro Bank, this Agreement and the Merger Agreements shall terminate at the election of First Dodge, upon written notice from First Dodge to Fourth, if any one or more of the following events shall occur and shall not have been remedied to their satisfaction within 30 days after written notice is delivered to Fourth: (a) there shall have been any material breach of any of the material obligations, covenants, or warranties of Fourth hereunder; or (b) there shall have been any written representation or statement furnished by Fourth hereunder which at the time furnished is false or misleading in any material respect in relation to the size and scope of the transactions contemplated by this Agreement.



                          ARTICLE VIII

                         INDEMNIFICATION


          8.1. Effect of Closing. Except as provided in this Section, closing of the transactions contemplated by this Agreement shall not prejudice any claim for damages which any of the parties hereto may have hereunder in law or in equity, due to a material default in observance or the due and timely performance of any of the covenants and agreements herein contained or for the material breach of any warranty or representation hereunder, unless such observance, performance, warranty, or representation is specifically waived in writing by the party making such claim. In the event any warranty or representation contained herein is or becomes untrue or breached (other than by reason of any fraudulent misrepresentation or fraudulent breach of warranty or any willful breach of a covenant) and such breach or misrepresentation is promptly communicated by First Dodge to Fourth in writing prior to the Effective Time, Fourth shall have the right, at its sole option, either to waive such misrepresentation or breach in writing or to terminate this Agreement, but in either such event, neither First Dodge, FNB, MBI, either Bank, nor any of the Stockholders shall be liable to Fourth for any such damages, costs, expenses, or otherwise by reason of such breach or misrepresentation. In the event Fourth elects to close the transactions contemplated by this Agreement notwithstanding the written communication of such breach or misrepresentation to Fourth by First Dodge, Fourth shall be deemed to have waived such breach or misrepresentation in writing.


          8.2. General Indemnification. Subject to the limitations on the liability of Stockholders contained in this
Article VIII, Stockholders shall be liable for, and shall defend, save, indemnify, and hold harmless Fourth, BANK IV Kansas, BANK IV Oklahoma, and their respective officers, directors, employees, and agents, and each of them (hereinafter individually referred to as an "Indemnitee" and collectively as "Indemnitees") against and with respect to any losses, liabilities, claims, diminution in value, litigation, demands, damages, costs, charges, legal fees, suits, actions, proceedings, judgments, expenses, or any other losses (including without limitation any income tax consequences of the receipt of any indemnification payment) (herein collectively referred to as "Indemnifying Losses") that may be sustained, suffered, or incurred by, or obtained against, any Indemnitee arising from or by reason of the breach or nonfulfillment of any of the warranties, agreements, or representations made by the Stockholders, or any of them, in this Agreement; provided, however that the liability of Stockholders to defend, save, indemnify, and hold harmless any of the Indemnitees for any liabilities, claims, or demands indemnified under this Agreement, shall be limited to the amount by which all such Indemnifying Losses exceed $240,000 in the aggregate, net of income tax effect and after taking into account all available insurance proceeds. It is agreed that the indemnification obligations of the Stockholders shall be solely for the benefit of the Indemnitees and may not be enforced by any insurer under any subrogation or similar agreement or arrangement or by any governmental agency except as a receiver for any Indemnitee.


          8.3. Procedure. If any claim or demand shall be made or liability asserted against any Indemnitee, or if any litigation, suit, action, or administrative or legal proceedings shall be instituted or commenced in which any Indemnitee is involved or shall be named as a defendant either individually or with others, and if such Litigation, claim, demand, liability, suit, action, or proceeding, if successfully maintained, will result in any Indemnifying Losses as defined in Section 8.2, Fourth shall give Stockholders written notice thereof within 20 days after it acquires knowledge thereof. If, within 20 days after the giving of such notice, Fourth receives written notice from Stockholders (by the Agents, as defined in Section 9.5, acting for all Stockholders jointly) stating that Stockholders dispute or intend to defend against such claim, demand, liability, suit, action, or proceeding, then Stockholders shall have the right to select counsel of their choice and to dispute or defend against or settle such claim at their expense, and the Indemnitees shall fully cooperate with Stockholders in such dispute or defense or settlement so long as Stockholders are conducting such dispute or defense diligently and in good faith. If no such notice of intent to dispute or defend is received by Fourth within the aforesaid 20-day period, of if such diligent and good faith defense is not being, or ceases to be, conducted, Fourth shall have the right, directly or through one or more of the Indemnitees, to dispute and defend against the claim, demand, or other liability at the cost and expense of Stockholders, to settle such claim, demand, or other liability, together with interest or late charges thereon, and in either event to be indemnified as provided in this Agreement so long as Fourth conducts such defense diligently and in good faith; provided, notice of any proposed settlement shall be given to Stockholders as far in advance as practicable under the circumstances and, if Stockholders shall timely object to the terms of such proposed settlement, they may assume the defense in accordance with the terms of this Section 8.3. If any event shall occur that would entitle Indemnitees to a right of indemnification hereunder, any loss, damage, or expense subject to indemnification shall be subject to the limitations otherwise set forth in this Article VIII.


          8.4. Survival of Representations and Warranties. Notwithstanding any rule of law or provision of this Agreement to the contrary, the representations and warranties of Stockholders contained in this Agreement and not waived pursuant to the terms of this Agreement shall survive the Mergers and the closing of the transactions described in this Agreement; provided, however, that no claim by an Indemnitee for indemnification or breach of warranty under this Agreement shall be valid unless an Indemnitee shall have given written notice of its assertion or claim to Stockholders on or prior to the date on which Fourth files or is required to file with the SEC its Annual Report on Form 10-K for the year ended December 31, 1994, whichever is earlier.


          8.5. Several Liability of Stockholders. The liability of the Stockholders under this Agreement shall not be joint, but rather shall be several in proportion to the aggregate amount of Fourth Stock each such Stockholder receives for the stock being exchanged pursuant to this Agreement and the Merger Agreements as compared to the total amount of Fourth Stock being received by all First Dodge, MBI, and First National stockholders. The liability of each such Stockholder under this Agreement shall be limited to the sum of the value of Fourth Stock and cash for fractional shares, if any, received by such Stockholder under this Agreement and the Merger Agreements. For the purposes of this Section 8.5, the Fourth Stock received by Stockholders shall be deemed to have the same value as the reported closing price thereof in the NASDAQ quotation system on the date in which the Effective Time occurs.


          8.6. Indemnification Payments. All indemnification obligations of the Stockholders under this Article VIII shall be satisfied by payment in Fourth Stock which will be deemed to have the same value as the reported closing price thereof in the NASDAQ quotation system on the date in which the Effective Time occurs.



                           ARTICLE IX

                          MISCELLANEOUS


          9.1. Expenses. Whether or not the Mergers are effected, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.


          9.2. Affiliates' Agreements. Prior to the Effective Time, First Dodge shall deliver to Fourth a list, reviewed by its counsel, identifying all of the stockholders who are, in its opinion, Affiliates of First Dodge, MBI, or First National. First Dodge, MBI, and First National shall each use its Best Efforts to cause each of its stockholders who is identified by it as being an Affiliate to execute a written agreement, on or before the Effective Time, in a form substantially similar to the form of Affiliate's Agreement attached hereto as Exhibit "G". Fourth shall not be obligated to deliver any shares of Fourth Stock to any person who is named as an Affiliate on such list prior to receipt of such an agreement.


          9.3. Notices. All notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered or if sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:
(a) if to Fourth, addressed to Darrell G. Knudson, Chairman of the Board, Post Office Box 4, Wichita, Kansas 67201; and (b) if to First Dodge, FNB, MBI, First National, Metro Bank, and the Stockholders, addressed to John V. Harding, 619 Second Avenue, Dodge City, Kansas 67801, or to such other address as shall have been furnished in writing in the manner provided herein for giving notice.


          9.4. Stockholders' Agreements. Each Stockholder agrees not to sell, pledge, encumber, or otherwise hypothecate or transfer any shares of capital stock of any class of any of the Corporations prior to the Effective Time unless the transferee or pledgee agrees with Fourth in writing to be bound by this Agreement and to vote all shares of such stock owned by him or her in favor of approval of this Agreement and the Merger Agreements.


          9.5. Power of Attorney. Each Stockholder irrevocably appoints each of the other Stockholders, jointly (the "Agents"), the agents and attorneys-in-fact of such Stockholder for the purposes of acting in the name and stead of such Stockholder in:
(i) giving and receiving all notices permitted or required by this Agreement; (ii) agreeing with Fourth, BANK IV Kansas, and BANK IV Oklahoma as to any amendments to this Agreement and the Merger Agreements which the Agents may deem necessary or advisable, including but not limited to the extension of time in which to consummate the transactions contemplated by this Agreement, and the waiver of any closing conditions; (iii) employing legal counsel;
(iv) paying any legal and any other fees and expenses incurred by the Agents in consummating the transactions contemplated by this Agreement; and (v) making, executing, acknowledging, and delivering all such contracts, orders, receipts, notices, requests, instructions, certificates, letters, and other writings, and in general doing all things and taking all actions which the Agents, in their sole discretion, may consider necessary or proper in connection with or to carry out the terms of this Agreement, as fully as if such Stockholders were personally present and acting. This power of attorney and all authority conferred hereby is granted and conferred subject to the interests of Fourth, BANK IV Kansas, BANK IV Oklahoma, First Dodge, FNB, MBI, the Banks, and the other Stockholders who are parties to this Agreement, and in consideration of those interests and for the purpose of completing the transactions contemplated hereby, this power of attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by any Stockholder or by operation of law, whether by the death, incompetency, or incapacity of the Stockholders, or any of them, or by the occurrence of any other event. If any Stockholder should die or become incompetent or incapacitated, or any other event should occur before the consummation of the transactions contemplated by this Agreement, all actions taken by the Agents pursuant to this Agreement shall be as valid as if such death, incompetence, or incapacity or other event had not occurred, regardless of whether Fourth, BANK IV Kansas, BANK IV Oklahoma, First Dodge, FNB, MBI, First National, Metro Bank, or the Agents, or any of them, shall have received notice of such death, incompetence, incapacity, or other event. Each Stockholder agrees to hold the Agents, and each of them, free and harmless from any and all loss, damage, expense, or liability which they, he, or she may sustain or incur as a result of any action taken or not taken in good faith hereunder. Any Agent shall have the power to act alone hereunder.


          9.6.   Time.  Time is of the essence of this Agreement.


          9.7. Law Governing. This Agreement shall, except to the extent federal law is applicable, be construed in accordance with and governed by the laws of the State of Kansas, without regard to the principles of conflicts of laws thereof.


          9.8. Entire Agreement; Amendment. This Agreement contains and incorporates the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements, letters of intent, and understandings. This Agreement may only be amended by an instrument in writing duly executed by all corporate parties hereto and the Stockholders (by the Agents acting for all Stockholders jointly), and all attempted oral waivers, modifications, and amendments shall be ineffective.


          9.9. Successors and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and permitted assigns of each of them; provided, however, that this Agreement, the Merger Agreements, or any of the rights, interests, or obligations hereunder or thereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.


          9.10. Cover, Table of Contents, and Headings. The cover, table of contents, and the headings of the sections and subsections of this Agreement and the Merger Agreements are for convenience of reference only and shall not be deemed to be a part hereof or thereof or taken into account in construing this Agreement or the Merger Agreements.


          9.11.  Counterparts.  This Agreement and the Merger
Agreements may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.



FOURTH FINANCIAL CORPORATION       FIRST DODGE CITY
                                   BANCSHARES, INC.



By /s/ Darrell G. Knudson            By /s/John V. Harding
  --------------------------         --------------------------
  Darrell G. Knudson                  John V. Harding
  Chairman of the Board               Chairman of the Board

        "Fourth"                          "First Dodge"



FIRST NATIONAL BANCSHARES          METRO BANCSHARES, INC.
OF DODGE CITY, INC.



By  /s/ John V. Harding               By /s/ John V. Harding
    -------------------                 ----------------
     John V. Harding                     John V. Harding

          "FNB"                            "MBI"




METRO BANK OF BROKEN ARROW         FIRST NATIONAL BANK AND TRUST
                                   COMPANY IN DODGE CITY



By  /s/ John V. Harding            By    /s/ John V. Harding
    ------------------                  --------------------
     John V. Harding                      John V. Harding


By  /s/ Paul W. Anderson
    --------------------
      Paul W. Anderson

    "Metro Bank"                        "First National"





                     [signatures continued]


/s/Thomas P. Shirley                     /s/John V. Harding
- -------------------                     -------------------
  Thomas P. Shirley                      John V. Harding



                     VIDA EBENER REVOCABLE TRUST



                     By  /s/Vida Ebener, Trustee
                         -----------------------
                           Vida Ebener

                         "Stockholders"














                           EXHIBIT "A"



                       AGREEMENT TO MERGE

                             between

              BANK IV KANSAS, NATIONAL ASSOCIATION,

                               and

       FIRST NATIONAL BANK AND TRUST COMPANY IN DODGE CITY

                      under the charter of

              BANK IV KANSAS, NATIONAL ASSOCIATION

                       under the title of

              BANK IV KANSAS, NATIONAL ASSOCIATION


          THIS AGREEMENT made among BANK IV Kansas, National Association (hereinafter referred to as "BANK IV"), a banking association organized under the laws of the United States, being located at 100 North Broadway, City of Wichita, County of Sedgwick, in the State of Kansas, with a capital of $356,457,292.74 divided into 9,254,200 shares of common stock, each of $5.00 par value, and surplus of $218,601,457.92 and undivided profits, including capital reserves, of $91,584,834.82 as of December 31, 1993, and First National Bank and Trust Company in Dodge City, a national banking association organized under the laws of the United States (hereinafter referred to as "First National") being located at 619 Second, Dodge City, County of Ford, in the State of Kansas, with a capital of $600,000, divided into 6,000 shares of common stock, each of $100.00 par value, and surplus of $_________ and undivided profits, including capital reserves, of $_________ as of December 31, 1993, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC Section 215a).


          W I T N E S S E T H:  That,


          Section 1. First National shall be merged into BANK IV under the charter of the latter.


          Section 2.  The name of the receiving association
(hereinafter referred to as the "Association") shall be BANK IV
Kansas, National Association.


          Section 3. The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at 100 North Broadway, Wichita, Kansas, and at its legally established branches.


          Section 4. The amount of capital stock of the Association shall be $46,871,000, divided into 9,374,200 shares of common stock, each of $5.00 par value, and at the time the merger shall become effective, the Association shall have a surplus of $___________, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this Agreement, adjusted, however, for normal earnings and expenses (and if applicable, purchase accounting adjustments) between December 31, 1993, and the effective time of the merger. The amount of capital stock of the Association and its surplus and undivided profits at the time the merger becomes effective shall also be adjusted to reflect the effect of all mergers of other banks into the Association, if any, between December 31, 1993 and the effective time of the merger.


          Section 5. All assets as they exist at the effective time of the merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of each of the merging entities existing as of the effective time of the merger.


          Section 6. Of the capital stock of the Association, the presently outstanding 9,254,200 shares of common stock, each of $5.00 par value, the holder of it, Fourth Financial Corporation, shall retain its present rights. In addition, Fourth Financial Corporation shall receive an additional 120,000 shares of common stock of the Association by reason of the merger. Upon the merger becoming effective, the shares of capital stock of First National shall no longer be outstanding and the sole right of the holders thereof, other than Fourth Financial Corporation, shall be to exchange such shares for 95.92 shares of common stock of Fourth Financial Corporation, par value $5.00 per share, for each share of capital stock of First National so exchanged.


          Section 7. Except as expressly permitted in an Agreement and Plan of Reorganization dated as of February 2, 1994, among Fourth Financial Corporation, First National, First Dodge City Bancshares, Inc., First National Bancshares of Dodge City, Inc., Metro Bancshares, Inc., Metro Bank of Broken Arrow, and the stockholders of First Dodge City Bancshares, Inc. (the "Reorganization Agreement"), First National shall not (i) declare or pay any dividend to its shareholders, (ii) dispose of any of its assets in any other manner except in the normal course of business and for adequate value, or (iii) take any other action which would violate the terms of the Reorganization Agreement.


          Section 8. The present board of directors and officers of BANK IV shall continue to serve as the board of directors and officers of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.


          Section 9. Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency, the articles of association of BANK IV as then in effect shall be the articles of association of the resulting bank.


          Section 10. This Agreement may be terminated as provided in the Reorganization Agreement. Notwithstanding the approval of this Agreement by any stockholder group, this Agreement shall automatically terminate upon the termination of the Reorganization Agreement for any reason, and in no event shall the merger of First National into BANK IV occur prior to the consummation of the other Mergers as such term is defined in the Reorganization Agreement.


          Section 11. This Agreement shall be ratified and confirmed by the affirmative vote of stockholders of each of the merging banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.


          WITNESS, the signatures and seals of said merging entities as of the ___ day of February 1994, each set by its chairman of the board, president, or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority:


                                BANK IV KANSAS,
                                NATIONAL ASSOCIATION
Attest:

                                By /s/ K. Gordon Greer
/s/ John C. Maloney             -------------------------
- -------------------------         K. Gordon Greer,
John C. Maloney, Secretary        Chairman of the Board
                                   and President


[Seal of Bank]


                                FIRST NATIONAL BANK AND TRUST
                                COMPANY IN DODGE CITY


                                By
                                  --------------------------
                                  ________________, President

Attest:


_______________________
______________, Secretary

[Seal of Bank]



STATE OF KANSAS  )
                 ) SS:
SEDGWICK COUNTY  )


          On this _____ day of February, 1994, before me, a notary public for this state and county, personally came K. Gordon Greer, as chairman of the board and president, and John C. Maloney, as secretary, of BANK IV Kansas, National Association, a national banking association, and each in his capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.


          WITNESS my official seal and signature this day and year.



                                ----------------------------
                                Notary Public
My Appointment Expires:



- -----------------------


STATE OF KANSAS  )
                 ) SS:
FORD COUNTY      )


          On this ____ day of February, 1994, before me, a notary public for this state and county, personally came
________________ as president, and ______________ as secretary of
The First National Bank and Trust Company in Dodge City, a national banking association, and each in his/her capacity acknowledged this instrument to be the act and deed of the bank and the seal affixed to it to be its seal.


          WITNESS my official seal and signature this day and year.



                                ----------------------------
                                Notary Public
My Appointment Expires:



- -----------------------









                            EXHIBIT "B"


                       AGREEMENT TO MERGE

                             between

             BANK IV OKLAHOMA, NATIONAL ASSOCIATION

                               and

                   METRO BANK OF BROKEN ARROW

                      under the charter of

             BANK IV OKLAHOMA, NATIONAL ASSOCIATION

                       under the title of

             BANK IV OKLAHOMA, NATIONAL ASSOCIATION



          THIS AGREEMENT made between BANK IV Oklahoma, National Association (hereinafter referred to as "BANK IV"), a banking association organized under the laws of the United States, being located at 515 South Boulder, City of Tulsa, County of Tulsa, in the State of Oklahoma, with a capital of $190,712,286.07 divided into 5,720,647 shares of common stock, each of $5.00 par value, and surplus of $133,050,335.55 and undivided profits, including capital reserves, of $29,058,715.74 as of December 31, 1993, and Metro Bank of Broken Arrow (hereinafter referred to as "Metro"), a banking corporation organized under the laws of the State of Oklahoma, being located at 1800 S. Elm Place, Broken Arrow, Tulsa County, in the State of Oklahoma, with a capital of $762,500, divided into 305,000 shares of common stock, each of $2.50 par value, and surplus and undivided profits of approximately $__________ as of December 31, 1993, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC 215a).



          W I T N E S S E T H:  That,



          Section 1. Metro shall be merged into BANK IV under the charter of the latter.


          Section 2.  The name of the receiving association
(hereinafter referred to as the "Association") shall be BANK IV
Oklahoma, National Association.


          Section 3. The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at 515 South Boulder, Tulsa, Oklahoma, and at its legally established branches.


          Section 4. The amount of capital stock of the Association shall be $29,365,735 divided into 5,873,147 shares of common stock, each of $5.00 par value, and at the time the merger shall become effective, the Association shall have a surplus of $___________, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this Agreement, adjusted, however, for normal earnings and expenses (and if applicable, purchase accounting adjustments) between December 31, 1993, and the effective time of the merger. The amount of capital stock of the Association and its surplus and undivided profits at the time the merger becomes effective shall also be adjusted to reflect the effect of all mergers of other banks into the Association, if any, between December 31, 1993 and the effective time of the merger.


          Section 5. All assets as they exist at the effective time of the merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of Metro existing as of the effective time of the merger.


          Section 6. Of the capital stock of the Association, the presently outstanding 5,720,647 shares of common stock, each of $5.00 par value, the two holders of it, Fourth Financial Corporation and IV Commercial Acquisition, Inc., shall retain their present rights. In addition, Fourth Financial Corporation shall receive by reason of the merger an additional 152,500 shares of common stock, par value $5.00 per share of the Association. The sole shareholder of Metro, Metro Bancshares, Inc. ("MBI"), is a party to an Agreement and Plan of Reorganization, among Fourth Financial Corporation, MBI, First Dodge City Bancshares, Inc. ("First Dodge"), Metro, First National Bancshares of Dodge City, Inc., First National Bank and Trust Company in Dodge City, and the stockholders of First Dodge, dated as of February 2, 1994 (the "Reorganization Agreement"), pursuant to which the stockholders of MBI and First Dodge are receiving full payment for the value of all of the issued and outstanding capital stock of MBI and First Dodge, so no separate consideration is to be paid to Metro or any of its shareholders in such capacity by reason of the merger effected hereby.


          Section 7. Except as expressly permitted in the Reorganization Agreement, Metro shall not (i) declare or pay any dividend to its shareholders, (ii) dispose of any of its assets in any other manner except in the normal course of business and for adequate value, or (iii) take any other action which would violate the terms of the Reorganization Agreement.


          Section 8. The present board of directors and officers of BANK IV shall continue to serve as the board of directors and officers of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.


          Section 9. Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency, the articles of association of the resulting bank shall be the Articles of Association of BANK IV.


          Section 10. This Agreement may be terminated as provided in the Reorganization Agreement. Notwithstanding the approval of this Agreement by any shareholder group, this Agreement shall automatically terminate upon the termination of the Reorganization Agreement for any reason, and in no event shall the merger of Metro into BANK IV occur prior to the consummation of the other Mergers as such term is defined in the Reorganization Agreement.


          Section 11. This Agreement shall be ratified and confirmed by the affirmative vote of shareholders of each of the merging banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.


          WITNESS, the signatures and seals of said merging banks this ___ day of February, 1994, each set by its chairman of the board, president, or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority:


                                BANK IV OKLAHOMA,
                                NATIONAL ASSOCIATION
Attest:

                                By
                                  -------------------------
_______________________           Ronald L. Baldwin
Lisa R. Carr, Secretary           President



[Seal of Bank]



                                Metro Bank of Broken Arrow
Attest:

                                By
                                  ----------------------------
___________________________       _______________
_____________, Secretary          President



[Seal of Bank]


STATE OF OKLAHOMA          )
                           ) SS:
TULSA COUNTY               )


          On this ____ day of February, 1994, before me, a notary public for this state and county, personally came Ronald L. Baldwin, President, and Lisa R. Carr as Secretary, of BANK IV Oklahoma, National Association, and each in his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.


          WITNESS my official seal and signature this day and year.



                                ----------------------------
My Appointment Expires:         Notary



- -----------------------


STATE OF OKLAHOMA        )
                         ) SS:
TULSA COUNTY             )


          On this ___ day of February, 1994, before me, a notary public for this state and county, personally came _______________ as President, and _____________ as Secretary of Metro Bank of Broken Arrow, an Oklahoma banking corporation, and each in his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.


          WITNESS my official seal and signature this day and year.



                                ----------------------------
My Appointment Expires:         Notary Public



- -----------------------












                            APPENDIX "C"



                       AGREEMENT OF MERGER




          THIS AGREEMENT OF MERGER, made as of the ____ day of _______ 1994, among FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth"); FIRST DODGE CITY BANCSHARES, INC., a Kansas corporation ("First Dodge"); FIRST NATIONAL BANCSHARES OF DODGE CITY, INC., a Kansas corporation ("FNB"); and METRO BANCSHARES, INC., an Oklahoma corporation ("MBI"). Fourth, First Dodge, FNB, and MBI are hereinafter sometimes referred to as the "Constituent Corporations;" First Dodge, FNB, and MBI are hereinafter sometimes referred to as the "Merging Corporations"); and Fourth is hereinafter sometimes called the "Surviving Corporation."



                            Recitals
                            --------

          A. The respective Boards of Directors of each of the four Constituent Corporations have duly adopted resolutions approving the adoption of an Agreement and Plan of Reorganization, dated as of February 2, 1994, among Fourth, First Dodge, FNB, MBI, Metro Bank of Broken Arrow, First National Bank and Trust Company in Dodge City, and First Dodge's stockholders (the "Agreement and Plan of Reorganization") and this Agreement of Merger, subject, among other things, to the approval and adoption of the Agreement and Plan of Reorganization and this Agreement of Merger by the holders of at least a majority of the issued and outstanding capital stock of each class of the Merging Corporations having voting rights, authorizing the proposed merger of the Merging Corporations into Fourth upon the terms and conditions herein set forth.


          B. No approval of the stockholders of Fourth of this Agreement is required by reason of K.S.A. Section 17-6702(e) and 17-
6701(f).


          NOW, THEREFORE, Fourth and each of the Merging
Corporations hereby agree that Fourth and the Merging
Corporations shall merge on the terms and conditions hereinafter provided and in accordance with the following plan:


                         Plan of Merger
                         --------------

          1. First Dodge, FNB, and MBI shall simultaneously merge with and into Fourth which shall continue as the Surviving Corporation and shall be governed by the laws of the State of Kansas (the "Merger"). At the Effective Time (as defined in Paragraph 6), the separate existences of each of the Merging Corporations shall cease. The corporate identity, existence, purposes, franchises, powers, rights, and immunities of Fourth shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, franchises, powers, rights, and immunities of each of the Merging Corporations shall be merged into Fourth which shall be fully vested therewith. It is the intention of the parties that the transaction contemplated by this Agreement of Merger shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.


          2.   The Articles of Incorporation and Bylaws of
Fourth, as in effect on the Effective Time, shall be and remain the articles of incorporation and bylaws of the Surviving
Corporation until thereafter amended as provided by law.


          3.   At the Effective Time:


               (a) Fourth shall, without other transfer, succeed to and possess all the rights, privileges, powers, and franchises both of a public and private nature and shall be subject to all the restrictions, disabilities, debts, liabilities, and duties of each of the Constituent Corporations.


               (b)  The rights, privileges, powers, and
          franchises of each of the Constituent Corporations and all property, real, personal and mixed, of and all debts due or belonging to any of the Constituent Corporations shall be vested in Fourth; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of Fourth as they were of any of the Constituent Corporations.


               (c) Title to any real estate and to any other property vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger or the statutes providing therefor; provided, however, that all rights of creditors and all liens upon the property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of all of the Constituent Corporations shall thenceforth attach to Fourth and may be enforced against it to the same extent as if they had been incurred or contracted by Fourth. After the Effective Time, the Constituent Corporations shall each execute or cause to be executed such further assignments, assurances, or other documents as may be necessary or desirable to confirm title to their respective properties, assets, and rights in Fourth or to otherwise carry out the purposes of this Agreement of Merger, and their respective officers and directors shall do all such acts and things to accomplish those purposes which Fourth may reasonably request.


          4.   At the Effective Time:


               (a) Each issued and outstanding share of each class of capital stock of each of the Merging
          Corporations shall cease to be an issued and existing share.

               (b) Each share of common stock of First Dodge and MBI shall automatically be converted into and exchanged for shares of common stock of Fourth ("Fourth Stock") as follows:

                                                  No. of Shares
                                                  of Fourth Stock
                                                  ---------------
          First Dodge Common Stock,
            par value $1 per share . . . . . . . . 112.42
          MBI Common Stock, par
            value $.10 per share . . . . . . . . .   0.30

               (c) No share of Fourth Stock shall be issued in exchange for any shares of any other class of capital stock of any of the Merging Corporations, as all of such shares are owned, directly or indirectly, by First Dodge and the value of each thereof is fully reflected in the number of shares being issued with respect to First Dodge common stock.

               (d)  Until surrendered for exchange, each
          outstanding stock certificate which prior to the Effective Time represented common stock of First Dodge or MBI shall be deemed for all corporate purposes to represent the right to receive the number of shares of Fourth Stock into which the shares have been so converted; provided, that in any matters relating to the shares represented by such certificates, Fourth may rely conclusively upon the record of stockholders maintained by First Dodge and MBI containing the names and addresses of the holders of record of such stock at the Effective Time. Unless and until such outstanding stock certificates formerly representing shares of common stock of First Dodge or MBI are so surrendered, no dividend payable to the holders of record of Fourth Stock, as of any date subsequent to the Effective Time, shall be paid to the holder of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates (or, in the case of lost certificates, upon receipt of a surety bond or other form of indemnification satisfactory to Fourth), however, the former First Dodge or MBI stockholders shall receive certificates evidencing the shares of Fourth Stock to which they are entitled plus the accrued dividends on such stock, without interest.

               (e) No fractional shares of Fourth Stock will be issued. Instead, upon surrender of First Dodge or MBI common stock certificates (or, in the case of lost certificates, upon receipt of a surety bond or other form of indemnification which is satisfactory to Fourth), Fourth will pay, or cause to be paid, to the holder thereof the cash value of the fractional interest to which the holder thereof would otherwise be entitled, based upon the closing price of Fourth Stock on the last trading day two trading days prior to the Effective Time as reported in the Southwest Edition of The Wall Street Journal.

               (f) The Merger shall effect no change in the rights of the holders of Fourth Stock that is outstanding immediately before the Effective Time.


          5. The officers and directors of Fourth at the Effective Time shall continue to be the officers and directors of the Surviving Corporation until their successors are duly elected and qualified or their earlier death, resignation, or removal.


          6. The Merger shall be effected by and be given effect upon the filing of this Agreement of Merger in the offices of the Secretary of State of Kansas and the Secretary of State of Oklahoma. Such date and time of filing is referred to in this Agreement of Merger as the "Effective Time." This Agreement of Merger shall also be recorded in accordance with the provisions of the Kansas General Corporation Code and the Oklahoma General Corporation Act, but such recording shall not be a condition precedent to its becoming effective.


          7. This Agreement of Merger may be terminated and abandoned by mutual consent of the Boards of Directors of Fourth and the Merging Corporations at any time prior to the Effective Time, or by the Board of Directors of either Fourth Financial or the Merging Corporations (acting jointly) if the Agreement and Plan of Reorganization shall have been terminated as therein provided.


          8. This Agreement of Merger may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.


          IN WITNESS WHEREOF, pursuant to authority duly given by its Board of Directors, each of the Constituent Corporations has caused this Agreement of Merger to be executed by its Chairman of the Board or President and attested by its Secretary or an Assistant Secretary as of the date and year first above written.


                                FOURTH FINANCIAL CORPORATION


                                By
                                  -------------------------------
                                  Darrell G. Knudson
                                  Chairman of the Board
ATTEST:

By
  --------------------------------
  John C. Maloney, Secretary



                     [signatures continued]


                                FIRST DODGE CITY BANCSHARES, INC.


                                By_______________________________
ATTEST:                           _______________________________
                                  Chairman of the Board

By____________________________
                  , Secretary


                                FIRST NATIONAL BANCSHARES OF
DODGE
                                CITY, INC.

ATTEST:
                                By_______________________________
                                  _______________________________
By____________________________    President
                  , Secretary


                                METRO BANCSHARES, INC.

ATTEST:
                                By_______________________________
                                  _______________________________
By____________________________    President
                  , Secretary




                         ACKNOWLEDGMENTS
                         ---------------

STATE OF KANSAS     )
                    )  ss:
SEDGWICK COUNTY     )


          BE IT REMEMBERED that on this ____ day of ________ 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, Darrell G. Knudson and John C. Maloney, Chairman of the Board and Secretary, respectively, of Fourth CORPORATION, a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement of Merger before me and acknowledged the said Agreement of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing Agreement of Merger is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said Agreement of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




                                ---------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------



STATE OF KANSAS     )
                    )  ss:
FORD COUNTY         )


          BE IT REMEMBERED that on this _____ day _______, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________________ and ______________,
Chairman of the Board and Secretary, respectively, of FIRST DODGE CITY BANCSHARES, INC., a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement of Merger before me and acknowledged the said Agreement of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing Agreement of Merger is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said Agreement of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------



STATE OF KANSAS     )
                    )  ss:
FORD COUNTY         )


          BE IT REMEMBERED that on this _____ day _______, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________________ and ______________,
President and Secretary, respectively, of FIRST NATIONAL BANCSHARES OF DODGE CITY, INC., a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement of Merger before me and acknowledged the said Agreement of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the president of said corporation to the foregoing Agreement of Merger is in the handwriting of said president of said corporation, and that its seal affixed to said Agreement of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------


STATE OF OKLAHOMA   )
                    )  ss:
TULSA COUNTY        )


          BE IT REMEMBERED that on this _____ day _______, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________________ and ______________,
President and Secretary, respectively, of METRO BANCSHARES, INC., an Oklahoma corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement of Merger before me and acknowledged the said Agreement of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the president of said corporation to the foregoing Agreement of Merger is in the handwriting of said president of said corporation, and that its seal affixed to said Agreement of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------


                           CERTIFICATES
                           ------------



          The undersigned, ______________, Secretary of FIRST DODGE CITY BANCSHARES, INC., a Kansas corporation, on behalf of said corporation, hereby certifies, pursuant to K.S.A. Section 17-6702 of the
General Corporation Code of the State of Kansas, that the foregoing Agreement of Merger to which this Certificate is attached has been submitted to the stockholders of said corporation at a special meeting thereof, duly called and held in accordance with the Bylaws of said corporation and the General Corporation Code of the State of Kansas, on the ____ day of _______, 1994, and at said meeting said agreement was duly considered, adopted, and approved by the holders of a majority of each class of capital stock entitled to vote thereon pursuant to a vote by ballot in person or by proxy taken for the adoption or rejection of said Agreement of Merger, and the votes of the stockholders of said corporation representing _________ shares of
Common Stock, being _____% of the issued and outstanding Common Stock of said corporation, entitled to vote were for the approval and adoption of said agreement and voted therefor.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate on the _____ day of ________, 1994.




                                ---------------------------------
                                ______________, Secretary

STATE OF KANSAS     )
                    ) ss:
FORD COUNTY         )


          BE IT REMEMBERED that on this ___ day of ________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________, Secretary of FIRST DODGE CITY BANCSHARES, INC., a Kansas corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and she duly executed the above and foregoing certificate before me and acknowledged the said certificate to be her act and deed and the act and deed of said corporation; that the facts stated therein are true; that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public
My Appointment Expires:



- ----------------------


          The undersigned, ______________, Secretary of FIRST
NATIONAL
BANCSHARES OF DODGE CITY, INC., a Kansas corporation, on behalf of said corporation, hereby certifies, pursuant to K.S.A. SECTION 17-6702 of the General Corporation Code of the State of Kansas, that the foregoing Agreement of Merger to which this Certificate is attached has been submitted to the sole stockholder of said corporation and, by unanimous written consent executed by said sole stockholder on ____________, 1994, in lieu of a special meeting of stockholders in accordance with the Bylaws of said corporation and the General Corporation Code of the State of Kansas, said sole stockholder duly considered, adopted, and approved said Agreement of Merger by voting all of the 5,254.50 shares of common stock, par value $1 per share, that were then issued and outstanding in favor thereof.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ___ day of ________, 1994.




                                ---------------------------------
                                ______________, Secretary

STATE OF KANSAS     )
                    ) ss:
FORD COUNTY         )


          BE IT REMEMBERED that on this ___ day of ________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________, Secretary of FIRST NATIONAL BANCSHARES OF DODGE CITY, INC., a Kansas corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and she duly executed the above and foregoing certificate before me and acknowledged the said certificate to be her act and deed and the act and deed of said corporation; that the facts stated therein are true; that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------


          The undersigned, ______________, Secretary of METRO BANCSHARES, INC., an Oklahoma corporation, on behalf of said corporation, hereby certifies, pursuant to the General Corporation Act of the State of Oklahoma, that the foregoing Agreement of Merger to which this Certificate is attached has been submitted to the stockholders of said corporation at a special meeting thereof, duly called and held in accordance with the Bylaws of said corporation and the General Corporation Act of the State of Oklahoma, on the ____ day of _______, 1994, and at said meeting said agreement was duly considered, adopted, and approved by the holders of a majority of each class of capital stock entitled to vote thereon pursuant to a vote by ballot in person or by proxy taken for the adoption or rejection of said Agreement of Merger, and the votes of the stockholders of said corporation representing _________ shares of Common Stock, being _____% of the issued and outstanding Common Stock of said corporation and _____ shares of Preferred Stock, being ___% of the issued and outstanding Preferred Stock, entitled to vote were for the approval and adoption of said agreement and voted therefor.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ____ day of ________, 1994.




                                ---------------------------------
                                ______________, Secretary



STATE OF OKLAHOMA   )
                    ) ss:
TULSA COUNTY        )


          BE IT REMEMBERED that on this ____ day of ________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________, Secretary of METRO BANCSHARES, INC., an Oklahoma corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and she duly executed the above and foregoing certificate before me and acknowledged the said certificate to be her act and deed and the act and deed of said corporation; that the facts stated therein are true;
that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                --------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------


          The undersigned, John C. Maloney, Secretary of Fourth Financial Corporation, a Kansas corporation, on behalf of said corporation, hereby certifies, in accordance with K.S.A. Section 17-6702(e)
and pursuant to K.S.A. Section 17-6701(f) of the General Corporation Code of the State of Kansas, that the foregoing Agreement of Merger to which this Certificate is attached has been duly approved by the board of directors of Fourth Financial Corporation and has been duly adopted pursuant to Subsection (f) of said K.S.A. Section 17-6701 in that
(i) the
foregoing Agreement of Merger does not amend in any respect the Articles of Incorporation of Fourth Financial Corporation; (ii) each share of stock of Fourth Financial Corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) the authorized unissued shares or the treasury shares of common stock of Fourth Financial Corporation to be issued or delivered under the foregoing Agreement of Merger do not exceed 20% of the shares of common stock of Fourth Financial Corporation outstanding immediately prior to the effective date of the merger.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ___ day of ___, 1994.



                                _______________________________
                                John C. Maloney, Secretary



STATE OF KANSAS     )
                    ) ss:
SEDGWICK COUNTY     )


          BE IT REMEMBERED that on this ____ day of _______, 1993, personally came before me, a Notary Public, in and for the county and state aforesaid, John C. Maloney, Secretary of FOURTH FINANCIAL CORPORATION, a Kansas corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and he duly executed the above and foregoing certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the facts stated therein are true; that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public
My Appointment Expires:



- ----------------------

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:


          Pursuant to Section 1082 of the Oklahoma General Corporation Act, Metro Bancshares, Inc., an Oklahoma Corporation, was merged into Fourth Financial Corporation, a Kansas corporation and the surviving corporation. Fourth Financial Corporation agrees that it may be served with process in Oklahoma in any proceeding for the enforcement of any obligation of Metro Bancshares, Inc., as well as for enforcement of any obligation of Fourth Financial Corporation arising from the aforementioned merger, including any suit or other proceeding to enforce the right of stockholders as determined in appraisal proceedings pursuant to the provisions of
Section 1091 of the Oklahoma General Corporation Act, and hereby irrevocably appoints the Secretary of State of the State of Oklahoma as its agent to accept service of process in any such suit or other proceedings.


          The Secretary of State of the State of Oklahoma shall mail any such service of process to the following address:

                  FOURTH FINANCIAL CORPORATION
                         100 N. Broadway
                      Wichita, Kansas 67202


          IN WITNESS WHEREOF, Fourth Financial Corporation has caused these presents to be executed by its Chairman of the Board and Secretary on this ____ day of ________, 1994.



                                FOURTH FINANCIAL CORPORATION



                                By
                                  -------------------------------
                                  Darrell G. Knudson
                                  Chairman of the Board

ATTEST:


By
  -------------------------------
  John C. Maloney, Secretary


STATE OF KANSAS     )
                    )  ss:
SEDGWICK COUNTY     )


          BE IT REMEMBERED that on this ____ day of ________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, Darrell G. Knudson and John C. Maloney, Chairman of the Board and Secretary, respectively, of FOURTH FINANCIAL CORPORATION, a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing agreement before me and acknowledged the said agreement to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing agreement is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said agreement, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




                                ---------------------------------
                                Notary Public

My Appointment Expires:


_________________________













                           EXHIBIT "E"



               CONSULTING AND MARKETING AGREEMENT



          THIS AGREEMENT, made and entered into on the __ day of ______, 1994, by and between FIRST NATIONAL BANK AND TRUST COMPANY IN DODGE CITY, a national banking association, with its principal place of business at Dodge City, Kansas ("Bank"); FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth Financial"); and JOHN V. HARDING, hereinafter referred to as "Executive".


          W I T N E S S E T H:   That,
          - - - - - - - - - -

          WHEREAS, Fourth Financial, First Dodge City Bancshares, Inc. ("First Dodge"), First National Bancshares of Dodge City, Inc., Metro Bancshares, Inc., Metro Bank of Broken Arrow ("Metro Bank"), Bank, and the stockholders of First Dodge have heretofore entered into an Agreement and Plan of Reorganization, dated as of February 2, 1994 (the "Agreement"); and


          WHEREAS, the Agreement provides for the execution and delivery of this Agreement; and


          WHEREAS, upon consummation of the transactions contemplated by the Agreement, the Bank will be merged into a wholly owned subsidiary of Fourth Financial, BANK IV Kansas, National Association ("BANK IV"), who will succeed to this Agreement;


          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties agree as follows:


          1. Resignations. Executive hereby resigns all directorships and all offices he holds with First Dodge and with any of its subsidiaries, such resignations to be effective at the Effective Time as such term is defined in the Agreement (the
"Effective Time").


          2. Service as Advisory Director of BANK IV. Executive hereby agrees to serve as an advisory director of the Dodge City, Kansas market-based bank of BANK IV at the pleasure of the Board of Directors of BANK IV. It is recognized that Executive's travel schedule may prevent his regular attendance at meetings.


          3. Consulting and Marketing Agreement. (a) Executive is hereby retained as an independent consultant for a five-year period commencing at the Effective Time and ending five years thereafter. His duties shall consist of: (i) giving such advice and assistance to management of BANK IV as may reasonably be requested from time to time; (ii) assisting BANK IV in retaining the customers and goodwill of the Bank; (iii) upon request of BANK IV devoting at least 15 consecutive days per calendar quarter on developing new business for BANK IV's commercial loan and trust department; and (iv) being involved in economic development activities in the communities of Broken Arrow or Dodge City. It is expressly understood that, while Executive is expected to devote substantial time to performing his duties hereunder, he is not expected or required to keep regular hours or work full-time.

          (b) For all services rendered under this Paragraph 3, Executive shall receive compensation of $155,000 per year. Such compensation shall be payable in equal quarterly payments payable on the first business day of each calendar quarter. Executive will not be an employee of BANK IV and shall not be eligible to participate in any of its health insurance, life insurance, retirement, savings, stock option, or other employee benefit programs.

          (c) The provisions of this Paragraph 3 may only be terminated by BANK IV in the event of material, intentional breach by Executive of his duties hereunder after giving Executive written notice and at least 30 days to cure any default that can be cured by performance.

          (d) If Executive dies during the term hereof, BANK IV's payment obligations under this Agreement shall terminate as of the end of the month in which such death occurs.


          4. Automobile. At the Effective Time, BANK IV shall transfer to Executive the Cadillac automobile currently being furnished to him by the Bank.

          5. Relationship of Confidence and Trust. Executive acknowledges that during his term of employment by the Bank and First Dodge he has acquired valuable and confidential information, trade secrets, and relationships with respect to the Bank's and Metro Bank's successful business practices and operations, including, by way of illustration and not of limitation, knowledge of the Bank's and Metro Bank's customers, prices, selling techniques, costs, and future plans (collectively "Proprietary Information"). In addition Executive has developed and maintained on behalf of the Bank and Metro Bank a personal acquaintance with various persons, including, but not limited to, customers and suppliers, which acquaintances may constitute the Bank's or Metro Bank's only contact with such persons. As a consequence of the foregoing, Executive occupies a position of trust and confidence with respect to the Bank's and Metro Bank's affairs. In view of the foregoing and in consideration of the consideration paid to him, Executive agrees that it is reasonable and necessary for the protection of the goodwill and business of the Bank, BANK IV, and BANK IV Oklahoma, National Association ("BANK IV Oklahoma") (collectively the "Banks"), that he make the covenants contained in Paragraphs 6 and 7 regarding his conduct, and that the Banks will suffer irreparable injury if he engages in conduct prohibited thereby. The covenants contained in Paragraphs 6 and 7 shall each be construed to be a separate agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Executive against Fourth Financial or any of the Banks, predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Banks of any of said covenants. The covenants contained in Paragraphs 6 and 7 shall survive the termination of this Agreement for any reason.


          6. Disclosure of Proprietary Information. Executive recognizes and acknowledges that the Proprietary Information and all other information as to the business affairs of the Banks not generally known to the public, as the same may exist from time to time, are confidential information and are valuable, special, and unique assets of the Banks' businesses. Executive therefore agrees that he will never disclose any of the Proprietary Information, or any other information as to the business affairs of either of the Banks to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever except as he may be compelled to do by legal process. In the event of a breach or threatened breach by Executive of the provisions of this paragraph, the Banks, or either of them, shall each be entitled to injunctive or other equitable relief enjoining and restraining him from disclosing, in whole or in part, any such Proprietary Information. Nothing herein shall be construed as prohibiting the Banks from pursuing any other remedies available to either of them for such breach or threatened breach.


          7. Restrictive Covenant. For a five-year period commencing at the Effective Time and ending on the date of the termination of this Agreement, Executive will not, within Tulsa or Wagoner Counties in Oklahoma, or within 100 miles of Dodge City, Kansas without the prior written consent of BANK IV or BANK IV Oklahoma, as the case may be, directly or indirectly, own, manage, operate, consult with, be employed by, or be connected with the ownership, management, operation, or control of any business engaged in the business of commercial banking, of making consumer or commercial loans (other than credit sales), of accepting deposits, or providing trust services; provided, nothing contained in this sentence shall prohibit Executive from owning not more than 5% of the outstanding voting stock of any corporation or bank whose securities are publicly traded. Executive agrees that, in addition to all other remedies otherwise available to each of the Banks, each of the Banks shall each have the right to injunctive relief to restrain and enjoin any actual or threatened breaches of this provision and that if in any litigation that might arise over the provisions contained in this paragraph a court should determine that the restrictions contained in this paragraph are too broad, or too long in duration, or too broad in geographic scope to be enforceable in equity, such provisions as such court might find unenforceable are amended only so much as shall be necessary in order for the restrictions contained herein to be enforceable and, as so amended, shall be enforced by such court.


          8. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail to his or her last known residence in the case of Executive, or to its principal office in the case of BANK IV or BANK IV Oklahoma.


          9. Waiver of Breach. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.


          10. Assignment. The rights and obligations of BANK IV and BANK IV Oklahoma under this Agreement shall inure to the benefit of, and shall be binding upon, BANK IV, BANK IV Oklahoma, and their respective successors and assigns. Executive shall not have the right to assign any of the rights or obligations contained in this Agreement.


          11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an origi-nal, but which together shall constitute but one agreement.


          12. Captions. Captions used in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement nor used in the construction of its meaning.


          13. Savings Clause. If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable and any limitations on the scope or duration of any such provision shall be deemed to be a part hereof.

No invalidity or unenforceability shall affect any other provision of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                FOURTH FINANCIAL CORPORATION


                                By___________________________
                                Its__________________________

                                      "Fourth Financial"







                     [signatures continued]


                                FIRST NATIONAL BANK AND TRUST
                                COMPANY IN DODGE CITY


                                By____________________________
                                Its___________________________

                                            "Bank"



                                ______________________________
                                   John V. Harding

                                          "Executive"






                            EXHIBIT "G"







                      AFFILIATE'S AGREEMENT
                      ---------------------





    THIS AGREEMENT, made and entered into as of the ______ day of ____________, 1994, by and between __________________________
(hereinafter referred to as "Affiliate"), and FOURTH FINANCIAL CORPORATION, a Kansas corporation (hereinafter referred to as "Fourth").


    W I T N E S S E T H:  That;
    - - - - - - - - - -

    WHEREAS, Fourth, First Dodge City Bancshares, Inc. ("First Dodge"), First National Bancshares of Dodge City, Inc. ("FNB"), and Metro Bancshares, Inc. ("MBI") are parties to an Agreement and Plan of Reorganization, dated as of February 2, 1994 (the "Agreement"), which provides for, subject to various terms and conditions, the merger of First Dodge, FNB, and MBI into Fourth (the "Fourth Merger"), the merger of First National Bank and Trust Company in Dodge City ("First National") into BANK IV Kansas, National Association (the "BANK IV Kansas Merger"), and the merger of Metro Bank of Broken Arrow into BANK IV Oklahoma, National Association (the "BANK IV Oklahoma Merger") (the Fourth Merger, the BANK IV Kansas Merger, and the BANK IV Oklahoma Merger being collectively referred to herein as the "Mergers"); and


    WHEREAS, Section 5.1.j of the Agreement provides that a condition to Fourth's obligation to effect the Mergers is the execution and delivery by each "affiliate" of First Dodge, MBI, and First National, as such term is defined in the Agreement (an "Affiliate"), of an agreement concerning the shares of common stock, par value $5 per share, of Fourth ("Fourth Stock") to be received by such Affiliate in the Mergers; and


    WHEREAS, the parties desire to effect the Mergers and it is in the best interests of the undersigned that the Mergers be effected;


    NOW, THEREFORE, in consideration of the premises and the issuance of Fourth Stock to the undersigned in the Mergers, and in order to induce First Dodge, MBI, and First National and Fourth to effect the Mergers, the undersigned hereby agree as follows:


    1.    Securities Act Restriction on Transfer and Sale.
Affiliate hereby agrees not to sell, pledge, offer to sell, transfer, assign, or otherwise dispose of any of the shares of Fourth Stock issued to Affiliate in the Mergers in violation of the Securities Act of 1933, as amended.


    2. Pooling of Interests Restriction on Transfer and Sale. Affiliate hereby agrees not to sell, pledge, offer to sell, transfer, assign, or otherwise dispose of any shares of Fourth Stock to be received by Affiliate in the Mergers or in any other way reduce Affiliate's risk relative to such shares (within the meaning of Accounting Series Release No. 130) until such time as financial results covering at least 30 days following the Mergers have been published.


    3. Restrictive Legend. Affiliate hereby acknowledges and agrees that all certificates evidencing Fourth Stock to be issued to Affiliate pursuant to the Mergers shall be subject to stop transfer orders and shall bear a restrictive legend substantially in the following form:

    The shares of common stock represented by this certificate have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. Such shares may not be sold, pledged, transferred, or assigned, and the issuer shall not be required to give effect to any attempted sale, pledge, transfer, or assignment, except (i) pursuant to a then current effective registration under the Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the reasonable opinion of its counsel, received reasonably satisfactory evidence of compliance under Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the Act.

    Transfer of the shares represented by this certificate is further restricted by an Affiliate's Agreement dated as of ____________________, 1994, between the issuer and the registered holder to which reference is hereby made.


    4. Miscellaneous. This Affiliate's Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and may not be amended or modified except by written instrument duly executed by the parties hereto. This Affiliate's Agreement shall be governed by the laws of the State of Kansas and shall be construed in accordance therewith. This Affiliate's Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, devisees, successors, trustees, and assigns of the parties hereto.


    IN WITNESS WHEREOF, the parties hereto have executed this Affiliate's Agreement as of the date first above written.



                    FOURTH FINANCIAL CORPORATION



                    By________________________________
                      Darrell G. Knudson, Chairman of
                      the Board


                               "Fourth"



                    _________________________________


                               "Affiliate"


















                            ANNEX II



Section 1091 of the Oklahoma General Corporation Act


     1091 APPRAISAL RIGHTS. - A. Any shareholder of a corporation of this state who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection D of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection D of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to the provisions of Section 1073 of this title shall be entitled to an appraisal by the district court of the fair value of his shares of stock under the circumstances described in subsections B and C of this section. As used in this section, the word "shareholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation. The provisions of this subsection shall be effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after November 1, 1988.

     B.   1.   Except as otherwise provided for in this
subsection, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation or of the acquired corporation in a share acquisition, to be effected pursuant to the provisions of Sections 1081, 1082, 1086, 1087, or 1091.1 of this title or
Section 12 of this act.

     2.   a.   No appraisal rights under this section shall be
available for the shares of any class or series of stock which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either:

          (1)  listed on a national securities exchange; or

          (2) held of record by more than two thousand shareholders.

     b. In addition, no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided for in subsection F of Section 1081 of this title.

     3. Notwithstanding the provisions of paragraph 2 of this subsection, appraisal rights provided for in this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to the provisions of Sections 1081, 1082, 1086 or 1087 of this title to accept for such stock anything except:

     a. shares of stock of the corporation surviving or resulting from such merger or consolidation; or

     b. shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than two thousand shareholders; or

     c. cash in lieu of fractional shares of the corporations described in subparagraphs a and b of this paragraph; or

     d. any combination of the shares of stock and cash in-lieu of the fractional shares described in subparagraphs a, b and c of this paragraph.

     4. In the event all of the stock of a subsidiary Oklahoma corporation party to a merger effected pursuant to the provisions of Section 1083 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Oklahoma corporation.

     C. Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections D and E of this section, shall apply as nearly as is practicable.

     D.   Appraisal rights shall be perfected as follows:

     1. If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its shareholders entitled to such appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each shareholder electing to demand the appraisal of the shares of the shareholder shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of the shares of the shareholder. Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of the shares of the shareholder. A proxy or vote against the merger or consolidation shall not constitute such a demand. As shareholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation as of the date that the merger or consolidation has become effective; or

     2. If the merger or consolidation was approved pursuant to the provisions of Section 1073 or 1083 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within ten (10) days thereafter, shall notify each of the shareholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the shareholder at the address of the shareholder as it appears on the records of the corporation. Any shareholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of the shares of the shareholder. Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends to demand the appraisal of the shares of the shareholder.

     E. Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with the provisions of subsections A and D of this section and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders. Provided, however, at any time within sixty (60) days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw the demand of the shareholder for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty (120) days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections A and D of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the shareholder within ten (10) days after the shareholder's written request for such a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal pursuant to the provisions of subsection D of this section, whichever is later.

     F. Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which, within twenty (20) days after such service, shall file in the office of the court clerk of the district court in which the petition was filed a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma, or such publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

     G. At the hearing on such petition, the court shall determine the shareholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The court may require the shareholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the court may dismiss the proceedings as to such shareholder.

     H. After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to the provisions of subsection F of this section and who has submitted the certificates of stock of the shareholder to the court clerk, if such is required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights pursuant to the provisions of this section.

     I. The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be so made to each such shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The court's decree may be enforced as other decrees in the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state.

     J. The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     K. From and after the effective date of the merger or consolidation, no shareholder who has demanded the appraisal rights of the shareholder as provided for in subsection D of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided for in subsection E of this section, or if such shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder's demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided for in subsection E of this section or thereafter with the written approval of the corporation, then the right of such shareholder to an appraisal shall cease. Provided, however, no appraisal proceeding in the district court shall be dismissed as to any shareholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

     L. The shares of the surviving or resulting corporation into which the shares of such objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.


                            ANNEX III


                            12 U.S.C.





Section 215a. Merger of national banks or State banks into national banks


(b)       Dissenting shareholders

          If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.


(c)       Valuation of shares

          The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of
(1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash;
(2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.


(d)       Application to shareholders of merging associations:
          appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law

          If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.
















                                          PART II

                           INFORMATION NOT REQUIRED IN PROSPECTUS

        Item 20.  Indemnification of Directors and Officers.
                  -----------------------------------------
        Section 8.01 of Registrant's Bylaws provides as follows:

                To the fullest extent permissible under the Kansas General Corporation Code or the indemnification provisions of any successor statute, the Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of the Corporation or of a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, and (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, or employee of the Corporation or of a subsidiary of the Corporation or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Corporation may, but shall not be required to, purchase liability insurance indemnifying the directors, officers, and employees of the Corporation and its subsidiaries.

        Kansas Statutes Annotated Section 17-6305 provides as follows:

            (a) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

            (b) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

            (d) Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefits plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Pursuant to a policy of directors' and officers' liability insurance having limits of $15,000,000, the directors and officers of the Registrant are insured, subject to the limits, retention, exceptions, and other terms and conditions of the policy, against liability for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their capacities as directors or officers of the Registrant.


        Item 21.  Exhibits and Financial Statement Schedules.
                  ------------------------------------------
        (a)  Exhibits:

                2.1 Agreement and Plan of Reorganization, dated as of February 2, 1994, among Fourth Financial Corporation, First Dodge City Bancshares, Inc., First National Bancshares of Dodge City, Inc., Metro Bancshares, Inc., Metro Bank of Broken Arrow, First National Bank and Trust Company in Dodge City, and the stockholders of First Dodge City Bancshares, Inc. and exhibits thereto (Exhibit 10.13 to Form 10-K for the year ended December 31, 1993).*

                4.1 Restated Articles of Incorporation of Fourth Financial Corporation, dated August 10, 1992 (Exhibit 3.01 to Form 10-Q for quarter ended June 30, 1992).*

                4.2 Bylaws (Exhibit 3.05 to Form 10-K for the year ended December 31, 1993).*

                5.1     Opinion of Foulston & Siefkin.

                8.1 Income Tax Opinion of Mangan, Dalton, Trenkle, Rebein & Doll Chartered.

                13.1 Annual Report of Fourth Financial Corporation on Form 10-K for fiscal year ended December 31, 1993.*

                23.1 See page II-9 of this Registration Statement for the consent of Ernst & Young.

                23.2 See page II-10 of this Registration Statement for the consent of Arthur Andersen & Co.

                23.3 See page II-11 of this Registration Statement for the consent of Sartain Fischbein & Co.

                23.4 See page II-12 of this Registration Statement for the consent of GRA, Thompson, White & Co., P.A.

                23.5 See page II-13 of this Registration Statement for the consent of Grant Thornton.

                23.6 See page II-14 of this Registration Statement for the consent of Deloitte & Touche.

                23.7 See page II-15 of this Registration Statement for the consent of Smoll, Banning & Neier, Chartered.

                23.8 See page II-16 of this Registration Statement for the consent of Baird, Kurtz & Dobson.

                23.9 The consent of Foulston & Siefkin is included in their opinion filed as Exhibit 5.1 hereto.

                23.10 The consent of Mangan, Dalton, Trenkle, Rebein & Doll Chartered is included in their opinion filed as
                        Exhibit 8.1 hereto.

                24.1    Power of Attorney (included on signature page).

                99.1    Form of Proxy to be used at First Dodge Special
                        Meeting.

                99.2    Form of Proxy to be used at MBI Special Meeting.

                99.3    Form of Proxy to be used at First National Special
                        Meeting.

                99.4    Form of Affiliate's Agreement (Exhibit "G" to
                        Exhibit 10.13 to Form 10-K for the year ended December 31, 1993).*

__________________________
* Previously filed with Securities and Exchange Commission and incorporated herein by reference.

        (b)  Financial Statement Schedules:

                NONE



        Item 22.  Undertakings.
                  ------------
        1. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        6. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        7. The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph 6 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                         SIGNATURES



        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on May 3, 1994.



                                            Fourth Financial Corporation



                                            By /s/Darrell G. Knudson
                                               ---------------------------
                                               Darrell G. Knudson
                                               Chairman of the Board










                                      POWER OF ATTORNEY
                                      -----------------

        Each person whose signature appears below hereby constitutes and appoints Darrell G. Knudson, William J. Rainey, and Michael J. Shonka, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                      Title                          Date
- ------------------------------------------------------------------------------




/s/ Darrell G. Knudson
- -----------------------------  Chairman of the Board
Darrell G. Knudson             (Principal Executive Officer
                               of the Issuer)                 May 3, 1994


/s/ Michael J. Shonka
- -----------------------------  Senior Vice President
Michael J. Shonka              (Principal Financial Officer)  May 3, 1994


/s/ Barbara M. Noyes
- ----------------------------   Vice President and Controller
Barbara M. Noyes               (Principal Accounting Officer) May 3, 1994



- ----------------------------   Director                       May __, 1994
Lionel D. Alford


/s/ Thomas R Clevenger
- ----------------------------   Director                       May 3, 1994
Thomas R. Clevenger


/s/ Jordan L. Haines
- ----------------------------   Director                       May 3, 1994
Jordan L. Haines



- ----------------------------   Director                       May __, 1994
Lawrence M. Jones



- ----------------------------   Director                       May __, 1994
Joseph M. Klein


/s/ Darrell G. Knudson
- ----------------------------   Director                       May 3, 1994
Darrell G. Knudson



- ----------------------------   Director                       May __, 1994
Fred L. Merrill, Sr.


/s/ Russell W. Meyer, Jr.
- ----------------------------    Director                      May 3, 1994
Russell W. Meyer, Jr.



- ----------------------------    Director                      May __, 1994
Laird G. Noller


/s/ Patrick E. O'Shaughnessy
- ----------------------------    Director                      May 3, 1994
Patrick E. O'Shaughnessy


/s/ Robert F. Vickers
- ----------------------------    Director                      May 3, 1994
Robert F. Vickers


/s/ Ken Wagnon
- ----------------------------    Director                      May 3, 1994
Ken Wagnon














                                     CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Fourth Financial Corporation for the registration of 662,220 shares of its common stock and to the incorporation by reference therein of our report dated January 20, 1994, with respect to the consolidated financial statements of Fourth Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                              /s/ ERNST & YOUNG

                                                                  ERNST & YOUNG



Wichita, Kansas

May 3, 1994



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports (and to all reference to our Firm) included in or made part in this registration statement.






                                    /s/ Arthur Andersen & Co.

                                    ARTHUR ANDERSEN & CO.














Tulsa, Oklahoma
May 2, 1994





                     CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this registration statement of our report dated February 19, 1993, with respect to the consolidated financial statements of Commercial Landmark Corporation included in Fourth Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, and to the use of our name as it appears under the caption "Experts".






                                    /s/ Sartain Fischbein & Co.

                                    SARTAIN FISCHBEIN & CO.

May 2, 1994


                     CONSENT OF INDEPENDENT AUDITORS




We consent to the reference of our firm under the heading "Experts" in the Registration Statement (Form S-4) and related Prospectus of Fourth Financial Corporation for the registration of up to 662,220 shares of its common stock. We also consent to the incorporation by reference of our report dated September 16, 1993, with respect to the consolidated financial statements of Ponca Bancshares, Inc. and Subsidiary included in Fourth Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.





/s/ GRA, Thompson, White & Co., P.A.

GRA, THOMPSON, WHITE & CO., P.A.


Merriam, Kansas
May 2, 1994




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our report dated January 23, 1992 with respect to the consolidated financial statements, not appearing therein, of United Bank of Kansas, Inc. and Subsidiary included in Fourth Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 which is incorporated by reference in this Registration Statement (Form S-4) and related Prospectus. We consent to the incorporation by reference in the Registration Statement and related Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts".



                                                /s/ Grant Thornton

                                                GRANT THORNTON


Wichita, Kansas
May 3, 1994




                      INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Fourth Financial Corporation on Form S-4 of our report on the financial statements of KNB Bancshares, Inc. and Subsidiaries for the year ended December 31, 1991, dated February 7, 1992, appearing in the Annual Report on Form 10-K of Fourth Financial Corporation for the year ended December 31, 1993, and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.





/s/ Deloitte & Touche

DELOITTE & TOUCHE


Kansas City, Missouri
May 2, 1994




                   CONSENT OF INDEPENDENT AUDITORS



      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Fourth Financial Corporation for the registration of 590,711 shares of its common stock and to the incorporation by reference therein of our reports, dated as indicated below, with respect to the consolidated financial statements of:


           Entity                             Report dated
- ------------------------------      -----------------------------------

First Dodge City Bancshares,        January 21, 1994, except for
Inc.                                Note 15, as to which the date is
                                    February 25, 1994, and except for
                                    the compiled financial statements
                                    referred to in this report, as to
                                    which the date is March 30, 1994

Metro Bancshares, Inc.              January 21, 1994, except for Note
                                    14, as to which the date is
                                    february 25, 1994, and except for
                                    the compiled financial statements
                                    referred to in this report, as to
                                    which the date is March 30, 1994

First National Bank and Trust       January 21, 1994, except for Note
Company in Dodge City               13, as to which the date is
                                    February 25, 1994



                                 /s/ Smoll, Banning and Neier, Chtd.




Dodge City, Kansas

May 3, 1994


                    INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Great Southern Bancorp, Inc.

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 6, 1993, with respect to the consolidated financial statements of GREAT SOUTHERN BANCORP, INC. included in the Prospectus and Registration Statement (Form S-4) of Fourth Financial Corporation for the registration of 662,220 shares of its common stock.

      We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ BAIRD, KURTZ & DOBSON

BAIRD, KURTZ & DOBSON

Springfield, Missouri
May 2, 1994











                                          EXHIBIT INDEX

(CAPTION>
Exhibit                                                                                             Page
No.                             Description                                                         No.
- -------                         -----------                                                         -----


2.1   Agreement and Plan of Reorganization, dated as of February 2, 1994, among Fourth
      Financial Corporation, First Dodge City Bancshares, Inc., First National Bancshares
      of Dodge City, Inc., Metro Bancshares, Inc., Metro Bank of Broken Arrow, First
      National Bank and Trust Company in Dodge City, and the stockholders of First Dodge
      City Bancshares, Inc. and exhibits thereto (Exhibit 10.13 to Form 10-K for the year ended December 31, 1993).*

4.1   Restated Articles of Incorporation of Fourth Financial Corporation, dated August
      10, 1992 (Exhibit 3.01 to Form 10-Q for quarter ended June 30, 1992).*

4.2   Bylaws (Exhibit 3.05 to Form 10-K for the year ended December 31, 1993).*

5.1   Opinion of Foulston & Siefkin.

8.1   Income Tax Opinion of Mangan, Dalton, Trenkle, Rebein & Doll Chartered.

13.1  Annual Report of Fourth Financial Corporation on Form 10-K for fiscal year ended
      December 31, 1993.*

23.1  See page II-9 of this Registration Statement for the consent of Ernst & Young.

23.2  See page II-10 of this Registration Statement for the consent of Arthur Andersen
      & Co.

23.3  See page II-11 of this Registration Statement for the consent of Sartain Fischbein
      & Co.

23.4  See page II-12 of this Registration Statement for the consent of GRA, Thompson,
      White & Co., P.A.

23.5  See page II-13 of this Registration Statement for the consent of Grant Thornton.

23.6  See page II-14 of this Registration Statement for the consent of Deloitte & Touche.

23.7  See page II-15 of this Registration Statement for the consent of Smoll, Banning &
      Neier, Chartered.

23.8  See page II-16 of this Registration Statement for the consent of Baird, Kurtz &
      Dobson.

23.9  The consent of Foulston & Siefkin is included in their opinion filed as Exhibit 5.1 hereto.

23.10 The consent of Mangan, Dalton, Trenkle, Rebein & Doll Chartered is included in their opinion filed as Exhibit 8.1 hereto.

24.1  Power of Attorney (included on signature page).

99.1  Form of Proxy to be used at First Dodge Special Meeting.

99.2  Form of Proxy to be used at MBI Special Meeting.

99.3  Form of Proxy to be used at First National Special Meeting.

99.4  Form of Affiliate's Agreement (Exhibit "G" to Exhibit 10.13 to Form 10-K for the
      year ended December 31, 1993).*


__________________________
* Previously filed with Securities and Exchange Commission and incorporated herein by reference.

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